    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 1995

                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           KIMBERLY-CLARK CORPORATION
             (Exact name of Registrant as specified in its charter)
                             ---------------------

             DELAWARE                            2621                           39-0394230
   (State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
of incorporation or organization)    Classification Code Number)           Identification No.)

                                P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (214) 830-1200
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                               O. GEORGE EVERBACH
              SENIOR VICE PRESIDENT -- LAW AND GOVERNMENT AFFAIRS
                                P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (214) 281-1200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   Copies to:

           JOSEPH S. EHRMAN, ESQ.                            BLAINE V. FOGG, ESQ.
               SIDLEY & AUSTIN                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM
          ONE FIRST NATIONAL PLAZA                             919 THIRD AVENUE
           CHICAGO, ILLINOIS 60603                         NEW YORK, NEW YORK 10022

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement which relates to the merger (the "Merger") of Rifle Merger Co., a wholly-owned subsidiary of Kimberly-Clark Corporation, with and into Scott Paper Company pursuant to the Merger Agreement described herein.
                             ---------------------
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                                           PROPOSED         PROPOSED
                                                           MAXIMUM          MAXIMUM
TITLE OF EACH CLASS OF               AMOUNT TO BE       OFFERING PRICE     AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED           REGISTERED          PER SHARE      OFFERING PRICE   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, $1.25 par value...  126,426,143 shares(1)       N.A.     $8,669,821,965(2)   $2,989,594(3)
-----------------------------------------------------------------------------------------------------------
Preferred Stock Purchase
  Rights........................   126,426,143 rights        (4)              (4)               (4)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) Based on the maximum number of shares of Kimberly-Clark Common Stock: (i) constituting the Share Issuance (as defined herein) assuming the exercise of all currently outstanding options to purchase Scott Common Shares and (ii) issuable pursuant to certain exchange agreements to be entered into as contemplated by Sections 5.8(b) and 5.8(c) of the Merger Agreement.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and computed pursuant to Rule 457(f) under the Securities Act by multiplying $53.50, the average of the high and low sales prices of Scott Common Shares on November 3, 1995, as reported in the consolidated reporting system, by 162,052,747, the number of Scott Common Shares outstanding at the close of business on November 3, 1995, assuming the exercise of all then outstanding options to purchase Scott Common Shares.

(3) Pursuant to Rule 457(b) under the Securities Act, $1,515,962 of the registration fee was paid on August 31, 1995 in connection with the filing of preliminary joint proxy materials.

(4) The Preferred Stock Purchase Rights of Kimberly-Clark initially are attached to and trade with the shares of Kimberly-Clark Common Stock being registered hereby. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of Kimberly-Clark Common Stock.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           KIMBERLY-CLARK CORPORATION

                             CROSS-REFERENCE TABLE

        CROSS REFERENCE SHEET BETWEEN ITEMS OF FORM S-4 AND JOINT PROXY
                              STATEMENT/PROSPECTUS
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K.

 ITEM                                                        CAPTION OR LOCATION IN
NUMBER               ITEM IN FORM S-4                   JOINT PROXY STATEMENT/PROSPECTUS
------   -----------------------------------------  -----------------------------------------
   1.    Forepart of Registration Statement and
           Outside Front Cover Page of
           Prospectus.............................  Facing Page, Cross Reference Table and
                                                      Outside Front Cover Page of Joint Proxy
                                                      Statement/Prospectus
   2.    Inside Front and Outside Back Cover Pages
           of Prospectus..........................  Table of Contents, "Available
                                                    Information" and "Incorporation of
                                                      Documents by Reference"
   3.    Risk Factors, Ratio of Earnings to Fixed
           Charges and Other Information..........  "Summary" and "Risk Factors"
   4.    Terms of the Transaction.................  "Summary," "The Merger," "Other Terms of
                                                      the Merger Agreement," "Description of
                                                      Kimberly-Clark Common Stock,"
                                                      "Comparison of Rights of Holders of
                                                      Kimberly-Clark Common Stock and Scott
                                                      Common Shares"
   5.    Pro Forma Financial Information..........  "Unaudited Pro Forma Combined Financial
                                                      Information"
   6.    Material Contacts with the Company Being
           Acquired...............................  "The Merger"
   7.    Additional Information Required for
           Reoffering by Persons and Parties
           Deemed to be Underwriters..............  Not Applicable
   8.    Interests of Named Experts and Counsel...  "Experts" and "Legal Opinions"
   9.    Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities............................  Not Applicable
  10.    Information with Respect to S-3
           Registrants............................  "Incorporation of Documents by Reference"
                                                      and "Business of Kimberly-Clark"
  11.    Incorporation of Certain Information by
           Reference..............................  "Incorporation of Documents by Reference"
  12.    Information with Respect to S-2 or S-3
           Registrants............................  Not Applicable
  13.    Incorporation of Certain Information by
           Reference..............................  Not Applicable
  14.    Information with Respect to Registrants
           Other Than S-3 or S-2 Registrants......  Not Applicable
  15.    Information with Respect to S-3
           Companies..............................  "Incorporation of Documents by Reference"
                                                      and "Business of Scott"
  16.    Information with Respect to S-2 or S-3
           Companies..............................  Not Applicable
  17.    Information with Respect to Companies
           Other Than S-3 or S-2 Companies........  Not Applicable
  18.    Information if Proxies, Consents or
           Authorizations Are to Be Solicited.....  "Incorporation of Documents by
                                                    Reference," "Summary," "Kimberly-Clark
                                                      Special Meeting," "Scott Special
                                                      Meeting" and "The Merger"
  19.    Information if Proxies, Consents or
           Authorizations Are Not to Be Solicited
           or in an Exchange Offer................  Not Applicable

LOGO                                                           November 8, 1995

                                                        Wayne R. Sanders
                                                        Chairman of the Board
                                                        and
                                                        Chief Executive Officer

TO OUR STOCKHOLDERS:

     On behalf of the Board of Directors and management of Kimberly-Clark Corporation ("Kimberly-Clark"), I cordially invite you to attend a Special Meeting of Stockholders (the "Special Meeting") to be held at Kimberly-Clark's World Headquarters, 351 Phelps Drive, Irving, Texas, on Tuesday, December 12, 1995, at 11:00 a.m., local time.

     At the Special Meeting, you will be asked to approve the issuance of shares of Common Stock of Kimberly-Clark ("Kimberly-Clark Common Stock") pursuant to:
(i) the Agreement and Plan of Merger dated as of July 16, 1995 (the "Merger Agreement") among Kimberly-Clark, Rifle Merger Co., a wholly-owned subsidiary of Kimberly-Clark ("Sub"), and Scott Paper Company ("Scott"); and (ii) certain of the ancillary agreements (the "Ancillary Agreements") referenced in the third recital clause of the Merger Agreement (collectively, the "Share Issuance"). The Merger Agreement provides for the merger (the "Merger") of Sub into Scott, with Scott surviving as a wholly-owned subsidiary of Kimberly-Clark. Subject to the terms and conditions of the Merger Agreement, each Common Share of Scott outstanding immediately prior to the effective time of the Merger (other than shares owned directly or indirectly by Kimberly-Clark or Scott, which will be cancelled) will be converted into 0.780 of a share of Kimberly-Clark Common Stock, including the corresponding percentage of a right to purchase shares of Series A Junior Participating Preferred Stock of Kimberly-Clark. Cash will be paid in lieu of any fractional share of Kimberly-Clark Common Stock. The Ancillary Agreements relate to compensation payments to and other arrangements with certain executive officers and directors of Scott.

     At the Special Meeting, you will also be asked to approve an Amendment to the Restated Certificate of Incorporation of Kimberly-Clark to increase the number of authorized shares of Kimberly-Clark Common Stock from 300,000,000 to 600,000,000 (the "Charter Amendment").

     THE BOARD OF DIRECTORS OF KIMBERLY-CLARK HAS UNANIMOUSLY DETERMINED THAT THE MERGER, THE SHARE ISSUANCE AND THE CHARTER AMENDMENT ARE ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF KIMBERLY-CLARK. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE SHARE ISSUANCE AND THE CHARTER AMENDMENT AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE SHARE ISSUANCE AND THE CHARTER AMENDMENT AT THE SPECIAL MEETING. APPROVAL OF THE CHARTER AMENDMENT IS NOT A CONDITION TO THE CONSUMMATION OF THE MERGER.

     The Merger, the Merger Agreement, the Share Issuance and the Charter Amendment are more fully described in the accompanying Joint Proxy Statement/Prospectus. We urge you to read this material carefully. If you have any questions regarding any of the foregoing, please call Georgeson & Company Inc., our proxy solicitation agent, toll free at (800) 223-2064 or collect at
(212) 440-9800.

     It is important that your shares of Kimberly-Clark Common Stock be represented at the Special Meeting regardless of the number of shares you hold. You are urged to specify your voting preferences by marking, dating and signing the enclosed proxy card and returning it in the enclosed business reply envelope. No postage is required if mailed in the United States. If you wish to vote in accordance with the Directors' recommendations, all you need do is date and sign the proxy card and return it in such envelope.

     PLEASE COMPLETE AND RETURN THE PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. If you do attend and wish to vote in person, you may revoke your proxy at that time.

     If you plan to attend the Special Meeting, please check the proxy card in the space provided. This will assist us in making preparations for the meeting, and will enable us to expedite your admittance. If your shares are not registered in your name and you would like to attend the Special Meeting, please ask the broker, trust company, bank or other nominee which holds such shares to provide you with evidence of your share ownership, which will enable you to gain admission to the Special Meeting.

                                            Sincerely,


                                            /s/ WAYNE R. SANDERS
                                            Wayne R. Sanders

                           KIMBERLY-CLARK CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                               DECEMBER 12, 1995

     A Special Meeting of Stockholders (the "Special Meeting") of Kimberly-Clark Corporation, a Delaware corporation ("Kimberly-Clark"), will be held at Kimberly-Clark's World Headquarters, 351 Phelps Drive, Irving, Texas, on Tuesday, December 12, 1995, at 11:00 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to approve the issuance of shares of Common Stock, $1.25 par value, of Kimberly-Clark ("Kimberly-Clark Common Stock"): (i) pursuant to the merger contemplated by, and in accordance with the terms of, the Agreement and Plan of Merger dated as of July 16, 1995 (the "Merger Agreement") among Kimberly-Clark, Rifle Merger Co., a Pennsylvania corporation and a wholly-owned subsidiary of Kimberly-Clark, and Scott Paper Company, a Pennsylvania corporation ("Scott"); and (ii) pursuant to certain of the ancillary agreements referenced in the third recital clause of the Merger Agreement (collectively, the "Share Issuance"); and

          2. To consider and vote upon a proposal to approve an Amendment to the Restated Certificate of Incorporation of Kimberly-Clark to increase the number of authorized shares of Kimberly-Clark Common Stock from 300,000,000 to 600,000,000 (the "Charter Amendment").

     A conformed copy of the Merger Agreement is attached to the accompanying Joint Proxy Statement/Prospectus as Annex I.

     Stockholders of record at the close of business on October 30, 1995 are entitled to receive notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Approval of the Share Issuance will require the affirmative vote of a majority of the votes cast on the Share Issuance, provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of Kimberly-Clark Common Stock entitled to vote thereon at the Special Meeting. Approval of the Charter Amendment will require the affirmative vote of a majority of the outstanding shares of Kimberly-Clark Common Stock entitled to vote thereon. APPROVAL OF THE CHARTER AMENDMENT IS NOT A CONDITION TO THE CONSUMMATION OF THE MERGER.

     It is important that your shares of Kimberly-Clark Common Stock be represented at the Special Meeting regardless of the number of shares you hold. You are urged to specify your voting preferences by marking, dating and signing the enclosed proxy card and returning it in the enclosed business reply envelope. No postage is required if mailed in the United States. If you wish to vote in accordance with the Directors' recommendations, all you need do is date and sign the proxy card and return it in such envelope.

     PLEASE COMPLETE AND RETURN THE PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. If you do attend and wish to vote in person, you may revoke your proxy at that time.

     The accompanying Joint Proxy Statement/Prospectus is also being used to solicit voting instructions for the shares of Kimberly-Clark Common Stock which are held by the trustee of Kimberly-Clark's Salaried and Hourly Employees Incentive Investment Plans for the benefit of the participants in such Plans. It is important that each participant mark, date and sign the voting instruction card which is enclosed with the Joint Proxy Statement/Prospectus and return it in the enclosed business reply envelope. No postage is required if mailed in the United States.

     In accordance with the General Corporation Law of the State of Delaware, a complete list of the holders of Kimberly-Clark Common Stock entitled to vote at the Special Meeting will be open to examination, during ordinary business hours at Kimberly-Clark's World Headquarters for 10 days preceding the Special Meeting, by any Kimberly-Clark stockholder for any purpose germane to the Special Meeting.

                                            By order of the Board of Directors.

                                            /s/ DONALD M. CROOK

                                            Donald M. Crook
                                            Vice President and Secretary

P. O. Box 619100
Dallas, Texas 75261-9100
November 8, 1995

                                                                            LOGO

                                                                November 8, 1995

Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of Scott Paper Company ("Scott") to be held at The Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida, on Tuesday, December 12, 1995, at 9:00 a.m., local time (the "Special Meeting").

     The purpose of the Special Meeting is to consider a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Rifle Merger Co., a wholly-owned subsidiary of Kimberly-Clark Corporation ("Kimberly-Clark"), will be merged (the "Merger") with and into Scott and, as a result, Scott will become a wholly-owned subsidiary of Kimberly-Clark.

     Subject to the terms and conditions of the Merger Agreement, each Common Share, without par value, of Scott outstanding immediately prior to the effective time of the Merger (other than shares owned directly or indirectly by Kimberly-Clark or Scott, which will be cancelled) will be converted into 0.780 of a share of Kimberly-Clark Common Stock, including the corresponding percentage of a right to purchase shares of Series A Junior Participating Preferred Stock of Kimberly-Clark. Cash will be paid in lieu of any fractional share of Kimberly-Clark Common Stock. In addition, Kimberly-Clark and Scott have entered into ancillary agreements with certain officers of Scott relating to compensation and severance payments and other arrangements, and certain officers and directors of Scott will also receive shares of Kimberly-Clark Common Stock and options to purchase shares of Kimberly-Clark Common Stock.

     Kimberly-Clark Common Stock is traded on the New York, Chicago and Pacific stock exchanges under the symbol "KMB." It is intended that Scott shareholders will not recognize gain or loss for federal income tax purposes to the extent Kimberly-Clark Common Stock is received in the Merger in exchange for Scott Common Shares, although the receipt of cash in lieu of fractional shares will be taxable.

     Your Board of Directors believes that a merger between Scott and Kimberly-Clark is in the best interest of the Scott shareholders. The Merger will result in a combined company with a greater sales volume and a wider range of products. The Merger will also present substantial opportunities for cost savings and synergies.

     Your Board has unanimously approved the Merger Agreement and recommends that you vote FOR approval. The Board has received a written opinion from Salomon Brothers Inc as to the fairness of the consideration to be received by Scott's shareholders from a financial point of view. You are encouraged to read the accompanying Joint Proxy Statement/Prospectus, which provides additional information regarding Kimberly-Clark, Scott and the Merger.

     Your vote is important, regardless of the number of shares you own. Approval of the Merger requires an affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Special Meeting. Accordingly, on behalf of your Board of Directors, I urge you to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. This will not prevent you from attending the Special Meeting or voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting. You may revoke your proxy at any time by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of Scott at Scott's main office prior to the Special Meeting or by attending the Special Meeting and voting in person.

     On behalf of the Board of Directors, I thank you for your support and urge you to vote FOR approval of the Merger Agreement.

                                            Sincerely,

                                            /s/ ALBERT J. DUNLAP
                                            Albert J. Dunlap
                                            Chairman and Chief Executive Officer

LOGO

                              SCOTT PAPER COMPANY
                      2650 NORTH MILITARY TRAIL, SUITE 300
                           BOCA RATON, FLORIDA 33431

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 12, 1995

                             ---------------------

TO THE SHAREHOLDERS OF
SCOTT PAPER COMPANY:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Scott Paper Company (the "Company") will be held on Tuesday, December 12, 1995, at 9:00 a.m., local time, at The Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida (the "Special Meeting"), for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Rifle Merger Co., a wholly-owned subsidiary of Kimberly-Clark Corporation ("Kimberly-Clark"), into the Company, pursuant to which (a) each outstanding Common Share of the Company (other than shares owned directly or indirectly by the Company or Kimberly-Clark) will be converted into 0.780 shares of Kimberly-Clark's Common Stock, including the corresponding percentage of a right to purchase shares of Series A Junior Participating Preferred Stock of Kimberly-Clark, and (b) the Company will become a wholly-owned subsidiary of Kimberly-Clark, all as more fully described in the accompanying Joint Proxy Statement/Prospectus.

          2. To transact such other business as may properly come before the Special Meeting or any one or more adjournments thereof.

     Only Shareholders of record at the close of business on October 27, 1995 are entitled to notice of the Special Meeting and to vote thereat and at any and all adjournments thereof.

     Your vote is important. Please complete the accompanying proxy and return it promptly in the addressed envelope enclosed.

                                            /s/ JOHN P. MURTAGH
                                            John P. Murtagh
                                            Secretary

November 8, 1995

    YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY.

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Special Meeting is required for approval and adoption of the Merger Agreement. Regardless of whether you plan to attend the Special Meeting, please sign, date and return the enclosed proxy in the envelope provided. Please do not send stock certificates at this time.

                           KIMBERLY-CLARK CORPORATION
                                      AND

                              SCOTT PAPER COMPANY
                             JOINT PROXY STATEMENT
                             ---------------------

                           KIMBERLY-CLARK CORPORATION
                                   PROSPECTUS
                             ---------------------

    This Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to the holders of Common Stock, $1.25 par value ("Kimberly-Clark Common Stock"), of Kimberly-Clark Corporation, a Delaware corporation ("Kimberly-Clark"), in connection with the solicitation of proxies by the Board of Directors of Kimberly-Clark (the "Kimberly-Clark Board") for use at a Special Meeting of Stockholders of Kimberly-Clark to be held at Kimberly-Clark's World Headquarters, 351 Phelps Drive, Irving, Texas, on Tuesday, December 12, 1995, at 11:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Kimberly-Clark Special Meeting").

    This Proxy Statement/Prospectus is also being furnished to the holders of Common Shares, without par value ("Scott Common Shares"), of Scott Paper Company, a Pennsylvania corporation ("Scott"), in connection with the solicitation of proxies by the Board of Directors of Scott (the "Scott Board") for use at a Special Meeting of Shareholders of Scott to be held at The Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida, on Tuesday, December 12, 1995, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Scott Special Meeting" and, together with the Kimberly-Clark Special Meeting, the "Special Meetings").

    This Proxy Statement/Prospectus relates to the Agreement and Plan of Merger dated as of July 16, 1995 (the "Merger Agreement") among Kimberly-Clark, Rifle Merger Co., a Pennsylvania corporation and a wholly-owned subsidiary of Kimberly-Clark ("Sub"), and Scott, which provides for the merger (the "Merger") of Sub with and into Scott, with Scott surviving as a wholly-owned subsidiary of Kimberly-Clark. Subject to the terms and conditions of the Merger Agreement, each Scott Common Share outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (other than shares owned directly or indirectly by Kimberly-Clark or Scott, which will be cancelled) will be converted into 0.780 (the "Conversion Number") of a share of Kimberly-Clark Common Stock, including the corresponding percentage of a right (collectively, the "Kimberly-Clark Rights") to purchase shares of Series A Junior Participating Preferred Stock, without par value ("Kimberly-Clark Series A Preferred Stock"), of Kimberly-Clark. Cash will be paid in lieu of any fractional share of Kimberly-Clark Common Stock.

    The consummation of the Merger is subject, among other things, to: (i) the approval of the issuance of Kimberly-Clark Common Stock pursuant to: (a) the Merger in accordance with the terms of the Merger Agreement and (b) certain of the ancillary agreements (the "Ancillary Agreements") referenced in the third recital clause of the Merger Agreement (collectively, the "Share Issuance") by the affirmative vote of a majority of the votes cast on the Share Issuance at the Kimberly-Clark Special Meeting, provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of Kimberly-Clark Common Stock entitled to vote thereon at the Kimberly-Clark Special Meeting; (ii) the approval and adoption of the Merger Agreement by a majority of the votes cast by the shareholders of Scott entitled to vote thereon at the Scott Special Meeting, provided that a quorum is present; and (iii) the receipt of certain regulatory approvals. SEE "RISK FACTORS" COMMENCING ON PAGE 16 FOR A DESCRIPTION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY STOCKHOLDERS BEFORE VOTING. A conformed copy of the Merger Agreement is attached hereto as Annex I.

    This Proxy Statement/Prospectus also constitutes the Prospectus of Kimberly-Clark filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Kimberly-Clark Common Stock constituting the Share Issuance, as well as the shares of Kimberly-Clark Common Stock issuable pursuant to certain exchange agreements to be entered into as contemplated by Sections 5.8(b) and 5.8(c) of the Merger Agreement, and the associated Kimberly-Clark Rights.

    In addition, this Proxy Statement/Prospectus relates to the proposal to approve an Amendment to the Restated Certificate of Incorporation of Kimberly-Clark to increase the number of authorized shares of Kimberly-Clark Common Stock from 300,000,000 to 600,000,000 (the "Charter Amendment"). Approval of the Charter Amendment will require the affirmative vote of a majority of the outstanding shares of Kimberly-Clark Common Stock entitled to vote thereon. APPROVAL OF THE CHARTER AMENDMENT IS NOT A CONDITION TO THE CONSUMMATION OF THE MERGER.

    Kimberly-Clark Common Stock is listed for trading under the symbol "KMB" on the New York Stock Exchange (the "NYSE" ), the Chicago Stock Exchange (the "CSE") and the Pacific Stock Exchange (the "PSE"). Scott Common Shares are listed for trading under the symbol "SPP" on the NYSE, the Philadelphia Stock Exchange and the PSE. On July 14, 1995, the last trading day prior to the execution of the Merger Agreement, the last reported sale price of Kimberly-Clark Common Stock and Scott Common Shares, as reported on the NYSE Composite Transactions Tape, was $58 5/8 per share and $49 1/8 per share, respectively. On November 7, 1995, the last trading day prior to the date of this Proxy Statement/Prospectus, the last reported sale price of Kimberly-Clark Common Stock and Scott Common Shares, as reported on the NYSE Composite Transactions Tape, was $74 1/4 per share and $54 1/2 per share, respectively.

    This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Kimberly-Clark and shareholders of Scott on or about November 11, 1995.

                             ---------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------
        The date of this Proxy Statement/Prospectus is November 8, 1995.

                               TABLE OF CONTENTS

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AVAILABLE INFORMATION...........................      1
INCORPORATION OF DOCUMENTS BY REFERENCE.........      1
SUMMARY.........................................      3
  Risk Factors..................................      3
  The Companies.................................      3
  Kimberly-Clark Special Meeting................      4
  Scott Special Meeting.........................      4
  The Merger and the Merger Agreement...........      5
  Kimberly-Clark Corporation
    Selected Consolidated Financial Data........      9
  Scott Paper Company
    Selected Consolidated Financial Data........     11
  Kimberly-Clark Corporation
    Selected Unaudited Pro Forma Combined
      Financial Data............................     13
  Comparative Per Share Data of Kimberly-Clark
    and Scott...................................     14
  Market Prices and Dividends Paid..............     15
  Comparison of Rights of Holders of
    Kimberly-Clark Common Stock and Scott Common
    Shares......................................     15
RISK FACTORS....................................     16
RECENT DEVELOPMENTS.............................     17
  Kimberly-Clark................................     17
  Scott.........................................     18
KIMBERLY-CLARK SPECIAL MEETING..................     19
  Purpose.......................................     19
  Record Date; Voting Rights....................     19
  Share Ownership of Management.................     19
  Quorum........................................     19
  Proxies.......................................     19
  Solicitation of Proxies.......................     20
  Required Vote.................................     20
SCOTT SPECIAL MEETING...........................     20
  Purpose.......................................     20
  Record Date; Voting Rights....................     21
  Share Ownership of Management.................     21
  Quorum........................................     21
  Proxies.......................................     21
  Solicitation of Proxies.......................     22
  Required Vote.................................     22
THE MERGER......................................     22
  General.......................................     22
  Background of the Merger......................     23
  Kimberly-Clark's Reasons for the Merger;
    Recommendation of its Board of Directors....     28
  Opinion of Kimberly-Clark's Financial
    Advisor.....................................     29
  Scott's Reasons for the Merger; Recommendation
    of its Board of Directors...................     33
  Opinion of Scott's Financial Advisor..........     34
  Certain Litigation............................     38
  Conflicts of Interest.........................     39
  Certain Federal Income Tax Consequences.......     47
  Anticipated Accounting Treatment..............     49
  Governmental and Regulatory Approvals.........     49
  Percentage Ownership Interest of Scott
    Shareholders After the Merger...............     53
  Absence of Appraisal Rights...................     53
  Scott Rights..................................     53
  Scott Senior Preferred Shares.................     53
  Stock Exchange Listing........................     54

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  Delisting and Deregistration of Scott Common
    Shares......................................     54
  Resales of Kimberly-Clark Common Stock........     54
OTHER TERMS OF THE MERGER AGREEMENT.............     55
  Conversion of Shares in the Merger............     55
  No Fractional Shares..........................     55
  Adjustment of Conversion Number...............     55
  Exchange Agent; Procedures for Exchange of
    Certificates................................     56
  Representations and Warranties................     57
  Conduct of Business Pending the Merger........     57
  No Solicitation...............................     59
  Third Party Standstill Agreements.............     60
  Conditions Precedent to the Merger............     60
  Scott Stock Options and Restricted Stock......     61
  Employee Benefits.............................     62
  Indemnification; Directors and Officers
    Insurance...................................     63
  Termination...................................     64
  Fees and Expenses.............................     65
  Amendment.....................................     66
  Waiver........................................     66
UNAUDITED PRO FORMA COMBINED FINANCIAL
  INFORMATION...................................     67
DESCRIPTION OF KIMBERLY-CLARK COMMON STOCK......     78
  Dividend Rights...............................     78
  Voting Rights.................................     78
  Change of Control.............................     79
  Liquidation Rights............................     81
  Miscellaneous.................................     81
COMPARISON OF THE RIGHTS OF HOLDERS OF
  KIMBERLY-CLARK COMMON STOCK AND SCOTT COMMON
  SHARES........................................     82
  Dividend Rights...............................     82
  Voting Rights.................................     82
  Directors.....................................     83
  Call of Special Meetings......................     84
  Action by Shareholders Without a Meeting......     84
  Shareholder Proposals.........................     84
  Amendment to Charter Document.................     85
  Amendment to By-laws..........................     85
  Approval of Mergers and Asset Sales...........     85
  Rights of Appraisal...........................     86
  Indemnification of Directors and Officers.....     86
  Anti-Takeover Provisions......................     87
  Comparison of Scott Rights and Kimberly-Clark
    Rights......................................     88
  Rights of Inspection..........................     89
  Liquidation Rights............................     89
BUSINESS OF KIMBERLY-CLARK......................     89
BUSINESS OF SCOTT...............................     91
PROPOSED KIMBERLY-CLARK CHARTER AMENDMENT.......     92
EXPERTS.........................................     93
LEGAL OPINIONS..................................     93
ANNEXES
ANNEX I MERGER AGREEMENT
ANNEX II OPINION OF DILLON, READ & CO. INC.
ANNEX III OPINION OF SALOMON BROTHERS INC

                             AVAILABLE INFORMATION

     Kimberly-Clark and Scott are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials relating to Kimberly-Clark can be inspected at the NYSE, 20 Broad Street, New York, New York 10005; the CSE, One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605; and the PSE, 301 Pine Street, San Francisco, California 94104. Copies of such materials relating to Scott can be inspected at the NYSE, 20 Broad Street, New York, New York 10005; the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania 19103; and the PSE, 301 Pine Street, San Francisco, California 94104.

     This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement and the Exhibits thereto for further information. Statements contained or incorporated by reference herein concerning the provisions of any agreement or other document filed as an Exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete and reference is hereby made to the copy thereof so filed for more detailed information, each such statement being qualified in its entirety by such reference.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF SHARES OF KIMBERLY-CLARK COMMON STOCK OR SCOTT COMMON SHARES TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO KIMBERLY-CLARK, JACKIE A. BATES, KIMBERLY-CLARK CORPORATION, P.O. BOX 619100, DALLAS, TEXAS 75261-9100, TELEPHONE NUMBER (214) 281-1200 AND, IN THE CASE OF DOCUMENTS RELATING TO SCOTT, MICHAEL
D. MASSETH, SCOTT PAPER COMPANY, 2650 NORTH MILITARY TRAIL, SUITE 300, BOCA RATON, FLORIDA 33431, TELEPHONE NUMBER (407) 989-2317. IN ORDER TO ENSURE DELIVERY OF DOCUMENTS PRIOR TO THE APPLICABLE SPECIAL MEETING, ANY REQUEST THEREFOR SHOULD BE MADE NOT LATER THAN DECEMBER 5, 1995.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

          1. Kimberly-Clark's Annual Report on Form 10-K for the year ended December 31, 1994;

          2. Kimberly-Clark's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1995;

          3. Kimberly-Clark's Current Reports on Form 8-K reporting events on January 9, May 9, June 13, July 16, September 7 and September 22, 1995;

          4. The description of the Kimberly-Clark Rights contained in the Registration Statements on Form 8-A and Form 8-A/A filed by Kimberly-Clark with the SEC on June 21, 1988 and June 13, 1995, respectively, including any amendments or reports filed for the purpose of updating such description;

          5. Scott's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Scott's Annual Report on Form 10-K/A filed with the SEC on March 31, 1995;

          6. Scott's Quarterly Reports on Form 10-Q for the quarters ended April 1 and July 1, 1995;

          7. Scott's Current Reports on Form 8-K reporting events on April 19 and July 16, 1995;

          8. The description of Scott Common Shares, including the description of the rights (the "Scott Rights") to purchase Series B Junior Participating Preferred Shares of Scott contained in Registration Statements on Form 8-A and Form 8-A/A filed by Scott with the SEC on August 1, 1986 and July 19, 1995, respectively (File No. 1-02300), including any amendments or reports filed for the purpose of updating such description; and

          9. The Registration Statement (Registration No. 1-13948) on Form 10, as amended, relating to the Specialty Products Business Spinoff (as hereinafter defined) filed by Schweitzer-Mauduit International, Inc. with the SEC.

     All reports and other documents filed by either Kimberly-Clark or Scott pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of its Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                             ---------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER KIMBERLY-CLARK OR SCOTT. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF KIMBERLY-CLARK OR SCOTT SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

     As used herein, unless the context otherwise clearly requires:
"Kimberly-Clark" refers to Kimberly-Clark Corporation and its consolidated Subsidiaries and "Scott" refers to Scott Paper Company and its consolidated Subsidiaries; and "Specialty Products Business Spinoff" refers to the distribution by Kimberly-Clark, on terms substantially the same as previously announced, of shares of capital stock of any Subsidiary of Kimberly-Clark then conducting, directly or indirectly, Kimberly-Clark's specialty products business. See "Business of Kimberly-Clark." Capitalized terms not defined in this Proxy Statement/Prospectus have the respective meanings specified in the Merger Agreement.

                             ---------------------

     All information contained in this Proxy Statement/Prospectus with respect to Kimberly-Clark and Sub has been provided by Kimberly-Clark. All information contained in this Proxy Statement/Prospectus with respect to Scott has been provided by Scott.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere or incorporated by reference in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy
Statement/Prospectus and the Annexes hereto.

                             ---------------------

     STOCKHOLDERS OF KIMBERLY-CLARK AND SCOTT ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY AND SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH BELOW UNDER THE HEADING "RISK FACTORS."

                             ---------------------

RISK FACTORS

     In considering whether to approve the Share Issuance or to approve and adopt the Merger Agreement, as the case may be, the stockholders of Kimberly-Clark and Scott should consider that: (i) the Conversion Number is expressed in the Merger Agreement as a fixed ratio and will not be adjusted in the event of any increase or decrease in the price of either Kimberly-Clark Common Stock or Scott Common Shares; (ii) the consummation of the Merger is conditioned upon the receipt of certain governmental approvals that may require the combined enterprise to divest one or more of its product lines which, although not having a material adverse effect on the combined enterprise, would have such an effect on its European operations unless the proceeds therefrom can be successfully redeployed; (iii) there are uncertainties with respect to the integration of the business operations of Kimberly-Clark and Scott, including the possibility of delays in accomplishing the same and in achieving the desired level of cost savings and efficiencies; (iv) there is uncertainty as to the amount of the one-time pre-tax charge to be taken by Kimberly-Clark in connection with the Merger and the after-tax cost thereof; and (v) certain executive officers of Scott may be deemed to have conflicts of interest with respect to the Merger. See "RISK FACTORS."

THE COMPANIES

     Kimberly-Clark. Kimberly-Clark is engaged principally in the manufacture and marketing throughout the world of a wide range of products for personal, business and industrial uses. Most of these products are made from natural and synthetic fibers using advanced technologies in absorbency, fibers and nonwovens. Kimberly-Clark's products are sold under a variety of well-known brand names, including Kleenex, Huggies, Pull-Ups, GoodNites, Kotex, New Freedom, Lightdays, Depend, Poise, Hi-Dri, Delsey, Kimguard, Kimwipes and Classic. Consolidated net sales of its products and services totalled approximately $7.4 billion in 1994. Kimberly-Clark was incorporated in Delaware in 1928 as the successor to a business established in 1872. Its principal executive offices are located at 351 Phelps Drive, Irving, Texas 75038 and its telephone number is (214) 281-1200. For further information concerning Kimberly-Clark, see "-- Kimberly-Clark Corporation Selected Consolidated Financial Data," "BUSINESS OF KIMBERLY-CLARK," "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

     Scott. Scott is the world's largest manufacturer and marketer of sanitary tissue products with operations in 22 countries. Scott's products are sold under a variety of well-known brand names, including Scott, Cottonelle, Baby Fresh, Scottex and Viva. Consolidated sales of its consumer and commercial products totalled approximately $3.6 billion (as adjusted to reflect discontinued operations) in 1994. Scott's business was established in 1879, and Scott was incorporated in Pennsylvania in 1922 as the successor to a company of the same name incorporated in Pennsylvania in 1905. Scott's principal executive offices are located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 and its telephone number is (407) 989-2300. For further information concerning Scott, see "-- Scott Paper Company Selected Consolidated Financial Data," "BUSINESS OF SCOTT," "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

     Sub. Sub was incorporated in Pennsylvania on July 12, 1995 solely for the purpose of consummating the Merger and the other transactions contemplated by the Merger Agreement. Sub has minimal assets and no business and has carried on no activities which are not directly related to its formation and its execution of the Merger Agreement. Its principal executive offices are located at 351 Phelps Drive, Irving, Texas 75038 and its telephone number is (214) 281-1200.

KIMBERLY-CLARK SPECIAL MEETING

     Purpose. The Kimberly-Clark Special Meeting will be held at Kimberly-Clark's World Headquarters, 351 Phelps Drive, Irving, Texas, on Tuesday, December 12, 1995, at 11:00 a.m., local time, to consider and vote upon a proposal to approve the Share Issuance and a separate proposal to approve the Charter Amendment. APPROVAL OF THE CHARTER AMENDMENT IS NOT A CONDITION TO THE CONSUMMATION OF THE MERGER. See "KIMBERLY-CLARK SPECIAL MEETING -- Purpose."

     Record Date. Only holders of record of Kimberly-Clark Common Stock at the close of business on October 30, 1995 (the "Kimberly-Clark Record Date") are entitled to receive notice of and to vote at the Kimberly-Clark Special Meeting. At the close of business on the Kimberly-Clark Record Date, there were 160,474,241 shares of Kimberly-Clark Common Stock outstanding, each of which entitles the registered holder thereof to one vote. See "KIMBERLY-CLARK SPECIAL MEETING -- Record Date; Voting Rights."

     Share Ownership of Management. At the close of business on the Kimberly-Clark Record Date, Directors and executive officers of Kimberly-Clark and their affiliates were the beneficial owners of an aggregate of 805,208 (approximately 0.5%) of the shares of Kimberly-Clark Common Stock then outstanding.

     Required Vote. Approval of the Share Issuance will require the affirmative vote of a majority of the votes cast on the Share Issuance, provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of Kimberly-Clark Common Stock entitled to vote thereon at the Kimberly-Clark Special Meeting. Approval of the Charter Amendment will require the affirmative vote of a majority of the outstanding shares of Kimberly-Clark Common Stock entitled to vote thereon. APPROVAL OF THE CHARTER AMENDMENT IS NOT A CONDITION TO THE CONSUMMATION OF THE MERGER.

     An abstention with respect to either the Share Issuance or the Charter Amendment will have the effect of a vote cast against the applicable proposal. Brokers who hold shares of Kimberly-Clark Common Stock as nominees will not have discretionary authority to vote such shares on the Share Issuance in the absence of instructions from the beneficial owners thereof, but will have discretionary authority to vote such shares on the Charter Amendment. Any votes which are not cast, because the nominee-broker either lacks or fails to exercise such discretionary authority, with respect to the proposal to approve the Charter Amendment will have the effect of votes cast against such proposal; with respect to the proposal to approve the Share Issuance, such broker non-votes will not be counted as votes cast on such proposal. See "KIMBERLY-CLARK SPECIAL
MEETING -- Required Vote."

SCOTT SPECIAL MEETING

     Purpose. The Scott Special Meeting will be held at The Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida, on Tuesday, December 12, 1995, at 9:00 a.m., local time, to consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for the Merger of Sub with and into Scott, with Scott surviving as a wholly-owned subsidiary of Kimberly-Clark. The shareholders of Scott will also consider and take action upon any other business which may properly be brought before the Scott Special Meeting. See "SCOTT SPECIAL MEETING -- Purpose."

     Record Date. Only holders of record of Scott Common Shares at the close of business on October 27, 1995 (the "Scott Record Date") are entitled to receive notice of and to vote at the Scott Special Meeting. At the close of business on the Scott Record Date, there were 152,132,347 Scott Common Shares outstanding, each of which entitles the registered holder thereof to one vote. See "SCOTT SPECIAL MEETING -- Record Date; Voting Rights."

     Share Ownership of Management. At the close of business on the Scott Record Date, Directors and executive officers of Scott and their affiliates were the beneficial owners of an aggregate of 4,334,220 (approximately 2.8%) of the Scott Common Shares then outstanding.

     Required Vote. Approval and adoption of the Merger Agreement will require the affirmative vote of a majority of the votes cast by the shareholders of Scott entitled to vote thereon at the Scott Special Meeting, provided that a quorum is present. An abstention will not be counted as a vote cast. Brokers who hold Scott Common Shares as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Broker non-votes will not be counted as votes cast. See "SCOTT SPECIAL MEETING -- Required Vote."

THE MERGER AND THE MERGER AGREEMENT

     General. At the Effective Time of the Merger, Sub will be merged with and into Scott, with Scott continuing as the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of Kimberly-Clark. As a result of the Merger, the separate corporate existence of Sub will cease and Scott will succeed to all the rights and be responsible for all the obligations of Sub in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL"). Subject to the terms and conditions of the Merger Agreement, each Scott Common Share outstanding immediately prior to the Effective Time (other than shares owned directly or indirectly by Kimberly-Clark or Scott, which will be cancelled) will be converted into 0.780 of a share of Kimberly-Clark Common Stock, including the corresponding percentage of a Kimberly-Clark Right. Cash will be paid in lieu of any fractional share of Kimberly-Clark Common Stock. Although the Merger Agreement provides for a conversion number of 0.765 if the record date for the Specialty Products Business Spinoff occurs after the Effective Time, the Kimberly-Clark Board has fixed such record date at the close of business on November 13, 1995. Accordingly, as previously indicated, the Conversion Number is 0.780, subject to adjustment in accordance with the terms of the Merger Agreement. See "OTHER TERMS OF THE MERGER AGREEMENT -- Adjustment of Conversion Number."

     The Merger will become effective upon the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania unless the Articles of Merger provide for a later date of effectiveness (not to exceed 30 days after the date that the Articles of Merger are so filed). The filing of the Articles of Merger will occur as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "OTHER TERMS OF THE MERGER AGREEMENT -- Conditions Precedent to the Merger."

     See "BUSINESS OF KIMBERLY-CLARK" for information relating to the reasons for the Specialty Products Business Spinoff.

     Recommendation of the Kimberly-Clark Board. The Kimberly-Clark Board has unanimously determined that the Merger, the Share Issuance and the Charter Amendment are advisable and fair to and in the best interests of the stockholders of Kimberly-Clark and has approved the Merger Agreement. THE KIMBERLY-CLARK BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF KIMBERLY-CLARK VOTE IN FAVOR OF THE SHARE ISSUANCE AND THE CHARTER AMENDMENT AT THE KIMBERLY-CLARK SPECIAL MEETING. See "THE MERGER -- Kimberly-Clark's Reasons for the Merger; Recommendation of its Board of Directors" and "PROPOSED KIMBERLY-CLARK CHARTER AMENDMENT."

     Opinion of Kimberly-Clark's Financial Advisor. Dillon, Read & Co. Inc. ("Dillon Read") has acted as financial advisor to Kimberly-Clark in connection with the Merger and has delivered its written opinion dated July 14, 1995 to the Kimberly-Clark Board to the effect that, based upon and subject to certain matters stated therein, as of the date of such opinion, the Conversion Number is fair to Kimberly-Clark from a financial point of view. The full text of the Dillon Read written opinion, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex II and should be read carefully in its entirety. See "THE
MERGER -- Opinion of Kimberly-Clark's Financial Advisor."

     Recommendation of the Scott Board. The Scott Board (including Albert J. Dunlap, Scott's Chairman and Chief Executive Officer) has unanimously determined that the Merger is advisable and fair to and in the best interests of Scott and its shareholders and has approved the Merger Agreement. THE SCOTT BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF SCOTT VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE SCOTT SPECIAL MEETING. For a discussion of the interests that certain executive officers of Scott have with respect to the Merger in addition to their interests as shareholders of Scott generally and information regarding the treatment of options to purchase Scott Common Shares and other rights of certain members of the Scott Board, see "THE MERGER -- Conflicts of Interest." Such interests, together with other relevant factors, were considered by the Scott Board in making its recommendation and approving the Merger Agreement. See "THE MERGER -- Scott's Reasons for the Merger; Recommendation of its Board of Directors."

     Opinion of Scott's Financial Advisor. Salomon Brothers Inc ("Salomon") has acted as financial advisor to Scott in connection with the Merger and has delivered its written opinions dated July 16 and November 8, 1995 to the Scott Board to the effect that, based upon and subject to the various considerations set forth therein, as of the date of each such opinion, the consideration to be received by the holders of Scott Common Shares in connection with the Merger is fair to such holders from a financial point of view. The full text of the written opinion dated November 8, 1995 of Salomon, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex III and should be read carefully in its entirety. See "THE MERGER -- Opinion of Scott's Financial Advisor."

     Certain Litigation. On July 17, 1995, two complaints were filed on behalf of putative classes of the public shareholders of Scott in the Court of Common Pleas, Philadelphia County, Pennsylvania against Scott, the members of the Scott Board and Kimberly-Clark. On October 13, 1995, the proceedings under these complaints were dismissed without prejudice. On July 18, 1995, a complaint was filed on behalf of a putative class of the public shareholders of Scott in the Circuit Court for the Fifteenth Judicial Circuit, Palm Beach County, Florida against Scott, certain former and present members of the Scott Board and certain officers of Scott. On July 21, 1995, a complaint was filed on behalf of a putative class of the public shareholders of Scott and derivatively on behalf of Scott in the Circuit Court for the Fifteenth Judicial Circuit, Palm Beach County, Florida against Scott, the members of the Scott Board and Kimberly-Clark. Each of the complaints seeks, among other things, to have the Merger enjoined and to recover unspecified damages. See "THE MERGER -- Certain Litigation."

     Conflicts of Interest. The persons who currently are, or since December 25, 1993 have been, executive officers of Scott have interests in the Merger in addition to their interests as shareholders of Scott. Such interests relate, among other things, to provisions in the Merger Agreement and the Ancillary Agreements regarding the receipt of salary and bonus payments under existing employment agreements, severance payments, the exchange of exercisable outstanding options to purchase Scott Common Shares for exercisable options to purchase shares of Kimberly-Clark Common Stock, the acceleration of the exercisability of outstanding options to purchase Scott Common Shares, the exchange of unexercisable outstanding options to purchase Scott Common Shares for shares of Kimberly-Clark Common Stock, the acceleration of vesting of restricted Scott Common Shares, the exchange of unvested restricted Scott Common Shares for shares of Kimberly-Clark Common Stock, payments under noncompetition agreements and a consulting agreement and the release of certain claims arising prior to the Effective Time. The persons who currently are Directors of Scott, but are not executive officers, will receive exercisable options to purchase shares of Kimberly-Clark Common Stock in exchange for their exercisable options to purchase Scott Common Shares and be offered the opportunity to receive shares of Kimberly-Clark Common Stock in exchange for their unexercisable options to purchase Scott Common Shares. Three of the current Directors of Scott, Messrs. John F. Fort, III, Peter Harf and Gary L. Roubos, will become Directors of Kimberly-Clark at the Effective Time. In addition, Scott officers and Directors will continue to have the benefit of indemnification and directors' and officers' insurance protection for six years after the Effective Time. See "THE MERGER -- Conflicts of Interest."

     The following table summarizes (i) the estimated aggregate cash payments (other than salary) and (ii) the number of shares of Kimberly-Clark Common Stock to be received by the persons referenced in the preceding paragraph under the Ancillary Agreements and other arrangements referred to therein:

                                                                                  ESTIMATED NUMBER OF
                                                        ESTIMATED AGGREGATE     SHARES OF KIMBERLY-CLARK
                         NAME                              CASH PAYMENTS             COMMON STOCK**
------------------------------------------------------  -------------------     ------------------------
Current or Former Executive Officers
  Basil L. Anderson...................................      $ 5,448,000                   12,661
  Edward B. Betz......................................        --                           3,087
  Albert J. Dunlap....................................       31,390,901*                 603,148
  Paolo Forlin........................................        --                          22,758
  Russell A. Kersh....................................        5,963,000                    9,776
  John P. Murtagh.....................................        5,437,000                    9,776
  Richard R. Nicolosi.................................        6,125,000                       --
  Joseph L. Salvucci..................................        --                           5,145
  P. Newton White.....................................        5,951,000                   30,847
Directors (other than Mr. Dunlap)
  William A. Andres...................................        --                             525
  John F. Fort, III...................................        --                             525
  Peter Harf..........................................        --                             525
  Richard K. Lochridge................................        --                             525
  Gary L. Roubos......................................        --                             525

---------------

* Based on an assumed Effective Time of December 12, 1995, subject to downward adjustment if the Effective Time occurs at a later date; excludes automobile owned by Scott (valued at approximately $60,000).

** Based on the last reported sales price of Scott Common Shares and Kimberly-Clark Common Stock of $52 7/8 and $72 5/8, respectively, on November 2, 1995, as reported on the NYSE Composite Transactions Tape and applying, when appropriate, a variation of the Black-Scholes pricing model or a mutually acceptable valuation methodology. The table does not reflect shares of Kimberly-Clark Common Stock that will be subject to Substitute Options (as hereinafter defined) or that will be issued in exchange for restricted Scott Common Shares that will become fully vested at the Effective Time.

     Certain Federal Income Tax Consequences. It is a condition to the consummation of the Merger that Scott and Kimberly-Clark receive an opinion from their respective tax counsel to the effect that, among other things, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and no gain or loss will be recognized by the shareholders of Scott upon the exchange of their Scott Common Shares solely for shares of Kimberly-Clark Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Kimberly-Clark Common Stock. See "THE MERGER -- Certain Federal Income Tax Consequences" and "OTHER TERMS OF THE MERGER AGREEMENT -- Conditions Precedent to the Merger."

     Anticipated Accounting Treatment. The Merger is expected to be accounted for as a pooling of interests in accordance with generally accepted accounting principles. It is a condition to the consummation of the Merger that Kimberly-Clark receive an opinion of Deloitte & Touche LLP, and that Scott receive an opinion of Coopers & Lybrand L.L.P., that the Merger will qualify for pooling of interests accounting treatment. See "THE MERGER -- Anticipated Accounting Treatment" and "OTHER TERMS OF THE MERGER AGREEMENT -- Conditions Precedent to the Merger."

     Absence of Appraisal Rights. Under the General Corporation Law of the State of Delaware (the "DGCL"), the stockholders of Kimberly-Clark are not entitled to appraisal rights with respect to either the Share Issuance or the Charter Amendment. Under the PBCL, the shareholders of Scott are not entitled to appraisal rights with respect to the approval and adoption of the Merger Agreement.

     Termination of the Merger Agreement; Fees and Expenses. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Kimberly-Clark of the Share Issuance or approval and adoption by the shareholders of Scott of the Merger
Agreement: (i) by mutual written consent of Kimberly-Clark and Scott; (ii) by either Kimberly-Clark or Scott if the other fails to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement required to be complied with prior to the date of such termination or materially breaches any representation or warranty that is not qualified as to materiality or breaches any representation or warranty that is so qualified (in each case after a five business day cure period following notice of such breach) or if the requisite stockholder approvals are not obtained; (iii) by either Kimberly-Clark or Scott if (A) the Merger has not been effected prior to the close of business on March 31, 1996, subject to certain limitations, or (B) any court or other Governmental Entity having jurisdiction has permanently enjoined or prohibited the transactions contemplated by the Merger Agreement; (iv) by either Kimberly-Clark or Scott under specified circumstances involving a competing transaction; (v) by either Kimberly-Clark or Scott if the Board of Directors of the other withdraws or modifies its recommendation of the Share Issuance or the Merger Agreement, as the case may be, or its approval of the Merger Agreement; and (vi) by Kimberly-Clark if Scott breaches its no-solicitation undertaking. See "OTHER TERMS OF THE MERGER
AGREEMENT -- Termination." The Merger Agreement provides for the payment of break-up fees following a termination of the Merger Agreement under certain circumstances. See "OTHER TERMS OF THE MERGER AGREEMENT -- Fees and Expenses."

     Percentage Ownership Interest of Scott Shareholders After the Merger. Based on the number of shares of Kimberly-Clark Common Stock outstanding on the Kimberly-Clark Record Date and assuming the issuance of approximately 119,600,000 shares of Kimberly-Clark Common Stock constituting the Share Issuance, upon consummation of the Merger there will be approximately 280,100,000 shares of Kimberly-Clark Common Stock outstanding at the Effective Time, of which the shareholders of Scott will own approximately 42.7% (approximately 43.3% on a fully diluted basis assuming the exercise of all currently outstanding options to purchase shares of Kimberly-Clark Common Stock and all currently outstanding options to purchase Scott Common Shares which either will be fully exercisable immediately prior to, or will become (as a result of the Merger) fully exercisable at, the Effective Time).

                           KIMBERLY-CLARK CORPORATION

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected historical consolidated financial data for Kimberly-Clark for each of the five years in the period ended December 31, 1994 and for the six-month periods ended June 30, 1994 and 1995. Such data have been derived from, and should be read in conjunction with, the audited Consolidated Financial Statements and other financial information contained in Kimberly-Clark's Annual Report on Form 10-K for the year ended December 31, 1994 and the unaudited consolidated interim financial statements contained in Kimberly-Clark's Quarterly Report on Form 10-Q for the six months ended June 30, 1995, including the notes thereto, incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

                                                            (MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                       SIX MONTHS ENDED
                                           JUNE 30,                              YEAR ENDED DECEMBER 31,
                                      -------------------      -----------------------------------------------------------
       INCOME STATEMENT DATA:          1995        1994         1994         1993         1992         1991         1990
                                      -------     -------      -------      -------      -------      -------      -------
NET SALES........................... $4,166.6    $3,623.3     $7,399.6     $7,005.5     $7,115.9     $6,802.4     $6,428.7
  Costs of products sold............  2,768.7     2,381.0      4,925.1      4,581.4      4,534.5      4,332.4      4,222.6
  Advertising, promotion and selling
    expenses........................    625.2       539.2      1,079.8      1,068.3      1,255.6      1,202.5        985.3
  Research and general expenses.....    291.9       258.1        540.2        529.7        507.9        500.2        445.8
  Restructuring charge..............       --          --           --           --        250.0(c)        --           --
                                     --------    --------     --------     --------     --------     --------     --------
OPERATING PROFIT....................    480.8       445.0        854.5        826.1        567.9        767.3        775.0
  Interest expense..................    (73.0)      (63.4)      (129.4)      (112.6)       (99.4)      (102.1)       (88.1)
  Other income (expense), net.......     (8.1)       (7.6)        15.5          (.5)        (6.6)        19.1        (26.1)
                                     --------    --------     --------     --------     --------     --------     --------
INCOME BEFORE INCOME TAXES..........    399.7       374.0        740.6        713.0        461.9        684.3        660.8
  Income tax provision..............   (149.9)     (144.0)      (276.4)      (284.4)(b)   (186.3)      (236.1)      (277.2)
  Share of net income of equity
    companies.......................     33.0(a)     63.5         87.1(a)      98.0         82.9         72.8         58.2
  Minority owners' share of
    subsidiaries' net income........    (10.8)       (5.8)       (16.2)       (15.7)       (13.5)       (12.7)        (9.7)
                                     --------    --------     --------     --------     --------     --------     --------
INCOME BEFORE CUMULATIVE EFFECTS OF
  CHANGES IN ACCOUNTING
  PRINCIPLES........................    272.0       287.7        535.1        510.9        345.0(c)     508.3        432.1
  Cumulative effects of changes in
    accounting principles...........       --          --           --           --       (210.0)(d)       --           --
                                     --------    --------     --------     --------     --------     --------     --------
NET INCOME.......................... $  272.0(a) $  287.7     $  535.1(a)  $  510.9(b)  $  135.0     $  508.3(e)  $  432.1(e)
                                     ========    ========     ========     ========     ========     ========     ========
  Weighted Average Shares
    Outstanding.....................    160.3       161.0        160.9        160.9        160.4        160.0        160.0
PER SHARE DATA:
  Income before cumulative effects
     of changes in accounting
     principles..................... $   1.70    $   1.79     $   3.33     $   3.18     $   2.15(c)  $   3.18     $   2.70
  Cumulative effects of changes in
    accounting principles...........       --          --           --           --        (1.31)(d)       --           --
                                     --------    --------     --------     --------     --------     --------     --------
  Net income........................ $   1.70(a) $   1.79     $   3.33(a)  $   3.18(b)  $    .84     $   3.18(e)  $   2.70(e)
                                     ========    ========     ========     ========     ========     ========     ========
  Cash dividends declared per
    share........................... $    .90    $    .88     $   1.76     $   1.29(f)  $   2.07(f)  $   1.52     $   1.36
                                     ========    ========     ========     ========     ========     ========     ========
BALANCE SHEET DATA (AT PERIOD END):
  Total assets...................... $7,255.6    $6,608.0     $6,715.7     $6,380.7     $6,029.1     $5,704.8     $5,283.9
  Long-term debt....................    965.9       933.0        929.5        933.1        994.6        874.7        728.5
  Stockholders' equity..............  2,737.6     2,605.2      2,595.8      2,457.2      2,191.1      2,519.7      2,259.7

                           KIMBERLY-CLARK CORPORATION

                 NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA

(a) Share of net income of equity companies and Net Income for the six months ended June 30, 1995 and the year ended December 31, 1994 include nonoperating charges of $18.4 million ($.12 per share) and $39.2 million ($.24 per share), respectively, for foreign currency losses incurred by Kimberly-Clark's 43%-owned Mexican affiliate on the translation of U.S. dollar-denominated liabilities into pesos. The translation losses are related to the devaluation of the Mexican peso.

(b) The enactment of the 1993 Federal Tax Act increased deferred income taxes related to prior years, which reduced 1993 Net Income $8.8 million ($.05 per share).

(c) Results for 1992 include a pre-tax charge of $250.0 million, or $172.0 million after-tax ($1.07 per share), related to the restructuring of Kimberly-Clark's consumer and service products operations in Europe and certain operations in North America.

(d) Net Income for 1992 includes net after-tax charges of $210.0 million ($1.31 per share) for the cumulative effects of adopting the required accounting rules for postretirement health care and life insurance benefits and for income taxes.

(e) Net Income for 1991 and 1990 includes a favorable adjustment of $20.0 million ($.13 per share) and a charge of $44.0 million ($.28 per share), respectively, related to the disposition of a former 50.5%-owned Canadian newsprint subsidiary.

(f) In 1992, the Kimberly-Clark Board declared four cash dividends of $.41 per share and one cash dividend of $.43 per share, a total of $2.07 per share. The $.43 per share dividend was paid in April 1993. In 1993, the Kimberly-Clark Board declared three cash dividends of $.43 per share.

(g) In May 1995, Kimberly-Clark announced the proposed Specialty Products Business Spinoff. In 1994, the affected operations had net sales of $404 million. See "BUSINESS OF KIMBERLY-CLARK."

(h) On September 27, 1995, Kimberly-Clark completed the secondary sale of 80% of the shares of common stock of Midwest Holdings, Inc. ("Midwest Holdings"), which owns all of the outstanding shares of common stock of Midwest Express Airlines, Inc. ("Midwest Express"). In 1994, Midwest Express had net sales of $204 million. See "BUSINESS OF KIMBERLY-CLARK."

                              SCOTT PAPER COMPANY

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected historical consolidated financial data for Scott for each of the five 52- or 53- week fiscal years ending on the last Saturday in December in the period ended December 31, 1994 and for the 26-week periods ended June 25, 1994 and July 1, 1995. Such data have been derived from, and should be read in conjunction with, the audited Consolidated Financial Statements and other financial information contained in Scott's Annual Report on Form 10-K for the year ended December 31, 1994 and the unaudited consolidated interim financial statements contained in Scott's Quarterly Report on Form 10-Q for the 26-week period ended July 1, 1995, including the notes thereto, incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

                                                              (MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                         SIX MONTHS ENDED
                                        ------------------
                                                    JUNE                        FISCAL YEAR ENDED DECEMBER
                                        JULY 1,      25,        -----------------------------------------------------------
        INCOME STATEMENT DATA:           1995       1994         1994         1993         1992         1991         1990
                                        -------    -------      -------      -------      -------      -------      -------
NET SALES............................. $2,060.8   $1,743.0     $3,581.1     $3,584.9     $3,856.0     $3,793.4     $3,902.0
  Costs of products sold..............  1,396.4    1,226.1      2,510.8      2,576.4      2,745.7      2,734.4      2,848.5
  Marketing and distribution
    expenses..........................    251.0      247.5        479.9        536.7        572.0        540.9        528.3
  Research, administration and general
    expenses..........................     86.4      105.3        189.0        208.3        218.3        221.3        224.3
  Restructuring and divestment
    charges...........................       --         --           --        401.1(e)        --        267.6(g)     111.5(g)
  Other expenses (income), net........    (50.0)(a)     1.5      (100.2)(c)      8.5         (2.9)        (4.0)        40.7
                                       --------   --------     --------     --------     --------     --------     --------
OPERATING PROFIT (LOSS)...............    377.0      162.6        501.6       (146.1)       322.9         33.2        148.7
  Interest expense....................    (48.0)     (60.4)      (131.2)      (123.8)      (141.4)      (164.3)      (155.6)
  Other income, net...................      9.0        2.3          9.6          4.1         11.1         67.1         25.7
                                       --------   --------     --------     --------     --------     --------     --------
INCOME (LOSS) BEFORE INCOME TAXES.....    338.0      104.5        380.0       (265.8)       192.6        (64.0)        18.8
  Income tax (provision) benefit......   (115.0)     (39.2)      (139.8)        49.7        (50.5)         4.1         24.2
  Share of net income (loss) of equity
    companies.........................     19.4       13.5         23.9        (21.7)         5.4         30.2         37.8
                                       --------   --------     --------     --------     --------     --------     --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE EXTRAORDINARY LOSS
  AND CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE................    242.4       78.8        264.1       (237.8)       147.5        (29.7)        80.8
  Income (loss) from discontinued
    operations, net of income taxes...       --      (13.4)(b)      6.8(b)     (51.3)(b)     19.7(b)     (40.2)(b)     67.2(b)
                                       --------   --------     --------     --------     --------     --------     --------
INCOME (LOSS) BEFORE EXTRAORDINARY
  LOSS AND CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE.............    242.4       65.4        270.9       (289.1)       167.2        (69.9)       148.0
  Extraordinary loss less income tax
    benefit...........................       --         --        (61.1)(d)     (9.6)(d)       --           --           --
  Cumulative effect of change in
    accounting principle..............       --         --           --         21.7(f)        --           --           --
                                       --------   --------     --------     --------     --------     --------     --------
NET INCOME (LOSS)..................... $  242.4   $   65.4     $  209.8     $ (277.0)    $  167.2     $  (69.9)    $  148.0
                                       ========   ========     ========     ========     ========     ========     ========
  Weighted Average Shares
    Outstanding(h)....................    151.4      148.5        149.3        148.0        147.7        147.4        147.2
PER SHARE DATA(H):
  Income (loss) from continuing
     operations before extraordinary
     loss and cumulative effect of
     change in accounting principle... $   1.60   $    .53     $   1.77     $  (1.61)    $   1.00     $   (.20)    $    .55
  Income (loss) from discontinued
    operations, net of income taxes...       --       (.09)(b)      .04(b)      (.35)(b)      .13(b)      (.27)(b)      .45(b)
  Extraordinary loss less income tax
    benefit...........................       --         --         (.41)(d)     (.06)(d)       --           --           --
  Cumulative effect of change in
    accounting principle..............       --         --           --          .15(f)        --           --           --
                                       --------   --------     --------     --------     --------     --------     --------
  Net income (loss)................... $   1.60   $    .44     $   1.40     $  (1.87)    $   1.13     $   (.47)    $   1.00
                                       ========   ========     ========     ========     ========     ========     ========
  Cash dividends declared per share... $    .20   $    .20     $    .40     $    .40     $    .40     $    .40     $    .40
                                       ========   ========     ========     ========     ========     ========     ========
BALANCE SHEET DATA (AT PERIOD END):
  Total assets........................ $4,841.8   $6,564.3     $5,626.1     $6,625.1     $6,299.6     $6,492.6     $6,900.5
  Long-term debt......................  1,210.3    2,514.1      1,093.1      2,366.2      2,030.6      2,333.2      2,454.9
  Common shareholders' equity.........  1,924.3    1,635.2      1,745.3      1,568.6      2,017.8      1,981.8      2,175.3

                              SCOTT PAPER COMPANY

                 NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA

(a) During the second quarter of 1995, Scott completed the sale of its 20% interest in a pulp mill and timberland acreage in Chile, its 50% interest in timberland and other property in southeastern Georgia and certain mineral interests.

(b) In December 1994, Scott sold its printing and publishing papers subsidiary, S.D. Warren Company ("S.D. Warren"), which is reported as a discontinued operation for all prior periods presented.

(c) Also, during 1994, Scott sold several nonstrategic assets, including the energy and recovery complex located at its Mobile, Alabama mill and substantially all of its interest in a 50%-owned joint venture, which operated under the name "Scott Health Care."

(d) Scott recognized extraordinary losses in 1994 and 1993 of $61.1 million, net of tax benefits of $35.8 million, and $9.6 million, net of tax benefits of $5.2 million, respectively, for the net premiums paid to retire debt and terminate swaps prior to their scheduled maturities.

(e) In 1993, Scott recorded a charge for the estimated costs to further reduce its work force, as well as the cost to realign and shut down some older and inefficient assets.

(f) In 1993, Scott recorded a positive adjustment of $21.7 million for the cumulative effect of adopting the required accounting rule for income taxes.

(g) In 1991 and 1990, Scott recorded charges for the estimated effects of work force reductions and planned sales of nonstrategic businesses and assets.

(h) Earnings per share and dividends per share reflect the impact of a two-for-one stock split, which became effective at the close of business on April 28, 1995.

                           KIMBERLY-CLARK CORPORATION

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following table sets forth selected unaudited pro forma combined financial data for Kimberly-Clark for each of the five years in the period ended December 31, 1994 and for the six-month periods ended June 30, 1994 and 1995, which are presented to reflect the estimated impact on the historical Consolidated Financial Statements of Kimberly-Clark of the Merger, which will be accounted for as a pooling of interests, and the issuance of approximately 119.6 million shares of Kimberly-Clark Common Stock constituting the Share Issuance. The Income Statement Data assume that the Merger had been consummated at the beginning of the earliest period presented, and the Balance Sheet Data assume that the Merger had been consummated on June 30, 1995. In connection with the Merger, Kimberly-Clark will take a one-time pre-tax charge, currently estimated to be in the range of $1.0 billion to $1.5 billion ($750 million to $1.15 billion on an after-tax basis), in the quarter in which the Merger is consummated to cover the costs of combining Kimberly-Clark and Scott and for other unusual and nonrecurring items. See the third paragraph under "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION" for a description of the components of such charge. The unaudited pro forma combined financial data do not reflect any cost savings and other synergies anticipated by Kimberly-Clark's management as a result of the Merger or the effect of the Specialty Products Business Spinoff and are not necessarily indicative of the results of operations or the financial position which would have occurred had the Merger been consummated at the beginning of the earliest period presented, nor are they necessarily indicative of Kimberly-Clark's future results of operations or financial position. For a discussion of anticipated cost savings and other synergies, see "THE
MERGER -- Opinion of Kimberly-Clark's Financial Advisor" and "-- Opinion of Scott's Financial Advisor." The unaudited pro forma combined data should be read in conjunction with the historical Consolidated Financial Statements of Kimberly-Clark and Scott and the Unaudited Pro Forma Combined Financial Information, including the notes thereto, incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION," "INCORPORATION OF DOCUMENTS BY REFERENCE" and "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

    The following table includes Scott data for each of the five 52- or 53-week fiscal years ended on the last Saturday in December in the period ended December 31, 1994 and for the 26-week periods ended July 1, 1995 and June 25, 1994. For ease of reference, all column headings used in such table refer to the period-ended date of Kimberly-Clark.

                                                                          (MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                         SIX MONTHS ENDED
                                                             JUNE 30,                      YEAR ENDED DECEMBER 31,
                                                        ------------------   ----------------------------------------------------
                                                          1995      1994       1994       1993       1992       1991       1990
                                                        --------   -------   --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
NET SALES.............................................  $6,569.6   $5,682.1  $11,655.3  $11,315.3  $11,697.8  $11,249.9  $10,827.7
  Cost of products sold...............................   4,223.6   3,671.3    7,560.0    7,296.6    7,420.9    7,201.3    7,210.0
  Advertising, promotion and selling expenses.........   1,153.2   1,029.1    2,092.1    2,167.9    2,393.9    2,242.2    1,847.9
  Research and general expenses.......................     381.4     366.9      736.0      749.3      732.7      742.3      693.9
  Restructuring and divestment charges................        --        --         --      378.9      250.0      267.6      111.5
                                                        ---------  --------  ---------  ---------  ---------  ---------  ---------
OPERATING PROFIT......................................     811.4     614.8    1,267.2      722.6      900.3      796.5      964.4
  Interest expense....................................    (121.0)   (123.8)    (260.6)    (236.4)    (240.8)    (266.4)    (243.7)
  Other income (expense), net.........................      57.9       (.9)     135.6        5.5       16.5       99.1      (34.5)
                                                        ---------  --------  ---------  ---------  ---------  ---------  ---------
INCOME BEFORE INCOME TAXES............................     748.3     490.1    1,142.2      491.7      676.0      629.2      686.2
  Income tax provision................................    (266.1)   (185.3)    (420.4)    (241.1)    (240.0)    (232.0)    (253.0)
  Share of net income of equity companies.............      52.4      77.0      111.0       76.3       88.3      103.0       96.0
  Minority owners' share of subsidiaries' net
    income............................................     (17.8)    (11.7)     (26.5)     (26.1)     (22.6)     (21.6)     (16.3)
                                                        ---------  --------  ---------  ---------  ---------  ---------  ---------
INCOME FROM CONTINUING OPERATIONS BEFORE EXTRAORDINARY
  LOSS AND CUMULATIVE EFFECTS OF CHANGES IN ACCOUNTING
  PRINCIPLES..........................................     516.8     370.1      806.3      300.8      501.7      478.6      512.9
  Income (loss) from discontinued operations, net of
    income
    taxes.............................................        --     (11.9)       9.9      (45.3)     (43.4)     (40.2)      67.2
                                                        ---------  --------  ---------  ---------  ---------  ---------  ---------
INCOME BEFORE EXTRAORDINARY LOSS AND CUMULATIVE
  EFFECTS OF CHANGES IN ACCOUNTING PRINCIPLES.........     516.8     358.2      816.2      255.5      458.3      438.4      580.1
  Extraordinary loss less income tax benefit..........        --        --      (61.1)      (9.6)        --         --         --
  Cumulative effects of changes in accounting
    principles........................................        --        --         --         --     (332.2)        --         --
                                                        ---------  --------  ---------  ---------  ---------  ---------  ---------
NET INCOME............................................  $  516.8   $ 358.2   $  755.1   $  245.9   $  126.1   $  438.4   $  580.1
                                                        =========  ========  =========  =========  =========  =========  =========
  Weighted Average Shares Outstanding.................     279.9     280.6      280.5      280.5      280.0      279.6      279.6
PER SHARE DATA:
  Income from continuing operations before
    extraordinary loss and cumulative effects of
    changes in accounting principles..................  $   1.85   $  1.32   $   2.87   $   1.07   $   1.79   $   1.71   $   1.83
  Income (loss) from discontinued operations, net of
    income
    taxes.............................................        --      (.04)       .04       (.16)      (.15)      (.14)       .24
  Extraordinary loss less income tax benefit..........        --        --       (.22)      (.03)        --         --         --
  Cumulative effects of changes in accounting
    principles........................................        --        --         --         --      (1.19)        --         --
                                                        ---------  --------  ---------  ---------  ---------  ---------  ---------
  Net income..........................................  $   1.85   $  1.28   $   2.69   $    .88   $    .45   $   1.57   $   2.07
                                                        =========  ========  =========  =========  =========  =========  =========
  Cash dividends declared per share...................  $    .90
                                                        =========
BALANCE SHEET DATA (AT PERIOD END):
  Total assets........................................  $11,290.1
  Long-term debt......................................   2,176.2
  Common stockholders' equity.........................   3,414.2

         See Notes to Unaudited Pro Forma Combined Financial Statements appearing elsewhere in this Proxy Statement/Prospectus.

COMPARATIVE PER SHARE DATA OF KIMBERLY-CLARK AND SCOTT

     The following table sets forth certain operating income, dividend and book value per share data for Kimberly-Clark and Scott on historical and pro forma combined bases. The pro forma operating income data are derived from the Unaudited Pro Forma Combined Statements of Income appearing elsewhere herein, which give effect to the Merger as a pooling of interests as if the Merger had been consummated at the beginning of the earliest period presented. The pro forma dividend data assume dividend payments consistent with Kimberly-Clark's historical payments. Book value data for all pro forma presentations is based upon the number of outstanding Scott Common Shares, adjusted to include the shares of Kimberly-Clark Common Stock constituting the Share Issuance. The information set forth below should be read in conjunction with the historical Consolidated Financial Statements of Kimberly-Clark and Scott and the Unaudited Pro Forma Combined Financial Information, including the notes thereto, incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION," "INCORPORATION OF DOCUMENTS BY REFERENCE" and "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

     The following table includes Scott data for each of the three 52- or 53-week fiscal years ended on the last Saturday in December in the period ended December 31, 1994 and for the 26-week period ended July 1, 1995. For ease of reference, all column headings used in such table refer to the period-ended date of Kimberly-Clark. The pro forma data do not reflect any cost savings and other synergies anticipated by Kimberly-Clark's management as a result of the Merger. For a discussion of anticipated cost savings and other synergies, see "THE MERGER -- Opinion of Kimberly-Clark's Financial Advisor" and "-- Opinion of Scott's Financial Advisor."

                                                         AT OR FOR THE          AT OR FOR THE
                                                        SIX MONTHS ENDED   YEAR ENDED DECEMBER 31,
                                                            JUNE 30,       ------------------------
                                                              1995          1994     1993     1992
                                                        ----------------   ------   ------   ------
Kimberly-Clark Historical
  Income per share before cumulative effects of changes
     in accounting principles..........................      $ 1.70        $ 3.33   $ 3.18   $ 2.15
  Cash dividends declared per share(a).................         .90          1.76     1.29     2.07
  Book value per share.................................       17.07         16.20
Scott Historical
  Income (loss) per share from continuing operations
     before extraordinary loss and cumulative effect of
     change in accounting principle....................      $ 1.60        $ 1.77   $(1.61)  $ 1.00
  Cash dividends declared per share....................         .20           .40      .40      .40
  Book value per share.................................       12.70         11.54
Kimberly-Clark Unaudited Pro Forma
  Income per share from continuing operations before
     extraordinary loss and cumulative effects of
     changes in accounting principles(b)...............      $ 1.85        $ 2.87   $ 1.07   $ 1.79
  Cash dividends declared per share(a).................         .90          1.76     1.29     2.07
  Book value per share(b)..............................       12.19         15.16
Scott Equivalent
  Income per share from continuing operations before
     extraordinary loss and cumulative effect of change
     in accounting principle(b)........................      $ 1.44        $ 2.24   $  .83   $ 1.40
  Cash dividends declared per share....................         .70          1.37     1.01     1.61
  Book value per share(b)..............................        9.51         11.82

---------------

(a) In 1992, the Kimberly-Clark Board declared four cash dividends of $.41 per share and one cash dividend of $.43 per share. The $.43 per share dividend was paid in April 1993. In 1993, the Kimberly-Clark Board declared three cash dividends of $.43 per share.
(b) Neither income per share nor book value per share data would change significantly if the Specialty Products Business Spinoff had been given effect in calculating the amounts shown.

MARKET PRICES AND DIVIDENDS PAID

     Kimberly-Clark Common Stock is traded on the NYSE, the CSE and the PSE under the symbol "KMB". Scott Common Shares are traded on the NYSE, the PSE and the Philadelphia Stock Exchange under the symbol "SPP". The following table sets forth, for the periods indicated, the range of the high and low sales prices of Kimberly-Clark Common Stock and Scott Common Shares, as reported on the NYSE Composite Transactions Tape, and the dividends paid per share of Kimberly-Clark Common Stock and Scott Common Shares.

                                                                       KIMBERLY-CLARK                   SCOTT
                                                                        COMMON STOCK               COMMON SHARES(A)
                                                                  -------------------------    ------------------------
                                                                  HIGH     LOW     DIVIDEND    HIGH    LOW     DIVIDEND
                                                                  -----    ----    --------    ----    ----    --------
1992
  First Quarter.................................................  $54       $46 1/4    $.41     $22 1/4 $17 1/4    $.10
  Second Quarter................................................   58 5/8    48 3/4     .41      23      19         .10
  Third Quarter.................................................   59 1/2    53         .41      20 3/8  17 1/2     .10
  Fourth Quarter................................................   63 1/4    50         .41      19 5/8  17 1/2     .10
1993
  First Quarter.................................................  $62       $53 5/8    $.43     $20 1/2 $16 7/8    $.10
  Second Quarter................................................   55 3/8    45 5/8     .43      19      16         .10
  Third Quarter.................................................   50 5/8    44 5/8     .43      17 3/4  15 1/2     .10
  Fourth Quarter................................................   53 3/4    48 3/8     .43      19 7/8  16 1/8     .10
1994
  First Quarter.................................................  $58 1/4   $51 3/8    $.44     $23 3/8 $19 3/4    $.10
  Second Quarter................................................   57 5/8    51 3/4     .44      26 7/8  18 5/8     .10
  Third Quarter.................................................   60        52 1/2     .44      33 1/8  25 1/4     .10
  Fourth Quarter................................................   59        47         .44      35 3/8  30         .10
1995
  First Quarter.................................................  $53 3/8   $47 1/4    $.45     $45 5/8 $33 5/8    $.10
  Second Quarter................................................   62 5/8    50 1/8     .45      50 1/4  41 3/4     .10
  Third Quarter.................................................   68 3/4    57 1/2     .45      51 5/8  43 1/4     .10
  Fourth Quarter (through November 7, 1995).....................   75 1/4    66 5/8     .45(b)   55 1/8  47 3/4     .10(c)

---------------

(a) Scott price and dividend information reflect the impact of a two-for-one stock split, which became effective at the close of business on April 28, 1995.

(b) The Kimberly-Clark Board has declared a dividend of $.45 per share of Kimberly-Clark Common Stock payable on January 3, 1996 to holders of record on December 8, 1995.

(c) The Scott Board has declared a dividend of $.10 per Scott Common Share payable on December 10, 1995 to holders of record on November 22, 1995.

     Set forth below are the last reported sale prices of Kimberly-Clark Common Stock and Scott Common Shares on July 14, 1995, the last trading day prior to the execution of the Merger Agreement, as reported on the NYSE Composite Transactions Tape, and the equivalent pro forma sale price of Scott Common Shares on such date, as determined by multiplying such last reported sale price of Kimberly-Clark Common Stock by the Conversion Number of 0.780:

    Kimberly-Clark Common Stock..................................................  $58 5/8
    Scott Common Shares..........................................................   49 1/8
    Scott Equivalent.............................................................   45.73

     On November 7, 1995, the last trading day prior to the date of this Proxy Statement/Prospectus, the last reported sale price of Kimberly-Clark Common Stock and Scott Common Shares, as reported on the NYSE Composite Transactions Tape, was $74 1/4 per share and $54 1/2 per share, respectively. See "Historical Trading Analysis" under "THE MERGER -- Opinion of Kimberly-Clark's Financial Advisor" and "-- Opinion of Scott's Financial Advisor" for a discussion of the relative market prices of Kimberly-Clark Common Stock and Scott Common Shares at various dates and for several periods, including at the close of business on June 21, 1995 (two trading days prior to the publication in The Wall Street Journal on June 23, 1995 of an article speculating that Kimberly-Clark and Scott were discussing a merger).

COMPARISON OF RIGHTS OF HOLDERS OF KIMBERLY-CLARK COMMON STOCK AND SCOTT COMMON SHARES.

     See "COMPARISON OF RIGHTS OF HOLDERS OF KIMBERLY-CLARK COMMON STOCK AND SCOTT COMMON SHARES" for a summary of the material differences between the rights of holders of Scott Common Shares and the rights of holders of Kimberly-Clark Common Stock.

                                  RISK FACTORS

     In considering whether to approve the Share Issuance or to approve and adopt the Merger Agreement, as the case may be, the stockholders of Kimberly-Clark and Scott should consider the following matters.

     FIXED EXCHANGE RATIO DESPITE CHANGE IN RELATIVE STOCK PRICES. The Conversion Number is expressed in the Merger Agreement as a fixed ratio. Accordingly, the Conversion Number will not be adjusted in the event of any increase or decrease in the price of either Kimberly-Clark Common Stock or Scott Common Shares. The price of Kimberly-Clark Common Stock at the Effective Time may vary from its price at the date of this Proxy Statement/Prospectus and at the date of the Special Meetings. Such variations may be the result of changes in the business, operations or prospects of Kimberly-Clark or Scott, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. Because the Effective Time may occur at a date later than the Special Meetings, there can be no assurance that the price of Kimberly-Clark Common Stock on the date of the Special Meetings will be indicative of its price at the Effective Time. The Effective Time will occur as soon as practicable following the Special Meetings and the satisfaction or waiver of the other conditions set forth in the Merger Agreement. Stockholders of Kimberly-Clark and Scott are urged to obtain current market quotations for Kimberly-Clark Common Stock and Scott Common Shares. See "OTHER TERMS OF THE MERGER
AGREEMENT -- Conditions Precedent to the Merger."

     NECESSITY OF RECEIVING GOVERNMENTAL APPROVALS PRIOR TO THE MERGER; POSSIBLE DIVESTITURES. The consummation of the Merger is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). In addition, other filings with, notifications to and authorizations and approvals of, various governmental agencies, both domestic and foreign, with respect to the transactions contemplated by the Merger Agreement, relating primarily to antitrust and securities law issues, must be made and received prior to the consummation of the Merger. The combined enterprise may be required to divest one or more of its product lines in order to obtain the necessary authorizations and approvals of the Merger. Any such divestitures are not expected to have a materially adverse effect on the operations and operating results of the combined enterprise, but would have such an effect on its European operations unless the proceeds therefrom can be successfully redeployed. There can be no assurance that the consummation of any such divestitures could be effected at a fair market price or that the reinvestment of the proceeds therefrom would produce for the combined enterprise operating profit at the same level as the divested product lines or a commensurate rate of return on the amount of its investment. See "THE MERGER -- Governmental and Regulatory Approvals."

     UNCERTAINTIES IN INTEGRATING BUSINESS OPERATIONS AND ACHIEVING COST SAVINGS. In determining that the Merger is advisable and in the best interests of its stockholders, each of the Kimberly-Clark Board and the Scott Board considered the cost savings, operating efficiencies and other synergies expected to result from the consummation thereof. The consolidation of functions, the integration of departments, systems and procedures and the relocation of staff present significant management challenges. There can be no assurance that such actions will be successfully accomplished as rapidly as currently expected. Moreover, although the primary purpose of such actions will be to realize direct cost savings and other operating efficiencies, there can be no assurance of the extent to which such cost savings and efficiencies will be achieved.

     UNCERTAINTY AS TO AMOUNT OF ONE-TIME MERGER-RELATED CHARGE. Kimberly-Clark will take a one-time pre-tax charge (estimated to be in the range of $1.0 billion to $1.5 billion) in the quarter in which the Merger is consummated to cover the direct costs of the Merger, the cost of integrating the businesses of Kimberly-Clark and Scott, the cost of plant rationalizations and employee terminations to eliminate duplicate facilities and excess capacity and other unusual and non-recurring items. There can be no assurance that the amount of such charge will not increase as Kimberly-Clark's integration plan is developed and more accurate estimates become possible or as to the amount of the after-tax cost of such charge. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

     CONFLICTS OF INTEREST. In considering the recommendation of the Merger by the Scott Board, the shareholders of Scott should be aware that certain executive officers of Scott may be deemed to have conflicts of interest with respect to the Merger; such interests, together with other relevant factors, were considered by the Scott Board in recommending the Merger to the shareholders of Scott and approving the Merger Agreement. See "THE
MERGER -- Conflicts of Interest."

                              RECENT DEVELOPMENTS

KIMBERLY-CLARK

     For the three-months and nine-months periods ended September 30, 1994 and 1995, Kimberly-Clark's unaudited condensed results of operations were as follows:

                                                       (MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                    THREE MONTHS ENDED      NINE MONTHS ENDED
                                                      SEPTEMBER 30,           SEPTEMBER 30,
                                                   --------------------    --------------------
                                                     1995        1994        1995        1994
                                                   --------    --------    --------    --------
    INCOME STATEMENT DATA:
      Net Sales..................................  $2,212.3    $1,846.3    $6,378.9    $5,469.6
      Operating Profit...........................     280.4       191.9       761.2       636.9
      Net Income.................................     208.6       141.8       480.6       429.5
    PER SHARE DATA:
      Net income.................................  $   1.30    $    .88    $   3.00    $   2.67

     Compared with the third quarter of 1994, Net Sales increased 19.8%, Operating Profit increased 46.1%, Net Income increased 47.1% and Net income per share increased 47.7%. The growth in Net Income was attributable to strong worldwide volume growth, higher selling prices for tissue, pulp and newsprint and a one-time gain on the secondary sale of 80% of the shares of common stock of Midwest Holdings.

     Excluding nonrecurring items in both years, Net income per share for the 1995 quarter was $1.06 compared to $.79 for the 1994 quarter, a 34.2% increase. The 1995 quarter included a gain of $40.0 million ($.25 per share) on the Midwest Holdings share sale and a charge of $2.0 million ($.01 per share) resulting from the translation of U.S. dollar-denominated liabilities into pesos at Kimberly Clark's Mexican affiliate. Third quarter results for 1994 included gains totalling $.09 per share on the sale of nonstrategic assets.

     Results in the 1995 quarter benefited from both geographic expansions and new product introductions. Improved margins were attributable to higher sales volumes and selling prices, as well as cost savings, which more than offset substantial increases in raw material costs, higher marketing expenses in Europe and North America and lower selling prices for diapers and training pants in the United States. The higher sales volumes contributed approximately 50% of the Net Sales improvement. Major contributors to sales volume growth were consumer products in North America, Europe, Asia and Latin America. In North America, sales volumes were higher for Kleenex bathroom and facial tissue, Huggies baby wipes and diapers, GoodNites disposable underpants, Depend and Poise incontinence care products, Kotex and New Freedom feminine care products, service and industrial products, professional health care products and technical papers. Operating results for consumer products in Europe improved in the third quarter of 1995 compared to the prior year despite higher marketing expenses in response to intense competition in the disposable diaper market; results for European consumer tissue operations improved due to higher selling prices and sales volumes. Notwithstanding such improvements, Kimberly-Clark expects its European operating losses for the full year to increase as compared to 1994 as a result of a continuing high level of promotion spending associated with the establishment of Huggies disposable diapers in Europe.

     Kimberly-Clark's share of net income of equity companies declined 24.7% quarter-to-quarter to $24.1 million. The major reason was the lower net income of Kimberly-Clark's Mexican affiliate because of the peso devaluation and the depressed economy of that country. In addition, because of Kimberly-Clark's increased ownership of operations in Argentina and South Africa, results of operations in such countries are now consolidated instead of being included in net income of equity companies.

     For the 1995 quarter, Kimberly-Clark's effective income tax rate increased to 37.5% from 34.8% in the 1994 quarter. The 1994 rate was lower because of tax benefits related to the sale of Kimberly-Clark's Brazilian tissue subsidiary during the third quarter of 1994.

     Compared with the first nine months of 1994, Net Sales increased 16.6%, Operating Profit increased 19.5%, Net Income increased 11.9% and Net income per share increased 12.4%.

     Excluding nonrecurring items in both years, Net Income for the first nine months of 1995 improved 13.7% compared to the 1994 period and Net income per share increased by 14.2%. The 1995 period included the $.25 per share gain on the Midwest Holdings share sale and charges of $.13 per share resulting from the peso devaluation and $.02 per share resulting from the disposition of Kimberly-Clark's trucking operation. The first nine months of 1994 included gains of $.13 per share relating to the readoption of equity accounting for Kimberly-Clark's South African operations and the sale of nonstrategic assets.

SCOTT

     For the 13-week and 39-week periods ended September 24, 1994 and September 30, 1995, Scott's unaudited condensed results of operations were as follows:

                                                       (MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                THREE MONTHS ENDED               NINE MONTHS ENDED
                                           -----------------------------   -----------------------------
                                           SEPTEMBER 30,   SEPTEMBER 24,   SEPTEMBER 30,   SEPTEMBER 24,
                                               1995            1994            1995            1994
                                           -------------   -------------   -------------   -------------
    INCOME STATEMENT DATA:
      Net Sales...........................   $ 1,093.4        $ 877.2        $ 3,154.2       $ 2,620.2
      Income from Operations..............       224.5          107.3            601.5           269.9
      Income from Continuing Operations...       155.4           54.5            397.8           133.3
      Net Income..........................       155.4           60.6            397.8           126.0
    PER SHARE DATA:
      Income from continuing operations...   $    1.02        $   .37        $    2.62       $     .90
      Net income..........................        1.02            .41             2.62             .85

     Income per share from continuing operations in the 1995 third quarter increased 176% compared to the 1994 third quarter. For the first nine months of 1995, income per share from continuing operations increased 191% compared to the prior year. Excluding net special items of $10.9 million ($.07 per share) resulting primarily from asset sales, 1995 third quarter income per share from continuing operations was $.95, 157% higher than the comparable period in 1994. Net income per share for the 1994 third quarter included the discontinued operations of S.D. Warren, Scott's former printing and publishing papers subsidiary. Scott's improved results reflect significant increases in sales and margins of its core tissue business. In the third quarter of 1995, overall business operating margin (Income from Operations for tissue products as a percentage of Net Sales) increased to a record level of 20.4% compared to 13.8% in the third quarter of 1994 and 18.2% in the second quarter of 1995. Both Scott's Consumer and Away-From-Home businesses achieved record results.

     Net Sales for the 1995 third quarter were 25% higher than the third quarter of 1994, resulting in an aggregate increase for the first nine months of 1995 to 20%.

     Operating earnings for Scott's tissue business in the 1995 third quarter were $223.5 million, an increase of 84% from 1994, due to higher selling prices worldwide and new product initiatives, together with continued aggressive cost reductions. Scott's United States tissue business operating earnings in the 1995 third quarter increased approximately 50% compared to the 1994 quarter on a Net Sales increase of 24%. Higher Net Sales reflect the implementation of price increases, as well as improved product mix due to new product initiatives and rationalization of nonstrategic brands. The same factors were responsible for a 27% rise in Net Sales in Europe which, together with substantially lower costs, resulted in operating earnings nearly triple the third quarter of 1994. For the third quarter of 1995, operating earnings in the combined Pacific and Latin American regions increased more than 50%, and Net Sales increased 20%, compared to the third quarter of 1994.

     Scott's Mexican affiliate reported substantially higher earnings in the third quarter of 1995 as price increases and cost reductions more than offset the impacts of a worsening economy and the devaluation of the peso. Results for Scott's Canadian affiliate have begun to reflect the benefits of its major restructuring program.

                         KIMBERLY-CLARK SPECIAL MEETING

PURPOSE

     At the Kimberly-Clark Special Meeting, the stockholders of Kimberly-Clark will consider and vote upon a proposal to approve the Share Issuance and a separate proposal to approve the Charter Amendment. APPROVAL OF THE CHARTER AMENDMENT IS NOT A CONDITION TO THE CONSUMMATION OF THE MERGER.

     The Kimberly-Clark Board has unanimously determined that the Merger, the Share Issuance and the Charter Amendment are advisable and fair to and in the best interests of the stockholders of Kimberly-Clark and has approved the Merger Agreement. THE KIMBERLY-CLARK BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF KIMBERLY-CLARK VOTE IN FAVOR OF THE SHARE ISSUANCE AND THE CHARTER AMENDMENT AT THE KIMBERLY-CLARK SPECIAL MEETING. See "THE MERGER -- Kimberly-Clark's Reasons for the Merger; Recommendation of its Board of Directors" and "PROPOSED KIMBERLY-CLARK CHARTER AMENDMENT."

RECORD DATE; VOTING RIGHTS

     Only holders of record of Kimberly-Clark Common Stock at the close of business on the Kimberly-Clark Record Date, October 30, 1995, are entitled to receive notice of and to vote at the Kimberly-Clark Special Meeting. At the close of business on the Kimberly-Clark Record Date, there were 160,474,241 shares of Kimberly-Clark Common Stock outstanding, each of which entitles the registered holder thereof to one vote.

SHARE OWNERSHIP OF MANAGEMENT

     At the close of business on the Kimberly-Clark Record Date, Directors and executive officers of Kimberly-Clark and their affiliates were the beneficial owners of an aggregate of 805,208 (approximately 0.5%) of the shares of Kimberly-Clark Common Stock then outstanding.

QUORUM

     The holders of a majority of the shares of Kimberly-Clark Common Stock outstanding and entitled to vote must be present in person or represented by proxy at the Kimberly-Clark Special Meeting in order for a quorum to be present.

     Shares of Kimberly-Clark Common Stock represented by proxies which are marked "abstain" as to one or more particular matters will be counted as shares present for purposes of determining the presence of a quorum on all matters, as will shares that are represented by proxies that are executed by any broker, fiduciary or other nominee on behalf of the beneficial owner(s) thereof regardless of whether authority to vote is withheld by such broker, fiduciary or nominee on one or more matters.

     In the event that a quorum is not present at the Kimberly-Clark Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies.

PROXIES

     All shares of Kimberly-Clark Common Stock represented by properly executed proxies in the enclosed form which are received in time for the Kimberly-Clark Special Meeting and have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted FOR the Share Issuance and the Charter Amendment. In addition, the persons designated in such proxy will have discretion to vote upon any procedural matter relating to the Kimberly-Clark Special Meeting, including the right to vote for any adjournment thereof proposed by the Kimberly-Clark Board to solicit additional proxies. Any proxy in the enclosed form may be revoked by the stockholder executing it at any time prior to its exercise by giving written notice thereof to the Secretary of Kimberly-Clark, by signing and returning a later dated proxy or by voting in person at the Kimberly-Clark Special Meeting. Attendance at the Kimberly-Clark Special Meeting will not in and of itself constitute the revocation of a proxy.

     Proxies will be received by Kimberly-Clark's independent proxy processing agent, and the vote will be certified by independent inspectors. Proxies and ballots that identify the vote of a particular stockholder will be kept confidential other than as necessary to meet legal requirements, in cases where such stockholder has requested disclosure or written a comment to such effect on the returned proxy card or in a contested matter involving an opposing proxy solicitation. During the proxy solicitation period, Kimberly-Clark will receive vote tallies from time to time from its independent proxy processing agent, but such tallies will provide aggregate data rather than the names of stockholders. Such agent will notify Kimberly-Clark if a stockholder has failed to vote so that such stockholder may be requested to do so.

SOLICITATION OF PROXIES

     Proxies are being solicited hereby on behalf of the Kimberly-Clark Board. Pursuant to the Merger Agreement, the entire cost of proxy solicitation for the Kimberly-Clark Special Meeting, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding solicitation material to beneficial owners, will be borne by Kimberly-Clark, except that Kimberly-Clark and Scott will share equally all printing expenses and filing fees. In addition to the use of the mail, solicitation may be made by telephone or otherwise by Directors, officers and regular employees of Kimberly-Clark. Such Directors, officers and regular employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, the expense of such solicitation would be nominal. Kimberly-Clark has retained Georgeson & Company Inc. to aid in the solicitation of proxies from its stockholders. The fees of such firm are estimated to be $25,000, plus reimbursement of out-of-pocket expenses.

REQUIRED VOTE

     Approval of the Share Issuance will require the affirmative vote of a majority of the votes cast on the Share Issuance, provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of Kimberly-Clark Common Stock entitled to vote thereon at the Kimberly-Clark Special Meeting. Approval of the Charter Amendment will require the affirmative vote of a majority of the outstanding shares of Kimberly-Clark Common Stock entitled to vote thereon. APPROVAL OF THE CHARTER AMENDMENT IS NOT A CONDITION TO THE CONSUMMATION OF THE MERGER.

     An abstention with respect to either the Share Issuance or the Charter Amendment will have the effect of a vote cast against the applicable proposal. Brokers who hold shares of Kimberly-Clark Common Stock as nominees will not have discretionary authority to vote such shares on the Share Issuance in the absence of instructions from the beneficial owners thereof, but will have discretionary authority to vote such shares on the Charter Amendment. Any votes which are not cast, because the nominee-broker either lacks or fails to exercise such discretionary authority, with respect to the proposal to approve the Charter Amendment will have the effect of votes cast against such proposal; with respect to the proposal to approve the Share Issuance, such broker non-votes will not be counted as votes cast on such proposal.

                             SCOTT SPECIAL MEETING

PURPOSE

     At the Scott Special Meeting, the shareholders of Scott will consider and vote upon a proposal to approve and adopt the Merger Agreement. The shareholders of Scott will also consider and take action upon any other business which may properly be brought before the Scott Special Meeting.

     The Scott Board (including Mr. Dunlap) has unanimously determined that the Merger is advisable and fair to and in the best interests of Scott and its shareholders and has approved the Merger Agreement. THE SCOTT BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF SCOTT VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE SCOTT SPECIAL MEETING. See "THE MERGER -- Scott's Reasons for the Merger; Recommendation of its Board of Directors." For a discussion of the interests that certain executive officers of Scott have with respect to the Merger in addition to their interests as shareholders of Scott generally and information regarding the treatment of options to purchase Scott Common Shares and other rights of certain members of the Scott Board, see "THE MERGER -- Conflicts of Interest." Such interests, together with other relevant factors, were considered by the Scott Board in making its recommendation and approving the Merger Agreement.

RECORD DATE; VOTING RIGHTS

     Only holders of record of Scott Common Shares at the close of business on the Scott Record Date, October 27, 1995, are entitled to receive notice of and to vote at the Scott Special Meeting. At the close of business on the Scott Record Date, there were 152,132,347 Scott Common Shares outstanding, each of which entitles the registered holder thereof to one vote.

SHARE OWNERSHIP OF MANAGEMENT

     At the close of business on the Scott Record Date, Directors and executive officers of Scott and their affiliates were the beneficial owners of an aggregate of 4,334,220 (approximately 2.8%) of the Scott Common Shares then outstanding.

QUORUM

     The presence of shareholders entitled to cast at least a majority of the votes that all shareholders of Scott are entitled to cast on the Merger Agreement at the Scott Special Meeting is required in order for a quorum to be present.

     Scott Common Shares represented by proxies which are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters, as will shares that are represented by proxies that are executed by any broker, fiduciary or other nominee on behalf of the beneficial owner(s) thereof regardless of whether authority to vote is withheld by such broker, fiduciary or nominee on one or more matters.

     In the event that a quorum is not present at the Scott Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies.

PROXIES

     All Scott Common Shares represented by properly executed proxies in the enclosed form which are received in time for the Scott Special Meeting and have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted FOR the Merger Agreement. Scott does not know of any matter not described in the Notice of Special Meeting that is expected to come before the Scott Special Meeting. If, however, any other matters are properly presented for action at the Scott Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authority is withheld. Any proxy in the enclosed form may be revoked by the shareholder executing it at any time prior to its exercise by giving written notice thereof to the Secretary of Scott, by signing and returning a later dated proxy or by voting in person at the Scott Special Meeting. Attendance at the Scott Special Meeting will not in and of itself constitute the revocation of a proxy.

     It is Scott's policy that each shareholder's proxy relating to the Scott Special Meeting is to be confidential if such shareholder so requests on the proxy. If a shareholder requests confidentiality, the proxy will not, prior to the tabulation of the final vote at the Scott Special Meeting, be available for examination by, nor will the vote of such shareholder be disclosed to, any person (other than the independent tabulator and judge of voting) except (i) where disclosure is necessary to meet applicable legal requirements or (ii) in the event of a contested proxy solicitation. Subject to the two preceding sentences, in cases where the shareholder requesting confidentiality is also a Director or an employee of Scott (including through shares held in employee benefit plans), any requested and granted confidentiality would be maintained permanently. Scott has retained an independent tabulator and judge of voting to receive, inspect, tabulate and certify proxy votes. The independent tabulator and judge may inform Scott at any time of vote tallies and whether a particular shareholder has voted.

     In accordance with this policy, a space is provided on the enclosed proxy card for the shareholder to elect to have the proxy treated confidentially. If a shareholder makes this election, the proxy may still be used to communicate directly with Scott by writing comments on it, but any comment will be transcribed separately and given to Scott. Except for a Director or an employee of Scott, the name of the shareholder making a comment will be disclosed.

SOLICITATION OF PROXIES

     Proxies are being solicited hereby on behalf of the Scott Board. Pursuant to the Merger Agreement, the entire cost of proxy solicitation for the Scott Special Meeting, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding solicitation material to beneficial owners, will be borne by Scott, except that Kimberly-Clark and Scott will share equally all printing expenses and filing fees. In addition to the use of the mail, solicitation may be made by telephone or otherwise by officers and regular employees of Scott. Such officers and regular employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, the expense of such solicitation would be nominal. Scott has retained D.F. King & Co. to aid in the solicitation of proxies from its shareholders. The fees of such firm are estimated to be $17,500, plus reimbursement of out-of-pocket expenses.

     Participants in the Scott Paper Company Salaried Investment Plan or the Scott Paper Company Hourly Investment Plan who have Scott Common Shares in their plan accounts will receive a form to be used to instruct the committee overseeing such plan how to vote such Scott Common Shares. Each plan provides that its committee will vote, or cause the trustee of such plan to vote, such shares as instructed, and will vote Scott Common Shares held in participants' accounts for which it does not receive instructions at the discretion of such committee.

REQUIRED VOTE

     Approval and adoption of the Merger Agreement will require the affirmative vote of a majority of the votes cast by the shareholders of Scott entitled to vote thereon at the Scott Special Meeting, provided that a quorum is present. An abstention will not be counted as a vote cast. Brokers who hold Scott Common Shares as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Broker non-votes will not be counted as votes cast.

                                   THE MERGER

     The description of the Merger and the Merger Agreement contained in this Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a conformed copy of which is attached hereto as Annex I and incorporated herein by reference.

GENERAL

     At the Effective Time of the Merger, Sub will be merged with and into Scott, with Scott continuing as the Surviving Corporation and a wholly-owned subsidiary of Kimberly-Clark. As a result of the Merger, the separate corporate existence of Sub will cease and Scott will succeed to all the rights and be responsible for all the obligations of Sub in accordance with the PBCL. Subject to the terms and conditions of the Merger Agreement, each Scott Common Share outstanding immediately prior to the Effective Time (other than shares owned directly or indirectly by Kimberly-Clark or Scott, which will be cancelled) will be converted into 0.780 of a share of Kimberly-Clark Common Stock, including the corresponding percentage of a Kimberly-Clark Right. Cash will be paid in lieu of any fractional share of Kimberly-Clark Common Stock. Although the Merger Agreement provides for a conversion number of 0.765 if the record date for the Specialty Products Business Spinoff occurs after the Effective Time, the Kimberly-Clark Board has fixed such record date at the close of business on November 13, 1995. Accordingly, as previously indicated, the Conversion Number is 0.780, subject to adjustment in accordance with the terms of the Merger Agreement. See "OTHER TERMS OF THE MERGER
AGREEMENT -- Adjustment of Conversion Number."

     The Merger will become effective upon the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania unless the Articles of Merger provide for a later date of effectiveness (not to exceed 30 days after the date that the Articles of Merger are so filed). The filing of the Articles of Merger will occur as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "OTHER TERMS OF THE MERGER AGREEMENT -- Conditions Precedent to the Merger."

BACKGROUND OF THE MERGER

     Prior to 1994, Scott experienced several years of unsatisfactory financial performance, both in terms of net income and the market value of Scott Common Shares. As a result, the Scott Board had, from time to time, considered various corporate and financial alternatives to improve Scott's financial position and to enhance shareholder value. In the Spring of 1993, the management of Scott and the Scott Board began to consider dispositions of certain non-strategic assets, including S.D. Warren, Scott's printing and publishing papers division, as well as certain of Scott's energy production facilities. In January 1994, Scott announced a restructuring plan focused on reducing costs and streamlining operations, to be implemented over three years.

     Traditionally, Kimberly-Clark has grown through internal means, particularly by developing new products and building its own capital assets. In the late 1980s and early 1990s, Kimberly-Clark built major new tissue mills in the United States and Europe, and introduced diapers and training pants in Europe. The timing of these investments was such that, although they contributed to growth in sales volume, they did not meet Kimberly-Clark's objectives for profit growth. Accordingly, during 1993 and 1994, Kimberly-Clark prepared several long-term growth plans to explore opportunities for the balance of the decade. These plans established a divestiture program for non-core businesses, which was effected in 1994 and 1995, and predicted the probable need to make acquisitions and joint venture investments to achieve further growth before the end of the decade.

     In December 1993, Dillon Read made an unsolicited proposal to Kimberly-Clark to consider buying all or part of Scott. After completing its analysis of Scott, Kimberly-Clark determined that it was not interested in the entire company. Separately from the Dillon Read initiative, John W. Donehower, Senior Vice President and Chief Financial Officer of Kimberly-Clark, met with P. Newton White and Ashok N. Bakhru, Senior Vice President in charge of the Away-From-Home business and Senior Vice President in charge of Wet Wipes, Health Care and Corporate Development of Scott, respectively, in March 1994 to assess Scott's interest in selling its United States Away-From-Home business. Such Scott officers indicated that Scott was not interested in such a sale, which was reported to the Kimberly-Clark Board on April 21, 1994.

     In April 1994, Scott hired Mr. Dunlap as its chief executive officer. Soon thereafter, at Scott's 1994 Annual Meeting of Shareholders, Mr. Dunlap announced his plan for significantly increasing Scott shareholder value. This plan included (i) the reaffirmation of Scott's decision to sell certain of its non-strategic assets, including S.D. Warren, (ii) the establishment of a small team of senior executive officers, personally selected by Mr. Dunlap for their demonstrated ability to take effective action to increase shareholder value, while streamlining the total number of senior managers, (iii) the acceleration of Scott's restructuring plan, with the objective of completing it by the end of 1994, and (iv) a new business strategy of focusing on Scott's core tissue businesses.

     By the end of 1994, Scott had accomplished its corporate restructuring goals, including the elimination of more than 11,000 positions throughout the world, the implementation of other cost reductions and the outsourcing of various functions. During 1994, Scott also completed the sale of S.D. Warren and Scott's energy complex in Mobile, Alabama for approximately $1.6 billion and $350 million, respectively. Scott's health care and United States and United Kingdom foodservice businesses were also sold for approximately $110 million. The proceeds from these dispositions were used primarily to reduce Scott's outstanding indebtedness by approximately $1.5 billion. At its meeting in September 1994, the Scott Board authorized management to proceed with the sale of Scott's other energy facilities, its pulp and timber operations and certain real estate assets.

     In late Spring 1994, Kimberly-Clark approached another company with the intent of attempting to purchase two paper mills located in Europe. Kimberly-Clark also considered the desirability of acquiring the entire company. All discussions and negotiations with such company were terminated in March 1995. Also during 1994, Kimberly-Clark and a second company had discussions in Europe covering a wide range of possible business combinations, with particular emphasis on personal care and tissue products. In November 1994, management reported to the Kimberly-Clark Board that such company and Kimberly-Clark were unable to reach a mutually acceptable agreement for any business combination.

     In late 1994, Scott's management and the Scott Board decided to assess strategic acquisitions to enhance the value of Scott's core tissue businesses. Although Salomon had provided financial advisory and investment banking services to Scott for several years, beginning in late 1994 such services included various research projects, strategic planning, the identification of possible candidates to acquire Scott or for acquisition by Scott, advice regarding the possible sale by Scott of one or more lines of business or other assets, preliminary contacts with such candidates and the exchange of preliminary information with such candidates. A formal engagement letter between Scott and Salomon with respect to the possible merger of Scott with, or the sale of Scott or an interest therein to, or the sale of all or a portion of its assets to, another business entity was not executed until June 14, 1995.

     Salomon outlined as potential candidates for acquisition by Scott businesses and assets that would complement Scott's plans for improving its core tissue businesses. In order to evaluate fully all possible alternatives, Salomon was also authorized to make selected inquiries of other companies to determine whether there was any interest on their part in acquiring Scott. In late November and early December 1994, Salomon contacted a number of companies, including Kimberly-Clark, regarding the feasibility of and their interest in an acquisition of Scott.

     In December 1994 and January 1995, Scott, with the assistance of Salomon, continued to investigate a number of possible transactions. Salomon identified 24 companies (including Kimberly-Clark) which Salomon believed to be potential candidates to acquire all or a part of Scott. Twelve companies (including Kimberly-Clark) were contacted by Salomon. Four companies (including Kimberly-Clark) were provided with certain information regarding the operations of Scott, and representatives of two of such companies (which did not include Kimberly-Clark) met with officers of Scott having expertise in financial and operational matters. The 12 companies were selected on the basis of their size and financial resources, the comparability of the industries in which they were engaged to those engaged in by Scott and their potentially attractive business fit, in Salomon's judgment, with Scott's operations. None of these 12 companies made a proposal to acquire all of Scott.

     On January 20, 1995, Salomon and Dillon Read exchanged certain public information concerning Scott and Kimberly-Clark. After reviewing such Scott information, Kimberly-Clark expressed no interest in acquiring all of Scott, but, through Dillon Read, expressed an interest in Scott's United States Consumer Tissue and Away-From-Home businesses. A confidentiality agreement dated January 24, 1995 was entered into by Scott and Kimberly-Clark which provided, among other things, that Scott would supply Kimberly-Clark with certain non-public information on a confidential basis. Such agreement also contained a "standstill" undertaking by Kimberly-Clark which prohibited it from taking certain actions, including the commencement of a tender or exchange offer for any securities of Scott or acting in concert with any other person to propose or effect a business combination with Scott. The other three companies which received information (including certain non-public information) regarding Scott operations also signed confidentiality agreements.

     On January 24, 1995, Dillon Read requested additional information regarding Scott's United States Consumer Tissue and Away-From-Home businesses, and had further discussions with Salomon concerning such businesses. On January 26, 1995, a limited portion of the requested information was supplied by Salomon to Dillon Read; thereafter Kimberly-Clark and Dillon Read reviewed the information provided by Salomon with respect to Scott to determine whether the acquisition of the Scott assets used in these businesses would be beneficial to Kimberly-Clark.

     Kimberly-Clark and Dillon Read executed a formal engagement letter on February 17, 1995 providing that Dillon Read would provide financial advisory services to Kimberly-Clark with respect to the acquisition of certain tissue manufacturing and other assets of Scott or another company. On July 14, 1995, Kimberly-Clark and Dillon Read amended their existing engagement letter to provide that Dillon Read financial advisory services would relate to the acquisition of Scott or certain of its assets.

     During early February 1995, Scott determined that it was not interested in selling the assets in which Kimberly-Clark had expressed an interest, and Salomon continued to apprise Scott regarding the discussions that Salomon was having with other potential transaction partners. After being advised that none of such persons had expressed an interest in a suitable transaction, Scott concluded in mid-February 1995 that a near-term acquisition of Scott was unlikely and decided to focus its efforts on operating its core businesses and expanding by internal growth and possible acquisitions. On March 24, 1995, Salomon made a presentation to Scott's management regarding three possible candidates for acquisition by Scott; each of these three candidates, which had been previously identified by Salomon, were selected by Salomon for reconsideration because of their particular product lines and favorable industry fit with Scott. After further review, Scott's management again determined that none of these acquisitions would be beneficial to Scott's profitability or otherwise enhance Scott shareholder value. Accordingly, no discussions were initiated with any of such candidates regarding a possible transaction. Shortly after this meeting, without the knowledge of Kimberly-Clark, Salomon recommended to Scott management that it consider the desirability of a tax-free stock-for-stock merger with Kimberly-Clark.

     On or about March 31, 1995, Kenneth S. Crews, Managing Director of Dillon Read, discussed with Mr. Donehower whether Kimberly-Clark might be willing to communicate with Scott concerning the possibility of obtaining information from Scott for the purpose of exploring the potential benefits to be derived from a business combination. Mr. Crews received permission to contact Salomon in this regard. Shortly thereafter, Mr. Crews contacted Mark C. Davis, Managing Director of Salomon, to express Kimberly-Clark's willingness to explore such a transaction. In response thereto, Salomon provided to Dillon Read on April 3, 1995 a preliminary overview of a business combination between Kimberly-Clark and Scott, assuming a tax-free stock-for-stock merger qualifying for pooling of interests accounting treatment. Thereafter, Kimberly-Clark and Scott each commenced a further study of the proposed transaction.

     On April 18, 1995, following a meeting attended by Wayne R. Sanders, Chairman of the Board and Chief Executive Officer of Kimberly-Clark, Mr. Donehower, Mr. Crews and other senior representatives of Dillon Read, at which the potential advantages and detriments of a business combination with Scott were surveyed, Mr. Sanders directed that senior management of Kimberly-Clark undertake a thorough evaluation of the desirability of Kimberly-Clark's entering into merger negotiations with Scott. In that connection, on the next day, Randy
J. Vest, Vice President and Controller of Kimberly-Clark, contacted Deloitte & Touche LLP, Kimberly-Clark's independent auditors, for advice concerning the accounting issues presented by a pooling of interests transaction. On April 20, 1995, Mr. Sanders reviewed with the Kimberly-Clark Board the results of the April 18, 1995 meeting.

     On May 11, 1995, Kimberly-Clark and Scott amended their existing confidentiality agreement, and entered into a new confidentiality agreement, providing, among other things, for the mutual exchange of non-public information on a confidential basis and the abrogation of the earlier standstill undertaking by Kimberly-Clark. Subsequent thereto, further discussions between Dillon Read and Salomon regarding a possible merger between Kimberly-Clark and Scott took place, and additional information was exchanged on May 12, 1995. Through their respective financial advisors, Kimberly-Clark and Scott considered certain issues raised by their possible merger, including the tax and accounting treatment thereof, the likelihood of obtaining the necessary regulatory approvals and the cost savings and operating efficiencies which might be attainable. A number of issues were identified for detailed future negotiations, including the relevance of current stock price movements, the appropriateness of a "collar" with respect to the stock exchange ratio to be negotiated and the payment of termination fees. The undertaking to explore such a merger reflected Kimberly-Clark's and Scott's shared view as to the future of the consumer products industry and the complementary nature of the markets served by each.

     On June 7, 1995, Mr. Donehower and O. George Everbach, Senior Vice President -- Law and Government Affairs of Kimberly-Clark, and Mr. Crews met with Russell A. Kersh, Senior Vice President Finance and Administration of Scott, John P. Murtagh, Senior Vice President and General Counsel of Scott, and Mr. Davis. Among the issues discussed at the meeting were: the tax and accounting treatment of a merger between Kimberly-Clark and Scott; the likelihood of obtaining the necessary regulatory approvals; the valuation of Kimberly-Clark and Scott; the current and historical prices for Kimberly-Clark Common Stock and Scott Common Shares; the composition of the board of directors of the combined entity; the role of current senior management of Kimberly-Clark and Scott in the combined entity; certain of the terms to be contained in a merger agreement, including provisions with respect to termination fees and the appropriateness of providing a "collar" with respect to the stock exchange ratio; and various logistical and administrative issues relating to future meetings and negotiations, as well as due diligence investigations. There was general agreement that the combination would be structured as a tax-free stock-for-stock merger qualifying for pooling of interests accounting treatment. The parties also agreed that the name of the combined entity would be Kimberly-Clark Corporation.

     On June 8, 1995, the Kimberly-Clark Board was advised by Messrs. Donehower and Everbach of the substance of such discussions and considered the results of a preliminary management analysis of the synergies which might be achieved in such a merger, the increased capital spending which might be required by Kimberly-Clark and the restructuring charges which would likely be incurred. Among the issues identified by the Kimberly-Clark Board for further analysis were the accuracy of such forecasts, the expected stock exchange ratio, the availability of pooling of interests accounting treatment and the need for an investigation of the legal liabilities which Kimberly-Clark would have to assume. After full deliberation, based upon such advice, analysis and discussion, the Kimberly-Clark Board authorized management to continue its discussions with Scott to determine if an acceptable merger agreement could be negotiated. On June 9, 1995, Kimberly-Clark submitted a written due diligence request to Scott.

     On June 14, 1995, the Scott Board held a telephonic meeting with representatives of Salomon and Scott's outside legal counsel, during the course of which various aspects of a possible merger with Kimberly-Clark were discussed, including the synergies and cost savings which could be realized by the combined enterprise, as well as the growth potential thereof. At such meeting, the Directors discussed the fact that the stock exchange ratio in the proposed merger would be negotiated on the basis of the relative market values of the two companies' stock. At such meeting, Salomon expressed a view that a "collar", which would place a ceiling (as well as a floor) on the market value of the shares of Kimberly-Clark Common Stock to be issued to the Scott shareholders, may not be desirable because the market should react favorably to the proposed merger. The Scott Board was again informed by Salomon that all companies which Salomon believed might be interested in acquiring Scott had been contacted, and that none had expressed any interest in paying a premium to the Scott shareholders. The Directors also discussed a number of other issues regarding a proposed combination with Kimberly-Clark, including the form of the proposed merger, the representation on Kimberly-Clark's Board of current Scott Directors, the potential effect of various antitrust laws on the consummation of the transaction, the ability to effect the transaction as a pooling of interests and a tax-free exchange and the other potential benefits of the transaction to Scott shareholders. At the conclusion of such meeting, the Scott Board approved continuing the exchange of information, and further negotiations regarding a possible merger, with Kimberly-Clark.

     On June 16, 1995, counsel for Kimberly-Clark distributed a preliminary draft of an Agreement and Plan of Merger providing for the stock-for-stock merger of a wholly-owned subsidiary of Kimberly-Clark into Scott. Thereafter Messrs. Donehower and Everbach, on behalf of Kimberly-Clark, and Messrs. Kersh and Murtagh, on behalf of Scott, together with their respective legal counsel and financial advisors, negotiated the structure of the transaction, the stock exchange ratio and the other principal terms of the Merger Agreement. Such persons also had discussions concerning the terms of Mr. Dunlap's compensation as a consultant to Scott following the Merger and the terms of certain salary, bonus and severance payments, noncompetition agreements and other arrangements with Mr. Dunlap and the other five senior executive officers of Scott after the Effective Time. To ensure that the Merger would be eligible for pooling of interests accounting treatment under generally accepted accounting principles, such individuals agreed to rescind certain recent amendments to their compensation arrangements with Scott. See "-- Conflicts of Interest."

     From June 19 through June 23, 1995, members of senior management of, and the legal counsel and financial advisors to, Kimberly-Clark and Scott met in New York and Chicago to perform due diligence investigations, exchange additional information and commence detailed negotiations regarding the Merger Agreement, the Ancillary Agreements and other related matters. Most of the subsequent negotiations took place at face-to-face meetings in Chicago, preceded by the exchange of proposed revisions to the contract language then under consideration and brief outlines of the parties' positions on certain issues.

     The Conversion Number was negotiated between June 27 and June 29, 1995 by Messrs. Donehower, Everbach, Kersh and Murtagh, advised by Messrs. Crews and Davis. Although neither Mr. Sanders nor Mr. Dunlap participated directly in the negotiations, they were consulted frequently by their subordinates. Because the price for Scott Common Shares had increased approximately 27% during the first five and one-half months of 1995 and because of the further increase in such price following publication in The Wall Street Journal on June 23, 1995 of an article speculating that Kimberly-Clark and Scott were discussing a merger, the parties reviewed carefully the relationship of the market price of Scott Common Shares to that of Kimberly-Clark Common Stock during several periods believed to be relevant. Kimberly-Clark was of the view that the then current price of Scott Common Shares unduly reflected market rumors of a cash acquisition of Scott at a premium. Scott disagreed as to the extent that recent price increases in Scott Common Shares should be attributed to market speculation. Dillon Read and Salomon advised their respective clients regarding the trading history and relative values of the Kimberly-Clark Common Stock and Scott Common Shares. Between June 27 and June 29, 1995, Kimberly-Clark continued to offer a stock exchange ratio of 0.760 (assuming that the Specialty Products Business Spinoff had not occurred) while Scott persisted in its demand for a stock exchange ratio of 0.770. Messrs. Donehower and Everbach offered to compromise at a stock exchange ratio of 0.765, and Messrs. Kersh and Murtagh, after consulting with Mr. Dunlap by telephone, accepted the proposed compromise. Such persons had previously agreed to the amount of the adjustment to reflect the Specialty Products Business Spinoff. By July 13, 1995, the parties resolved to their satisfaction all remaining issues relating to the Merger Agreement and the Ancillary Agreements.

     On July 14, 1995, the Scott Board met for several hours to consider again the proposed merger transaction with Kimberly-Clark. Scott's management and legal counsel discussed the final terms of the Merger Agreement, the Ancillary Agreements and all related considerations with the Directors at such meeting. Legal counsel also discussed the potential effect of various United States and foreign antitrust and competition laws on the Merger. Representatives of Salomon were present and described the principles and procedures that led to the agreement on the Conversion Number. In addition, Salomon rendered its oral opinion that the Conversion Number was fair, from a financial point of view, to the shareholders of Scott. The Directors again discussed each of the issues that were considered at their June 14 meeting. Although Mr. Dunlap participated in the discussions regarding the several agreements with Scott and Kimberly-Clark to which he was to become a party, the Scott Board was also provided with the opportunity to deliberate on the Merger Agreement and the Ancillary Agreements, in the absence of Mr. Dunlap and the other senior executive officers of Scott, prior to voting on the Merger Agreement and the Ancillary Agreements. Thereafter, the Scott Board (including Mr. Dunlap) unanimously approved the Merger Agreement and the Ancillary Agreements and recommended that the shareholders of Scott approve and adopt the Merger Agreement. See "-- Scott's Reasons for the Merger; Recommendation of its Board of Directors" and "-- Opinion of Scott's Financial Advisor."

     On July 14, 1995, the Kimberly-Clark Board met for several hours to review the terms and conditions of the Merger Agreement and the Ancillary Agreements. Management discussed in great detail, with the participation of Dillon Read, the comparative financial characteristics of Kimberly-Clark and Scott, as well as management and Dillon Read analyses of the business prospects and potential cost savings and synergies that might result from the Merger. Legal counsel discussed with the Kimberly-Clark Board the possible impact on the Merger of the antitrust laws of the United States, Canada, Mexico and the European Community. Representatives of Dillon Read also described the principles and procedures that led to the determination of the Conversion Number and orally expressed Dillon Read's opinion that the Conversion Number was fair, from a financial point of view, to Kimberly-Clark. See "-- Opinion of Kimberly-Clark's Financial Advisor." After a full discussion of all of the relevant considerations and full opportunity for each of the Directors to ask all desired questions, the Kimberly-Clark Board unanimously approved the Merger Agreement, the Ancillary Agreements and the Share Issuance and recommended that the stockholders of Kimberly-Clark approve the Share Issuance. See "-- Kimberly-Clark's Reasons for the Merger; Recommendation of its Board of Directors."

     On July 16, 1995, Kimberly-Clark and Scott executed the Merger Agreement and, together with the applicable senior executive officers of Scott, the Ancillary Agreements. The terms of the Merger were announced in a joint press release issued prior to the opening of business on July 17, 1995.

KIMBERLY-CLARK'S REASONS FOR THE MERGER; RECOMMENDATION OF ITS BOARD OF
DIRECTORS

     The Kimberly-Clark Board has unanimously determined that the Merger and the Share Issuance are advisable and fair to and in the best interests of the stockholders of Kimberly-Clark and has approved the Merger Agreement. Accordingly, the Kimberly-Clark Board recommends that the stockholders of Kimberly-Clark vote to approve the Share Issuance.

     The Kimberly-Clark Board believes that the Merger would represent a significant step in achieving Kimberly-Clark's objective of expanding its presence in the consumer products markets in which it operates. The Merger would particularly strengthen Kimberly-Clark's ability to compete for sales of consumer bath tissue, paper towel and other tissue products in North America; in addition, its European and Asian tissue and other consumer products businesses would be significantly expanded.

     The Kimberly-Clark Board also believes that the Merger should produce improved stockholder value through the leveraging of Kimberly-Clark's technology and management skills with Scott's capacity and scale in the tissue industry. Capitalizing on this leverage should reduce costs and maximize profitability of the combined enterprise. The Merger would result in a diversified consumer products company that would own several major, globally recognized brands and have leadership market positions in many of its product lines. In addition, Kimberly-Clark's current expertise in fiber and absorbency technology should be enhanced. In brief, the Merger would create not only a combined entity bigger and stronger than either Kimberly-Clark or Scott on a stand-alone basis, but also an enterprise positioned to compete more effectively on both a strategic and financial basis.

     For the foregoing reasons, the Kimberly-Clark Board believes that the terms and conditions of the Merger Agreement are in the best interests of Kimberly-Clark and its stockholders. In reaching its conclusion, the Kimberly-Clark Board considered, among other things: (i) the judgment, advice and analyses of its management; (ii) the judgment and advice of, and the analyses prepared by, Dillon Read; (iii) the financial condition, results of operations and cash flows of Kimberly-Clark and Scott, both on an historical and a prospective basis; (iv) the synergies, cost reductions and operating efficiencies that should become available to the combined enterprise as a result of the Merger, and the many management challenges associated with successfully integrating the businesses of two major corporations; (v) the strategic benefits of the Merger; (vi) the express terms and conditions of the Merger Agreement, which were viewed as providing an equitable basis for the Merger from the standpoint of Kimberly-Clark; (vii) historical market prices and trading information with respect to Kimberly-Clark Common Stock and Scott Common Shares;
(viii) the effect of publicity prior to the execution of the Merger Agreement of a possible transaction involving Kimberly-Clark and Scott on the market prices of Kimberly-Clark Common Stock and Scott Common Shares to make certain that the Conversion Number fairly reflected long-term values of Kimberly-Clark and Scott unaffected by recent market speculation; (ix) the express terms and conditions of the Ancillary Agreements, which, together with the Merger Agreement, were deemed to provide benefits to the combined enterprise commensurate with the costs thereto; (x) the tax effects of the Merger on Kimberly-Clark; (xi) the significant worldwide enhancement of the market position of the combined enterprise; and (xii) the ability to consummate the Merger as a pooling of interests under generally accepted accounting principles.

     The foregoing discussion of the information and factors considered and given weight by the Kimberly-Clark Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Kimberly-Clark Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Kimberly-Clark Board may have given different weights to different factors.

     THE KIMBERLY-CLARK BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF KIMBERLY-CLARK COMMON STOCK VOTE "FOR" APPROVAL OF THE SHARE ISSUANCE.

OPINION OF KIMBERLY-CLARK'S FINANCIAL ADVISOR

     On July 14, 1995, Dillon Read rendered its oral opinion, which was confirmed by its written opinion dated July 14, 1995, to the Kimberly-Clark Board to the effect that, based upon and subject to certain matters stated therein, as of the date of such opinion, the Consideration (referred to in the Merger Agreement and herein as the "Conversion Number") to be paid by Kimberly-Clark in the Merger is fair to Kimberly-Clark from a financial point of view.

     THE FULL TEXT OF DILLON READ'S OPINION DATED JULY 14, 1995, WHICH SETS FORTH A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX II. HOLDERS OF KIMBERLY-CLARK COMMON STOCK ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY, ESPECIALLY WITH REGARD TO THE ASSUMPTIONS MADE AND MATTERS CONSIDERED BY DILLON READ. THE SUMMARY OF THE OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, Dillon Read, among other things: (i) reviewed certain publicly available business and historical financial information relating to Kimberly-Clark and Scott; (ii) reviewed certain financial information and other data provided to Dillon Read by Kimberly-Clark that is not publicly available relating to the business and prospects of Kimberly-Clark, including financial projections prepared by the management of Kimberly-Clark;
(iii) reviewed certain financial information and other data provided to Dillon Read by Scott that is not publicly available relating to the business and prospects of Scott, including financial projections prepared by the management of Scott; (iv) had discussions with members of the senior managements of Kimberly-Clark and Scott; (v) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business Dillon Read believed to be generally comparable to those of Kimberly-Clark and Scott;
(vi) considered the pro forma effects of the Merger on Kimberly-Clark's financial statements and reviewed certain estimates of synergies prepared by the managements of Kimberly-Clark and Scott; (vii) reviewed the historical market prices and trading volumes of Kimberly-Clark Common Stock and Scott Common Shares; (viii) compared the financial terms of the Merger Agreement with the financial terms of certain other transactions which Dillon Read believed to be generally comparable to the Merger; (ix) reviewed the Merger Agreement in the form provided to Dillon Read; and (x) conducted such other financial studies, analyses and investigations, and considered such other information, as Dillon Read deemed necessary or appropriate, but none of which was, individually, material.

     In connection with its review, Dillon Read did not assume any responsibility for independent verification of any of the foregoing information and, with Kimberly-Clark's consent, relied on such information as being complete and accurate in all material respects. In addition, Dillon Read did not make any evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Kimberly-Clark or Scott, nor was Dillon Read furnished with any such evaluation or appraisal. With respect to the financial projections referred to above, Dillon Read assumed, with Kimberly-Clark's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of Kimberly-Clark's and Scott's management as to the future financial performance of each company. Further, Dillon Read's opinion was based on economic, monetary and market conditions existing on the date thereof. In addition, although Dillon Read evaluated the Consideration from a financial point of view, Dillon Read was not asked to and did not recommend the specific consideration to be paid in the Merger. No other limits were placed on Dillon Read with respect to the investigations made or procedures followed by Dillon Read in rendering its opinion.

     In arriving at its opinion, Dillon Read did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based on its experience in rendering such opinions and on then existing economic, monetary and market conditions as to the significance and relevance of each analysis and factor. Accordingly, Dillon Read believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Dillon Read made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Kimberly-Clark's or Scott's control. Any estimates contained in Dillon Read's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of a business or securities do not purport to be appraisals or to reflect the actual prices at which businesses or securities might be sold.

     The following paragraphs summarize the material quantitative analyses performed by Dillon Read in arriving at the opinion dated July 14, 1995 presented to the Kimberly-Clark Board.

     Summary of Recent Acquisition Transactions. Using publicly available information, Dillon Read reviewed the purchase prices and multiples paid in selected mergers and acquisitions announced between 1984 and June, 1995 which Dillon Read deemed relevant in evaluating the Merger. Dillon Read reviewed certain paper and forest products industry mergers and acquisitions with transaction values in excess of $1 billion announced since 1984, including: the acquisition of S.D. Warren by SAPPI Limited; the acquisition of Great Northern Nekoosa Corporation by Georgia-Pacific Corporation; the acquisition of Jefferson Smurfit Corporation by SIBV/MS Holdings, Inc.; the acquisition of CIP Inc. by Great Lakes Forest Products Ltd.; the acquisition of Consolidated-Bathurst, Inc. by Stone Container Corporation; the acquisition of Fort Howard Corporation by Morgan Stanley Leveraged Equity Fund II, L.P.; the acquisition of Owens-Illinois Forest Products Group by Great Northern Nekoosa Corporation; the acquisition of Hammermill Paper Company by International Paper Company; and the acquisition of St. Regis Corporation by Champion International Corporation. Dillon Read also reviewed certain mergers and acquisitions in the consumer products industry with transaction values in excess of $900 million, including: the acquisition of the Kolynos business of American Home Products Corporation by Colgate-Palmolive Company; the acquisition of Neutrogena Corporation by Johnson & Johnson; the acquisition of Drackett Co. by S.C. Johnson & Son Inc.; the acquisition of the Max Factor and Betrix business of Revlon, Inc. by The Procter & Gamble Company; the acquisition of the household products and depilatory business of Boyle-Midway, a division of American Home Products Corporation, by Reckitt & Colman plc; the acquisition of Noxell Corporation by The Procter & Gamble Company; and the acquisition of certain businesses of Faberge Inc. by Unilever United States. Dillon Read believes these transactions involve companies that are generally comparable to Scott. Multiples of equity value of the transaction to net income for the 12 months preceding the acquisition announcement averaged 18.8x and ranged from 7.5x to 40.5x in the paper and forest products industry and averaged 29.3x and ranged from 24.9x to 37.5x in the consumer products industry. Dillon Read noted that, based on the closing price of Kimberly-Clark Common Stock on July 11, 1995 of $58.75 and a conversion number of 0.765, the per share Merger consideration of $44.94 per Scott Common Share resulted in an equity value to net income for the last 12 months multiple of 25.6x, above the average of the paper and forest products industry transactions considered but within the range, and below the average of the consumer products industry transactions considered but within the range. In this regard, Dillon Read noted that the Specialty Products Business Spinoff should have a negative impact on the market price of Kimberly-Clark Common Stock, and accordingly it would not be appropriate to apply a 0.780 conversion number to the market price of Kimberly-Clark Common Stock on July 11, 1995 to calculate the per share value of the Merger consideration. Dillon Read also considered the multiples of the unlevered value of the transactions (consideration offered for the equity plus the debt assumed less the cash of the acquired company) to the operating cash flow and the operating profit of the acquired businesses for the 12 months preceding the acquisition announcement. The multiples of operating cash flow averaged 7.7x in the paper and forest products industry and ranged from 3.0x to 10.9x and averaged 14.6x in the consumer products industry and ranged from 9.9x to 19.6x. The multiples of operating profit averaged 12.2x in the paper and forest products industry and ranged from 4.0x to 22.5x and averaged 16.7x in the consumer products industry and ranged from 12.4x to 22.4x. Based on the closing price of Kimberly-Clark Common Stock on July 11, 1995, the Merger consideration represented 10.2x operating cash flow and 16.2x operating profit, in each case above the average for the paper and forest products industry transactions considered but within the range, and below the average for the consumer products industry transactions considered but within the range.

     Analysis of Selected Publicly Traded Comparable Companies in the Consumer Tissue Business. Using publicly available information, Dillon Read reviewed the stock prices and market multiples of common stocks of the following companies in the tissue business: Fort Howard Corporation; James River Corporation of Virginia; Kimberly-Clark; and The Procter & Gamble Company. Dillon Read believes these companies are engaged in lines of business that are generally comparable to those of Scott. Dillon Read determined the equity market value and derived a "firm value" (defined as equity market value adjusted by adding total debt and subtracting cash and cash equivalents) for each of these comparable companies, and calculated a range of such firm values as a multiple of the latest 12 months sales, operating cash flow and operating profit. Firm value as a multiple of the latest 12 months sales averaged 1.79x and ranged from 1.07x to 2.98x for these comparable companies. Firm value as a multiple of the latest 12 months operating cash flow averaged 9.7x and ranged from 9.3x to 10.2x. Firm value as a multiple of the latest 12 months operating profit averaged 16.5x and ranged from 12.8x to 26.0x. Dillon Read noted that, based on the closing price of Kimberly-Clark Common Stock on July 11, 1995, the Merger consideration was 2.16x sales, 10.2x operating cash flow and 16.2x operating profit, within the range for these comparable companies for sales and operating profit and slightly above the range for operating cash flow. Dillon Read also determined the equity market value of these comparable companies as a multiple of 1995 and 1996 net income as estimated by Institutional Brokers Estimate System ("I/B/E/S"). For 1995 estimated net income, the multiples averaged 18.7x and ranged from, 15.6x to 20.8x and for 1996 estimated net income, the multiples averaged 12.3x and ranged from 8.8x to 16.4x. Dillon Read noted that, based on the closing price of Kimberly-Clark Common Stock on July 11, 1995, the Merger consideration was 16.0x 1995 estimated net income and 13.0x 1996 estimated net income, within the ranges for these comparable companies.

     No company, transaction or business used in the analyses described under "-- Summary of Recent Acquisition Transactions" and "-- Analysis of Selected Publicly Traded Comparable Companies in the Consumer Tissue Business" is identical to Kimberly-Clark, Scott or the Merger. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the transaction or the public trading or other values of the company or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable acquisition or company data.

     Discounted Cash Flow Analysis for Scott. Dillon Read performed a discounted cash flow analysis of Scott using two different sets of underlying operating projections. The first set of projections was based upon the forecasts provided by Kimberly-Clark management and the second set of projections was based upon the forecasts provided by Scott management. Utilizing these two sets of projections for Scott, Dillon Read calculated the theoretical unlevered discounted present value for Scott by adding together the present value of (i) the projected stream of unlevered free cash flow through the year 2002 and (ii) the projected value of Scott at the end of the year 2002 (the "Terminal Value"). The Terminal Value was calculated based on multiples of earnings before interest, taxes, depreciation and amortization for 2002 ranging from 8.0x to 10.0x, as well as based on perpetuity growth rates ranging from 5.0% to 7.0%. The unlevered after-tax discount rates utilized in the discounted cash flow analyses ranged from 12.0% to 14.0%.

     The theoretical valuation of Scott based on the first set of projections produced a range of value per Scott Common Share of $27 to $30; such theoretical valuation based on the second set of projections produced a range of value per Scott Common Share of $47 to $50. In each case, Dillon Read estimated the present value of cost savings and other synergies projected by Kimberly-Clark management to be in the range of $11 to $13 per Scott Common Share. Dillon Read noted that, based on the closing price of Kimberly-Clark Common Stock on July 11, 1995, the Merger consideration was higher than the theoretical value based on the first set of projections and lower than the theoretical value based on the second set of projections.

     Contribution Analysis. Dillon Read analyzed the percentage of sales, operating cash flow, operating income, net income and book value that each of Kimberly-Clark (without giving effect to the Specialty Products Business Spinoff) and Scott would contribute to the total of the combined entity based on the two different sets of projections outlined immediately above. Based on the first set of projections, Kimberly-Clark's contribution to the combined entity ranged from 58% to 66% and based on the second set of projections Kimberly-Clark's contribution to the combined entity ranged from 52% to 67%. Dillon Read noted that, based on a conversion number of 0.765 shares of Kimberly-Clark Common Stock for each Scott Common Share, the owners of Kimberly-Clark Common Stock would own approximately 57% (after giving effect to the exercise of outstanding options to purchase Scott Common Shares and the use of the proceeds therefrom to purchase Scott Common Shares in the open market) of the combined entity, slightly lower than the range of contribution in the first set of projections and within the range of the second set of projections.

     Earnings per Share Impact. Dillon Read examined the impact of the Merger on Kimberly-Clark earnings per share based on several different sets of operating and financial projections for the two companies. The first projection of such earnings was based upon operating projections by Kimberly-Clark management for Kimberly-Clark, assuming the Merger did not take place, for Scott, assuming the Merger did not take place, and the cost savings and other synergies expected to result from the Merger. This analysis indicated that the Merger would be dilutive to Kimberly-Clark earnings per share in amounts increasing from $0.01 per share in 1996 to $0.65 per share in 2000. Dillon Read also noted that under these assumptions the Merger would result in an increase in return on equity for Kimberly-Clark for 1996 and, on average for the period 1997 to 2000, as well as a decrease in the ratio of total debt less cash and cash equivalents to total capitalization, if the Merger had been consummated at March 31, 1995. The second projection adjusted the financial projections provided by Kimberly-Clark for several factors Dillon Read deemed relevant, including: a greater impact of a downturn in pulp prices on Kimberly-Clark's stand-alone projections; a rate of return on cash generated that assumed reinvestment in the business of Kimberly-Clark rather than an investment in financial instruments; a higher level of cost savings from the Merger; an adjustment to capture the value of the Specialty Products Business Spinoff; and additional proceeds from asset sales. Using this set of assumptions, the increase in Kimberly-Clark earnings per share resulting from the Merger ranged from $0.21 in 1996 to $0.11 in 2000. The third analysis used the operating projections for Scott provided by Scott management and the cost savings and the other operating projections for Kimberly-Clark provided by Kimberly-Clark management. This set of assumptions resulted in an increase in Kimberly-Clark earnings per share resulting from the Merger ranging from $0.47 in 1996 to $0.93 in 2000. The final analysis performed by Dillon Read compared the earnings per share estimates of Kimberly-Clark before and after the Merger based on the estimates of Kimberly-Clark and Scott net income provided by I/B/E/S without any addition for potential cost savings. In this analysis, Kimberly-Clark earnings per share increased $0.02 in 1995, $0.14 in 1996 and $0.51 in 1997. In all these analyses, one-time gains and losses were excluded from consideration.

     Historical Trading Analysis. Dillon Read reviewed the recent stock market performance of Kimberly-Clark Common Stock and Scott Common Shares as compared to the Standard & Poor's Paper and Forest Products Index and in relation to each other. This analysis indicated that between July 11, 1994 and July 11, 1995 the ratio of the price of a Scott Common Share to the price of a share of Kimberly-Clark Common Stock ranged between 0.50 and 0.90. Dillon Read also noted that such ratio was 0.817 based on closing prices on July 11, 1995, 0.7521 based on closing prices on June 21, 1995 (two trading days prior to the publication in The Wall Street Journal on June 23, 1995 of an article speculating that Kimberly-Clark and Scott were discussing a merger), 0.8277 based on the average of the closing prices for the 10 trading days ended July 11, 1995, 0.7919 based on the average of the closing prices for the 20 trading days ended July 11, 1995, 0.7427 based on the average of the closing prices for the 10 trading days ended June 21, 1995 and 0.7404 based on the average of the closing prices for the 20 trading days ended June 21, 1995.

     Dillon Read is an internationally recognized investment banking firm which, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Kimberly-Clark Board selected Dillon Read on the basis of its expertise and independence.

     Pursuant to the engagement letter, dated as of February 17, 1995, between Kimberly-Clark and Dillon Read, Kimberly-Clark has agreed to pay Dillon Read a fee of $18,000,000 in connection with the Merger. Of this amount, $225,000 was paid in quarterly installments following execution of such engagement letter, and $3,000,000 was paid when Dillon Read advised the Kimberly-Clark Board that it was prepared to deliver its opinion; the payment of the balance is contingent upon the consummation of the Merger. Kimberly-Clark has also agreed to reimburse Dillon Read for the expenses reasonably incurred by it in connection with its engagement (including reasonable counsel fees) and to indemnify Dillon Read and its officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services, including those arising under the federal securities laws.

     Dillon Read has not performed investment banking services for Kimberly-Clark in the past. Dillon Read has provided investment banking services to Scott unrelated to the Merger and has received customary fees for the rendering of such services. In the ordinary course of its business, Dillon Read actively trades for its own account and for the accounts of its customers in the equity securities of Kimberly-Clark and Scott and, accordingly, may at any time hold a long or short position in such securities.

SCOTT'S REASONS FOR THE MERGER; RECOMMENDATION OF ITS BOARD OF DIRECTORS

     The Scott Board (including Mr. Dunlap) has unanimously determined that the Merger is advisable and fair to and in the best interests of Scott and its shareholders. Accordingly, the Scott Board has approved the Merger Agreement and the transactions contemplated thereby and recommends that the shareholders of Scott vote for approval and adoption of the Merger Agreement. For a discussion of the interests that certain executive officers of Scott have with respect to the Merger in addition to their interests as shareholders of Scott generally and information regarding the treatment of options to purchase Scott Common Shares and other rights of certain members of the Scott Board, see "-- Conflicts of Interest." Such interests, together with other relevant factors, were considered by the Scott Board in making its recommendation and approving the Merger Agreement.

     The recommendation of the Scott Board is the result of the extensive process of exploring strategic alternatives for Scott and its shareholders which is described above under "-- Background of the Merger." As a result of that process, the Scott Board believes that the Merger is the best available alternative for the Scott shareholders.

     The Scott Board believes that the Merger offers Scott and its shareholders an opportunity to combine two successful companies into a combined enterprise with the financial, technological and other resources needed to compete effectively in the consumer products industry. The Scott Board views the Merger as an opportunity for Scott shareholders to participate in a combined enterprise which would have significantly greater long-term growth potential than Scott standing alone. The Scott Board also believes that the Merger offers significant opportunities for synergies and cost savings as the operations of Scott and Kimberly-Clark are integrated and would result in an organization with the competitive strength required in the consumer products industry.

     The Scott Board recognized that the combined enterprise would enjoy economies in distribution and manufacturing, would have the benefit of more significant market shares in a greater number of markets than are served by either company alone and would be well positioned to take advantage of new opportunities and meet competitive challenges. Further, the Scott Board recognized that the combined enterprise would be one of the world's leading consumer products companies, with a broadened product line, an expanded global reach, well-known brands in major product categories and improved market access, technology and product development. Moreover, the Scott Board noted that the combined entity would be able to compete more effectively as the result of an increased amount of free cash flow, synergies and cost savings expected to be realized as a result of the Merger and its strong financial position without the need to incur substantial additional debt.

     In making its determination with respect to the Merger, the Scott Board considered the following factors: (i) information relating to the business, assets, management, competitive position and prospects of Scott if it were to continue as an independent company; (ii) the financial condition, cash flows and results of operations of Scott and Kimberly-Clark, both on an historical and a prospective basis; (iii) historical market prices and trading information with respect to Scott Common Shares and Kimberly-Clark Common Stock; (iv) the effect of publicity prior to the execution of the Merger Agreement of a potential transaction involving Scott, including a potential transaction between Scott and Kimberly-Clark, on the market prices of Scott Common Shares and Kimberly-Clark Common Stock, which, although not necessarily influencing their ultimate decision favorably or unfavorably, was considered by the Scott Board in its deliberations regarding the Conversion Number; (v) the percentage of equity in Kimberly-Clark to be received by Scott shareholders in relation to the relative contributions of Kimberly-Clark and Scott based on, among other things, revenues, earnings before interest and taxes, net income and book value, which was viewed as a factor in support of the Merger; (vi) the substantial increase in dividends per share payable to Scott shareholders following the Merger; (vii) the potential efficiencies, cost savings and other synergies that should be realized as a result of the combination of Scott's and Kimberly-Clark's operations; (viii) the results of the solicitation of offers from other entities to engage in a business combination with Scott in connection with the evaluation of the best available alternative for Scott shareholders;
(ix) the terms of the Merger Agreement; (x) the terms of the Ancillary Agreements and the existence of various interests that certain executive officers of Scott have with respect to the Merger in addition to their interests as shareholders of Scott generally (see "-- Conflicts of Interest"); (xi) the ability to consummate the Merger as a pooling of interests under generally accepted accounting principles; (xii) the opinions, analyses and presentations of Salomon described under "-- Opinion of Scott's Financial Advisor" and
"-- Background of the Merger"; (xiii) the representation on the Kimberly-Clark Board of Scott Directors; (xiv) the tax effects of the Merger on Scott shareholders; and (xv) the significant enhancement of the strategic and market position of the combined entity beyond that achievable by Scott alone. See "--Background of the Merger."

     The foregoing discussion of the information and factors considered by the Scott Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Scott Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Scott Board may have given different weights to different factors. Although Mr. Dunlap participated in the discussions regarding the several agreements with Scott and Kimberly-Clark to which he was to become a party, the Scott Board was also provided with the opportunity to deliberate on the Merger Agreement and the Ancillary Agreements, in the absence of Mr. Dunlap and the other senior executive officers of Scott, prior to voting on the Merger Agreement and the Ancillary Agreements. For a discussion of the interests that certain executive officers of Scott have with respect to the Merger in addition to their interests as shareholders of Scott generally and information regarding the treatment of options to purchase Scott Common Shares and other rights of certain members of the Scott Board, see "-- Conflicts of Interest."

     THE SCOTT BOARD RECOMMENDS THAT SHAREHOLDERS OF SCOTT VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF SCOTT'S FINANCIAL ADVISOR

     Salomon has rendered to the Scott Board its written opinion dated July 16, 1995 ("the Salomon July Opinion") that, based upon and subject to the various considerations set forth in the opinion, as of July 16, 1995, the consideration to be received by the holders of Scott Common Shares in connection with the Merger is fair to such holders from a financial point of view. Salomon has updated its written opinion as of the date of this Proxy Statement/Prospectus ("the Salomon Update Opinion"). No limitations were imposed by the Scott Board upon Salomon with respect to the investigations made or the procedures followed by it in rendering its opinions. Salomon was not requested by the Scott Board to make any recommendation as to the form or amount of consideration to be paid by Kimberly-Clark pursuant to the Merger Agreement, which issues were resolved in arm's-length negotiations between Kimberly-Clark and Scott.

     THE FULL TEXT OF THE SALOMON UPDATE OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX III. SHAREHOLDERS OF SCOTT ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS PROXY STATEMENT/PROSPECTUS. SALOMON'S OPINION ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED IN THE MERGER FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF SCOTT AS TO HOW SUCH

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

SHAREHOLDER SHOULD VOTE ON THE MERGER AGREEMENT. THE SUMMARY OF THE OPINION OF SALOMON SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In rendering both the Salomon July Opinion and the Salomon Update Opinion, Salomon, among other things: (i) reviewed the Merger Agreement, including the documents and disclosure letters referred to therein; (ii) analyzed certain publicly available information concerning Scott and Kimberly-Clark, including the Annual Reports on Form 10-K of Scott and Kimberly-Clark for each of the years in the five-year period ended December 31, 1994, and the Quarterly Reports on Form 10-Q of Scott and Kimberly-Clark for the first quarter of 1995; (iii) reviewed certain financial forecasts concerning the businesses and operations of Scott and Kimberly-Clark that were prepared by management of Scott and Kimberly-Clark, respectively; (iv) analyzed certain publicly available information with respect to certain other companies that Salomon believed to be comparable in certain respects to Scott and Kimberly-Clark; (v) met with certain officers and employees of Scott and Kimberly-Clark to discuss the foregoing, including the past and current business operations, financial condition and prospects of Scott and Kimberly-Clark, respectively, as well as other matters Salomon believed relevant to its inquiry; (vi) reviewed the historical and current financial position and results of operations of Scott and Kimberly-Clark; (vii) considered the historical and current market for the equity securities of Scott, Kimberly-Clark and certain other companies that Salomon believed to be comparable in certain respects to Scott or Kimberly-Clark; and (viii) calculated the current and historical relationship between the trading levels of Scott Common Shares and Kimberly-Clark Common Stock.

     In rendering each opinion, Salomon assumed and relied upon the accuracy and completeness of the information it reviewed for the purpose of such opinion and did not independently verify nor assume any responsibility for independently verifying any of such information. With respect to Scott's and Kimberly-Clark's financial projections, Salomon assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Scott's or Kimberly-Clark's management, as the case may be, as to the future financial performance of their respective businesses, and Salomon expressed no opinion with respect to such forecasts or the assumptions on which they were based. Salomon has not made, nor obtained or assumed any responsibility for making or obtaining, any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of Scott or Kimberly-Clark. Salomon assumed that the Merger would qualify as a tax-free reorganization for federal income tax purposes, and would be accounted for as a pooling of interests business combination in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16. Each of Salomon's opinions was necessarily based on economic, market and other conditions as in effect on, and the information made available to Salomon as of, the date of such opinion and did not address Scott's underlying business decision to effect the Merger or constitute a recommendation to any holder of Scott Common Shares concerning the Merger. Salomon's opinions do not imply any conclusion as to the likely trading range of Kimberly-Clark Common Stock following the consummation of the Merger, which may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     The following is a brief summary of all material analyses performed by Salomon in preparation of the Salomon July Opinion and reviewed with the Scott Board.

     Historical Trading Analysis. As part of its analysis, Salomon reviewed the recent stock market performance of Scott and Kimberly-Clark and compared such performance to that of selected consumer products companies, including The Clorox Company, Colgate-Palmolive Company, Philip Morris Companies, Inc., The Procter & Gamble Company, Unilever, N.V., Scott (in the case of Kimberly-Clark) and Kimberly-Clark (in the case of Scott). Salomon also compared the recent stock market performance of Scott and Kimberly-Clark to that of the S&P Paper & Forest Products Index. Salomon also reviewed the historical ratio of the public trading price per Scott Common Share to the public trading price per share of Kimberly-Clark Common Stock. Such analysis indicated that the ratio of the average public trading price per Scott Common Share to the average public trading price per share of Kimberly-Clark Common Stock was (i) 0.67 for the 12 months preceding July 7, 1995 and (ii) 0.46 for the five years preceding July 7, 1995. Such ratios were compared to a conversion number of 0.765. Salomon noted, in its presentation to the Scott Board, that Scott's stock price had risen significantly over the past year, reflecting the success of its new strategies, cost reduction programs and divestitures of non-core assets. Salomon noted that, over the past year, Scott Common Shares had significantly out-performed all comparable companies and that the stock had appreciated 6.0% from its price level at June 21, 1995 (two days prior to the appearance in The Wall Street Journal of a story concerning the possible merger of Kimberly-Clark and Scott).

     Public Market Valuation. Salomon compared certain available financial and market data of a group of six selected publicly traded companies (three consumer product companies: The Clorox Company, Colgate-Palmolive Company and The Procter & Gamble Company, and three tissue and paper manufacturers: Fort Howard Corporation, James River Corporation of Virginia and International Paper Company (collectively, the "Comparable Companies")) that Salomon deemed to be comparable to Scott and Kimberly-Clark for the purposes of its analysis with similar data of Scott and Kimberly-Clark. Such financial and market data included, among other things, equity value based upon closing stock prices as of June 22, 1995, firm value (equity market capitalization plus total debt, preferred stock and minority interests less cash and equity investments), firm value as a multiple of (i) latest twelve months ("LTM") revenue, (ii) LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and (iii) LTM earnings before interest and taxes ("EBIT") and equity value as a multiple of (i) LTM net income, (ii) 1995 estimated net income (based upon I/B/E/S estimates) and (iii) 1996 estimated net income (based upon I/B/E/S estimates). These multiples were as follows: (i) firm value to LTM revenue was 200.3% for Scott and 147.2% for Kimberly-Clark, compared to those of the Comparable Companies which ranged from 90.5% to 293.2%; (ii) firm value to LTM EBITDA was 10.7x for Scott and 8.7x for Kimberly-Clark, compared to those of the Comparable Companies which ranged from 7.7x to 12.1x; (iii) firm value to LTM EBIT was 15.0x for Scott and 12.2x for Kimberly-Clark, compared to those of the Comparable Companies which ranged from 11.0x to 25.1x; (iv) equity value to LTM net income was 24.6x for Scott and 17.0x for Kimberly-Clark, compared to those of the Comparable Companies which ranged from 14.3x to 19.1x; (v) equity value to 1995 estimated net income was 16.1x for Scott and 16.1x for Kimberly-Clark, compared to those of the Comparable Companies which ranged from 8.7x to 19.4x; and (vi) equity value to 1996 estimated net income was 13.4x for Scott and 14.2x for Kimberly-Clark, compared to those of the Comparable Companies which ranged from 7.1x to 16.3x.

     Salomon then derived from this and other data (based on the relative comparability of the financial performance of the Comparable Companies to that of the applicable segment of Kimberly-Clark) the ranges of these multiples deemed most meaningful for its analysis and applied these multiples to the LTM financial results of Kimberly-Clark's various segments. This analysis resulted in a range of per share implied equity values for Kimberly-Clark Common Stock of $58.07 to $72.42 (compared to the June 22, 1995 market price per share of Kimberly-Clark Common Stock of $60.25).

     No company used in the Comparable Companies analysis was identical to either Scott or Kimberly-Clark. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis is not, in itself, a meaningful method of ensuring comparable company data. In addition, this analysis did not reflect any potential synergies resulting from the combination of the two companies.

     Discounted Cash Flow Analysis. Using a discounted cash flow ("DCF") methodology, Salomon arrived at a range of values for each of Scott and Kimberly-Clark by estimating the present value of future free cash flows that Scott and Kimberly-Clark could produce over a 10-year period from 1995 through 2004, under various assumptions, if each of Scott and Kimberly-Clark were to perform on a stand-alone basis (without giving effect to the Merger) in accordance with management forecasts through 1997, extrapolated to 2004 based upon industry trends and research estimates. As part of the DCF analysis, Salomon used discount rates of 12% to 13%. For Kimberly-Clark, Salomon aggregated certain valuation ranges for each of the various Kimberly-Clark segments. Such valuation ranges for each segment were based upon the sum of (x) the present value of free cash flows over the 10-year period from 1995 to 2004 plus (y) the present value of the (a) final year's projected EBITDA multiplied by (b) numbers representing various terminal or exit multiples per segment (ranging from 6.0x to 9.0x). For Scott, Salomon aggregated the sum of (x) the present value of free cash flows over the 10-year period from 1995 to 2004 plus
(y) the present value of the (a) final year's projected EBITDA multiplied by (b) numbers representing various terminal or exit multiples per segment

(ranging from 8.0x to 9.0x). This DCF analysis resulted in an implied equity value of the Scott Common Shares of $59.27 to $69.17 per share and an implied equity value of the Kimberly-Clark Common Stock of $68.36 to $81.47 per share.

     Contribution Analysis. Salomon compared the relative ownership of the shareholders of Scott and the stockholders of Kimberly-Clark of 42% and 58% (without giving effect to the exercise of outstanding options to purchase Scott Common Shares), respectively, in the Surviving Corporation to the relative balance sheet and income statement contributions of each of Scott and Kimberly-Clark to the Surviving Corporation to revenue, EBITDA, EBIT, net income, funds from operations (net income plus depreciation and amortization), capital expenditures, free cash flow (funds from operations minus capital expenditures), total assets, total stockholders' equity, equity value, net debt and firm value, as well as certain other combined pro forma operating ratios, based on projections provided by Scott and Kimberly-Clark management, for the projected fiscal year ending December 31, 1996. No pro forma adjustments were made for the Merger, and Salomon assumed that the Scott and Kimberly-Clark projections were accurate. This analysis indicated that, for the year ending December 1996, Scott and Kimberly-Clark would have contributed approximately 35% and 65%, respectively, of revenue of the Surviving Corporation; approximately 42% and 58%, respectively, of EBITDA of the Surviving Corporation; approximately 44% and 56%, respectively, of EBIT of the Surviving Corporation; approximately 45% and 55%, respectively, of net income of the Surviving Corporation; and approximately 42% and 58%, respectively, of the equity value of the Surviving Corporation.

     Pro Forma Combination Analysis. Salomon reviewed certain pro forma financial effects resulting from the Merger for the projected 12-month periods for 1996 through 1998. This analysis was based upon certain assumptions, including that the estimated cost savings and other synergies provided to Salomon by Scott and the stand-alone projections provided to Salomon by Scott and Kimberly-Clark management, respectively, were accurate. Based on such information, Salomon performed the analysis assuming full realization by 1996 of estimated pre-tax cost savings and other synergies from the Merger ($544 million in 1996, $566 million in 1997 and $588 million in 1998) and assuming full realization by 2000 of the estimated pre-tax cost savings and other synergies ($306 million in 1996, $414 million in 1997 and $523 million in 1998). This financial analysis indicated that the combined entity's 1996, 1997 and 1998 projected earnings were approximately 26.2%, 26.3% and 25.7% higher (assuming full realization by 1996) or 16.1%, 20.3% and 23.7% higher (assuming full realization by 2000) than the earnings per share projected for Kimberly-Clark as a stand-alone entity.

     The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Salomon believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, or of the above summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in Salomon's presentation to the Scott Board and its opinion. Salomon has not indicated that any of the analyses which it performed had a greater significance than any other. The ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Salomon of the actual values of Scott and Kimberly-Clark. In performing its analyses, Salomon made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Scott or Kimberly-Clark. The analyses performed by Salomon are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Salomon's analysis of the fairness, from a financial point of view, of the consideration which the holders of Scott Common Shares would receive in the Merger. In addition, analyses relating to value of businesses do not purport to be appraisals or to reflect the prices at which a business actually might be sold, or the prices at which a company might actually be sold, or the prices at which securities might trade at the present time or at any time in the future.

     Salomon is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and for other purposes. The Scott Board retained Salomon based on Salomon's expertise in the valuation of companies, as well as its familiarity with Scott and other consumer products companies and tissue and paper manufacturers. Salomon, in the ordinary course of its business, may actively trade the securities of Scott and Kimberly-Clark for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities. Salomon may continue to provide investment banking services to the Surviving Corporation in the future. Salomon has, in the past, and in return for customary fees, rendered certain investment banking and financial advisory services to Scott, including acting as financial advisor to Scott in connection with the sale by Scott of the outstanding capital stock of S.D. Warren, acting as dealer manager in connection with a tender offer made by Scott for certain of its debt securities in January 1995, acting on behalf of Scott in connection with a stock repurchase program initiated in March 1995 and acting as advisor to Scott in connection with the sale by Scott of an energy facility in December 1994. Mark
C. Davis, a Managing Director of Salomon, is a member of the Scott Board. Salomon is also currently engaged by Kimberly-Clark with respect to various matters for which Salomon will receive compensation, including the Specialty Products Business Spinoff and the initial public offering of Midwest Holdings. See "BUSINESS OF KIMBERLY-CLARK."

     Pursuant to a letter agreement, dated June 14, 1995, between Scott and Salomon, Scott has agreed to pay Salomon a fee equal to 0.25% of the consideration (fair market value on the date of payment) to be paid to the shareholders of Scott Common Shares in the Merger, plus the following fees (if applicable): (i) $2,000,000 if such consideration per share is equal to or greater than $50; or (ii) $4,000,000 if such consideration per share is equal to or greater than $55. All such fees are contingent upon the consummation of the Merger and payable at the closing thereof. In addition, pursuant to a letter agreement, dated May 5, 1995, Scott agreed to indemnify and hold harmless Salomon and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Salomon or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, incurred in connection with its services.

CERTAIN LITIGATION

     On July 17, 1995, a complaint was filed by Harry Lewis and Albert Ominsky, Trustee (the "Lewis Complaint") on behalf of a putative class of the public shareholders of Scott in the Court of Common Pleas, Philadelphia County, Pennsylvania (Case No. 95-07-SD-0079) against Scott, the members of the Scott Board and Kimberly-Clark. The Lewis Complaint alleges, among other things, that the terms of the Merger are fundamentally unfair to Scott shareholders, the members of the Scott Board acted in disregard of their fiduciary duties to Scott shareholders in agreeing to the Merger and Kimberly-Clark aided and abetted in such alleged breach. The Lewis Complaint seeks, among other things, to have the Merger enjoined and to recover unspecified damages.

     On July 17, 1995, a complaint was filed by Edith Citron and Lynn Robbins (the "Citron Complaint") on behalf of a putative class of the public shareholders of Scott in the Court of Common Pleas, Philadelphia County, Pennsylvania (Case No. 95-07-SD-0080) against Scott, the members of the Scott Board and Kimberly-Clark. The Citron Complaint alleges, among other things, that the terms of the Merger are fundamentally unfair to Scott shareholders, the members of the Scott Board failed to properly inform themselves of Scott's highest transactional value prior to agreeing to the Merger and in so doing breached their duties of due care and loyalty to the Scott shareholders and Kimberly-Clark aided and abetted such alleged breaches. The Citron Complaint seeks, among other things, to enjoin the Merger and to recover unspecified damages.

     On October 13, 1995, the proceedings under the Lewis and Citron Complaints were dismissed without prejudice.

     On July 18, 1995, a complaint was filed by Dores I. Fish and Debra Smilow (the "Fish Complaint") on behalf of a putative class of the public shareholders of Scott in the Circuit Court for the Fifteenth Judicial Circuit, Palm Beach County, Florida (Case No. CL 95-5691 AD) against Scott, certain former and present members of the Scott Board and certain officers of Scott. The Fish Complaint alleges, among other things, that the members of the Scott Board acted in disregard of their fiduciary duties to Scott shareholders in agreeing to the Merger. The Fish Complaint seeks, among other things, to enjoin the Merger and to recover unspecified damages.

     On July 21, 1995, a complaint was filed by Louis Agnes (the "Agnes Complaint") on behalf of a putative class of the public shareholders of Scott and derivatively on behalf of Scott in the Circuit Court for the Fifteenth Judicial Circuit, Palm Beach County, Florida (Case No. CL 95-5757 AH) against Scott, the members of the Scott Board and Kimberly-Clark. The Agnes Complaint alleges, among other things, that the terms of the Merger are fundamentally unfair to Scott shareholders, the members of the Scott Board acted in disregard of their fiduciary duties to Scott shareholders in agreeing to the Merger and Kimberly-Clark aided and abetted such alleged breach. The Agnes Complaint seeks, among other things, to enjoin the Merger and to recover unspecified damages.

     Scott believes that the claims asserted in the Fish and Agnes Complaint are without merit and intends to vigorously defend against such actions. Kimberly-Clark believes that the claims asserted against it in the Agnes Complaint are without merit and intends to vigorously defend against such actions.

     It is a condition to the consummation of the Merger that no court or other Governmental Entity having jurisdiction over Kimberly-Clark or Scott, or any of their respective Subsidiaries, shall have entered any injunction or other order (whether temporary, preliminary or permanent) which is then in force and has the effect of making the Merger or any of the transactions contemplated by the Merger Agreement illegal. See "OTHER TERMS OF THE MERGER AGREEMENT -- Conditions Precedent to the Merger."

CONFLICTS OF INTEREST

     In considering the recommendation of the Kimberly-Clark Board and the Scott Board with respect to the Share Issuance and the Merger Agreement, respectively, the stockholders of Kimberly-Clark and Scott should be aware that the persons who currently are, or since December 25, 1993 have been, executive officers of Scott have interests in the Merger in addition to their interests as shareholders of Scott. In addition, the persons who currently are Directors of Scott, but are not executive officers, of Scott: (i) will receive exercisable options to purchase shares of Kimberly-Clark Common Stock in exchange for their exercisable options to purchase Scott Common Shares; (ii) will be offered the opportunity to receive shares of Kimberly-Clark Common Stock in exchange for their unexercisable options to purchase Scott Common Shares; and (iii) will continue to have the benefit of indemnification and directors' and officers' insurance protection after the Merger. Three of such Directors will become Directors of Kimberly-Clark.

     Albert J. Dunlap. Under the Employment Agreement dated as of April 19, 1994 between Scott and Mr. Dunlap, as in effect after the adoption and subsequent rescission of an Amendment thereto dated as of February 24, 1995, Mr. Dunlap will be entitled to receive as a result of the termination of his employment with Scott at the Effective Time: (i) a lump sum cash payment equal to the future salary (at the rate of $1,000,000 per annum) he would have been paid from the Effective Time through April 18, 1999, the expiration date of his Employment Agreement, ($3,352,055 assuming the Effective Time is December 12, 1995); (ii) a lump sum cash payment of $7,500,000, representing Mr. Dunlap's bonus for the period January 1, 1995 through the Effective Time, which was approved by the Compensation Committee of the Scott Board; (iii) a lump sum cash payment of $285,000, representing the economic equivalent of his continued coverage under certain Scott employee benefit plans for the remaining term of his Employment Agreement; (iv) a lump sum cash payment of $153,846, representing his accrued vacation pay; and (v) the title to his current Scott automobile (valued at approximately $60,000) in lieu of his continued right to use the same. In addition, under Scott's 1994 Long-Term Incentive Plan, the 80,000 restricted Scott Common Shares granted to Mr. Dunlap on September 16, 1994 will become fully vested at the Effective Time.

     Kimberly-Clark and Scott have entered into a Stock Option Exchange Agreement with Mr. Dunlap which provides that, as of the Effective Time, Mr. Dunlap's unexercisable option to purchase 1,200,000 Scott Common Shares at $19.00 per share (which was granted in April 1994) will be cancelled in exchange for shares of Kimberly-Clark Common Stock having an aggregate market value, at the Effective Time, equal to the value of such cancelled option, as determined by an independent consultant applying a variation of the Black-Scholes option pricing model. Based on the last reported sale prices of Scott Common Shares and

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

Kimberly-Clark Common Stock of $52 7/8 and $72 5/8, respectively, on November 2, 1995, as reported on the NYSE Composite Transactions Tape, and applying such pricing model, Mr. Dunlap would receive 578,148 shares of Kimberly-Clark Common Stock. In addition, Mr. Dunlap's exercisable option to purchase 300,000 Scott Common Shares at $19.00 per share (which was also granted in April 1994) will be converted into a Substitute Option. See "OTHER TERMS OF THE MERGER
AGREEMENT -- Scott Stock Options and Restricted Stock."

     Kimberly-Clark and Scott have also entered into a Mutual Release Agreement with Mr. Dunlap, pursuant to which Kimberly-Clark and Scott will release Mr. Dunlap, as of the Effective Time, from all claims arising in connection with any act or failure to act occurring prior to the Effective Time with respect to Mr. Dunlap's employment with Scott. Concomitantly, Mr. Dunlap will release Kimberly-Clark and Scott (and related persons), as of the Effective Time, from all claims which Mr. Dunlap, and his heirs or assigns, may have against Kimberly-Clark or Scott (and related persons), except for claims arising under any agreements entered into in connection with the Merger, any employee benefit plan, stock option plan or other plan in which Mr. Dunlap is a participant and claims with respect to compensation for prior services.

     Kimberly-Clark and Scott have also entered into a Consulting Agreement with Mr. Dunlap, pursuant to which Mr. Dunlap has agreed to provide consulting services with respect to the businesses conducted by Scott for the five-year period commencing at the Effective Time. Under the Consulting Agreement, Mr. Dunlap will receive at the Effective Time, and on each of the first four anniversaries thereof, 5,000 shares of Kimberly-Clark Common Stock. In the event of Mr. Dunlap's disability or death, any such shares remaining undelivered will be delivered to Mr. Dunlap or his legal representatives, beneficiaries or estate. Mr. Dunlap is entitled to reimbursement for reasonable expenses incurred in performing his consulting services, and, in addition, at the Effective Time, and on each of the first four anniversaries thereof, he will receive a payment of $20,000 for office expenses. Mr. Dunlap will not be eligible for benefits available to officers or other employees of Scott or Kimberly-Clark. He may terminate the Consulting Agreement at any time upon 10 days prior written notice if either Scott or Kimberly-Clark breaches (and does not cure) certain obligations under the Consulting Agreement or his Noncompetition Agreement (described below); Scott or Kimberly-Clark may terminate the Consulting Agreement after the first anniversary of the Effective Time. In either such event, Mr. Dunlap would be entitled to receive all undelivered shares of Kimberly-Clark Common Stock, any unreimbursed expenses and $20,000 for each year remaining during the consulting period. Either Scott or Kimberly-Clark may terminate the Consulting Agreement at any time if Mr. Dunlap breaches certain covenants in the Consulting Agreement or such Noncompetition Agreement; and Mr. Dunlap may terminate the Consulting Agreement upon 30 days prior written notice. In either such event, the obligations of Scott and Kimberly-Clark under the Consulting Agreement would cease.

     Kimberly-Clark and Scott have also entered into a Noncompetition Agreement with Mr. Dunlap for the five-year period commencing at the Effective Time (the "Noncompetition Period"), during which period Mr. Dunlap will not, directly or indirectly, own (in excess of a 5% interest), manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner or director with, any business anywhere in the world which, for the fiscal year of such business immediately preceding Mr. Dunlap's involvement therewith, derived at least 12 1/2% or $250,000,000, whichever is greater, of its total worldwide revenue from any business or businesses which compete with any of the following businesses conducted at the Effective Time by Scott or Kimberly-Clark (or companies in which Scott or Kimberly-Clark has a 40% or greater equity investment): disposable diapers, training pants, youth pants or baby wipes; disposable feminine hygiene products; adult incontinence products; tissue products for household, commercial, institutional or industrial uses; nonwoven and/or tissue based industrial or commercial wipes; nonwoven and/or tissue based hospital/health care products for use as surgical gowns, surgical packs, sterilization wrap and protective hospital apparel; or premium uncoated writing, text and cover papers for use as business, printing and correspondence papers. Mr. Dunlap has further agreed not to solicit any employee of Scott or Kimberly-Clark (or companies in which Scott or Kimberly-Clark has a 40% or greater equity investment) to leave such employment or to solicit the business of any customer of Scott or Kimberly-Clark (or companies in which Scott or Kimberly-Clark has a 40% or greater equity investment) if to do so could reasonably be expected to result in a reduction of the business which such customer conducts with Scott or Kimberly-Clark (or companies in which Scott or Kimberly-Clark has a 40% or greater equity investment). The Noncompetition Agreement prohibits Mr. Dunlap from using or disclosing, except for authorized purposes or as required by law or by court order, any material confidential information obtained while an employee or consultant of Scott, including confidential information of Scott's customers and suppliers and of other persons related to Scott. Mr. Dunlap has further agreed that, during the Noncompetition Period, he will not, and will not attempt or assist or encourage others to: (i) acquire, or seek to acquire, any ownership (in excess of a 2% ownership interest) of Kimberly-Clark or any of its subsidiaries, (ii) solicit proxies from any holders of Kimberly-Clark Common Stock, (iii) initiate, or attempt to induce others to initiate, any stockholder proposal or tender offer for securities of Kimberly-Clark or any of its subsidiaries, any change in control of Kimberly-Clark or any of its subsidiaries or the convening of a stockholders meeting or (iv) seek to influence or control the management or policies of Kimberly-Clark or any of its subsidiaries. Under the Noncompetition Agreement, Mr. Dunlap is entitled to an aggregate payment of $20,000,000, of which $6,000,000 will be payable at the Effective Time, $5,000,000 will be payable on the first anniversary thereof, $4,000,000 will be payable on the second anniversary thereof, $3,000,000 will be payable on the third anniversary thereof and $2,000,000 will be payable on the fourth anniversary thereof.

     Other Executive Officers. The following information is provided with respect to each person who currently is, or at any time since December 25, 1993 has been, an executive officer of Scott.

      Basil L. Anderson, Russell A. Kersh, John P. Murtagh, Richard R. Nicolosi and P. Newton White (collectively, the "Other Scott Executives") will each be entitled to receive certain payments and benefits as a result of the termination of their employment with Scott at the Effective Time. Under their respective Employment Agreements with Scott, as in effect after the rescission of Agreements dated February 24 and March 6, 1995, Messrs. Kersh, Murtagh and Nicolosi will be entitled, and under Scott's Termination Pay Plan for Salaried Employees, Messrs. Anderson and White will be entitled, to receive a lump sum cash payment equal to one year's salary (at his current rate). Under such Employment Agreements, Messrs. Kersh, Murtagh and Nicolosi will be entitled to receive a prorated portion (based upon the number of days he is employed during the current year) of his bonus for the preceding year. Assuming an Effective Time of December 12, 1995, the amount of such payments for Messrs. Anderson, Kersh, Murtagh, Nicolosi and White would be approximately $209,000, $622,186, $453,830, $712,873 and $316,000, respectively.

     The options to purchase Scott Common Shares which are held by the Other Scott Executives, as well as Edward B. Betz, Vice President and Controller of Scott, Paolo Forlin, Vice President of Scott, and Joseph L. Salvucci, Vice President of Scott, and which will be exercisable at the Effective Time are shown in the following table. All such options will be converted into Substitute Options at the Effective Time. The options which will become exercisable at the Effective Time as a result of the Merger are listed separately and indicated by an asterisk in such table.

                   OPTIONS EXERCISABLE AT THE EFFECTIVE TIME

                                                                          NUMBER OF
                                                             DATE           SCOTT         EXERCISE
                        EXECUTIVE                          OF GRANT     COMMON SHARES     PRICE($)
---------------------------------------------------------  --------     -------------     --------
Basil L. Anderson........................................   5/19/87          6,000          17.219
                                                            2/16/88         12,000          17.594
                                                            2/21/89          8,000          19.813
                                                            2/20/90          8,000          21.750
                                                            2/19/91         24,000          22.969
                                                            2/18/92         12,000          21.750
                                                            2/16/93          9,000          19.281
                                                            2/15/94          7,500          22.500
                                                            9/16/94         40,000          31.875
                                                            9/16/94        160,000*         31.875

                                                                          NUMBER OF
                                                             DATE           SCOTT         EXERCISE
                        EXECUTIVE                          OF GRANT     COMMON SHARES     PRICE($)
---------------------------------------------------------  -------         -------        -------
Edward B. Betz...........................................   2/16/88         12,000          17.594
                                                            2/21/89          8,000          19.813
                                                            2/20/90          8,000          21.750
                                                            2/19/91         24,000          22.969
                                                            2/18/92         12,000          21.750
                                                            2/16/93         12,000          19.281
                                                            2/15/94          6,000          22.500
                                                            9/16/94         10,000          31.875
                                                            9/16/94         40,000*         31.875
Paolo Forlin.............................................   5/19/87          6,000          17.219
                                                            2/16/88          6,000          17.594
                                                            2/21/89          4,000          19.813
                                                            2/20/90          6,000          21.750
                                                            2/19/91         28,000          22.969
                                                            2/16/93         36,000          19.281
                                                            2/15/94         18,000          22.500
                                                            9/16/94         40,000          31.875
                                                            9/16/94        160,000*         31.875
Russell A. Kersh.........................................   6/13/94         20,000          24.938
                                                            9/16/94         60,000          31.875
                                                            9/16/94        240,000*         31.875
John P. Murtagh..........................................   6/13/94         20,000          24.938
                                                            9/16/94         60,000          31.875
                                                            9/16/94        240,000*         31.875
Richard R. Nicolosi......................................   9/15/94         30,000          32.000
                                                            9/15/94         60,000*         32.000
                                                            9/16/94         60,000          31.875
                                                            9/16/94        240,000*         31.875
Joseph L. Salvucci.......................................   5/19/87          6,000          17.219
                                                            2/16/88          6,000          17.594
                                                            2/21/89          4,000          19.813
                                                            2/20/90          4,400          21.750
                                                            2/19/91         24,000          22.969
                                                            2/18/92         16,000          21.750
                                                            2/16/93         20,000          19.281
                                                            2/15/94         10,000          22.500
                                                            9/16/94         16,000          31.875
                                                            9/16/94         64,000*         31.875
P. Newton White..........................................   2/16/88          4,000          17.594
                                                            2/21/89          8,000          19.813
                                                            2/20/90         16,000          21.750
                                                            2/19/91         40,000          22.969
                                                            2/18/92         36,000          21.750
                                                            2/16/93         36,000          19.281
                                                            2/15/94         20,000          22.500
                                                            9/16/94         60,000          31.875
                                                            9/16/94        240,000*         31.875

---------------

*These options become exercisable at the Effective Time as a result of the Merger.

See "OTHER TERMS OF THE MERGER AGREEMENT -- Scott Stock Options and Restricted Stock."

     Kimberly-Clark and Scott have entered into a Stock Option Exchange Agreement with each of Messrs. Anderson, Kersh, Murtagh and White that applies to their options to purchase Scott Common Shares which will not be exercisable at the Effective Time and that is similar to the comparable agreement with Mr. Dunlap. Based on the last reported sale prices of Scott Common Shares and Kimberly-Clark Common Stock of $52 7/8 and $72 5/8, respectively, on November 2, 1995, as reported on the NYSE Composite Transactions Tape, and applying a variation of the Black-Scholes pricing model, the following table sets forth certain relevant information concerning these exchanges:

                       EXCHANGE OF UNEXERCISABLE OPTIONS

                                                                                          NUMBER OF
                                                                                          SHARES OF
                                                               NUMBER OF                KIMBERLY-CLARK
                                                    DATE         SCOTT       EXERCISE    COMMON STOCK
                   EXECUTIVE                      OF GRANT   COMMON SHARES   PRICE($)     EXCHANGED
------------------------------------------------  --------   -------------   --------   --------------
Basil L. Anderson...............................   2/15/94        7,500        22.500        3,859
Russell A. Kersh................................   6/13/94       20,000        24.938        9,776
John P. Murtagh.................................   6/13/94       20,000        24.938        9,776
P. Newton White.................................   2/15/94       20,000        22.500       10,291

     In addition, Scott will seek to cause each other holder of an option (which was granted on February 15, 1994) to purchase Scott Common Shares at an exercise price of $22.50 per share which would otherwise become exercisable on February 15, 1996 to agree to the rescission of a provision accelerating its exercisability on a change in control of Scott in exchange for shares of Kimberly-Clark Common Stock. Such exchange would be on the same terms as were agreed to by the Other Scott Executives. Messrs. Betz, Forlin and Salvucci hold such options for 6,000, 18,000 and 10,000 Scott Common Shares, respectively.

     The unvested restricted Scott Common Shares granted to the following persons under Scott's 1994 Long-Term Incentive Plan will become fully vested at the Effective Time as follows: Mr. Anderson, 28,800 shares; Messrs. Betz and Salvucci, 9,600 shares each; Mr. Forlin, 24,000 shares; Mr. Murtagh, 50,085 shares; and Messrs. Kersh, Nicolosi and White, 48,000 shares each. Such Scott Common Shares will be converted into shares of Kimberly-Clark Common Stock at the Effective Time in accordance with the Merger Agreement.

     Kimberly-Clark and Scott have also entered into a Restricted Stock Exchange Agreement with each of Mr. Anderson and Mr. White, pursuant to which all unvested restricted Scott Common Shares held by each at the Effective Time will be cancelled in exchange for shares of Kimberly-Clark Common Stock having an aggregate market value, at the Effective Time, equal to the value of such cancelled shares, as determined by an independent consultant applying a mutually acceptable valuation methodology. Based on the last reported sale prices of Scott Common Shares and Kimberly-Clark Common Stock of $52 7/8 and $72 5/8, respectively, on November 2, 1995, as reported on the NYSE Composite Transactions Tape, and applying such valuation methodology, the following table sets forth certain relevant information concerning these exchanges:

              EXCHANGE OF UNVESTED RESTRICTED SCOTT COMMON SHARES

                                                                                        NUMBER OF SHARES
                                                                                        OF KIMBERLY-CLARK
                                                                     NUMBER OF SCOTT      COMMON STOCK
                    EXECUTIVE                       DATE OF GRANT     COMMON SHARES         EXCHANGED
--------------------------------------------------  -------------    ---------------    -----------------
Basil L. Anderson.................................     2/16/93             3,000               2,155
                                                       3/15/94            10,000               6,647
P. Newton White...................................     2/16/93            10,000               7,186
                                                       2/15/94            20,000              13,370

In addition, Scott will seek to cause Mr. Forlin, who will hold 20,000 unvested restricted Scott Common Shares at the Effective Time, as well as other non-officer employees of Scott who hold unvested restricted

Scott Common Shares, to agree to the rescission of a provision accelerating their vesting on a change in control of Scott in exchange for shares of Kimberly-Clark Common Stock. Such exchanges would be on the same terms as were agreed to by the Other Scott Executives. See "OTHER TERMS OF THE MERGER AGREEMENT -- Scott Stock Options and Restricted Stock."

     Kimberly-Clark and Scott have also entered into a Severance Agreement and Release with each of the Other Scott Executives, pursuant to which each such executive will release, as of the Effective Time, Kimberly-Clark and Scott (and related parties) from all claims which such executive, and his heirs or assigns, may have against Kimberly-Clark or Scott (and related persons), except for claims arising under any agreements entered into in connection with the Merger, any employee benefit plan, stock option plan or other plan in which such executive is a participant and claims with respect to compensation for prior services. In consideration for such release, Messrs. Anderson, Kersh, Murtagh, Nicolosi and White will receive, at the Effective Time (assuming the Effective Time is December 12, 1995), a lump sum payment of $1,039,000, $1,140,814, $783,170, $1,212,127 and $1,435,000, respectively. Such payments to Messrs. Kersh, Murtagh and Nicolosi are subject to downward adjustment if the Effective Time occurs at a later date to reflect the increased amounts payable under their Employment Agreements.

     Kimberly-Clark and Scott have executed a General Release in favor of each of the Other Scott Executives releasing, as of the Effective Time, all claims which either Kimberly-Clark or Scott may have against such executive in connection with any act or failure to act occurring prior to the Effective Time with respect to such executive's employment with Scott.

     Kimberly-Clark and Scott have also entered into a Noncompetition Agreement with each of the Other Scott Executives which is similar to the comparable agreement with Mr. Dunlap, except that such Noncompetition Agreements terminate on the fourth anniversary of the Effective Time and provide for an aggregate payment to each such executive of $4,200,000, of which $1,600,000 will be payable at the Effective Time, $1,000,000 will be payable on the first anniversary thereof and $800,000 will be payable on each of the second and third anniversaries thereof.

     Certain former executive officers of Scott hold exercisable options to purchase an aggregate of 389,000 Scott Common Shares which will automatically be converted into Substitute Options at the Effective Time.

     Grantor Trust. If the Effective Time occurs prior to January 1, 1996: (i) the amount payable in cash to Mr. Dunlap and each Other Scott Executive under an Employment Agreement or, if applicable, Scott's Termination Pay Plan for Salaried Employees, (ii) the amount payable to each Other Scott Executive under his Severance Agreement and Release and (iii) the initial amount payable to Mr. Dunlap and each Other Scott Executive under his Noncompetition Agreement, in each case as described above, will at the Effective Time be paid into an irrevocable grantor trust established by Scott. Such amounts will be distributed on January 8, 1996, together with an additional sum yielding a rate of return on such amounts equal to the net interest earned on the investments made by such trust, plus or minus any applicable gains or losses realized on such investments.

     Directors. The following information is provided with respect to each person who is a Director of Scott, but not an executive officer.

     Such Directors hold options to purchase Scott Common Shares (which will be exercisable immediately prior to the Effective Time) as follows:

                              EXERCISABLE OPTIONS

                                                                     NUMBER OF SCOTT
                     DIRECTOR                       DATE OF GRANT     COMMON SHARES     EXERCISE PRICE($)
--------------------------------------------------  -------------    ---------------    ------------------
William A. Andres.................................   4/24/89             2,000              21.594
                                                     4/24/90             2,000              21.156
                                                     4/24/91             2,000              21.375
                                                     4/24/92             2,000              22.406
                                                     4/23/93             2,000              17.125
                                                     4/22/94             1,000              20.313
John F. Fort, III.................................   4/23/93             2,000              17.125
                                                     4/22/94             1,000              20.313
Peter Harf........................................   4/24/91             2,000              21.375
                                                     4/24/92             2,000              22.406
                                                     4/23/93             2,000              17.125
                                                     4/22/94             1,000              20.313
Richard K. Lochridge..............................   4/24/89             2,000              21.594
                                                     4/24/90             2,000              21.156
                                                     4/24/91             2,000              21.375
                                                     4/24/92             2,000              22.406
                                                     4/23/93             2,000              17.125
                                                     4/22/94             1,000              20.313
Gary L. Roubos....................................   4/24/89             2,000              21.594
                                                     4/24/90             2,000              21.156
                                                     4/24/91             2,000              21.375
                                                     4/24/92             2,000              22.406
                                                     4/23/93             2,000              17.125
                                                     4/22/94             1,000              20.313

The above options will be converted into Substitute Options at the Effective
Time.

     In addition, Mr. Andres, Mr. Fort, Mr. Harf, Mr. Lochridge and Mr. Roubos each holds an option (which was granted in April 1994) to purchase 1,000 Scott Common Shares at an exercise price of $20.313 per share which will not be exercisable at the Effective Time. Each of these Directors will be offered the opportunity to receive 525 shares of Kimberly-Clark Common Stock in exchange for his unexercisable option, determined on the same basis as described above for the Other Scott Executives.

     Unfunded deferred compensation accounts are maintained for current and former members of the Scott Board under the Scott Paper Company Directors' Deferred Compensation Plan. At the election of a Scott Board member, his or her account may be valued on the basis of Scott Common Share equivalents credited to such account. Such accounts for the Scott Board members who made such election currently are valued as follows: Mr. Andres, 3,011 share equivalents; Jack J. Crocker, 23,390 share equivalents; Mr. Fort, 3,993 share equivalents; Mr. Harf, 1,512 share equivalents; Mr. Lochridge, 12,794 share equivalents; Bruce K. MacLaury, 1,512 share equivalents; Claudine B. Malone, 1,512 share equivalents; Mr. Roubos, 1,512 share equivalents; and Paula Stern, 4,093 share equivalents. After the Effective Time, (i) the amount credited to each such account with respect to compensation earned after April 30, 1991 will be valued on the basis of a number of Kimberly-Clark Common Stock share equivalents equal to the Scott Common Share equivalents in such account multiplied by the Conversion Number, and (ii) the amount credited to each such account with respect to compensation earned on or before April 30, 1991 will be converted to a cash equivalent account which will bear interest unless such Scott Board member elects to have such account valued in the manner described in clause (i).

     Summary of Estimated Aggregate Payments of Cash and Shares of Kimberly-Clark Common Stock. The following table summarizes (i) the estimated cash payments (other than salary) and (ii) the number of shares of Kimberly-Clark Common Stock to be received by the persons referenced above under "-- Conflicts of Interest."

                                                                                  ESTIMATED NUMBER OF
                                                        ESTIMATED AGGREGATE     SHARES OF KIMBERLY-CLARK
                         NAME                              CASH PAYMENTS             COMMON STOCK**
------------------------------------------------------  -------------------     ------------------------
Current or Former Executive Officers
  Basil L. Anderson...................................      $ 5,448,000                   12,661
  Edward B. Betz......................................               --                    3,087
  Albert J. Dunlap....................................       31,390,901*                 603,148
  Paolo Forlin........................................               --                   22,758
  Russell A. Kersh....................................        5,963,000                    9,776
  John P. Murtagh.....................................        5,437,000                    9,776
  Richard R. Nicolosi.................................        6,125,000                       --
  Joseph L. Salvucci..................................               --                    5,145
  P. Newton White.....................................        5,951,000                   30,847
Directors (other than Mr. Dunlap)
  William A. Andres...................................               --                      525
  John F. Fort, III...................................               --                      525
  Peter Harf..........................................               --                      525
  Richard K. Lochridge................................               --                      525
  Gary L. Roubos......................................               --                      525

---------------

* Based on an assumed Effective Time of December 12, 1995, subject to downward adjustment if the Effective Time occurs at a later date; excludes automobile owned by Scott (valued at approximately $60,000).

** Based on the last reported sales price of Scott Common Shares and Kimberly-Clark Common Stock of $52 7/8 and $72 5/8, respectively, on November 2, 1995, as reported on the NYSE Composite Transactions Tape and applying, when appropriate, a variation of the Black-Scholes pricing model or a mutually acceptable pricing methodology. The table does not reflect shares of Kimberly-Clark Common Stock that will be subject to Substitute Options or that will be issued in exchange for restricted Scott Common Shares that will become fully vested at the Effective Time.

     Kimberly-Clark Directorships. Pursuant to its undertaking in the Merger Agreement, Kimberly-Clark has designated John F. Fort, III, Peter Harf and Gary
L. Roubos, each of whom is currently a member of the Scott Board, for election as Directors of Kimberly-Clark, effective as of the Effective Time, for a term expiring at Kimberly-Clark's 1996 annual meeting of stockholders. Pursuant to authority contained in the Restated Certificate of Incorporation of Kimberly-Clark, the terms of Kimberly-Clark's current Directors will be adjusted to maintain the required size parity of the three classes of Directors constituting the Kimberly-Clark Board.

     Other. For six years after the Effective Time, Kimberly-Clark has agreed to, or cause the Surviving Corporation to, indemnify and hold harmless all past and present directors, officers, employees or agents of Scott and its Subsidiaries for all acts or omissions occurring on or prior to the Effective Time to the full extent permitted under the PBCL, the Articles of Incorporation of Scott (the "Scott Charter"), the Bylaws of Scott (the "Scott By-laws") and any indemnification agreements in effect at the date of the Merger Agreement. Kimberly-Clark has also agreed that during such six-year period it will maintain Scott's existing directors' and officers' liability insurance policy or provide a similar policy, provided that Kimberly-Clark is not required to pay an annual premium in excess of 150% of the last annual premium paid by Scott prior to the date of the Merger Agreement. If such premium limitation becomes applicable, Kimberly-Clark is required to purchase as much coverage as possible for such amount. See "OTHER TERMS OF THE MERGER AGREEMENT -- Indemnification; Directors and Officers Insurance."

     See "OTHER TERMS OF THE MERGER AGREEMENT -- Employee Benefits" for a description of the benefits provided by the Merger Agreement for Scott employees generally.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is a condition to the consummation of the Merger that Scott receive an opinion from its counsel, Skadden, Arps, Slate, Meagher & Flom, and that Kimberly-Clark receive an opinion from its counsel, Sidley & Austin, substantially to the effect that for federal income tax purposes: (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Scott, Sub and Kimberly-Clark will each be a party to such reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Kimberly-Clark or Scott as a result of the Merger;
(iii) no gain or loss will be recognized by the shareholders of Scott upon the exchange of their Scott Common Shares solely for shares of Kimberly-Clark Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Kimberly-Clark Common Stock; (iv) the aggregate tax basis of the shares of Kimberly-Clark Common Stock received solely in exchange for Scott Common Shares pursuant to the Merger (including fractional shares of Kimberly-Clark Common Stock for which cash is received) will be the same as the aggregate tax basis of the Scott Common Shares exchanged therefor; (v) the holding period for shares of Kimberly-Clark Common Stock received in exchange for Scott Common Shares pursuant to the Merger will include the holding period of the Scott Common Shares exchanged therefor, provided such Scott Common Shares were held as capital assets by the shareholder at the Effective Time; and (vi) a shareholder of Scott who receives cash in lieu of a fractional share of Kimberly-Clark Common Stock will recognize gain or loss equal to the difference, if any, between such shareholder's tax basis in such fractional share (as described in clause (iv) above) and the amount of cash received.

     In rendering such opinions, Skadden, Arps, Slate, Meagher & Flom and Sidley & Austin may receive and rely upon representations contained in certificates of Scott, Kimberly-Clark and others.

     Real Estate Transfer Taxes. Some states and localities, including the State of New York, impose taxes on certain transfers (including transfers such as the Merger) of an interest in real property (including leases) located therein. Any tax returns required to be filed in connection with such taxes will be filed by Scott on behalf of the shareholders of Scott, and Scott will pay any taxes due thereon (the portion of any such payment attributable to each shareholder of Scott being referred to herein as a "Real Property Tax Payment").

     Any Real Property Tax Payment should generally be treated as a deemed distribution by Scott to each Scott shareholder taxable to such shareholder as a dividend. Any income taxes owing on account of such deemed distribution will be the responsibility of the Scott shareholders. Although there is no direct authority on the question, there is a reasonable basis to conclude that, if treated as a distribution from Scott and taxed in the manner described above, any Real Property Tax Payment should result in an increase of equal amount in the tax basis of each shareholder's Scott Common Shares and thereby result in a corresponding increase in the tax basis of the shares of Kimberly-Clark Common Stock received in the Merger.

     Stock Options and Exchanges. Certain current and former Directors and executive officers of Scott, as well as other current and former employees of Scott, will receive shares of Kimberly-Clark Common Stock or Substitute Options as described under "-- Conflicts of Interest" and "OTHER TERMS OF THE MERGER AGREEMENT -- Scott Stock Options and Restricted Stock." The holder of a Scott Stock Option which is converted into a Substitute Option will not recognize gain or loss solely as a result of such conversion. Such holder will, however, generally recognize ordinary compensation income on the date such Substitute Option is exercised in an amount equal to the excess of the aggregate fair market value on such date of the shares of Kimberly-Clark Common Stock acquired upon such exercise (plus any cash received in lieu of a fractional share) over the aggregate exercise price for such shares. The holder of Unexercisable Options (as hereinafter defined) or shares of Unvested Restricted Stock (as hereinafter defined), including Mr. Dunlap and the Other

Scott Executives, which are exchanged for shares of Kimberly-Clark Common Stock at the Effective Time will generally recognize ordinary compensation income upon such exchange in an amount equal to the fair market value of such shares of Kimberly-Clark Common Stock on the date of such exchange (plus any cash received in lieu of a fractional share). Notwithstanding the general rules described in the preceding sentence, a person who is subject to restrictions on the resale of Kimberly-Clark Common Stock by reason of being an "affiliate" (as described below under "-- Resales of Kimberly-Clark Common Stock") or by reason of Section 16(b) of the Exchange Act (collectively, "Resale Restrictions") will not recognize compensation income until the Resale Restrictions imposed on such person with respect to the shares of Kimberly-Clark Common Stock received pursuant to the exercise of a Substitute Option or in exchange for Unexercisable Options or shares of Unvested Restricted Stock have lapsed. Any person subject to Resale Restrictions can elect to recognize compensation income at the same time and in the same manner as a recipient of shares of Kimberly-Clark Common Stock not subject to the Resale Restrictions by filing an election with the Internal Revenue Service within 30 days after the shares of Kimberly-Clark Common Stock are transferred to such person. Amounts recognized as ordinary compensation income will be (i) subject to United States income tax at the recipient's ordinary income tax rate, (ii) subject to the hospital insurance portion of the tax under the Federal Insurance Contributions Act ("FICA Tax"), currently 1.45%, and (iii) depending on the recipient's individual circumstances, subject in whole or in part to the old-age, survivors and disability portion of the FICA Tax, currently 6.2%. In general, the number of shares of Kimberly-Clark Common Stock distributable to a recipient as compensation income will be reduced on account of the foregoing taxes and any other taxes which Kimberly-Clark might be required to withhold at the date of distribution. In most cases, Scott will be entitled to a deduction for amounts treated as compensation income at the time such amounts are included in income by the recipient as described above.

     Shares of Kimberly-Clark Common Stock received by Mr. Dunlap pursuant to his Consulting Agreement (see "-- Conflicts of Interest") will constitute ordinary income to Mr. Dunlap in an amount equal to the fair market value of such shares on the date of transfer.

     The tax basis of the shares of Kimberly-Clark Common Stock referred to in the two preceding paragraphs will generally be equal to the fair market value thereof on the date compensation income with respect to such shares is recognized, and the holding period of such shares, for the purpose of determining whether a subsequent sale thereof would result in the recognition of short-term or long-term capital gain or loss, will generally commence on such date.

     An employee of Scott or a subsidiary thereof who is an officer or shareholder or who is highly compensated (i.e., among the highest paid 1%, or (if fewer) the highest paid 250, of the employees of Scott and its subsidiaries) may be subject to a 20% excise tax on all or a portion of the amounts treated as ordinary income as described above. Neither Kimberly-Clark nor Scott will be entitled to a deduction for amounts subject to such excise tax. For this purpose, under proposed Internal Revenue Service regulations, only individuals who are among the 50 most highly compensated officers are treated as officers, and only individuals who own at least the lesser of 1% and $1,000,000 of Scott Common Shares are treated as shareholders. PERSONS DESCRIBED IN THIS PARAGRAPH ARE URGED TO CONSULT THEIR OWN TAX ADVISORS.

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL TAX EFFECTS OF THE MERGER. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS ALL OF THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO PARTICULAR TAXPAYERS IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES OR TO TAXPAYERS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE (FOR EXAMPLE, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, DEALERS IN SECURITIES, TAX-EXEMPT ORGANIZATIONS, FOREIGN CORPORATIONS, FOREIGN PARTNERSHIPS OR OTHER FOREIGN ENTITIES AND INDIVIDUALS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES).

     NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES, IF ANY, OF THE MERGER UNDER APPLICABLE FOREIGN, STATE, LOCAL AND OTHER TAX LAWS. THE FOREGOING DISCUSSION IS BASED UPON THE PROVISIONS OF THE CODE, APPLICABLE TREASURY REGULATIONS THEREUNDER, INTERNAL REVENUE SERVICE RULINGS AND JUDICIAL DECISIONS, AS IN EFFECT AS OF THE DATE HEREOF. THERE CAN BE NO ASSURANCE THAT FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS WILL NOT AFFECT THE ACCURACY OF THE STATEMENTS OR CONCLUSIONS SET FORTH HEREIN. ANY SUCH CHANGE COULD APPLY RETROACTIVELY AND COULD AFFECT THE ACCURACY OF SUCH DISCUSSION. NO

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

RULINGS HAVE OR WILL BE SOUGHT FROM THE INTERNAL REVENUE SERVICE CONCERNING THE TAX CONSEQUENCES OF THE MERGER.

     EACH SHAREHOLDER OF SCOTT IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER, INCLUDING THE APPLICATION OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a pooling of interests in accordance with generally accepted accounting principles. Under this accounting method, the recorded assets and liabilities of Kimberly-Clark and Scott will be carried forward at their recorded amounts to the combined enterprise, income of the combined enterprise will include income of Kimberly-Clark and Scott for the entire fiscal year in which the Merger occurs and the reported income of Kimberly-Clark and Scott for prior periods will be combined and restated as income of the combined enterprise. See "OTHER TERMS OF THE MERGER
AGREEMENT -- Conditions Precedent to the Merger."

GOVERNMENTAL AND REGULATORY APPROVALS

     The consummation of the Merger is conditioned upon the expiration or termination of the applicable waiting period under the HSR Act. In addition, other filings with, notifications to and authorizations and approvals of various governmental agencies, both domestic and foreign, with respect to the transactions contemplated by the Merger Agreement, relating primarily to antitrust and securities law issues, must be made and received prior to the consummation of the Merger.

     United States. Under the HSR Act and the regulations promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated. On July 21, 1995, Kimberly-Clark and Scott filed notifications and report forms under the HSR Act with the FTC and the Antitrust Division. On August 18, 1995, Kimberly-Clark and Scott received a request for additional information (the "Second Request") from the Antitrust Division. On September 29, 1995, Kimberly-Clark and Scott submitted their respective responses and certified to the Antitrust Division that they were in substantial compliance with the Second Request. Under the applicable HSR Act regulations, the Merger may not be consummated until 20 days after both Kimberly-Clark and Scott have substantially complied with the Second Request or the Second Request has been withdrawn by the Antitrust Division and termination of the waiting period has been granted. As of midnight October 19, 1995, the 20-day waiting period after Kimberly-Clark and Scott certified their substantial compliance with the Second Request expired without objection by the Antitrust Division.

     On August 1, 1995, the Office of the Attorney General of the State of Texas (the "Texas Attorney General") issued a Civil Investigative Demand seeking information relevant to an investigation as to whether the Merger may violate
Section 15.05(d) of the Texas Free Enterprise and Antitrust Act. Scott and Kimberly-Clark provided such information under cover letters dated October 2 and October 25, 1995, respectively.

     To further informal discussions with the staffs of the Antitrust Division and the Texas Attorney General, Kimberly-Clark and Scott have agreed not to consummate the Merger prior to November 29, 1995 and to notify the Antitrust Division not less than 20 days prior to such consummation. On November 8, 1995, Kimberly-Clark and Scott notified the staffs of the Antitrust Division and the Texas Attorney General of their intention to consummate the Merger as soon as possible after the Special Meetings now scheduled for December 12, 1995.

     At any time before or after the Effective Time, notwithstanding that the waiting period under the HSR Act has expired, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Kimberly-Clark or Scott. At any time before or after the Effective Time, and notwithstanding that the waiting period under the HSR Act has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Kimberly-Clark or Scott. Private persons may also seek to take legal action under the antitrust laws under certain circumstances.

     In informal discussions with Kimberly-Clark and Scott, the staffs of the Antitrust Division and the Texas Attorney General have expressed concern regarding the potential impact of the Merger on competition in the United States in the sale of facial tissue, bath tissue and baby wipes sold for household use, and in the sale of disposable wipers sold for commercial, industrial, institutional and away-from-home use. While Kimberly-Clark and Scott do not believe the Merger will decrease competition in any market, they have expressed their willingness to enter into a consent decree. Without conceding the necessity of such a consent decree, on October 27, 1995, Kimberly-Clark made a preliminary offer of terms for a possible consent decree to the Antitrust Division and the Texas Attorney General.

     In order to address the concerns regarding facial tissue and bath tissue, Kimberly-Clark and Scott have offered to make available for divestiture to one or more purchasers certain production facilities with an approximate combined tissue-producing capacity of between 73,000 and 104,000 metric tonnes per year. Further, Kimberly-Clark and Scott have offered to grant to one or more purchasers perpetually renewable royalty-free 25-year licenses to use the "Scotties" brand name on facial tissue produced and sold in the United States. To address concerns regarding baby wipes, Kimberly-Clark and Scott have offered to grant to one or more purchasers perpetually renewable royalty-free 25-year licenses to use the "Baby Fresh" brand name on baby wipes produced and sold in the United States. Finally, Kimberly-Clark and Scott have offered to make available to one or more purchasers supply contracts or production assets to produce the Baby Fresh products in the United States.

     In informal discussions to date, the staffs of the Antitrust Division and the Texas Attorney General have expressed concern that the divestitures with respect to facial tissue, baby wipes and bath tissue offered by Kimberly-Clark and Scott do not go far enough. Discussions are ongoing to resolve the concerns of the two staffs.

     For 1994, aggregate net sales in the United States of (i) Scott facial tissue sold for household use under the "Scotties" brand name, plus (ii) Scott baby wipes products sold for household use under the "Baby Fresh" and "Wash a-bye Baby" brand names, equalled approximately $206.2 million and resulted in operating profit of approximately $25.5 million. Such amounts constituted approximately 1.8% and 2.0%, respectively, of unaudited pro forma combined net sales and operating profit of the combined enterprise for the year ended December 31, 1994. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION." For the nine months ended September 30, 1995, the aggregate net sales and operating profit of such Scott products were approximately $158.9 million and $15.0 million, respectively, an increase of 2.3% and a decrease of 29.5%, respectively, compared to the same period in 1994.

     A consent decree based on the terms offered by Kimberly-Clark and Scott would not have a material adverse effect on the operations or operating results of a combined Kimberly-Clark and Scott, taken as a whole. Based on the information currently available, Kimberly-Clark and Scott intend to proceed with the Merger even if the Antitrust Division or the Texas Attorney General insists upon a consent decree, assuming that the terms of the consent decree insisted upon by the Antitrust Division and/or the Texas Attorney General are not materially more onerous than the terms proposed by Kimberly-Clark and Scott or would not, together with any divestitures in Europe, in the sole judgment of Kimberly-Clark, have a materially adverse effect on the operations or operating results of the combined enterprise.

     Europe. Under the EU Merger Regulation relating to the control of "concentrations" between undertakings, a "concentration" that is deemed to have a "community dimension" under specified criteria requires the filing of a notice in a prescribed form with the European Commission (the "EC"). Transactions subject to such filing requirement are automatically suspended until three weeks after receipt by the EC of the complete notification, but the suspension period may be extended by the EC. Kimberly-Clark and Scott filed their complete notification on August 8, 1995. By decision dated August 28, 1995, the EC extended the suspension period pending issuance of its final decision; and on September 12, 1995, the EC advised Kimberly-Clark and Scott of the commencement of investigation proceedings with respect to the Merger. The Merger will not be consummated until the EC has terminated or modified the suspension period to permit such action to be taken in a lawful manner. On October 18, 1995, Kimberly-Clark and Scott formally petitioned that the suspension period be terminated on the basis of their undertaking to hold separate their respective European businesses pending receipt of the EC's final decision. To date, the EC has not responded to this petition.

     On November 7, 1995, the EC issued to Kimberly-Clark, Scott and the Member States of the European Union its Statement of Objections (the "Statement") with respect to the impact of the Merger on competition within the countries comprising the European Union and the additional countries that are signatories to the European Economic Area Agreement. The objections expressed in the Statement are limited to the effect of the Merger on the market for consumer tissue products in the United Kingdom and in the Republic of Ireland. A non-public hearing on the Statement is scheduled to be held by the EC on November 20 and 21, 1995, at which time Kimberly-Clark, Scott, such Member States and other persons demonstrating a sufficient interest will be permitted to offer commentary on the conclusions expressed in the Statement. In most cases, the EC makes a preliminary, non-public determination of what its final decision should be shortly after the hearing. However, any decision issued by the EC must be based on the objections set forth in the Statement unless the EC were to issue a supplementary Statement of Objections, a possibility which counsel for Kimberly-Clark and Scott believe to be unlikely. After such preliminary determination has been made, Kimberly-Clark and Scott will have an opportunity to discuss with the EC the specific provisions of its final decision, which must be rendered before late January 1996.

     Based on informal discussions with the staff of the EC, Kimberly-Clark and Scott believe that the most onerous decision which can reasonably be expected is that the combined enterprise fully divest Scott's Andrex consumer tissue business in the United Kingdom and possibly in the Republic of Ireland, including Scott's mill in Northfleet, Kent, England (having a tissue-producing capacity of approximately 67,000 metric tonnes per year) within a prescribed time period after consummation of the Merger. Such divestiture, in all probability, would also include the transfer of necessary production, marketing, sales and administrative personnel currently dedicated to the Andrex consumer tissue product lines, the assignment of existing pulp and other input supply contracts to the extent related to the divested mill, a best efforts undertaking to procure the assignment to the purchaser of the divested property of all contracts and business relationships with existing wholesale and retail customers and the assignment of all copyrights and trademarks related to the "Andrex" brand name and products.

     Scott currently markets substantially all of its consumer tissue products, including bathroom tissue, facial tissue, kitchen towels and pocket handkerchiefs, in the United Kingdom and the Republic of Ireland under the "Andrex" brand name. Pocket handkerchiefs are marketed under the related "Handy Andies" brand name. For 1994, net sales of Andrex consumer tissue products equalled approximately $219.6 million and resulted in operating profit of approximately $50.6 million. Such amounts constituted approximately 1.9% and 4.0%, respectively, of unaudited pro forma combined net sales and operating profit of the combined enterprise for the year ended December 31, 1994. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION." For the nine months ended September 30, 1995, the net sales and operating profit of such Andrex products were approximately $189.0 million and $55.3 million, respectively, an increase of 19.6% and 49.5%, respectively, compared to the same period in 1994. Although divestiture of the Andrex consumer tissue product lines would not have a materially adverse effect on the operations or operating results of Kimberly-Clark and Scott, taken as a whole, such divestiture would have a materially adverse effect on their combined European operations and operating results unless the proceeds thereof can be successfully redeployed in one or more other lines of business with a reasonable expectation of replacing the operating profit of the divested businesses. The divestiture of the Andrex consumer product lines would constitute the loss of a significant portion of the European operating profit of the combined enterprise.

     In the event that the EC's final decision does require the divestiture of the Andrex consumer tissue product lines, Kimberly-Clark intends to reevaluate carefully, in the light of then current economic and market conditions, the ramifications of such decision and to take whatever action it deems appropriate under the circumstances. Notwithstanding any such decision, Kimberly-Clark and Scott intend to use their best efforts to obtain termination of the suspension period as promptly as possible and thereafter to consummate the Merger.

     Kimberly-Clark has proposed to the EC that the combined enterprise be required to divest only Kimberly-Clark's branded bathroom tissue product lines in the United Kingdom, including certain production facilities, as well as Scott's current pocket handkerchief brand in the United Kingdom and the Republic of Ireland. This proposal is still under consideration by the EC, and Kimberly-Clark intends to pursue this possibility.

     If the EC's final decision should require the divestiture of either the Andrex consumer tissue product lines or Kimberly-Clark's branded bathroom tissue product lines, Kimberly-Clark could seek a purchaser which is currently engaged in the paper products industry in Europe or is interested in entering the European market. Kimberly-Clark has identified several candidates to acquire its branded bathroom tissue business in the United Kingdom. However, obtaining such a purchaser, particularly for the Andrex consumer tissue product lines, could present a serious challenge because there are relatively few potential purchasers having sufficient financial resources to make such a purchase. Moreover, some potential purchasers could be viewed by the EC as presenting a significant competition problem. Accordingly, there can be no assurance that Kimberly-Clark would be able to effect such a divestiture at a fair market price.

     Alternatively, Kimberly-Clark could seek to exchange the divested product lines for other consumer product businesses which would produce for the combined enterprise operating profit at the same level as the divested product lines, with a commensurate rate of return on the amount of its investment. Such an exchange could also require the combined enterprise to make a significant cash payment in addition to the transfer of the divested product lines. Such cash would be raised through the incurrence of indebtedness and the use of internally-generated funds. There can be no assurance that the consummation of such an exchange could be effected.

     Canada. Under the Canadian Competition Act, certain transactions involving the direct or indirect acquisition of control of or a significant interest in a business undertaking operating in Canada require premerger notification to the Director of Investigation and Research of the Bureau of Competition Policy (the "Canadian Director"). If a transaction is subject to the premerger notification requirement, notification must be made either on the basis of a short-form filing (with a seven day waiting period) or a long-form filing (with a 21 day waiting period). The transaction may not be completed until the applicable waiting period has expired. The decision as to whether to make a short-form or long-form filing is at the discretion of the parties; however, the Canadian Director has the authority to reject a short-form filing (but not a long-form filing) and require that the parties file a long-form filing, thereby extending the waiting period for a further 21 days. Kimberly-Clark and Scott each filed a long-form notification with the Canadian Director on August 17, 1995 and August 16, 1995, respectively, and the Canadian Director has advised that such filings have been verified as complete and the waiting period expired on September 7, 1995. Accordingly, under such Competition Act, the Merger may be completed unless the Canadian Director seeks and receives either an interim or permanent order from the Competition Tribunal enjoining the consummation of the Merger. If the Competition Tribunal ultimately finds that the Merger prevents or lessens or is likely to prevent or lessen competition substantially in a market, it may order the Merger not to proceed, in whole or in part, or if the Merger has already been completed, it may, among other things, order the Merger be dissolved or that certain assets or shares be disposed of. The Canadian Director may challenge a completed merger within three years of its consummation.

     Mexico. Based on advice of Mexican counsel, Kimberly-Clark and Scott believe that the Merger is not subject to regulation under the Mexican Federal law of Economic Competition (the "Mexican Law"); however, the consummation of the Merger does require a notification filing under the Mexican Law with the Federal Competition Commission with respect to the Subsidiaries (and other associated companies) of

Kimberly-Clark and Scott. Such notification will be filed prior to the Effective Time. Under the provisions of the Mexican Law, no transaction involving such Subsidiaries or associated companies may be consummated until 45 days have elapsed after the filing of such notification or, if further information is requested, until 45 days have elapsed after such request has been complied with or early termination of the waiting period has been granted. Although such Commission has the authority to prevent any business combination involving such Subsidiaries or associated companies, to order the divestiture of one or more thereof or to issue other orders designed to promote competition in Mexico, no such order could have any legal impact on the validity of the Merger.

     Closing Condition. The respective obligations of Kimberly-Clark and Scott to consummate the Merger are subject to the condition that no court or other Governmental Entity having jurisdiction over Kimberly-Clark or Scott, or any of their respective Subsidiaries, shall have entered any injunction or other order (whether temporary, preliminary or permanent) which is then in force and has the effect of making the Merger or any of the transactions contemplated by the Merger Agreement illegal. See "OTHER TERMS OF THE MERGER AGREEMENT -- Conditions Precedent to the Merger."

     Other Foreign Approvals. Kimberly-Clark and Scott conduct operations in a number of foreign countries where regulatory filings or approvals may be required in connection with the consummation of the Merger. Kimberly-Clark and Scott believe that all such material filings and approvals either have been made or obtained, or will be made or obtained, as the case may be, prior to the Effective Time.

PERCENTAGE OWNERSHIP INTEREST OF SCOTT SHAREHOLDERS AFTER THE MERGER

     Based on the number of shares of Kimberly-Clark Common Stock outstanding on the Kimberly-Clark Record Date and assuming the issuance of approximately 119,600,000 shares of Kimberly-Clark Common Stock constituting the Share Issuance, upon consummation of the Merger there will be approximately 280,100,000 shares of Kimberly-Clark Common Stock outstanding at the Effective Time, of which the shareholders of Scott will own approximately 42.7% (approximately 43.3% on a fully diluted basis assuming the exercise of all currently outstanding options to purchase shares of Kimberly-Clark Common Stock and all currently outstanding options to purchase Scott Common Shares which either will be fully exercisable immediately prior to, or will become (as a result of the Merger) fully exercisable at, the Effective Time).

ABSENCE OF APPRAISAL RIGHTS

     Under the DGCL, the stockholders of Kimberly-Clark are not entitled to appraisal rights with respect to the Share Issuance or the Charter Amendment. Under the PBCL, the shareholders of Scott are not entitled to appraisal rights with respect to the approval and adoption of the Merger Agreement.

SCOTT RIGHTS

     On July 16, 1995, the Scott Board amended its Rights Agreement dated as of July 15, 1986, as amended as of May 17, 1988 and October 18, 1988 (as so amended, the "Scott Rights Agreement"), with First Chicago Trust Company of New York, as Rights Agent, to provide that: (i) the Distribution Date (as defined in the Scott Rights Agreement) will not be deemed to occur, the Scott Rights will not separate from the Scott Common Shares and neither Kimberly-Clark nor Sub will become an Acquiring Person (as defined in the Scott Rights Agreement) as a result of the execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated thereby; and (ii) the Scott Rights will cease to be exercisable immediately prior to the Effective Time. No other action is required to prevent the holders of Scott Rights from having any right under the Scott Rights Agreement as a result of the Merger or any other transaction contemplated by the Merger Agreement.

SCOTT SENIOR PREFERRED SHARES

     Prior to the mailing of this Proxy Statement/Prospectus and as required by the Merger Agreement, Scott has redeemed all of its outstanding Cumulative Senior Preferred Shares at the applicable redemption prices therefor.

STOCK EXCHANGE LISTING

     It is a condition to the consummation of the Merger that the shares of Kimberly-Clark Common Stock constituting the Share Issuance be authorized for listing on the NYSE, upon official notice of issuance. In addition, Kimberly-Clark has agreed to use its reasonable best efforts to list such shares on the CSE and the PSE, upon official notice of issuance.

DELISTING AND DEREGISTRATION OF SCOTT COMMON SHARES

     If the Merger is consummated, the Scott Common Shares will be delisted from the NYSE, the PSE and the Philadelphia Stock Exchange and will be deregistered under the Exchange Act.

RESALES OF KIMBERLY-CLARK COMMON STOCK

     All shares of Kimberly-Clark Common Stock constituting the Share Issuance will be freely transferable, except that shares received by any person who may be deemed to be an "affiliate" (as used in paragraphs (c) and (d) of Rule 145 under the Securities Act, including, without limitation, directors and certain executive officers) of Scott for purposes of such Rule 145 may not be resold except in transactions permitted by such Rule 145 or as otherwise permitted under the Securities Act. See "OTHER TERMS OF THE MERGER AGREEMENT -- Conditions Precedent to the Merger."

     Scott has agreed to prepare and deliver to Kimberly-Clark a list identifying each person who, at the time of the Scott Special Meeting, may be deemed to be an "affiliate" (as used in the preceding paragraph) of Scott and to use its reasonable best efforts to cause each person so identified to deliver to Kimberly-Clark on or prior to the Effective Time a written agreement, in the form previously approved by Kimberly-Clark and Scott, providing that such person will not (i) sell, pledge, transfer or otherwise dispose of, or in any other way reduce such person's risk relative to, any Scott Common Shares or any shares of Kimberly-Clark Common Stock issued to such person in connection with the Merger, except pursuant to an effective registration statement or in compliance with such Rule 145 or another exemption from the registration requirements of the Securities Act or (ii) sell or in any other way reduce such person's risk relative to any Scott Common Shares or any shares of Kimberly-Clark Common Stock received in the Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1) during the period (the "Resale Period") commencing 30 days prior to the Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

     Kimberly-Clark has agreed to prepare and deliver to Scott a list identifying each person who, at the time of the Kimberly-Clark Special Meeting, may be deemed to be an "affiliate" (as used in the preceding two paragraphs) of Kimberly-Clark and to use its reasonable best efforts to cause each person so identified to deliver to Scott on or prior to the Effective Time a written agreement, in the form previously approved by Kimberly-Clark and Scott, providing that such person will not sell, pledge, transfer or otherwise dispose of, or in any other way reduce such person's risk relative to, any shares of Kimberly-Clark Common Stock or any Scott Common Shares during the Resale Period, except as permitted by such Staff Accounting Bulletin No. 76.

     Kimberly-Clark has agreed that as soon as reasonably practicable, but in no event later than 30 days after the end of the first full fiscal quarter of Kimberly-Clark which includes results covering at least 30 days of post-Merger combined operations of Kimberly-Clark and Scott, Kimberly-Clark will publish its results of operations for such fiscal quarter.

                      OTHER TERMS OF THE MERGER AGREEMENT

CONVERSION OF SHARES IN THE MERGER

     At the Effective Time, by virtue of the Merger and without any further action on the part of any shareholder of Scott or Sub:

          (i) each issued and outstanding common share of Sub will be converted into one Common Share of the Surviving Corporation;

          (ii) all Scott Common Shares that are held in the treasury of Scott or by any wholly-owned Subsidiary of Scott and any Scott Common Shares owned by Kimberly-Clark or by any wholly-owned Subsidiary of Kimberly-Clark will be cancelled, and no capital stock of Kimberly-Clark or other consideration will be delivered in exchange therefor; and

          (iii) each Scott Common Share issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled as described in subparagraph (ii) above) will be converted into 0.780 of a share of Kimberly-Clark Common Stock, including the corresponding percentage of a Kimberly-Clark Right, provided cash will be paid in lieu of any fractional share of Kimberly-Clark Common Stock. See "-- No Fractional Shares."

The Conversion Number is subject to adjustment under certain circumstances. See "-- Adjustment of Conversion Number."

     All Scott Common Shares converted as provided in subparagraph (iii) of the preceding paragraph will no longer be outstanding and will automatically be cancelled and retired; and each holder of a certificate (a "Scott Certificate") representing immediately prior to the Effective Time any such Scott Common Shares will cease to have any rights with respect thereto, except the right to receive, as hereinafter described: (i) certificates representing the number of whole shares of Kimberly-Clark Common Stock into which such Scott Common Shares have been converted, (ii) certain dividends and other distributions and (iii) cash, without interest, in lieu of any fractional share of Kimberly-Clark Common Stock. See "-- Exchange Agent; Procedures for Exchange of Certificates."

     All references in this Proxy Statement/Prospectus to shares of Kimberly-Clark Common Stock to be received pursuant to the Merger in accordance with the Merger Agreement will be deemed, from and after the Effective Time, to include the associated Kimberly-Clark Rights.

NO FRACTIONAL SHARES

     No certificates or scrip representing a fractional share of Kimberly-Clark Common Stock will be issued upon the surrender of Scott Certificates for exchange; no Kimberly-Clark dividend or other distribution or stock split, combination or reclassification will relate to any such fractional share; and no such fractional share will entitle the record or beneficial owner thereof to any voting or other rights of a stockholder of Kimberly-Clark. In lieu of any such fractional share, each holder of Scott Common Shares who would otherwise have been entitled thereto upon the surrender of Scott Certificates for exchange will be paid an amount in cash (without interest), rounded to the nearest whole cent, determined by multiplying (i) the per share closing price of Kimberly-Clark Common Stock, as reported on the NYSE Composite Transactions Tape, on the date on which the Effective Time shall occur (or if Kimberly-Clark Common Stock does not trade on the NYSE on such date, the first day of trading in Kimberly-Clark Common Stock on the NYSE thereafter) by (ii) the fractional share to which such holder would otherwise be entitled.

ADJUSTMENT OF CONVERSION NUMBER

     In the event of any stock split, combination, reclassification or stock dividend with respect to Kimberly-Clark Common Stock, any change or conversion of Kimberly-Clark Common Stock into other securities or any other dividend or distribution with respect to Kimberly-Clark Common Stock (other than the regular quarterly cash dividend of $.45 per share and the Specialty Products Business Spinoff), or if a record date with respect to any of the foregoing should occur, prior to the Effective Time, appropriate and proportionate adjustments will be made to the Conversion Number.

EXCHANGE AGENT; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     Kimberly-Clark will authorize a commercial bank reasonably acceptable to Scott (or such other person or persons as shall be acceptable to Kimberly-Clark and Scott) to act as Exchange Agent under the Merger Agreement. As soon as practicable after the Effective Time, Kimberly-Clark will deposit with the Exchange Agent, in trust for the holders of Scott Certificates, certificates ("Kimberly-Clark Certificates") representing the shares of Kimberly-Clark Common Stock issuable pursuant to the Merger in accordance with the Merger Agreement. The Exchange Agent will deliver the Kimberly-Clark Certificates upon the surrender for exchange of the Scott Certificates.

     Promptly after the Effective Time, the Exchange Agent will mail to each record holder of a Scott Certificate a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Scott Certificates will pass, only upon actual receipt thereof by the Exchange Agent, and will contain instructions for effecting the surrender of Scott Certificates in exchange for the property described in the next sentence). Upon surrender for exchange to the Exchange Agent of Scott Certificate(s) held by any record holder, together with such letter of transmittal duly executed, such holder will be entitled to receive in exchange therefor: (i) a Kimberly-Clark Certificate representing the number of whole shares of Kimberly-Clark Common Stock into which the Scott Common Shares represented by the surrendered Scott Certificate(s) have been converted at the Effective Time, (ii) cash in lieu of any fractional share of Kimberly-Clark Common Stock and (iii) the dividends and other distributions described in the next paragraph. All Scott Certificates so surrendered will be cancelled. All Kimberly-Clark Certificates delivered upon the surrender for exchange of any Scott Certificate in accordance with the terms of the Merger Agreement (including the cash paid in respect of any such fractional share or of any such dividends or distributions) will be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Scott Common Shares represented by such surrendered Scott Certificate.

     No dividends or other distributions that are declared on or after the Effective Time on Kimberly-Clark Common Stock, or are payable to the holders of record thereof who became such on or after the Effective Time, and no cash payment in lieu of any fractional share of Kimberly-Clark Common Stock, will be paid to any person entitled by reason of the Merger to receive Kimberly-Clark Certificates until the Scott Certificate(s) of such person have been surrendered as described above. Subject to applicable law, there will be paid to each person receiving a Kimberly-Clark Certificate: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of (a) any dividends or other distributions with respect to the shares of Kimberly-Clark Common Stock represented by such Kimberly-Clark Certificate having a record date on or after the Effective Time and a payment date prior to such surrender and (b) any cash payable with respect to any fractional share of Kimberly-Clark Common Stock to which such person is entitled; and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Kimberly-Clark Common Stock having a record date on or after the Effective Time but prior to such surrender and a payment date on or after such surrender. In no event will the person entitled to receive such dividends or other distributions be entitled to receive interest thereon. If any Kimberly-Clark Certificate is to be registered in a name other than that of the registered holder of a surrendered Scott Certificate, or if any cash is to be paid to a person who is not such registered holder, it will be a condition of the exchange that the Scott Certificate(s) so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such Kimberly-Clark Certificate or such cash payment, or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not applicable.

     Kimberly-Clark or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of Scott Common Shares such amounts as Kimberly-Clark or the Exchange Agent are required to deduct and withhold under the Code, or under any provision of state, local or foreign tax law, with respect to the making of such distribution. To the extent that

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

amounts are so deducted and withheld by Kimberly-Clark or the Exchange Agent, such deducted and withheld amounts will be treated for all purposes of the Merger Agreement as having been distributed to the holder of the Scott Common Shares in respect of which such deduction and withholding was made by Kimberly-Clark or the Exchange Agent.

     At the Effective Time, the stock transfer books of Scott will be closed, and no transfer of Scott Common Shares will thereafter be made. Subject to any applicable abandoned property, escheat or similar laws, if, after the Effective Time, Scott Certificates are presented to the Surviving Corporation for transfer, they will be cancelled and exchanged as described in the four preceding paragraphs. After the Effective Time and until surrendered for Kimberly-Clark Certificates as above described, Scott Certificates which immediately prior to the Effective Time represented Scott Common Shares converted in the Merger will be deemed for all purposes, other than the right to receive payments of dividends and distributions and cash in lieu of any fractional share of Kimberly-Clark Common Stock, to represent the number of whole shares of Kimberly-Clark Common Stock into which such Scott Common Shares were converted.

     SHAREHOLDERS OF SCOTT SHOULD NOT FORWARD THEIR SCOTT CERTIFICATES WITH THE ENCLOSED PROXY CARD, NOR SHOULD THEY RETURN THEIR SCOTT CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED A TRANSMITTAL LETTER.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of Kimberly-Clark, Scott and Sub relating, among other things, to: (i) their incorporation, existence, good standing, corporate power and similar corporate matters; (ii) their capitalization; (iii) their authorization, execution, delivery and performance and the enforceability of the Merger Agreement and related matters; (iv) the absence of conflicts, violations and defaults under their certificate or articles of incorporation and by-laws and certain other agreements and documents; (v) the documents and reports filed with the SEC and the accuracy and completeness of the information contained therein; (vi) the Registration Statement and this Proxy Statement/Prospectus and the accuracy and completeness of the information contained therein and herein; (vii) the absence of Material Adverse Changes; (viii) the absence of certain violations or defaults; (ix) their licenses and permits; (x) environmental and tax matters;
(xi) pending or threatened litigation; (xii) labor matters; (xiii) material contracts; (xiv) employee benefit matters; (xv) undisclosed liabilities; (xvi) intellectual properties; (xvii) takeover defense mechanisms; and (xviii) the availability of pooling of interests accounting treatment. All representations and warranties of Kimberly-Clark, Scott and Sub expire at the Effective Time.

CONDUCT OF BUSINESS PENDING THE MERGER

     Each of Kimberly-Clark and Scott has agreed that during the period from the date of the Merger Agreement through the Effective Time, except as otherwise expressly required or permitted by the Merger Agreement, it will, and will cause each of its Subsidiaries to, in all material respects carry on its business in, and not enter into any material transaction other than in accordance with, the ordinary course of its business as being conducted at such date and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its business organization, keep available the services of its officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, all to the end that its goodwill and ongoing business will be unimpaired at the Effective Time. Each of Kimberly-Clark and Scott has agreed to promptly advise the other orally and in writing of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect on Kimberly-Clark or Scott, as the case may be.

     Without limiting the generality of the foregoing, and except as otherwise expressly contemplated or permitted by the Merger Agreement, each of Kimberly-Clark and Scott has agreed that it will not, and that it will not permit any of its Subsidiaries to, without the prior written consent of the other: (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than regular quarterly dividends (of not to exceed $.45 per share in the case of Kimberly-Clark Common Stock or

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

$.10 per share in the case of Scott Common Shares), the Specialty Products Business Spinoff and dividends paid by Subsidiaries in the ordinary course of business and consistent with past practice), (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of its capital stock or those of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities (other than the issuance of shares of Kimberly-Clark Common Stock and the associated Kimberly-Clark Rights or Scott Common Shares and the associated Scott Rights, as the case may be, upon the exercise of stock options and, in the case of Kimberly-Clark, the issuance of stock options to employees of Kimberly-Clark or any of its Subsidiaries in the ordinary course of business and consistent with past practice); (iii) amend its charter or organization documents or by-laws; (iv) acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than (A) transactions that are in the ordinary course of business and consistent with past practice and not material to Kimberly-Clark and its Subsidiaries taken as a whole or Scott and its Subsidiaries taken as a whole, as the case may be, and (B) acquisitions for an aggregate consideration paid or payable by Kimberly-Clark and its Subsidiaries or Scott and its Subsidiaries, as the case may be (valuing any non-cash consideration at its fair market value and any contingent payments at the maximum amount payable and treating any liabilities assumed as consideration paid) in an amount not to exceed $15,000,000, (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (A) transactions that are in the ordinary course of business and consistent with past practice and not material to Kimberly-Clark and its Subsidiaries taken as a whole or Scott and its Subsidiaries taken as a whole, as the case may be, and (B) dispositions for an aggregate consideration paid or payable to Kimberly-Clark and its Subsidiaries or Scott and its Subsidiaries taken as a whole, as the case may be (valuing any non-cash consideration, contingent payments and liabilities assumed as provided in clause (iv) above) in an amount not to exceed $15,000,000; provided, however, that there is to be no sale, lease or other disposition by Scott or its Subsidiaries of pulp production assets, forest products assets or timberlands other than in the ordinary course of business;
(vi) incur any indebtedness for borrowed money or guarantee any such indebtedness, or make any loans, advances or capital contributions to, or other investments in, any other person, or retire any outstanding indebtedness for borrowed money, other than (A) borrowings or guarantees incurred in the ordinary course of business and consistent with past practice and (B) any loans, advances or capital contributions to, or other investments in, Kimberly-Clark or any majority-owned Subsidiary of Kimberly-Clark or Scott or any majority-owned Subsidiary of Scott, as the case may be; (vii) enter into or adopt any specified types of employee or welfare plan, or amend any such existing plan, other than as required by law; (viii) violate or fail to perform any material obligation or duty imposed upon Kimberly-Clark or Scott, as the case may be, or any Subsidiary thereof by any applicable federal, state, local, foreign or provincial law, rule, regulation, guideline or ordinance; (ix) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures; (x) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or (xi) acquire any shares of capital stock of Scott or Kimberly-Clark, as the case may be.

     In addition, except as otherwise expressly contemplated or permitted by the Merger Agreement, Scott has agreed that it will not, and that it will not permit any of its Subsidiaries to, without the prior written consent of Kimberly-Clark:
(i) increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business and consistent with past practice, or grant any severance or termination pay to, or enter into, or amend or modify, any employment, severance or consulting agreement with, any director or officer of Scott or any of its Subsidiaries, or establish, adopt, enter into or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation,

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

employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; or (ii) amend the Scott Rights Agreement or redeem the Scott Rights other than as contemplated by the Merger Agreement.

     Each of Kimberly-Clark and Scott has also agreed that, subject to existing contractual and legal restrictions applicable to it, it will, and will cause each of its Subsidiaries to, afford, during normal business hours during the period from the date of the Merger Agreement through the Effective Time, to the accountants, counsel, financial advisors, officers and other representatives of the other reasonable access to, and permit them to make such inspections as may reasonably be requested of, its properties, books, contracts, commitments and records (including, without limitation, the work papers of independent public accountants), and also permit such interviews with its officers and employees as may be reasonably requested; and, during such period, Kimberly-Clark and Scott will, and will cause each of its respective Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its properties, assets, business and personnel as the other may reasonably request. All confidential information obtained by Kimberly-Clark or Scott, as the case may be, will be kept confidential pursuant to the confidentiality agreements between the parties. Kimberly-Clark and Scott have also agreed that from the date of the Merger Agreement through the Effective Time, they will consult with each other regarding any inquiries made by antitrust regulatory authorities, including as to any issues raised by such authorities and the possible resolutions thereof.

     Each of Kimberly-Clark and Scott has further agreed that from the date of the Merger Agreement through the Effective Time, unless the other parties to the Merger Agreement otherwise agree in writing, neither it nor its respective Subsidiaries will (i) knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) knowingly take or fail to take any action which action or failure would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or would cause any of the representations and warranties set forth in the Company Tax Certificate attached to the Company Letter (each as defined in the Merger Agreement) or the Parent Tax Certificate attached to the Parent Letter (each as defined in the Merger Agreement) to be untrue or incorrect in any material respect.

NO SOLICITATION

     Scott has agreed that from and after the date of the Merger Agreement it will not, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any Takeover Proposal (as hereinafter defined) from any person, or engage in or continue discussions or negotiations relating to any Takeover Proposal and will use its reasonable best efforts to prevent any of its directors, officers, attorneys, financial advisors and other authorized representatives from, directly or indirectly, taking any such action; provided, however, that Scott may engage in discussions or negotiations with, or furnish information concerning Scott and its properties, assets and business to, any person which makes, or indicates in writing an intention to make, a Superior Proposal (as hereinafter defined) if the Scott Board shall conclude in good faith on the basis of the advice of its outside counsel that the failure to take such action would violate the fiduciary obligations of the Scott Board under applicable law. Scott must promptly notify Kimberly-Clark of any Takeover Proposal, including the material terms and conditions thereof and the identity of the person (or group) making such Takeover Proposal, and the name of all persons to whom Scott has furnished any information and the nature of such information. As used in the Merger Agreement and this Proxy Statement/Prospectus: (i) "Takeover Proposal" means, with respect to Scott, any proposal or offer for, or any expression of interest (by public announcement or otherwise) by any person (other than a proposal or offer by Kimberly-Clark or any of its Subsidiaries) in, any tender or exchange offer for 20% or more of the equity of Scott, any merger, consolidation or other business combination involving Scott or any of its Significant Subsidiaries (as hereinafter defined), any acquisition in any manner of 20% or more of the equity of, or 20% or more of the assets of, Scott or any of its Significant Subsidiaries or any inquiry by any person with respect to Scott's willingness to receive or discuss any of the foregoing; (ii) "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any person (or group) (other than Kimberly-Clark or any of

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

its Subsidiaries) to acquire Scott pursuant to any Takeover Proposal on terms which a majority of the members of the Scott Board determines in good faith, and in the exercise of reasonable judgment (based on the advice of independent financial advisors), to be more favorable to Scott and its shareholders than the transactions contemplated by the Merger Agreement and for which any required financing is committed or which, in the good faith and reasonable judgment of a majority of such members (based on the advice of independent financial advisors), is reasonably capable of being financed by such person; and (iii) "Significant Subsidiary" has the meaning specified in Rule 1-02 of Regulation S-X of the SEC. A Takeover Proposal, with respect to Kimberly-Clark, has the meaning specified in the prior sentence, except that each reference to "Kimberly-Clark" shall be changed to "Scott" and each reference to "Scott" shall be changed to "Kimberly-Clark."

THIRD PARTY STANDSTILL AGREEMENTS

     The Merger Agreement provides that during the period from the date of the Merger Agreement through the Effective Time neither Scott nor Kimberly-Clark may terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party (other than any involving Kimberly-Clark or its Subsidiaries or Scott or its Subsidiaries, as the case may be). During such period, each of Scott and Kimberly-Clark is required to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction. Scott has advised Kimberly-Clark that all standstill agreements which Scott entered into during 1994 and 1995 have terminated.

CONDITIONS PRECEDENT TO THE MERGER

     The respective obligations of Kimberly-Clark, Scott and Sub to effect the Merger are subject, among other things, to the fulfillment of the following conditions at or prior to the Effective Time: (i) approval and adoption of the Merger Agreement by the requisite vote of the shareholders of Scott, and approval of the Share Issuance by the requisite vote of the stockholders of Kimberly-Clark; (ii) the listing on the NYSE, upon official notice of issuance, of the shares of Kimberly-Clark Common Stock constituting the Share Issuance and the shares of Kimberly-Clark Common Stock issuable upon the exercise of Substitute Options (as hereinafter defined); (iii) expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act, and the obtaining, making or occurrence of all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated by the Merger Agreement illegal or would have a Material Adverse Effect (as defined in the Merger Agreement) on Kimberly-Clark or Scott (as the Surviving Corporation), assuming the Merger had taken place; (iv) the absence of any stop order suspending the effectiveness of the Registration Statement, any initiation of a proceeding for such purpose or any threat of such a proceeding by the SEC; and
(v) no court or other Governmental Entity having jurisdiction over Kimberly-Clark or Scott, or any of their respective Subsidiaries, having enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order then in force which has the effect of making the Merger or any of the transactions contemplated by the Merger Agreement illegal.

     The obligation of Scott to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of the following additional conditions: (i) Kimberly-Clark having performed in all respects its covenant to select and elect three members of the Scott Board as Directors of Kimberly-Clark, effective as of the Effective Time, Kimberly-Clark and Sub having performed in all material respects each of its other agreements contained in the Merger Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Kimberly-Clark and Sub contained in the Merger Agreement that is qualified by materiality being true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in

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

each case except as contemplated or permitted by the Merger Agreement; (ii) Scott having received an opinion of Skadden, Arps, Slate, Meagher & Flom relating to certain tax matters (see "THE MERGER -- Certain Federal Income Tax Consequences"); (iii) Scott having received opinions from O. George Everbach, Senior Vice President -- Law and Government Affairs of Kimberly-Clark, Sidley & Austin and Dechert Price & Rhoads relating to certain corporate and securities law matters; (iv) Kimberly-Clark having obtained any necessary non-governmental consents and approvals required to consummate the transactions contemplated by the Merger Agreement; (v) Scott having received the written agreements from the Kimberly-Clark Rule 145 affiliates described under "THE MERGER -- Resales of Kimberly-Clark Common Stock;" (vi) Scott having received an opinion of Coopers & Lybrand L.L.P. that the Merger will qualify as a pooling of interests under generally accepted accounting principles; (vii) the absence of any pending or threatened litigation by any Governmental Entity as a result of the Merger Agreement or any of the transactions contemplated thereby which, if such Governmental Entity were to prevail, would reasonably be expected to have a Material Adverse Effect on Kimberly-Clark or Scott (as the Surviving Corporation); and (viii) the absence since the date of the Merger Agreement of any Material Adverse Change with respect to Kimberly-Clark.

     The respective obligations of Kimberly-Clark and Sub to effect the Merger are also subject to the fulfillment at or prior to the Effective Time of the following additional conditions: (i) Scott having performed in all material respects each of its agreements contained in the Merger Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Scott contained in the Merger Agreement that is qualified by materiality being true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified being true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by the Merger Agreement; (ii) Kimberly-Clark having received an opinion of Sidley & Austin relating to certain tax matters (see "THE MERGER -- Certain Federal Income Tax Consequences"); (iii) Kimberly-Clark having received opinions from John P. Murtagh, Senior Vice President and General Counsel of Scott, Skadden, Arps, Slate, Meagher & Flom and Morgan, Lewis & Bockius relating to certain corporate and securities law matters; (iv) Scott having obtained any necessary non-governmental consents and approvals required to consummate the transactions contemplated by the Merger Agreement; (v) Kimberly-Clark having received the written agreements from the Scott Rule 145 affiliates described under "THE MERGER -- Resales of Kimberly-Clark Common Stock;" (vi) the absence of any pending or threatened litigation by any Governmental Entity as a result of the Merger Agreement or any of the transactions contemplated thereby which, if such Governmental Entity were to prevail, would reasonably be expected to have a Material Adverse Effect on Kimberly-Clark or Scott (as the Surviving Corporation); (vii) Kimberly-Clark having been satisfied, in its sole and absolute discretion, that certain agreements referenced by Scott in the Scott disclosure letter will not impair Kimberly-Clark's ability to conduct its businesses following the Effective Time;
(viii) Kimberly-Clark having received an opinion of Deloitte & Touche LLP that the Merger will qualify as a pooling of interests under generally accepted accounting principles; and (ix) the absence since the date of the Merger Agreement of any Material Adverse Change with respect to Scott.

SCOTT STOCK OPTIONS AND RESTRICTED STOCK

     Each Scott Stock Option which is outstanding immediately prior to the Effective Time pursuant to any stock option (other than any "stock purchase plan" within the meaning of Section 423 of the Code) or long-term incentive plan of Scott in effect on the date of the Merger Agreement (the "Scott Stock Plans"), which is then fully exercisable, will become a fully exercisable option to purchase the number of shares of Kimberly-Clark Common Stock (a "Substitute Option"), decreased to the nearest whole share, determined by multiplying (i) the number of Scott Common Shares then subject to such Scott Stock Option by
(ii) the Conversion Number, at an exercise price per share of Kimberly-Clark Common Stock (increased to the nearest whole cent) equal to the exercise price per Scott Common Share in effect at such time divided by the Conversion Number. Each Substitute Option will be otherwise exercisable upon the same terms and conditions as were then applicable to the related Scott Stock Option.

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

     Scott has agreed to use its reasonable best efforts to cause each holder of a Scott Stock Option outstanding immediately prior to the Effective Time pursuant to a Scott Stock Plan, which is not then exercisable and will not become exercisable as a result of the Merger (an "Unexercisable Option"), to enter into a stock option exchange agreement pursuant to which such Unexercisable Option will be cancelled in exchange for the number of shares of Kimberly-Clark Common Stock, decreased to the nearest whole share, having an aggregate market value at the Effective Time equal to the value of such Unexercisable Option, determined by applying a variation of the Black-Scholes option pricing model as provided in such stock option exchange agreement.

     Scott has further agreed to use its reasonable best efforts to cause each holder of restricted Scott Common Shares outstanding immediately prior to the Effective Time pursuant to any Scott Stock Plan, which are not then vested and will not become vested as a result of the Merger ("Unvested Restricted Stock") to enter into a restricted stock exchange agreement, pursuant to which such Unvested Restricted Stock will be cancelled in exchange for the number of shares of Kimberly-Clark Common Stock, decreased to the nearest whole share, having an aggregate market value at the Effective Time equal to the value of such Unvested Restricted Stock, as determined by an independent consultant applying a mutually acceptable valuation methodology.

     Kimberly-Clark will pay cash to the holders of (i) Substitute Options in lieu of issuing fractional shares of Kimberly-Clark Common Stock upon the exercise thereof and (ii) Unexercisable Options and Unvested Restricted Stock in lieu of issuing fractional shares of Kimberly-Clark Common Stock, unless, in the reasonable judgment of Kimberly-Clark based upon the advice of its independent public accountants, such payment would adversely affect its ability to account for the Merger as a pooling of interests in accordance with generally accepted accounting principles.

EMPLOYEE BENEFITS

     Performance After the Merger of Written Agreements and Plans. On and after the Effective Time, Kimberly-Clark will cause the Surviving Corporation to honor, without offset, deduction, counterclaim, interruption or deferment, all Scott Plans (referred to in the Merger Agreement as Company Plans) and all other written employment, severance, termination, consulting and retirement agreements to which Scott is a party as of the Effective Time, including all compensation plans for non-employee directors of Scott, except to the extent that any such Scott Plan or any such employment, severance, termination, consulting or retirement agreement or compensation plan was established, entered into or amended in contravention of the Merger Agreement. See "-- Conduct of Business Pending the Merger." Kimberly-Clark has acknowledged in the Merger Agreement that, for the purposes of certain of the Scott Plans and certain of such other agreements to which Scott was a party on the date of the Merger Agreement, the consummation of the Merger will constitute a "change in control" (as defined in such plans and agreements) of Scott. However, Scott has agreed to amend, effective immediately prior to the Effective Time, each Scott Plan that is a defined benefit pension plan qualified under Section 401(a) of the Code to delete therefrom any specific provisions otherwise effective upon the occurrence of a change in control. Kimberly-Clark has agreed to cause the Surviving Corporation to pay all amounts provided under such Scott Plans and agreements as a result of such change in control of Scott in accordance with their respective terms and to honor, and cause the Surviving Corporation to honor, all rights, privileges and modifications with respect to any such Scott Plans or agreements which become effective as a result of such change in control. Scott has agreed that, prior to the Effective Time, it will amend its Termination Pay Plan for Salaried Employees to reduce the number of years that such Plan will be required to remain in effect following a change in control from six to two years.

     Maintenance of Benefits. Kimberly-Clark has agreed that, for one year after the Effective Time, it will, or will cause the Surviving Corporation to, provide employee pension and welfare plans for the benefit of employees and former employees of Scott which, in the aggregate, are not materially less favorable to them than the Scott Plans in effect immediately prior to the Effective Time. To the extent any Kimberly-Clark Plan (referred to in the Merger Agreement as a Parent Plan) or any plan of the Surviving Corporation is made applicable to any employee or former employee of Scott, Kimberly-Clark will, or will cause the Surviving Corporation to, grant to employees and former employees of Scott credit for service with Scott prior to the

Effective Time for the purposes of determining eligibility to participate and the employee's nonforfeitable interest in benefits thereunder, but not for the purpose of calculating benefits (including benefits the amount or level of which is determined by reference to an employees' vesting service) thereunder. The Merger Agreement does not limit the power of the Surviving Corporation to amend or terminate any Scott Plan or any other employee benefit plan, program, agreement or policy or require the Surviving Corporation or Kimberly-Clark to offer to continue (other than as required by its terms) any written employment contract.

     Bonuses under Scott's Performance Plan. The Merger Agreement specifies that the following principles will apply for the purpose of determining 1995 bonuses under Scott's Performance Plan: (i) all employees of Scott and its Subsidiaries at the Effective Time who, at such time, are covered by such Plan (other than employees whose employment is terminated for any reason prior to the Effective Time or for cause on or prior to December 31, 1995) will be eligible to receive a pro rata portion of their bonuses; (ii) whether any bonuses are payable under such Plan and, if so, the amounts thereof will be determined as if the Merger had not occurred and Scott had remained an independent, publicly-owned company through the end of 1995, taking into account, to the extent reasonably applicable, action that could have been taken but for the limitations imposed by the Merger Agreement (see "-- Conduct of Business Pending the Merger"); and
(iii) any bonuses payable pursuant to clause (ii) above will be paid as soon as practicable after December 31, 1995. The pro rata portion of each employee's bonus will be the amount determined pursuant to the preceding sentence multiplied by a fraction, the numerator of which will be the number of days during 1995 that such employee was employed by Scott, Kimberly-Clark or Subsidiaries of either and the denominator of which will be 365. After the Effective Time, all determinations with respect to such Plan will be made by a special committee of the Kimberly-Clark Board consisting of Kimberly-Clark's Chief Executive Officer and the three former directors of Scott to be elected to the Kimberly-Clark Board. The principles described in this paragraph are not applicable to any annual bonus payable pursuant to any written employment or termination agreement in effect on the date of the Merger Agreement.

INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE

     For six years after the Effective Time, Kimberly-Clark has agreed to, or cause the Surviving Corporation to, indemnify, defend and hold harmless any person who is at the Effective Time, or was at any time prior thereto, a director, officer, employee or agent (an "Indemnified Person") of Scott or any of its Subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of: (i) the fact that such Indemnified Person is then or was a director, officer, employee or agent of Scott or any of its Subsidiaries or is then or was serving at the request of Scott or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii) the Merger Agreement or any of the transactions contemplated thereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the PBCL, the Scott Charter, the Scott By-laws or any indemnification agreement in effect at the date of the Merger Agreement, including provisions relating to the advancement of expenses incurred in the defense of any such Claim; provided, however, that neither Kimberly-Clark nor the Surviving Corporation is required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) involving any Claim initiated by such Indemnified Person unless the initiation of such proceeding (or portion thereof) was authorized by the Kimberly-Clark Board or unless such proceeding is brought by an Indemnified Person to enforce rights to indemnification under the Merger Agreement. In the event any Indemnified Person becomes involved in any Claim after the Effective Time, Kimberly-Clark or the Surviving Corporation is required to periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), provided such Indemnified Person shall deliver an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

     Kimberly-Clark and Scott have also agreed that all rights to indemnification or liabilities, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the Scott Charter, the Scott By-laws and any indemnification agreement in effect at the date of the Merger Agreement, will survive the Merger and will continue in effect, without any amendment thereto, for a period of six years from the Effective Time to the extent such rights, liabilities and limitations are consistent with the PBCL; provided, however, that in the event any Claim is asserted or made within such six-year period, all such rights, liabilities and limitations in respect of such Claim will continue until the disposition thereof; and provided further that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the PBCL, the Scott Charter, the Scott By-laws or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Kimberly-Clark.

     The Merger Agreement also requires Kimberly-Clark or the Surviving Corporation to maintain Scott's existing directors' and officers' liability insurance policy ("D&O Insurance") for a period of not less than six years after the Effective Time; provided, however, that Kimberly-Clark may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided further that if the existing D&O Insurance expires or is cancelled during such period, Kimberly-Clark or the Surviving Corporation must use its best efforts to obtain substantially similar D&O Insurance; and provided further that neither Kimberly-Clark nor the Surviving Corporation is required to pay an annual premium for D&O Insurance in excess of 150% of the last annual premium paid by Scott prior to the date of the Merger Agreement. If such premium limitation becomes applicable, Kimberly-Clark is required to purchase as much coverage as possible for such amount.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Kimberly-Clark of the Share Issuance or approval and adoption by the shareholders of Scott of the Merger Agreement: (i) by mutual written consent of Kimberly-Clark and Scott;
(ii) by either Kimberly-Clark or Scott if (A) the other fails to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement required to be complied with prior to the date of such termination or materially breaches any representation or warranty that is not qualified as to materiality or breaches any representation or warranty that is so qualified (in each case after a five business day cure period following notice of such breach), (B) the shareholders of Scott fail to approve and adopt the Merger, or
(C) the stockholders of Kimberly-Clark fail to approve the Share Issuance; (iii) by either Kimberly-Clark or Scott if (A) the Merger has not been effected on or prior to March 31, 1996, provided that the right so to terminate will not be available to the party whose failure to fulfill any obligation of the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to such date, or (B) any court or other Governmental Entity having jurisdiction has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action has become final and nonappealable; (iv) by either Kimberly-Clark or Scott if the Scott Board reasonably determines that a Takeover Proposal with respect to Scott constitutes a Superior Proposal, provided that Scott may not so terminate unless (A) 10 business days have elapsed after delivery to Kimberly-Clark of a written notice of such determination and during such period Scott has fully cooperated with Kimberly-Clark, including the furnishing of specified information, with the intent of enabling Kimberly-Clark to agree to a modification of the terms and conditions of the Merger Agreement so that the transactions contemplated thereby may be effected and (B) at the end of such period, the Scott Board continues to believe that such Takeover Proposal constitutes a Superior Proposal and promptly thereafter Scott enters into a definitive acquisition, merger or similar agreement to effect such Superior Proposal; (v) by Kimberly-Clark if the Scott Board has not recommended, or changed or rescinded its recommendation of, the Merger to the shareholders of Scott, or has modified or rescinded its approval of the Merger Agreement; (vi) by Scott if the Kimberly-Clark Board has not recommended, or changed or rescinded its recommendation of, the Share Issuance, or has modified or rescinded its approval of the Merger Agreement; or (vii) by Kimberly-Clark if Scott breaches its no-solicitation undertaking.

FEES AND EXPENSES

     Except for printing expenses and filing fees, which will be shared equally, Kimberly-Clark and Scott will each pay its own costs and expenses in connection with the Merger Agreement and the transactions contemplated thereby, whether or not the Merger is consummated. The Merger Agreement also provides for the payment of the following amounts:

          (1) If the Merger Agreement is terminated because the Scott Board reasonably determines that a Takeover Proposal with respect to Scott constitutes a Superior Proposal, Scott will immediately pay to Kimberly-Clark $100 million in cash.

          (2) If there is a Takeover Proposal with respect to Scott and the Merger Agreement is terminated by Kimberly-Clark because the Scott Board has not recommended, or changed or rescinded its recommendation of, the Merger to the shareholders of Scott, or has modified or rescinded its approval of the Merger Agreement, Scott will immediately pay to Kimberly-Clark $100 million in cash.

          (3) If (i) prior to the Scott Special Meeting (A) there is a Takeover Proposal with respect to Scott or Scott receives an indication of a possible Takeover Proposal with respect to Scott by any person other than Kimberly-Clark and its Subsidiaries, (B) any person other than Kimberly-Clark files a Statement on Schedule 13D under the Exchange Act with respect to Scott Common Shares or (C) Scott engages in discussions or negotiations or furnishes information to any person pursuant to the fiduciary qualification to Scott's no-solicitation undertaking; (ii) the shareholders of Scott do not approve the Merger at the Scott Special Meeting; (iii) within seven months after the Scott Special Meeting or the last adjournment thereof Scott enters into any agreement in respect of a Takeover Proposal with respect to Scott with any person contemplated by subclause (A), (B) or (C) of clause (i) above or such person commences any tender or exchange offer for more than 20% of the Scott Common Shares; and
     (iv) at any time thereafter such person consummates a Takeover Proposal contemplated by such agreement or consummates such tender or exchange offer; Scott will immediately pay to Kimberly-Clark $100 million in cash.

          (4) If the Merger Agreement is terminated by Kimberly-Clark because Scott has breached its no-solicitation undertaking, Scott will immediately pay to Kimberly-Clark $50 million in cash.

          (5) If there is a Takeover Proposal with respect to Kimberly-Clark and the Merger Agreement is terminated by Scott because the Kimberly-Clark Board has not recommended, or changed or rescinded its recommendation of, the Share Issuance, or has modified or rescinded its approval of the Merger Agreement, Kimberly-Clark will immediately pay to Scott $100 million in cash.

          (6) If (i) prior to the Kimberly-Clark Special Meeting (A) there is a Takeover Proposal with respect to Kimberly-Clark or Kimberly-Clark receives an indication of a possible Takeover Proposal with respect to Kimberly-Clark by any person other than Scott and its Subsidiaries, (B) any person files a Statement on Schedule 13D under the Exchange Act with respect to shares of Kimberly-Clark Common Stock or (C) Kimberly-Clark engages in discussions or negotiations or furnishes information to any person with respect to an acquisition of all or substantially all of the equity or assets of Kimberly-Clark by merger, tender offer or otherwise;
     (ii) the stockholders of Kimberly-Clark do not approve the Share Issuance at the Kimberly-Clark Special Meeting; (iii) within seven months after the Kimberly-Clark Special Meeting or the last adjournment thereof Kimberly-Clark enters into any agreement in respect of a Takeover Proposal with respect to Kimberly-Clark with any person contemplated by subclause
     (A), (B) or (C) of clause (i) above or such person commences any tender or exchange offer for more than 20% of the shares of Kimberly-Clark Common Stock; and (iv) at any time thereafter such person consummates a Takeover Proposal contemplated by such agreement or consummates such tender or exchange offer; Kimberly-Clark will immediately pay to Scott $100 million in cash.

See "-- Termination."

     None of the payments described above will relieve any party to the Merger Agreement from any liability for any breach thereof.

AMENDMENT

     The Merger Agreement may be amended by the parties thereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by the stockholders of Kimberly-Clark of the Share Issuance or approval and adoption by the shareholders of Scott of the Merger Agreement; provided, however, that after any such approval or approval and adoption, as the case may be, no amendment can be made if applicable law would require further approval by such stockholders, unless such further approval is obtained.

WAIVER

     At any time prior to the Effective Time, the Merger Agreement permits the parties thereto to: (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto; (ii) waive any inaccuracies in the representations and warranties contained therein or in any instrument delivered pursuant thereto; and (iii) waive compliance with any of the agreements or conditions contained therein which may legally be waived; in each case pursuant to a written instrument.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial information (the "Unaudited Pro Forma Information") is presented to reflect the estimated impact on the historical Consolidated Financial Statements of Kimberly-Clark of the Merger and the issuance of approximately 119.6 million shares of Kimberly-Clark Common Stock constituting the Share Issuance. The Merger will be accounted for as a pooling of interests.

     The Unaudited Pro Forma Combined Statements of Income for each of the five years in the period ended December 31, 1994 and for the six-month periods ended June 30, 1994 and 1995 assume that the Merger had been consummated at the beginning of the earliest period presented. The Unaudited Pro Forma Combined Balance Sheet at June 30, 1995 assumes that the Merger had been consummated on June 30, 1995.

     Kimberly-Clark will take a one-time pre-tax charge covering the costs of the Merger, for restructuring the combined operations and for other unusual and nonrecurring items in the quarter in which the Merger is consummated. Such pre-tax charge, which is currently estimated to be in the range of $1.0 billion to $1.5 billion, will include: (i) the costs of plant rationalizations and employee terminations to eliminate duplicate facilities and excess capacity;
(ii) the costs of integrating the businesses of the two companies; (iii) the direct costs of the Merger, including the fees of financial advisors, legal counsel and independent auditors; and (iv) other unusual and nonrecurring items. The after-tax cost of such charge is currently estimated to be in the range of $750 million to $1.15 billion, and the larger amount has been charged to Common Stockholders' Equity in the Pro Forma Combined Balance Sheet at June 30, 1995. The estimated charge and the nature of the costs included therein are subject to change as Kimberly-Clark's integration plan is developed and more accurate estimates become possible. Moreover, the after-tax cost of such estimated charge is likely to change depending upon the magnitude of the pre-tax charge, the nature of the costs included therein, the tax laws of the particular countries applicable to the entities incurring such costs and the tax-paying status of such entities. For purposes of the Unaudited Pro Forma Combined Balance Sheet at June 30, 1995, the adjustments discussed in paragraph (m) were based on the assumption that $800 million of the one-time pre-tax charge was attributable to the write-off of property and $700 million was attributable to estimated future cash payments. The write-off of property, net of estimated cash proceeds from dispositions, was credited to Property and the estimated future cash payment charge was recorded as Restructuring liabilities. Estimated tax benefits of $350 million were charged to Deferred Income Taxes.

     The Unaudited Pro Forma Information gives effect only to the reclassifications and adjustments set forth in the accompanying Notes to Unaudited Pro Forma Combined Financial Statements and does not reflect any cost savings and other synergies anticipated by Kimberly-Clark's management as a result of the Merger. For a discussion of anticipated cost savings and other synergies, see "THE MERGER -- Opinion of Kimberly-Clark's Financial Advisor" and "-- Opinion of Scott's Financial Advisor." The Unaudited Pro Forma Information would not change significantly if the Specialty Products Business Spinoff were given effect. The Unaudited Pro Forma Information is not necessarily indicative of the results of operations or the financial position which would have occurred had the Merger been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of Kimberly-Clark's future results of operations or financial position.

     The Unaudited Pro Forma Information should be read in conjunction with the historical Consolidated Financial Statements of Kimberly-Clark and Scott incorporated by reference in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

     The Unaudited Pro Forma Information includes financial data for Scott for each of the five 52- or 53-week fiscal years ended on the last Saturday in December in the period ended December 31, 1994 and for the 26-week periods ended July 1, 1995 and June 25, 1994. For ease of reference, all column headings used in the Unaudited Pro Forma Information refer to the period-ended date of Kimberly-Clark.

                           KIMBERLY-CLARK CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1995
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)


                             KIMBERLY-CLARK    SCOTT      RECLASSIFICATIONS        ADJUSTMENTS      ADJUSTED
                             --------------   -------     -----------------        -----------      --------
                                  (1)           (2)            (3)                     (4)          (5)
NET SALES....................    $4,166.6     $2,060.8       $  342.2 (a)                            $6,569.6
Costs of products sold.......     2,768.7      1,396.4           58.5 (b)                             4,223.6
Advertising, promotion and
  selling expenses...........       625.2        251.0          277.0 (a)(b)(c)                       1,153.2
Research and general
  expenses...................       291.9         86.4            6.7 (c)           $  (3.6)(g)         381.4
Other expenses (income),
  net........................          --        (50.0)          50.0 (d)                                  --
                                 --------     --------       --------               -------          --------
OPERATING PROFIT.............       480.8        377.0          (50.0)                  3.6             811.4
Interest expense.............       (73.0)       (48.0)                                                (121.0)
Other income (expense),
  net........................        (8.1)         9.0           57.0 (d)(e)                             57.9
                                 --------     --------       --------               -------          --------
INCOME BEFORE INCOME TAXES...       399.7        338.0            7.0                   3.6             748.3
Income tax (provision)
  benefit....................      (149.9)      (115.0)                                (1.2)(g)        (266.1)
Share of net income of equity
  companies..................        33.0         19.4                                                   52.4
Minority owners' share of
  subsidiaries' net income...       (10.8)          --           (7.0)(e)                               (17.8)
                                 --------     --------       --------               -------          --------
NET INCOME...................    $  272.0     $  242.4       $     --               $   2.4          $  516.8
                                 ========     ========       ========               =======          ========
Weighted Average Shares
  Outstanding................       160.3                                             119.6 (j)         279.9
NET INCOME PER SHARE.........    $   1.70                                                            $   1.85
                                 ========                                                            ========

---------------

(1) Represents the historical results of Kimberly-Clark for the six months ended June 30, 1995.

(2) Represents the historical results of Scott for the 26-week period ended July 1, 1995.

(3)  See Note 2 of Notes to Unaudited Pro Forma Combined Financial Statements.

(4) See Note 3 of Notes to Unaudited Pro Forma Combined Financial Statements -- Statements of Income.

(5) Reflects the results of operations of Kimberly-Clark on a pro forma basis assuming the Merger had been consummated at the beginning of the earliest period presented.

                           KIMBERLY-CLARK CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1994
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)


                              KIMBERLY-CLARK    SCOTT    RECLASSIFICATIONS         ADJUSTMENTS      ADJUSTED
                              --------------   -------   -----------------         -----------      -------
                                   (1)           (2)            (3)                    (4)          (5)
NET SALES.....................   $3,623.3     $1,743.0      $ 315.8 (a)                             $5,682.1
Costs of products sold........    2,381.0      1,226.1         64.2 (b)                              3,671.3
Advertising, promotion and
  selling expenses............      539.2        247.5        242.4 (a)(b)(c)                        1,029.1
Research and general
  expenses....................      258.1        105.3          9.2 (c)            $  (5.7)(g)         366.9
Other expenses (income),
  net.........................         --          1.5         (1.5)(d)                                   --
                                 --------     --------      -------                -------          --------
OPERATING PROFIT..............      445.0        162.6          1.5                    5.7             614.8
Interest expense..............      (63.4)       (60.4)                                               (123.8)
Other income (expense), net...       (7.6)         2.3          4.4 (d)(e)                               (.9)
                                 --------     --------      -------                -------          --------
INCOME BEFORE INCOME TAXES....      374.0        104.5          5.9                    5.7             490.1
Income tax (provision)
  benefit.....................     (144.0)       (39.2)                               (2.1)(g)        (185.3)
Share of net income of equity
  companies...................       63.5         13.5                                                  77.0
Minority owners' share of
  subsidiaries' net income....       (5.8)          --         (5.9)(e)                                (11.7)
                                 --------     --------      -------                -------          --------
INCOME FROM CONTINUING
  OPERATIONS..................      287.7         78.8           --                    3.6             370.1
Income (loss) from
  discontinued operations, net
  of income
  taxes.......................         --        (13.4)                                1.5 (g)         (11.9)
                                 --------     --------      -------                -------          --------
NET INCOME....................   $  287.7     $   65.4      $    --                $   5.1          $  358.2
                                 ========     ========      =======                =======          ========
Weighted Average Shares
  Outstanding.................      161.0                                            119.6 (j)         280.6
PER SHARE:
  Income from continuing
     operations...............   $   1.79                                                           $   1.32
  Income (loss) from
     discontinued operations,
     net of income taxes......         --                                                               (.04)
                                 --------                                                           --------
  Net income..................   $   1.79                                                           $   1.28
                                 ========                                                           ========

---------------

(1) Represents the historical results of Kimberly-Clark for the six months ended June 30, 1994.

(2) Represents the historical results of Scott for the 26-week period ended June 25, 1994.

(3) See Note 2 of Notes to Unaudited Pro Forma Combined Financial Statements.

(4) See Note 3 of Notes to Unaudited Pro Forma Combined Financial
    Statements -- Statements of Income.

(5) Reflects the results of operations of Kimberly-Clark on a pro forma basis assuming the Merger had been consummated at the beginning of the earliest period presented.

                           KIMBERLY-CLARK CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                         KIMBERLY-CLARK    SCOTT    RECLASSIFICATIONS        ADJUSTMENTS     ADJUSTED
                                         --------------   -------   -----------------        -----------     ---------
                                              (1)           (2)            (3)                   (4)         (5)
NET SALES................................    $7,399.6    $3,581.1        $ 674.6 (a)                         $11,655.3
Costs of products sold...................     4,925.1     2,510.8          124.1 (b)                           7,560.0
Advertising, promotion and selling
  expenses...............................     1,079.8       479.9          532.4 (a)(b)(c)                     2,092.1
Research and general expenses............       540.2       189.0           18.1 (c)           $ (11.3)(g)       736.0
Other expenses (income), net.............          --      (100.2)         100.2 (d)                                --
                                            ---------     -------        -------             ---------       ---------
OPERATING PROFIT.........................       854.5       501.6         (100.2)                 11.3         1,267.2
Interest expense.........................      (129.4)     (131.2)            --                                (260.6)
Other income (expense), net..............        15.5         9.6          110.5 (d)(e)                          135.6
                                            ---------     -------        -------             ---------       ---------
INCOME BEFORE INCOME TAXES...............       740.6       380.0           10.3                  11.3         1,142.2
Income tax (provision) benefit...........      (276.4)     (139.8)                                (4.2)(g)      (420.4)
Share of net income of equity
  companies..............................        87.1        23.9                                                111.0
Minority owners' share of subsidiaries'
  net income.............................       (16.2)         --          (10.3)(e)                             (26.5)
                                            ---------     -------        -------             ---------       ---------
INCOME FROM CONTINUING OPERATIONS BEFORE
  EXTRAORDINARY LOSS.....................       535.1       264.1             --                   7.1           806.3
Income (loss) from discontinued
  operations, net of income taxes........          --         6.8                                  3.1 (g)         9.9
                                            ---------     -------        -------             ---------       ---------
INCOME BEFORE EXTRAORDINARY LOSS.........       535.1       270.9             --                  10.2           816.2
Extraordinary loss less income tax
  benefit................................          --       (61.1)                                               (61.1)
                                            ---------     -------        -------             ---------       ---------
NET INCOME...............................   $   535.1     $ 209.8        $    --               $  10.2       $   755.1
                                            =========     =======        =======             =========       =========
Weighted Average Shares Outstanding......       160.9                                            119.6 (j)       280.5
PER SHARE:
  Income from continuing operations
     before extraordinary loss...........   $    3.33                                                        $    2.87
  Income (loss) from discontinued
     operations, net of income taxes.....          --                                                              .04
  Extraordinary loss less income tax
     benefit.............................          --                                                             (.22)
                                            ---------                                                        ---------
  Net income.............................   $    3.33                                                        $    2.69
                                            =========                                                        =========

---------------

(1) Represents the historical results of Kimberly-Clark for the year ended December 31, 1994.

(2) Represents the historical results of Scott for the fiscal year ended December 31, 1994.

(3) See Note 2 of Notes to Unaudited Pro Forma Combined Financial Statements.

(4) See Note 3 of Notes to Unaudited Pro Forma Combined Financial
    Statements -- Statements of Income.

(5) Reflects the results of operations of Kimberly-Clark on a pro forma basis assuming the Merger had been consummated at the beginning of the earliest period presented.

                           KIMBERLY-CLARK CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1993
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                         KIMBERLY-CLARK    SCOTT    RECLASSIFICATIONS       ADJUSTMENTS      ADJUSTED
                                         --------------   -------   -----------------       -----------      --------
                                              (1)           (2)            (3)                  (4)          (5)
NET SALES................................    $7,005.5    $3,584.9       $  724.9 (a)                        $11,315.3
Costs of products sold...................     4,581.4     2,576.4          138.8 (b)                          7,296.6
Advertising, promotion and selling
  expenses...............................     1,068.3       536.7          562.9 (a)(b)(c)                    2,167.9
Research and general expenses............       529.7       208.3           23.2 (c)          $ (11.9)(g)       749.3
Restructuring and divestment charges.....          --       401.1                               (22.2)(i)       378.9
Other expenses (income), net.............          --         8.5           (8.5)(d)                               --
                                             --------    --------       --------              -------       ---------
OPERATING PROFIT (LOSS)..................       826.1      (146.1)           8.5                 34.1           722.6
Interest expense.........................      (112.6)     (123.8)                                             (236.4)
Other income (expense), net..............         (.5)        4.1            1.9 (d)(e)                           5.5
                                             --------    --------       --------              -------       ---------
INCOME (LOSS) BEFORE INCOME TAXES........       713.0      (265.8)          10.4                 34.1           491.7
Income tax (provision) benefit...........      (284.4)       49.7                                (6.4)(g)(i)   (241.1)
Share of net income (loss) of equity
  companies..............................        98.0       (21.7)                                               76.3
Minority owners' share of subsidiaries'
  net income.............................       (15.7)         --          (10.4)(e)                            (26.1)
                                             --------    --------       --------              -------       ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY LOSS AND
  CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE...................       510.9      (237.8)            --                 27.7           300.8
Income (loss) from discontinued
  operations, net of income taxes........          --       (51.3)                                6.0(g)(i)     (45.3)
                                             --------    --------       --------              -------       ---------
INCOME (LOSS) BEFORE EXTRAORDINARY LOSS
  AND CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE...................       510.9      (289.1)            --                 33.7           255.5
Extraordinary loss less income tax
  benefit................................          --        (9.6)                                               (9.6)
Cumulative effect of change in accounting
  principle..............................          --        21.7                               (21.7)(h)          --
                                             --------    --------       --------              -------       ---------
NET INCOME (LOSS)........................    $  510.9    $ (277.0)      $     --              $  12.0       $   245.9
                                             ========    ========       ========              =======       =========
Weighted Average Shares Outstanding......       160.9                                           119.6 (j)       280.5
PER SHARE:
  Income from continuing operations
     before extraordinary loss and
     cumulative effect of change in
     accounting principle................    $   3.18                                                       $    1.07
  Income (loss) from discontinued
     operations, net of income taxes.....          --                                                            (.16)
  Extraordinary loss less income tax
     benefit.............................          --                                                            (.03)
                                             --------                                                       ---------
  Net income.............................    $   3.18                                                       $     .88
                                             ========                                                       =========

---------------

(1) Represents the historical results of Kimberly-Clark for the year ended December 31, 1993.

(2) Represents the historical results of Scott for the fiscal year ended December 25, 1993.

(3)  See Note 2 of Notes to Unaudited Pro Forma Combined Financial Statements.

(4) See Note 3 of Notes to Unaudited Pro Forma Combined Financial Statements -- Statements of Income.

(5) Reflects the results of operations of Kimberly-Clark on a pro forma basis assuming the Merger had been consummated at the beginning of the earliest period presented.

                           KIMBERLY-CLARK CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1992
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                   KIMBERLY-CLARK    SCOTT    RECLASSIFICATIONS          ADJUSTMENTS         ADJUSTED
                                   --------------   -------   -----------------          -----------         --------
                                        (1)           (2)            (3)                     (4)               (5)
NET SALES..........................    $7,115.9    $3,856.0        $ 725.9 (a)                              $11,697.8
Costs of products sold.............     4,534.5     2,745.7          140.7 (b)                                7,420.9
Advertising, promotion and selling
  expenses.........................     1,255.6       572.0          566.3 (a)(b)(c)                          2,393.9
Research and general expenses......       507.9       218.3           18.9 (c)             $ (12.4)(g)          732.7
Restructuring and divestment
  charges..........................       250.0          --                                                     250.0
Other expenses (income), net.......          --        (2.9)           2.9 (d)                                     --
                                       --------    --------        -------                 -------          ---------
OPERATING PROFIT...................       567.9       322.9           (2.9)                   12.4              900.3
Interest expense...................       (99.4)     (141.4)                                                   (240.8)
Other income (expense), net........        (6.6)       11.1           12.0 (d)(e)                                16.5
                                       --------    --------        -------                 -------          ---------
INCOME BEFORE INCOME TAXES.........       461.9       192.6            9.1                    12.4              676.0
Income tax (provision) benefit.....      (186.3)      (50.5)                                  (3.2)(g)         (240.0)
Share of net income of equity
  companies........................        82.9         5.4                                                      88.3
Minority owners' share of
  subsidiaries' net income.........       (13.5)         --           (9.1)(e)                                  (22.6)
                                       --------    --------        -------                 -------          ---------
INCOME FROM CONTINUING OPERATIONS
  BEFORE CUMULATIVE EFFECTS OF
  CHANGES IN ACCOUNTING
  PRINCIPLES.......................       345.0       147.5             --                     9.2              501.7
Income (loss) from discontinued
  operations, net of income
  taxes............................          --        19.7                                  (63.1)(f)(g)       (43.4)
                                       --------    --------        -------                 -------          ---------
INCOME BEFORE CUMULATIVE EFFECTS OF
  CHANGES IN ACCOUNTING
  PRINCIPLES.......................       345.0       167.2             --                   (53.9)             458.3
Cumulative effects of changes in
  accounting principles............      (210.0)         --                                 (122.2)(f)(h)      (332.2)
                                       --------    --------        -------                 -------          ---------
NET INCOME.........................    $  135.0    $  167.2        $    --                 $(176.1)          $  126.1
                                       ========    ========        =======                 =======          =========
Weighted Average Shares
  Outstanding......................       160.4                                              119.6 (j)          280.0
PER SHARE:
  Income from continuing operations
     before cumulative effects of
     changes in accounting
     principles....................    $   2.15                                                              $   1.79
  Income (loss) from discontinued
     operations, net of income
     taxes.........................          --                                                                  (.15)
  Cumulative effects of changes in
     accounting principles.........       (1.31)                                                                (1.19)
                                       --------                                                             ---------
  Net income.......................    $    .84                                                              $    .45
                                       ========                                                             =========

---------------

(1) Represents the historical results of Kimberly-Clark for the year ended December 31, 1992.

(2) Represents the historical results of Scott for the fiscal year ended December 26, 1992.

(3) See Note 2 of Notes to Unaudited Pro Forma Combined Financial Statements.

(4) See Note 3 of Notes to Unaudited Pro Forma Combined Financial
    Statements -- Statements of Income.

(5) Reflects the results of operations of Kimberly-Clark on a pro forma basis assuming the Merger had been consummated at the beginning of the earliest period presented.

                           KIMBERLY-CLARK CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1991
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                   KIMBERLY-CLARK    SCOTT    RECLASSIFICATIONS          ADJUSTMENTS         ADJUSTED
                                   --------------   -------   -----------------          -----------         --------
                                        (1)           (2)            (3)                     (4)               (5)
NET SALES..........................    $6,802.4    $3,793.4        $ 654.1 (a)                              $11,249.9
Costs of products sold.............     4,332.4     2,734.4          134.5 (b)                                7,201.3
Advertising, promotion and selling
  expenses.........................     1,202.5       540.9          498.8 (a)(b)(c)                          2,242.2
Research and general expenses......       500.2       221.3           20.8 (c)                                  742.3
Restructuring and divestment
  charges..........................          --       267.6                                                     267.6
Other expenses (income), net.......          --        (4.0)           4.0 (d)                                     --
                                       --------    --------        -------                                   --------
OPERATING PROFIT...................       767.3        33.2           (4.0)                                     796.5
Interest expense...................      (102.1)     (164.3)                                                   (266.4)
Other income (expense), net........        19.1        67.1           12.9 (d)(e)                                99.1
                                       --------    --------        -------                                   --------
INCOME (LOSS) BEFORE INCOME
  TAXES............................       684.3       (64.0)           8.9                                      629.2
Income tax (provision) benefit.....      (236.1)        4.1                                                    (232.0)
Share of net income of equity
  companies........................        72.8        30.2                                                     103.0
Minority owners' share of
  subsidiaries' net income.........       (12.7)         --           (8.9)(e)                                  (21.6)
                                       --------    --------        -------                                   --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS.......................       508.3       (29.7)            --                                      478.6
Income (loss) from discontinued
  operations, net of income
  taxes............................          --       (40.2)                                                    (40.2)
                                       --------    --------        -------                --------           --------
NET INCOME (LOSS)..................    $  508.3    $  (69.9)       $    --                $     --           $  438.4
                                       ========    ========        =======                ========           ========
Weighted Average Shares
  Outstanding......................       160.0                                              119.6(j)           279.6
PER SHARE:
  Income from continuing
     operations....................    $   3.18                                                              $   1.71
  Income (loss) from discontinued
     operations, net of income
     taxes.........................          --                                                                  (.14)
                                       --------                                                              --------
  Net income.......................    $   3.18                                                              $   1.57
                                       ========                                                              ========

---------------

(1) Represents the historical results of Kimberly-Clark for the year ended December 31, 1991.

(2) Represents the historical results of Scott for the fiscal year ended December 28, 1991.

(3) See Note 2 of Notes to Unaudited Pro Forma Combined Financial Statements.

(4) See Note 3 of Notes to Unaudited Pro Forma Combined Financial
    Statements -- Statements of Income.

(5) Reflects the results of operations of Kimberly-Clark on a pro forma basis assuming the Merger had been consummated at the beginning of the earliest period presented.

                           KIMBERLY-CLARK CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1990
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                   KIMBERLY-CLARK    SCOTT    RECLASSIFICATIONS          ADJUSTMENTS         ADJUSTED
                                   --------------   -------   -----------------          -----------         --------
                                        (1)           (2)            (3)                     (4)             (5)
NET SALES..........................    $6,428.7    $3,902.0        $ 497.0 (a)                              $10,827.7
Costs of products sold.............     4,222.6     2,848.5          138.9 (b)                                7,210.0
Advertising, promotion and selling
  expenses.........................       985.3       528.3          334.3 (a)(b)(c)                          1,847.9
Research and general expenses......       445.8       224.3           23.8 (c)                                  693.9
Restructuring and divestment
  charges..........................          --       111.5                                                     111.5
Other expenses (income), net.......          --        40.7          (40.7)(d)                                     --
                                       --------    --------        -------                                  ---------
OPERATING PROFIT...................       775.0       148.7           40.7                                      964.4
Interest expense...................       (88.1)     (155.6)                                                   (243.7)
Other income (expense), net........       (26.1)       25.7          (34.1)(d)(e)                               (34.5)
                                       --------    --------        -------                                  ---------
INCOME BEFORE INCOME TAXES.........       660.8        18.8            6.6                                      686.2
Income tax (provision) benefit.....      (277.2)       24.2                                                    (253.0)
Share of net income of equity
  companies........................        58.2        37.8                                                      96.0
Minority owners' share of
  subsidiaries'
  net income.......................        (9.7)         --           (6.6)(e)                                  (16.3)
                                       --------    --------        -------                                  ---------
INCOME FROM CONTINUING
  OPERATIONS.......................       432.1        80.8             --                                      512.9
Income (loss) from discontinued
  operations, net of income
  taxes............................          --        67.2                                                      67.2
                                       --------    --------        -------               ---------          ---------
NET INCOME.........................    $  432.1    $  148.0        $    --               $      --           $  580.1
                                       ========    ========        =======               =========          =========
Weighted Average Shares
  Outstanding......................       160.0                                              119.6(j)           279.6
PER SHARE:
  Income from continuing
     operations....................    $   2.70                                                              $   1.83
  Income (loss) from discontinued
     operations, net of income
     taxes.........................          --                                                                   .24
                                       --------                                                             ---------
  Net income.......................    $   2.70                                                              $   2.07
                                       ========                                                             =========

---------------

(1) Represents the historical results of Kimberly-Clark for the year ended December 31, 1990.

(2) Represents the historical results of Scott for the fiscal year ended December 29, 1990.

(3)  See Note 2 of Notes to Unaudited Pro Forma Combined Financial Statements.

(4) See Note 3 of Notes to Unaudited Pro Forma Combined Financial Statements -- Statements of Income.

(5) Reflects the results of operations of Kimberly-Clark on a pro forma basis assuming the Merger had been consummated at the beginning of the earliest period presented.

                           KIMBERLY-CLARK CORPORATION

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1995
                                   (MILLIONS)

                                     ASSETS

                                         KIMBERLY-CLARK    SCOTT    ADJUSTMENTS             ADJUSTED
                                         --------------   -------   -----------             --------
                                              (1)           (2)         (3)                   (4)
CURRENT ASSETS
  Cash and cash equivalents............     $   31.5     $  210.3    $    (7.3)(l)         $   234.5
  Accounts receivable..................      1,060.9        732.5                            1,793.4
  Inventories..........................        918.6        415.9                            1,334.5
  Other current assets.................        142.9        187.0                              329.9
                                            --------     --------    ---------             ---------
          TOTAL CURRENT ASSETS.........      2,153.9      1,545.7         (7.3)              3,692.3
PROPERTY...............................      7,074.2      4,795.5       (800.0)(m)          11,069.7
  Less accumulated depreciation........      2,624.3      2,166.3                            4,790.6
                                            --------     --------    ---------             ---------
                                             4,449.9      2,629.2       (800.0)              6,279.1
INVESTMENT IN EQUITY COMPANIES.........        295.6        168.8                              464.4
DEFERRED CHARGES AND OTHER ASSETS......        356.2        498.1                              854.3
                                            --------     --------    ---------             ---------
                                            $7,255.6     $4,841.8    $  (807.3)            $11,290.1
                                            ========     ========    =========             =========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Debt payable within one year.........     $  877.8      $  48.2                           $  926.0
  Accounts payable.....................        571.8        619.5                            1,191.3
  Restructuring liabilities............                              $   700.0 (m)             700.0
  Other current liabilities............        867.4        286.3                            1,153.7
                                            --------     --------    ---------             ---------
          TOTAL CURRENT LIABILITIES....      2,317.0        954.0        700.0               3,971.0
LONG-TERM DEBT.........................        965.9      1,210.3                            2,176.2
OTHER NONCURRENT OBLIGATIONS,
  PRINCIPALLY EMPLOYEE BENEFITS........        453.1        388.2        133.6 (k)             974.9
DEFERRED INCOME TAXES..................        637.9        311.7       (386.1)(k)(m)          563.5
MINORITY OWNERS' INTERESTS IN
  SUBSIDIARIES.........................        144.1         46.2                              190.3
PREFERRED STOCK........................           --          7.1         (7.1)(l)                --
COMMON STOCKHOLDERS' EQUITY............      2,737.6      1,924.3     (1,247.7)(k)(l)(m)     3,414.2
                                            --------     --------    ---------             ---------
                                            $7,255.6     $4,841.8    $  (807.3)            $11,290.1
                                            ========     ========    =========             =========

---------------

(1) Represents the historical financial position of Kimberly-Clark at June 30, 1995.

(2)  Represents the historical financial position of Scott at July 1, 1995.

(3) See Note 3 of Notes to Unaudited Pro Forma Combined Financial Statements -- Balance Sheet.

(4) Reflects the financial position of Kimberly-Clark on a pro forma basis assuming the Merger had been consummated on June 30, 1995.

                           KIMBERLY-CLARK CORPORATION

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION:

     The Unaudited Pro Forma Combined Statements of Income reflect Kimberly-Clark's results of operations for each of the five years in the period ended December 31, 1994 and the six month periods ended June 30, 1994 and 1995 on a pro forma basis assuming the Merger had been consummated at the beginning of the earliest period presented. The Unaudited Pro Forma Combined Balance Sheet on June 30, 1995 assumes that the Merger had been consummated on that date.

     Kimberly-Clark's management believes that the assumptions used in preparing the Unaudited Pro Forma Information provide a reasonable basis for presenting all of the significant effects of the Merger, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Information.

NOTE 2. PRO FORMA RECLASSIFICATIONS:

(a) The pro forma entry to Net Sales represents a reclassification of certain Scott trade promotion costs from Net Sales to Advertising, promotion and selling expenses to conform to Kimberly-Clark's accounting classification.

(b) The pro forma entry to Costs of products sold represents a reclassification of Scott warehousing costs from Marketing and distribution expenses to conform to Kimberly-Clark's accounting classification.

(c) The pro forma entry to Research and general expenses represents the reclassification of certain Scott marketing, research and administration costs from Marketing and distribution expenses to conform to Kimberly-Clark's accounting classification.

(d) The pro forma entry to Other income (expense), net represents the reclassification of gains or losses on dispositions of Scott property from Scott's accounting classification to conform to Kimberly-Clark's accounting classification.

(e) The pro forma entry to Minority owners' share of subsidiaries' net income represents the reclassification of minority owners' share of Scott's subsidiaries' net income from Other income (expense), net to conform to Kimberly-Clark's accounting classification.

NOTE 3. PRO FORMA ADJUSTMENTS:

  STATEMENTS OF INCOME:

(f) The pro forma adjustment to Cumulative effects of changes in accounting principles reflects the adoption of SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions" ("SFAS No. 106") with respect to the Scott health care and life insurance benefit plans, effective January 1, 1992, using the immediate transition option to conform to the accounting policy of Kimberly-Clark. In the historical Consolidated Financial Statements of Scott, SFAS No. 106 was adopted using the delayed recognition option under which the transition obligation is amortized on a straight-line basis over the average remaining service period of active plan participants, which was approximately 16 years. This amortization is reversed in the pro forma adjustment discussed in paragraph (g) below.

     As of January 1, 1992, the estimated accumulated postretirement benefits obligation (i.e., transition obligation) based on the Scott plans for these benefits, net of the transition obligation of $94.9 million applicable to the discontinued operations of S.D. Warren, was $195.0 million. In accordance with the requirements of SFAS No. 106, the transition obligation of $195.0 million, less related deferred income tax benefits of $51.1 million, was charged to 1992 pro forma income as a Cumulative effect of change in accounting principle. Pro forma income statements presented for years prior to 1992 have not been restated.

                           KIMBERLY-CLARK CORPORATION

   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONCLUDED)

     The transition obligation applicable to the discontinued operations of S.D. Warren of $94.9 million, less related deferred income tax benefits of $27.5 million, was charged to 1992 pro forma income as Income (loss) from discontinued operations, net of income taxes.

(g)  In connection with its adoption of SFAS No. 106 as discussed in paragraph
     (f) above, Scott's amortization of the transition obligation has been reversed in the pro forma income statements for the fiscal years of Scott ended in December 1994, 1993 and 1992 and for the 26-week periods of Scott ended July 1, 1995 and June 25, 1994. The tax benefit related to the amortization of such transition obligation for these periods has likewise been reversed.

(h) The pro forma adjustment to Cumulative effects of changes in accounting principles reflects the adoption of SFAS No. 109 "Accounting for Income Taxes" ("SFAS No. 109") with respect to Scott in 1992 to conform to the accounting policy of Kimberly-Clark. In Scott's historical Consolidated Financial Statements, SFAS No. 109 was adopted in 1993. Such 1993 adoption was reversed in this pro forma adjustment. The amount of the 1993 adjustment has not been recalculated at January 1, 1992 because the difference would not be significant.

(i) Scott's restructuring charge in 1993 has been reduced on a pro forma basis by $22.2 million to reflect the effect of a pro forma curtailment gain related to the adoption of SFAS No. 106.

(j) The pro forma adjustment to Weighted Average Shares Outstanding represents the assumed issuance of 119.6 million shares of Kimberly-Clark Common Stock constituting the Share Issuance.

  BALANCE SHEET:

(k) The pro forma adjustments to Other Noncurrent Obligations, Principally Employee Benefits; Deferred Income Taxes; and Common Stockholders' Equity represent the cumulative effects of the matters discussed in the pro forma adjustments discussed in paragraphs (f), (g) and (i) above.

(l) The pro forma adjustment to Preferred Stock represents the redemption of all of the outstanding Cumulative Senior Preferred Shares of Scott for cash.

(m) See the third paragraph under "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS" for information relating to the components of the estimated one-time pre-tax charge of $1.5 billion ($1.15 billion after-tax).

  NET INCOME PER SHARE:

     Net Income per share of Kimberly-Clark Common Stock is computed by dividing Net Income by the Weighted Average Shares Outstanding for each period.

                   DESCRIPTION OF KIMBERLY-CLARK COMMON STOCK

     The statements set forth under this heading with respect to the DGCL, Kimberly-Clark's Restated Certificate of Incorporation (the "Kimberly-Clark Charter"), Kimberly-Clark's By-laws (the "Kimberly-Clark By-laws") and its Rights Agreement dated as of June 21, 1988, as amended and restated as of June 8, 1995 (as so amended and restated, the "Kimberly-Clark Rights Agreement") with The First National Bank of Boston, as Rights Agent (copies of which have been filed as Exhibits to the Registration Statement) are brief summaries thereof and do not purport to be complete; such statements are subject to the detailed provisions of the DGCL, the Kimberly-Clark Charter, the Kimberly-Clark By-laws and the Kimberly-Clark Rights Agreement. See "AVAILABLE INFORMATION."

     The authorized capital stock of Kimberly-Clark consists of: 300,000,000 shares of Kimberly-Clark Common Stock; and 20,000,000 shares of Preferred Stock, without par value (the "Kimberly-Clark Preferred Stock"), of which 2,000,000 shares have been designated as "Kimberly-Clark Series A Preferred Stock." See "PROPOSED KIMBERLY-CLARK CHARTER AMENDMENT." At the close of business on the Kimberly-Clark Record Date, there were 160,474,241 shares of Kimberly-Clark Common Stock outstanding and no shares of Kimberly-Clark Series A Preferred Stock outstanding.

     The Kimberly-Clark Board is authorized to provide for the issue from time to time of Kimberly-Clark Preferred Stock in series and, as to each series, to fix the designation, the dividend rate (and whether cumulative) and the preferences, if any, which dividends on such series will have with respect to any other class or series of capital stock of Kimberly-Clark, the voting rights, if any, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, if any, applicable thereto and the redemption price or prices and the other terms of redemption, if any, applicable thereto. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of Kimberly-Clark Preferred Stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of Kimberly-Clark Common Stock or for other corporate purposes.

DIVIDEND RIGHTS

     The holders of Kimberly-Clark Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Kimberly-Clark Board, subject to any preferential dividend rights of the holders of any outstanding series of Kimberly-Clark Preferred Stock. See "SUMMARY -- Market Prices and Dividends Paid."

VOTING RIGHTS

     The holders of Kimberly-Clark Common Stock are entitled to one vote for each share held on each matter submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Kimberly-Clark Common Stock entitled to vote in any election of Directors may elect all of the Directors then standing for election. See "-- Change of Control" for information regarding Kimberly-Clark's classified Board of Directors. All elections and matters submitted to a vote of stockholders are decided by plurality vote, except as otherwise required by the DGCL or the Kimberly-Clark Charter. The Kimberly-Clark Charter provides that the following corporate actions require the approval, given at a stockholders' meeting or by consent, of the holders of at least two-thirds of the shares of capital stock outstanding and entitled to vote thereon: (i) the dissolution of Kimberly-Clark,
(ii) the sale, lease, exchange or conveyance of all or substantially all of the property and assets of Kimberly-Clark or (iii) the adoption of an agreement of merger or consolidation, provided that no stockholder approval is required for any merger or consolidation which, under the DGCL, does not need to be approved by the stockholders of Kimberly-Clark. See "COMPARISON OF THE RIGHTS OF HOLDERS OF KIMBERLY-CLARK COMMON STOCK AND SCOTT COMMON SHARES -- Approval of Mergers and Asset Sales." Any action required or permitted to be taken by the stockholders of Kimberly-Clark must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders, except for stockholder approvals described in the immediately preceding sentence. Meetings of stockholders of

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

Kimberly-Clark may be called only by the affirmative vote of the Directors constituting a majority of the entire Kimberly-Clark Board or the Chairman of the Board or Chief Executive Officer of Kimberly-Clark.

     Notwithstanding that a lesser percentage may be specified by the DGCL, the affirmative vote of the holders of shares representing at least 80% of the voting power of all then outstanding shares of capital stock of Kimberly-Clark entitled to vote generally in the election of Directors ("Voting Stock"), voting together as a single class, is required to amend or modify several portions of the Kimberly-Clark Charter, including: (i) the Kimberly-Clark Board's authority to issue Kimberly-Clark Preferred Stock, (ii) the provisions described in the last two sentences of the preceding paragraph, (iii) the provisions described in the second and third paragraphs under "-- Change of Control" with respect to the Kimberly-Clark Board, (iv) the provisions described in the fourth paragraph under "-- Change of Control" (Article X of the Kimberly-Clark Charter) limiting the ability of an interested stockholder to participate in certain business combinations with Kimberly-Clark and (v) the limitations on amending or altering the Kimberly-Clark Charter described in this sentence, unless such amendment or modification is declared advisable by the affirmative vote of the Directors constituting at least 75% of the entire Kimberly-Clark Board and, in the case of such Article X and this qualification, a majority of the Continuing Directors (as defined in the Kimberly-Clark Charter).

CHANGE OF CONTROL

     The DGCL, the Kimberly-Clark Charter, the Kimberly-Clark By-laws and the Kimberly-Clark Rights Agreement contain provisions that could discourage or make more difficult a change of control of Kimberly-Clark. Such provisions are designed to protect the stockholders of Kimberly-Clark against coercive, unfair or inadequate tender offers and other abusive takeover tactics and to encourage any person contemplating a business combination with Kimberly-Clark to negotiate with the Kimberly-Clark Board for the fair and equitable treatment of all stockholders of Kimberly-Clark.

     Charter Provisions. The Kimberly-Clark Charter provides that, subject to the rights of the holders of any outstanding series of Kimberly-Clark Preferred Stock, nominations for Directors can be made only by the Kimberly-Clark Board or by any stockholder of record pursuant to notice (a "Stockholder Nomination Notice") timely delivered to Kimberly-Clark. To be timely delivered, a Stockholder Nomination Notice must be received by the Secretary of Kimberly-Clark not less than 50 nor more than 75 days prior to the applicable meeting, unless less than 60 days' notice or prior public disclosure of the date of such meeting has been given or made, in which case a Stockholder Nomination Notice must be so received not later than the close of business on the 10th day following the day on which such notice was mailed or such public disclosure was made, whichever first occurs. Each Stockholder Nomination Notice must contain specified information, including the name and address of the stockholder, a representation that such stockholder will be entitled to vote at such meeting and intends to appear in person or by proxy to nominate the person(s) specified in such Stockholder Nomination Notice, the name, age, address and principal occupation or employment of each such nominee, a description of all arrangements or understandings between such stockholder and each such nominee and any other person pursuant to which the nomination(s) are to be made by such stockholder and such other information regarding each such nominee as would be required to be included in a proxy statement filed under the Exchange Act; the consent of each such nominee to serve if elected must also be submitted.

     The Kimberly-Clark Charter specifies that the Kimberly-Clark Board shall be divided into three classes (as nearly equal as possible) and shall consist of not less than 11 nor more than 25 Directors elected for three-year staggered terms. The Directors are given the authority to determine the exact number of Directors constituting the entire Kimberly-Clark Board and, subject to the rights of the holders of any outstanding series of Kimberly-Clark Preferred Stock, to fill vacancies and newly created directorships. Any Directors so elected will hold office until the next election of the class to which such Directors have been elected. The Kimberly-Clark Charter also provides that, subject to the rights of the holders of any outstanding series of Kimberly-Clark Preferred Stock: (i) any Director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of shares representing at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class; and (ii) any Director may be removed from office at any time by the affirmative vote of a majority of the entire Kimberly-Clark Board, but only for cause.

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

     Article X of the Kimberly-Clark Charter applies to specified mergers, consolidations, asset dispositions and other transactions involving a beneficial owner of 5% or more of the voting power of the then outstanding Voting Stock.
Article X requires that any such transaction be approved, in addition to any other vote required by law or the Kimberly-Clark Charter, and notwithstanding that no vote may be required, or that a lesser percentage may be specified by law or in any agreement with a securities exchange or otherwise, by the affirmative vote of the holders of shares representing at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class. These special voting requirements do not apply if the transaction is approved by a majority of the Continuing Directors or the consideration offered to the stockholders of Kimberly-Clark meets specified fair price standards (including related procedural requirements as to the form of consideration and continued payment of dividends).

     The ability of the Kimberly-Clark Board to issue and set the terms of Kimberly-Clark Preferred Stock could have the effect of making it more difficult for a third person to acquire, or of discouraging a third person from attempting to acquire, control of Kimberly-Clark.

     By-Law Provisions. The Kimberly-Clark By-laws provide that the only business which may be conducted at a meeting of stockholders is (i) such as has been specified in the notice of such meeting given by or at the direction of the Kimberly-Clark Board, (ii) otherwise properly brought before such meeting by or at the direction of the Kimberly-Clark Board or (iii) specified in a written notice (a "Stockholder Meeting Notice") which has been timely delivered to Kimberly-Clark by a stockholder of record. To be timely delivered, a Stockholder Meeting Notice must be received by the Secretary of Kimberly-Clark not less than 75 nor more than 100 days prior to the first anniversary of the preceding year's annual meeting of stockholders, unless the date of the forthcoming annual meeting is advanced by more than 30 or delayed by more than 60 days from such anniversary date, in which case a Stockholder Meeting Notice must be so received not earlier than the close of business on the 100th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Each Stockholder Meeting Notice must contain specified information, including a brief description of the business to be brought before the meeting and the reasons for conducting such business, the name and address of the stockholder intending to propose such business, the number of shares of Kimberly-Clark stock beneficially held, either personally or in concert with others, by such stockholder, a representation that such stockholder intends to appear in person or by proxy at such meeting to present such business and any material interest of such stockholder in such business. However, the only business that can be conducted at a special meeting of stockholders is that which is brought before the meeting pursuant to Kimberly-Clark's notice of meeting.

     Stockholders Rights Plan. Pursuant to the Kimberly-Clark Rights Agreement, each holder of an outstanding share of Kimberly-Clark Common Stock has received, and each person receiving a share of Kimberly-Clark Common Stock constituting a portion of the Share Issuance will receive, one Kimberly-Clark Right entitling the holder thereof to purchase from Kimberly-Clark, at a price of $225 (the "Kimberly-Clark Purchase Price"), subject to adjustment, one one-hundredth of a share of Kimberly-Clark Series A Preferred Stock.

     Until the earlier to occur of (i) 10 days after the first public announcement that a person or group (other than a Kimberly-Clark related entity) has become the beneficial owner of 20% or more of the outstanding shares of Kimberly-Clark Common Stock or (ii) 10 business days (unless extended by the Kimberly-Clark Board in accordance with the Kimberly-Clark Rights Agreement) after the commencement of, or the first public announcement of the intention to make, a tender or exchange offer the consummation of which would result in any person or group (other than a Kimberly-Clark related entity) becoming such a 20% beneficial owner (the earlier of the dates specified in clause (i) and (ii) being the "Kimberly-Clark Distribution Date"), the Kimberly-Clark Rights will be evidenced by certificates representing Kimberly-Clark Common Stock, will be transferable only with the Kimberly-Clark Common Stock and will not be exercisable. After the Kimberly-Clark Distribution Date, the Kimberly-Clark Rights become exercisable, and separate certificates evidencing the Kimberly-Clark Rights will be mailed to the registered holders of outstanding shares of Kimberly-Clark Common Stock. Such separate certificates will thereafter constitute the sole evidence of the Kimberly-Clark Rights.

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

     In the event that any person or group (other than a Kimberly-Clark related entity) becomes the beneficial owner of 20% or more of the outstanding shares of Kimberly-Clark Common Stock, proper provision will be made so that each registered holder of a Kimberly-Clark Right will thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Kimberly-Clark Purchase Price multiplied by the number of one one-hundredths of a share of Kimberly-Clark Series A Preferred Stock for which a Kimberly-Clark Right is then exercisable, the number of shares of Kimberly-Clark Common Stock having a market value of two times such price. After the occurrence of the event described in the preceding sentence, all Kimberly-Clark Rights which are, or under circumstances specified in the Kimberly-Clark Rights Agreement were, beneficially owned by such person or group will be void. In addition, after the first public announcement that any person or group has become such a 20% beneficial owner, in the event that Kimberly-Clark is acquired in a merger or other business combination or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each registered holder of a Kimberly-Clark Right (except Kimberly-Clark Rights which have become void) will thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Kimberly-Clark Purchase Price multiplied by the number of one one-hundredths of a share of Kimberly-Clark Series A Preferred Stock for which a Kimberly-Clark Right is then exercisable, the number of common shares of the acquiring company which at the time of such transaction will have a market value of two times such price.

     Under certain circumstances, Kimberly-Clark may redeem the Kimberly-Clark Rights, in whole, but not in part, at a price of $.01 per Kimberly-Clark Right or exchange the Kimberly-Clark Rights (except Rights which have become void), in whole or in part, at an exchange ratio of one share of Kimberly-Clark Common Stock per Kimberly-Clark Right, in each case subject to adjustment. The Kimberly-Clark Rights will expire on June 8, 2005, unless earlier redeemed or exchanged or unless such expiration date is extended by the Kimberly-Clark Board.

     DGCL. Section 203 of the DGCL prohibits generally a public Delaware corporation, including Kimberly-Clark, from engaging in a Business Combination with an Interested Stockholder for a period of three years after the date of the transaction in which an Interested Stockholder became such, unless: (i) the board of directors of such corporation approved, prior to the date such Interested Stockholder became such, either such Business Combination or such transaction; (ii) upon consummation of such transaction, such Interested Stockholder owns at least 85% of the voting shares of such corporation (excluding specified shares); or (iii) such Business Combination is approved by the board of directors of such corporation and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least
66 2/3% of the outstanding voting shares of such corporation (excluding shares held by such Interested Stockholder). A "Business Combination" includes (i) mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an Interested Stockholder, (ii) certain transactions resulting in the issuance or transfer to an Interested Stockholder of any stock of such corporation or its subsidiaries and (iii) other transactions resulting in a disproportionate financial benefit to an Interested Stockholder. An "Interested Stockholder" is a person who, together with its affiliates and associates, owns (or within a three-year period did own) 15% or more of a corporation's stock entitled to vote generally in the election of directors.

LIQUIDATION RIGHTS

     Upon the liquidation, dissolution or winding up of the affairs of Kimberly-Clark, the holders of Kimberly-Clark Common Stock are entitled to share ratably in all assets of Kimberly-Clark available for distribution to such holders after the payment of all debts and other liabilities, subject to the prior rights of the holders of any outstanding series of Kimberly-Clark Preferred Stock.

MISCELLANEOUS

     The holders of Kimberly-Clark Common Stock do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of Kimberly-Clark Common Stock are, and the shares of Kimberly-Clark Common Stock constituting the Share Issuance upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. The outstanding shares of Kimberly-Clark Common Stock are, and the shares of Kimberly-Clark Common Stock constituting the Share Issuance upon notice of issuance will be, listed on the

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

NYSE, the CSE and the PSE. The First National Bank of Boston is the transfer and dividend disbursing agent and registrar for the Kimberly-Clark Common Stock.

                     COMPARISON OF THE RIGHTS OF HOLDERS OF
              KIMBERLY-CLARK COMMON STOCK AND SCOTT COMMON SHARES

     The statements set forth under this heading with respect to the PBCL, the DGCL, the Scott Charter, the Scott By-laws, the Scott Rights Agreement, the Kimberly-Clark Charter, the Kimberly-Clark By-laws and the Kimberly-Clark Rights Agreement (copies of which have been filed as Exhibits to the Registration Statement) are brief summaries thereof and do not purport to be complete; such statements are subject to the detailed provisions of the PBCL, the DGCL, the Scott Charter, the Scott By-laws, the Scott Rights Agreement, the Kimberly-Clark Charter, the Kimberly-Clark By-laws and the Kimberly-Clark Rights Agreement. See "AVAILABLE INFORMATION."

     The following summary compares certain rights of the holders of Scott Common Shares to the rights of the holders of Kimberly-Clark Common Stock. The rights of Scott shareholders are governed principally by the PBCL, the Scott Charter and the Scott By-laws. Upon consummation of the Merger, such shareholders will become holders of Kimberly-Clark Common Stock, and their rights will be governed principally by the DGCL, the Kimberly-Clark Charter and the Kimberly-Clark By-laws.

DIVIDEND RIGHTS

     The rights of Scott shareholders and Kimberly-Clark stockholders with respect to the receipt of dividends are substantially the same. See "DESCRIPTION OF KIMBERLY-CLARK COMMON STOCK -- Dividend Rights" and "SUMMARY -- Market Prices and Dividends Paid."

     Under the PBCL, a corporation is prohibited from making a distribution to shareholders if, after giving effect thereto: (i) such corporation would be unable to pay its debts as they become due in the usual course of business; or
(ii) the total assets of such corporation would be less than the sum of its total liabilities plus the amount that would be needed, if such corporation were then dissolved, to satisfy the rights of shareholders having superior preferential rights upon dissolution to the shareholders receiving such distribution. For the purpose of clause (ii), the board of directors may base its determination on one or more of the following: the book value, or the current value, of the corporation's assets and liabilities, unrealized appreciation and depreciation of the corporation's assets and liabilities or any other method that is reasonable in the circumstances. Under the DGCL, a corporation may pay dividends out of surplus (defined as the excess, if any, of net assets over capital) or, if no such surplus exists, out of its net profits for the fiscal year in which such dividends are declared and/or for its preceding fiscal year, provided that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

VOTING RIGHTS

     Each Scott Common Share and each share of Kimberly-Clark Common Stock is entitled to one vote on each matter submitted to a vote of stockholders. The holders of Scott Common Shares have cumulative voting rights in the election of directors, but the holders of Kimberly-Clark Common Stock do not have such rights.

     Scott Directors are elected by a plurality of the votes cast. Except as otherwise expressly provided in the PBCL, other matters submitted to a vote of the Scott shareholders must be authorized by a majority of the votes cast by the shareholders entitled to vote thereon at a duly organized meeting of shareholders. See "-- Amendment to Charter Document," "-- Approval of Mergers and Asset Sales" and "-- Anti-Takeover Provisions." For information regarding the comparable voting rights of the holders of Kimberly-Clark Common Stock, see "DESCRIPTION OF KIMBERLY-CLARK COMMON STOCK -- Voting Rights."

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

DIRECTORS

     Number and Election of Directors; Removal. Under both the PBCL and the DGCL, the charter document or by-laws of a corporation may specify the number of directors. The Scott By-laws provide that the Scott Board shall consist of not less than seven nor more than nine Directors, each serving for a term of one year, with the Scott Board having the authority to determine the exact number of Directors. Subject to the rights of the holders of any outstanding series of Scott Preferred Shares, the Scott Board may fill vacancies and newly created directorships. The Scott By-laws also provide that the entire Scott Board or an individual Director may be removed from office without cause by vote of the shareholders entitled to vote thereon. Under the PBCL and the Scott By-laws, the Scott Board may remove a Director under limited circumstances.

     The Scott By-laws also require that each Director be a Scott shareholder, prohibit any former Scott officer from serving as a Director without the express approval of the Scott Board and mandate retirement from the Scott Board after age 70. Neither the Kimberly-Clark Charter nor the Kimberly-Clark By-laws contain any similar requirements.

     The Scott By-laws provide that nominations for Director can be made by a shareholder entitled to vote for the election of Directors at a shareholders meeting only if written notice of such shareholder's intent to make such nominations at such meeting is received by the Secretary of Scott in the manner and within the time period specified in the Scott By-laws.

     For information regarding the number, election, removal and nomination of Kimberly-Clark Directors and the classification of the Kimberly-Clark Board, see "Charter Provisions" under "DESCRIPTION OF KIMBERLY-CLARK COMMON STOCK -- Change of Control."

     Fiduciary Duties of Directors. Under the PBCL, directors have a fiduciary relationship to their corporation and, as such, are required to discharge their duties in good faith and in a manner reasonably believed to be in the best interests of such corporation. They are required to use such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In discharging their duties, directors may, in determining the best interests of their corporation, consider the effects of any action upon any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of such corporation, and upon communities in which offices or other establishments of such corporation are located. Absent a breach of fiduciary duty, a lack of good faith or self-dealing, any act of the board of directors, a committee thereof or an individual director is presumed to be in the best interests of such corporation. The PBCL also contains provisions to the effect that directors have no greater obligation to justify their actions, and need not meet any higher burden of proof, in the context of a potential or proposed acquisition of control than in any other context.

     Under the DGCL, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with an unyielding fiduciary duty to protect the interests of the corporation and to act in the best interests of its stockholders. In recognition of the managerial prerogatives granted to the directors of a Delaware corporation, Delaware law presumes that, in making a business decision, such directors are disinterested and act on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of such corporation, which presumption is known as the "business judgment rule." A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumption of the business judgment rule by demonstrating that, in reaching their decision, the directors breached one or more of their fiduciary duties -- good faith, loyalty and due care. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of such control.

     Liability of Directors. Both the PBCL and the DGCL permit a corporation to limit the personal liability of its directors, with specified exceptions. The PBCL permits a corporation to include in its by-laws a

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

provision, adopted by vote of its shareholders, which eliminates the personal liability of its directors, as such, for monetary damages for any action taken or failure to take any action unless (i) such directors have breached or failed to perform their duties and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, a Pennsylvania corporation is not empowered to eliminate personal liability where the responsibility or liability of a director is pursuant to any criminal statute or is for the payment of taxes pursuant to any federal, state or local law. The Scott Charter and the Scott By-laws eliminate director liability to the maximum extent permitted by the PBCL.

     The DGCL permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to such corporation or its stockholders for monetary damages arising from a breach of fiduciary duty, except for: (i) a breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. The Kimberly-Clark Charter eliminates director liability to the maximum extent permitted by the DGCL.

CALL OF SPECIAL MEETINGS

     Special meetings of the shareholders of Scott may be called by the Scott Board. Because Scott is a "registered" corporation (i.e., the Scott Common Shares are registered under the Exchange Act), a Scott shareholder is not entitled to call a special meeting of shareholders unless such shareholder is an "interested shareholder" (as defined in Section 2553 of the PBCL) calling a special meeting for the purpose of approving a "business combination" (as defined in Section 2554 of the PBCL) with such "interested shareholder." As so defined: an "interested shareholder" is a person who, together with its affiliates and associates, owns (or within the preceding five-year period did own) 20% or more of a "registered" corporation's shares entitled to vote generally in the election of directors ("Voting Shares"); and a "business combination" includes mergers, consolidations, asset sales, share exchanges, divisions of a "registered" corporation or any subsidiary thereof and other transactions resulting in a disproportionate financial benefit to an "interested shareholder."

     As previously described, meetings of stockholders of Kimberly-Clark may be called only by the affirmative vote of the Directors constituting a majority of the entire Kimberly-Clark Board or the Chairman of the Board or Chief Executive Officer of Kimberly-Clark.

ACTION BY SHAREHOLDERS WITHOUT A MEETING

     The Scott By-laws provide that, except when acting by unanimous consent to remove one or more Directors, the Scott shareholders may act only at a duly organized meeting. The DGCL permits the stockholders of a corporation to consent in writing to any action without a meeting, unless the certificate of incorporation of such corporation provides otherwise, provided such consent is signed by stockholders having at least the minimum number of votes required to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. The Kimberly-Clark Charter permits stockholders to act without a meeting only with respect to specified actions. See "DESCRIPTION OF KIMBERLY-CLARK COMMON STOCK -- Voting Rights."

SHAREHOLDER PROPOSALS

     As described above, both the Scott By-laws and the Kimberly-Clark Charter restrict the manner in which nominations for Director may be made by stockholders. None of the PBCL, the Scott Charter or the Scott By-laws limit the ability of Scott shareholders to bring other business before a meeting of shareholders. The Kimberly-Clark By-laws establish certain requirements that must be satisfied by a stockholder in order to bring other business before a meeting of stockholders. See "By-law Provisions" under "DESCRIPTION OF KIMBERLY-CLARK COMMON STOCK -- Change of Control."

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

AMENDMENT TO CHARTER DOCUMENT

     Under the PBCL, certain provisions (having relatively little significance to shareholders) of the Scott
Charter may be amended by the Scott Board without shareholder approval. Any provision of the Scott Charter may be amended by approval of the Scott Board and the affirmative vote of a majority of the votes cast by all Scott shareholders entitled to vote thereon.

     Under the DGCL, the Kimberly-Clark Charter generally may be amended by approval of the Kimberly-Clark Board and the affirmative vote of the holders of a majority of the outstanding shares of Voting Stock entitled to vote thereon. As described above, certain amendments to the Kimberly-Clark Charter require a supermajority vote. See "DESCRIPTION OF KIMBERLY-CLARK COMMON STOCK -- Voting Rights."

AMENDMENT TO BY-LAWS

     The Scott By-laws may be amended either (i) by vote of the Scott shareholders at any duly organized annual or special meeting thereof or (ii) with respect to matters not expressly reserved to the shareholders by the PBCL or other applicable statute and regardless of whether the Scott shareholders have previously adopted or approved the by-law being amended or repealed, by the Scott Board. The Kimberly-Clark By-laws may be amended or repealed by either the Kimberly-Clark stockholders or the Kimberly-Clark Board.

APPROVAL OF MERGERS AND ASSET SALES

     Under the PBCL, unless required by the by-laws of a constituent corporation (the Scott By-laws containing no such requirement), shareholder approval is not required for a plan of merger or consolidation if: (i) (A) the surviving or new corporation is a domestic corporation whose articles of incorporation (defined in the PBCL and hereinafter referred to as "Articles") are identical to the Articles of such constituent corporation; (B) each share of such constituent corporation outstanding immediately prior to the merger or consolidation will continue as or be converted into (except as otherwise agreed to by the holder thereof) an identical share of the surviving or new corporation; and (c) such plan provides that the shareholders of such constituent corporation will hold in the aggregate shares of the surviving or new corporation having a majority of the votes entitled to be cast generally in an election of directors; or (ii) prior to the adoption of such plan, another corporation that is a party to such plan owns 80% or more of the outstanding shares of each class of such constituent corporation. Under the PBCL, shareholder approval is required for the sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of a corporation when not made in the usual and regular course of the business of such corporation or for the purpose of relocating the business of such corporation. In cases where shareholder approval is required, a merger, consolidation, sale, lease, exchange or other disposition must be approved by a majority of the votes cast by the holders of the securities entitled to vote thereon. See "Transactions with Interested Shareholders" under "-- Anti-Takeover Provisions."

     Under the DGCL, unless required by its certificate of incorporation (the Kimberly-Clark Charter containing no such requirement), no vote of the stockholders of a constituent corporation surviving a merger is necessary to authorize such merger if: (i) the agreement of merger does not amend the certificate of incorporation of such constituent corporation; (ii) each share of stock of such constituent corporation outstanding prior to such merger is to be an identical outstanding or treasury share of the surviving corporation after such merger; (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such common stock are to be issued under such agreement of merger, or the number of shares of common stock issued or so issuable does not exceed 20% of the number thereof outstanding immediately prior to such merger; and (iv) certain other conditions are satisfied. In addition, the DGCL provides that a parent corporation that is the record holder of at least 90% of the outstanding shares of each class of stock of a subsidiary may merge such subsidiary into such parent corporation without the approval of such subsidiary's stockholders or board of directors. Whenever the approval of the stockholders of a corporation is required for an agreement of merger or consolidation or for a sale, lease or exchange of all or

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substantially all of its assets, such agreement, sale, lease or exchange must be approved by the affirmative vote of the holders of a majority of outstanding shares of such corporation entitled to vote thereon.

     The Kimberly-Clark Charter contains additional provisions relating to the approval of mergers, consolidations and asset dispositions. See "DESCRIPTION OF KIMBERLY-CLARK COMMON STOCK -- Voting Rights and -- Change of Control."

RIGHTS OF APPRAISAL

     The PBCL provides that shareholders of a corporation have a right of appraisal (i.e., the right to dissent from a proposed corporate action and to obtain payment of the judicially-determined "fair value" of their shares) with respect to specified corporate actions, including: (i) a plan of merger, consolidation, division (within the meaning of Section 1951 of the PBCL), share exchange or conversion (within the meaning of Section 1961 of the PBCL); (ii) certain other plans or amendments to its Articles in which disparate treatment is accorded to the holders of shares of the same class or series; and (iii) a sale or transfer of all or substantially all of such corporation's assets. However, appraisal rights are not provided to the holders of shares of any class that is either listed on a national securities exchange or held of record by more than 2,000 shareholders unless (i) such shares are not converted solely into shares of the acquiring, surviving, new or other corporation and cash in lieu of fractional shares; (ii) if such shares constitute a preferred or special class of stock, the Articles of such corporation, the corporate action under consideration or the express terms of the transaction encompassed in such corporate action do not entitle all holders of the shares of such class to vote thereon and require for the adoption thereof the affirmative vote of a majority of the votes cast by all shareholders of such class; or (iii) if such shares constitute a group of a class or series which are to receive the same special treatment in the corporate action under consideration, the holders of such group are not entitled to vote as a special class in respect of such corporate action.

     The DGCL provides for appraisal rights only in the case of certain mergers or consolidations and not (unless the certificate of incorporation of a corporation so provides, which the Kimberly-Clark Charter does not) in the case of other mergers, a sale or transfer of all or substantially all of its assets or an amendment to its certificate of incorporation. Moreover, the DGCL does not provide appraisal rights in connection with a merger or consolidation (unless the certificate of incorporation so provides, which the Kimberly-Clark Charter does not) to the holders of shares of a constituent corporation listed on a national securities exchange (or designated as a national market system security by the National Association of Securities Dealers, Inc.) or held of record by more than 2,000 stockholders, unless the applicable agreement of merger or consolidation requires the holders of such shares to receive, in exchange for such shares, any property other than shares of stock of the resulting or surviving corporation, shares of stock of any other corporation listed on a national securities exchange (or designated as described above) or held of record by more than 2,000 holders, cash in lieu of fractional shares or any combination of the foregoing. In addition, the DGCL denies appraisal rights to the stockholders of the surviving corporation in a merger if such merger did not require for its approval the vote of the stockholders of such surviving corporation. See "-- Approval of Mergers and Asset Sales."

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The PBCL permits a corporation to indemnify any person involved in (i) any action not on behalf of such corporation against expenses (including attorneys' fees), judgments, penalties, fines and settlement amounts or (ii) any derivative action on behalf of such corporation against expenses (including attorneys' fees) incurred by reason of such person's being or having been a representative of such corporation, if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interests of such corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. To the extent that a representative of a corporation has been successful on the merits or otherwise in the defense of a third party or derivative action, indemnification for expenses incurred is mandatory. The PBCL provides that the provisions on indemnification shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement or otherwise, provided that indemnification shall not be made in the case of willful misconduct or recklessness. As permitted by the PBCL, the Scott By-laws provide that Scott shall indemnify any Director, officer, employee or agent made a

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party to any proceeding by reason of such person's being or having been a representative of Scott against any liability or expense incurred in connection with such proceeding, except where such indemnification is for acts or failures to act constituting self-dealing, willful misconduct or recklessness. The Scott By-laws also provide that Scott shall pay expenses incurred in advance of the final disposition of any proceeding upon delivery of an undertaking to repay such amount if it shall ultimately be determined that the person receiving the same is not entitled to be indemnified.

     The provisions of the DGCL regarding indemnification are substantially similar to those of the PBCL. The Kimberly-Clark By-laws provide for indemnification of Directors and officers of Kimberly-Clark to the maximum extent permitted under the DGCL, except that Kimberly-Clark is not required to indemnify any Director or officer of Kimberly-Clark in connection with a proceeding (or portion thereof) initiated by such Director or officer against Kimberly-Clark or any Directors, officers or employees thereof unless (i) the initiation of such proceeding (or portion thereof) was authorized by the Kimberly-Clark Board or (ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits. The Kimberly-Clark By-laws further provide for the advancement of certain expenses in accordance with the DGCL, subject to certain limitations, including the delivery of an undertaking to reimburse all amounts so advanced to which a person is determined by a court not to be entitled.

ANTI-TAKEOVER PROVISIONS

     Chapter 25 of the PBCL contains several anti-takeover provisions which apply to "registered" corporations, including Scott.

     Transactions with Interested Shareholders. Section 2538 of the PBCL provides that if (i) a shareholder of a "registered" corporation (together with others acting jointly or in concert therewith and affiliates thereof) is to be a party to a merger or consolidation, a share exchange or certain sales of assets involving such corporation or a subsidiary thereof; (ii) such shareholder is to receive a disproportionate amount of the securities resulting from a division of such corporation; or (iii) such shareholder is to be treated differently from others holding shares of the same class in a voluntary dissolution of such corporation; then the transaction being proposed must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes that all shareholders are entitled to cast with respect to such transaction, excluding all such voting shares beneficially owned by such shareholder. Such special voting requirement does not apply if the transaction being proposed has been approved in a prescribed manner by such corporation's board of directors or certain other conditions (including the amount of consideration to be paid to certain shareholders) are satisfied.

     Section 2555 of the PBCL may apply to a transaction between a "registered" corporation and a 20% shareholder thereof, notwithstanding that Section 2538 is also applicable. Section 2555 prohibits such a corporation from engaging in a "business combination" with an "interested shareholder" (as such terms are defined under "-- Call of Special Meetings") unless: (i) such "business combination" or the acquisition of shares causing such "interested shareholder" to become such was approved in advance by the board of directors of such corporation; (ii) such "interested shareholder" acquires at least 80% of the Voting Shares of such corporation, the consideration to be offered to shareholders in connection with such "business combination" meets specified fair price standards and such "business combination" is approved by the affirmative vote of the holders of shares representing at least a majority of the votes that the holders of Voting Shares are entitled to cast, excluding Voting Shares beneficially owned by such "interested shareholder" and its affiliates and associates; or (iii) such "business combination" is unanimously approved by the holders of all outstanding common shares of such corporation.

     Certain Share Acquisitions. Sections 2545 and 2546 of the PBCL provide that, subject to certain limited exceptions, in the event of the acquisition by any person or group of shares of a "registered" corporation that entitle the holder thereof to at least 20% of the voting power of the Voting Shares of such corporation: (i) such person or group must give notice to all shareholders of record of such corporation that such acquisition has occurred; and (ii) any such shareholder may make written demand on such person or group for payment of the fair value, to be determined in the manner provided in the PBCL, of the Voting Shares held by such

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

shareholder; and upon receipt of any such demand, such person or group must make payment of such fair value to such shareholder in accordance with the procedures set forth in the PBCL.

     Section 2564 of the PBCL provides that Control Shares of a "registered" corporation will not have voting rights unless restored by the affirmative vote of (i) the holders of a majority of the voting power of the outstanding Voting Shares (other than the Control Shares) of such corporation and (ii) the holders of a majority of the voting power of the outstanding Voting Shares of such corporation. In addition, under certain circumstances, a "registered" corporation is permitted to redeem its Control Shares. "Control Shares" refer to the number of Voting Shares which, upon acquisition by any person or group, results in a Control-Share Acquisition; and "Control-Share Acquisition" means an acquisition of such number of Voting Shares as, when added to the Voting Shares already held by such acquiring person or group, would entitle such person or group to exercise voting power for the first time within any of the following three ranges: (i) at least 20% but less than 33 1/3%; (ii) at least 33 1/3% but less than 50%; or (iii) more than 50%. Control Shares also include Voting Shares acquired within 180 days of the occurrence of a Control-Share Acquisition or acquired with the intention of making a Control-Share Acquisition.

     Section 2575 of the PBCL provides that any profit realized by a Controlling Person from the disposition of any equity security of a "registered" corporation is recoverable by such corporation if (i) such profit is realized by such Controlling Person within 18 months after such Controlling Person became such and (ii) the equity security so disposed of was acquired by such Controlling Person within 24 months prior to or 18 months after such Controlling Person became such. Subject to certain exceptions, "Controlling Person" includes any person or group who (i) acquired, offered to acquire or, directly or indirectly, publicly disclosed or caused to be publicly disclosed its intention to acquire, power to vote at least 20% of the Voting Shares of such corporation or (ii) publicly disclosed or caused to be publicly disclosed that it may seek to acquire control of such corporation through any means.

     For information on comparable provisions of the DGCL, see "DGCL" under "DESCRIPTION OF KIMBERLY-CLARK COMMON STOCK -- Change of Control."

COMPARISON OF SCOTT RIGHTS AND KIMBERLY-CLARK RIGHTS

     Scott Rights. Pursuant to the Scott Rights Agreement, each outstanding Scott Common Share has associated therewith, after giving effect to two 2-for-1 splits of the Scott Common Shares, one-quarter of a Scott Right, each Right entitling the holder thereof to purchase from Scott, at a price of $180 (the "Scott Purchase Price"), subject to adjustment, one one-hundredth of a Series B Junior Participating Preferred Share, without par value, of Scott (the "Scott Series B Preferred Shares").

     Until the earlier to occur of (i) 10 days after the first public announcement that a person or group (other than a Scott related entity) has become the beneficial owner of 20% or more of the outstanding Scott Common Shares or (ii) 10 business days (unless extended by the Scott Board in accordance with the Scott Rights Agreement) after the date that a tender or exchange offer is first published, sent or given, the consummation of which would result in any person or group (other than a Scott related entity) becoming such a 20% beneficial owner (the earlier of the dates specified in clause (i) and (ii) being the "Scott Distribution Date"), the Scott Rights will be evidenced by certificates for Scott Common Shares, will be transferable only with the Scott Common Shares and will not be exercisable. After the Scott Distribution Date, the Scott Rights become exercisable, and separate certificates evidencing the Scott Rights will be mailed to the registered holders of outstanding Scott Common Shares. Such separate certificates will thereafter constitute the sole evidence of the Scott Rights.

     In the event that (i) any person or group (other than a Scott related entity) becomes the beneficial owner of 20% or more of the Scott Common Shares (except pursuant to certain tender or exchange offers or a transaction described in the second succeeding sentence), (ii) any such 20% beneficial owner merges into Scott and the Scott Common Shares remain outstanding, unconverted and unchanged, (iii) any such 20% beneficial owner engages in certain self-dealing transactions specified in the Scott Rights Agreement or (iv) during such time as there is such a 20% beneficial owner, any event occurs which results in such owner's ownership interest in Scott being increased by more than 1%, proper provision will be made so that each

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

registered holder of a Scott Right will thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Scott Purchase Price multiplied by the number of one one-hundredths of a Scott Series B Preferred Share for which a Scott Right is then exercisable, the number of Scott Common Shares having a market value of two times such price. After the occurrence of any event described in the preceding sentence, all Scott Rights which are, or under circumstances specified in the Scott Rights Agreement were, beneficially owned by such person or group will be void. In addition, after the first public announcement that any person or group has become such a 20% beneficial owner, in the event that Scott is acquired in a merger or other business combination or 50% or more of its consolidated assets or earning power are sold or transferred, proper provision will be made so that each registered holder of a Scott Right (except Scott Rights which have become void) will thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Scott Purchase Price multiplied by the number of one one-hundredths of a Scott Series B Preferred Share for which a Scott Right is then exercisable, the number of common shares of the acquiring company which at the time of such transaction will have a market value of two times such price.

     Under certain circumstances, Scott may redeem the Scott Rights, in whole, but not in part, at a price of $.05 per Scott Right, subject to adjustment. The Scott Rights will expire on July 25, 1996, unless earlier redeemed or unless such expiration date is extended by the Scott Board; provided, however, that the Scott Rights will cease to be exercisable immediately prior to the Effective Time. See "THE MERGER -- Scott Rights."

     Kimberly-Clark Rights. For a description of the Kimberly-Clark Rights, see "Stockholders Rights Plan" under "DESCRIPTION OF KIMBERLY-CLARK COMMON
STOCK -- Change of Control."

RIGHTS OF INSPECTION

     Under both the PBCL and the DGCL, every stockholder, upon proper written demand stating the purpose thereof, may inspect the corporate books and records as long as such inspection is for a proper purpose and during normal business hours. Under both statutes, a "proper purpose" is any purpose reasonably related to the interest of the inspecting person as a stockholder.

LIQUIDATION RIGHTS

     The rights of the holders of Scott Common Shares upon the liquidation or dissolution of Scott are substantially the same as the holders of Kimberly-Clark Common Stock upon the liquidation or dissolution of Kimberly-Clark. See "DESCRIPTION OF KIMBERLY-CLARK COMMON STOCK -- Liquidation Rights."

                           BUSINESS OF KIMBERLY-CLARK

     Kimberly-Clark is engaged principally in the manufacture and marketing throughout the world of a wide range of products for personal, business and industrial uses. Most of these products are made from natural and synthetic fibers, using advanced technologies in absorbency, fibers and nonwovens. Kimberly-Clark's products and services are segmented into three classes. Consolidated net sales of its products and services totalled approximately $7.4 billion in 1994.

     Class I includes tissue products for household, commercial, institutional and industrial uses; infant, child, feminine and incontinence care products; industrial and commercial wipers; health care products; and related products. Class I products are sold under a variety of well-known brand names, including:
Kleenex, Huggies, Pull-Ups, GoodNites, Kotex, New Freedom, Lightdays, Depend, Poise, Hi-Dri, Delsey, Kimguard, Kimwipes and Classic. Products for home use are sold through supermarkets, mass merchandisers, drugstores, warehouse clubs, home health care stores, variety stores, department stores and other retail outlets, as well as to wholesalers. Other products in Class I are sold to distributors, converters and end-users. Pulp produced by Kimberly-Clark, including amounts sold to other companies, is included in Class I, except that pulp manufactured for newsprint and certain specialty papers is included in Class II.

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

     Class II includes newsprint, printing papers, premium business and correspondence papers, tobacco industry papers and products, technical papers and related products. Newsprint and groundwood printing papers are sold directly to newspaper publishers and commercial printers. Other papers and specialty products included in this class are sold directly to users, converters, manufacturers, publishers and printers, and through paper merchants, brokers, sales agents and other resale agencies.

     On May 9, 1995, Kimberly-Clark announced a plan to spin-off its specialty products business operations in the United States, France and Canada, such operations consisting of the manufacture and sale of paper and reconstituted tobacco products to the tobacco industry, as well as specialized paper products for use in other applications (the "Specialty Products Businesses"). Tobacco industry products include cigarette, tipping and plug wrap papers used to wrap various parts of a cigarette, reconstituted tobacco wrappers and binders for cigars and reconstituted tobacco leaf for use as filler in cigarettes and cigars. These products are sold directly to the major tobacco companies or their designated converters in North America, Western Europe, China and elsewhere. Non-tobacco related products include straw wrap, lightweight printing papers, tea bag, coffee and other filter papers, battery separator paper and other specialized industrial papers. These products are sold directly to converters and other end-users. In 1994, the Specialty Products Businesses comprised 5.5% of Kimberly-Clark's consolidated net sales and 6.9% of its consolidated operating profit. See "INCORPORATION OF DOCUMENTS BY REFERENCE."

     The Kimberly-Clark Board regularly reviews the various businesses conducted by Kimberly-Clark to ensure that resources are deployed and activities are pursued in the best interests of stockholders. The Kimberly-Clark Board believes that the principal focus of Kimberly-Clark's available resources and management should be directed toward its consumer products businesses. In addition, since 1986 Kimberly-Clark has received, from time to time, various stockholders proposals for inclusion in its annual proxy statement to the effect that Kimberly-Clark should cease its involvement in tobacco-related businesses. More recently, in late 1994 Kimberly-Clark received a stockholder proposal for consideration at its 1995 annual meeting of stockholders which, if adopted, would have required Kimberly-Clark to take steps to accomplish a separation of such tobacco-related businesses by January 1, 1996. At its February 16, 1995 meeting, the Kimberly-Clark Board engaged in a detailed discussion of the issues relating to the Specialty Products Businesses, including: their strategic fit with Kimberly-Clark's consumer products businesses; their financial outlook; the possibility of a boycott against Kimberly-Clark's consumer and health care products in response to its continued involvement in tobacco-related businesses; the possible legal liability associated with the Specialty Products Businesses; the potential timing, outcome and use of proceeds of a disposition of such Businesses; and the potential effects of such a disposition on the customers of the Specialty Products Businesses. After a detailed review of such issues, the Kimberly-Clark Board concluded that continued ownership of the Specialty Products Businesses was not in Kimberly-Clark's long-term strategic interests and that it should dispose of the same.

     Kimberly-Clark's management thereafter analyzed several alternative means by which to dispose of the Specialty Products Businesses. Among the possibilities considered were a sale of the assets constituting the Specialty Products Businesses to a strategic or financial buyer, a public offering of the stock of the corporation owning such assets, a tax-free spinoff of the stock of such corporation to the stockholders of Kimberly-Clark and a tax-free split-off of the stock of such corporation (which would have involved the exchange by Kimberly-Clark stockholders of a portion of their shares of Kimberly-Clark Common Stock for shares of stock of such corporation). After a thorough evaluation of the positive and negative attributes, from legal, tax, financial and other perspectives, of each such disposition alternative, on March 29, 1995 the management of Kimberly-Clark decided to recommend to the Kimberly-Clark Board the disposition of the Specialty Products Businesses by means of a tax-free spinoff. At its April 20, 1995 meeting, the Kimberly-Clark Board approved management's recommendation. In giving such approval, the Kimberly-Clark Board noted that, because of Kimberly-Clark's low tax basis in the assets comprising the Specialty Products Businesses, the after-tax proceeds from the sale thereof would likely result in less stockholder value than would a tax-free spinoff. Consideration also was given to the greater speed and certainty of result inherent in a spinoff, as compared to any of the other disposition alternatives under review, because a spinoff would not require antitrust approvals, be subject to the unpredictability of the market with respect to new offerings or entail extensive negotiations with independent potential purchasers. The Kimberly-Clark Board also believed a spinoff would be the

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

preferred disposition alternative from a customer relations perspective and would ensure continuity of management of the Specialty Products Businesses.

     The Specialty Products Business Spinoff is unrelated to, and will occur irrespective of, the consummation of the Merger. The Kimberly-Clark Board has fixed the record date for the Specialty Products Business Spinoff at the close of business on November 13, 1995, with the distribution expected to occur on November 30, 1995.

     Class III includes aircraft services, commercial air transportation and other products and services. On September 27, 1995, Kimberly-Clark completed the secondary sale of 80% of the shares of common stock of Midwest Holdings, which owns all of the outstanding shares of common stock of Midwest Express. Midwest Express operates a single-class, premium service jet airline that caters to business travelers and serves selected major business destinations throughout the United States from operations based in Milwaukee and Omaha. In 1994, Midwest Express comprised 2.8% of Kimberly-Clark's consolidated net sales and 1.3% of its consolidated operating profit.

     Kimberly-Clark was incorporated in Delaware in 1928 as the successor to a business established in 1872. Its principal executive offices are located at 351 Phelps Drive, Irving, Texas 75038 and its telephone number is (214) 281-1200. For further information concerning Kimberly-Clark, see
"SUMMARY -- Kimberly-Clark Corporation Selected Consolidated Financial Data," "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

                               BUSINESS OF SCOTT

     Scott is the world's largest manufacturer and marketer of sanitary tissue products with operations in 22 countries. Scott's products are sold under a variety of well-known brand names, including Scott, Cottonelle, Baby Fresh, Scottex and Viva. Consolidated sales of its consumer and commercial products totalled approximately $3.6 billion (as adjusted to reflect discontinued operations) in 1994. Scott's tissue products include products for personal care and environmental cleaning and wiping. Scott's business was established in 1879, and Scott was incorporated in Pennsylvania in 1922 as the successor to a company of the same name incorporated in Pennsylvania in 1905.

     In December 1994, Scott sold its printing and publishing papers business, consisting principally of its wholly-owned subsidiary, S.D. Warren, for approximately $1.6 billion, which included the buyer's assumption of approximately $120 million in debt. In connection therewith, Scott entered into a long-term agreement to supply pulp from its Mobile, Alabama pulp mill to the adjacent S.D. Warren mill.

     In December 1994, Scott completed the sale of the energy and recovery complex assets located at its Mobile, Alabama mill site to Mobile Energy Services Company, Inc., which is a wholly-owned subsidiary of The Southern Company, for approximately $350 million, consisting of $265 million in cash and the buyer's assumption of $85 million in debt under a tax-exempt financing. The buyer will provide power, steam and pulping liquor to the Scott and S.D. Warren mills located at this site. Also in December 1994, Scott sold substantially all of its interest in Scott Health Care, a 50%-owned joint venture which manufactures and markets adult incontinence and wound care products, to Molnlycke AB of Sweden, the other owner of the venture, for $65.7 million. The remainder of Scott's interest in Scott Health Care was sold to Molnlycke in March 1995. Scott entered into agreements with separate parties in December 1994 to sell its United States and United Kingdom foodservice businesses.

     Scott's principal executive offices are located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 and its telephone number is (407) 989-2300. For further information concerning Scott, see "SUMMARY -- Scott Paper Company Selected Consolidated Financial Data," "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

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                   PROPOSED KIMBERLY-CLARK CHARTER AMENDMENT

     At the Kimberly-Clark Special Meeting, the stockholders of Kimberly-Clark will be asked to consider and vote upon the Charter Amendment, which would increase the number of authorized shares of Kimberly-Clark Common Stock from 300,000,000 to 600,000,000.

     At the close of business on the Kimberly-Clark Record Date, there were 160,474,241 shares of Kimberly-Clark Common Stock outstanding and no shares of Kimberly-Clark Common Stock reserved for future issuance. It is expected that after consummation of the Merger there will be approximately 280,100,000 shares of Kimberly-Clark Common Stock outstanding. Following the Merger, without an increase in the number of authorized shares of Kimberly-Clark Common Stock, Kimberly-Clark would have available for future issuance only approximately 19,900,000 authorized shares of Kimberly-Clark Common Stock. If the Charter Amendment is approved by the stockholders of Kimberly-Clark, such number will increase to 319,900,000. Although there are no present plans or commitments for their use, such shares would be available for issuance without further action by stockholders except as required by law or applicable stock exchange requirements. The current Rules of the NYSE would require stockholder approval if the number of shares of Kimberly-Clark Common Stock to be issued would equal or exceed 20% of the number of shares of Kimberly-Clark Common Stock outstanding immediately prior to such issuance.

     The Kimberly-Clark Board believes it is desirable to authorize additional shares of Kimberly-Clark Common Stock so that there will be sufficient shares available for issuance for purposes that the Kimberly-Clark Board may hereafter determine to be in the best interests of Kimberly-Clark and its stockholders. Such purposes could include the offer of shares for cash, the declaration of stock splits and stock dividends, mergers and acquisitions and other general corporate purposes. In many situations, prompt action may be required which would not permit seeking stockholder approval to authorize additional shares for the specific transaction on a timely basis. The Kimberly-Clark Board believes it should have the flexibility to act promptly in the best interests of stockholders. The terms of any future issuance of shares of Kimberly-Clark Common Stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance.

     Although the Kimberly-Clark Board has no current intention of issuing any additional shares of Kimberly-Clark Common Stock as an anti-takeover defense, the issuance of additional shares could be used to create impediments to or otherwise discourage persons attempting to gain control of Kimberly-Clark. For example, the issuance of additional shares could be used to dilute the voting power of shares then outstanding. Shares of Kimberly-Clark Common Stock could also be issued to persons or entities who would support the Kimberly-Clark Board in opposing a takeover bid which the Kimberly-Clark Board determines to be not in the best interests of Kimberly-Clark and its stockholders. In the case of a hostile tender offer, the ability of the Kimberly-Clark Board to issue additional shares of Kimberly-Clark Common Stock could be viewed as beneficial to management by stockholders who want to participate in such tender offer. See "DESCRIPTION OF KIMBERLY-CLARK COMMON STOCK -- Change Of Control." Neither management nor the Kimberly-Clark Board has any present intention to propose any anti-takeover measures in future proxy solicitations.

     If the Charter Amendment is approved, Article IV of the Restated Certificate of Incorporation of Kimberly-Clark would read in its entirety as follows:

          "The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is six hundred and twenty million (620,000,000) shares which shall be divided into two classes as follows:

           (a) Twenty million (20,000,000) shares of Preferred Stock without par value; and

           (b) Six hundred million (600,000,000) shares of Common Stock of the par value of One Dollar and Twenty-five Cents ($1.25) per share."

     Approval of the Charter Amendment will require the affirmative vote of a majority of the outstanding shares of Kimberly-Clark Common Stock entitled to vote thereon.

     The Kimberly-Clark Board has unanimously determined that the Charter Amendment is advisable and fair to and in the best interests of the stockholders of Kimberly-Clark. THE KIMBERLY-CLARK BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF KIMBERLY-CLARK VOTE IN FAVOR OF THE CHARTER AMENDMENT. APPROVAL OF THE CHARTER AMENDMENT IS NOT A CONDITION TO THE CONSUMMATION OF THE MERGER.

                                    EXPERTS

     The consolidated financial statements incorporated by reference in, and the consolidated financial statement schedule appearing in, Kimberly-Clark's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference (which reports express an unqualified opinion and include an explanatory paragraph concerning Kimberly-Clark's changes during 1992 in its methods of accounting for income taxes and postretirement benefits other than pensions to conform with Statements of Financial Accounting Standards No. 109 and No. 106, respectively). Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements and consolidated financial statement schedule for the year ended December 31, 1994 appearing in Scott's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements and consolidated financial statement schedules as of December 25, 1993 and for each of the two years in the period ended December 25, 1993 incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of Scott for the year ended December 31, 1994 are so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Representatives of Deloitte & Touche LLP and Coopers & Lybrand L.L.P. are expected to be present at the Kimberly-Clark Special Meeting and the Scott Special Meeting, respectively, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 LEGAL OPINIONS

     The validity of the shares of Kimberly-Clark Common Stock being offered hereby is being passed upon for Kimberly-Clark by O. George Everbach, Senior Vice President -- Law and Government Affairs of Kimberly-Clark. Mr. Everbach beneficially owned 57,406 shares of Kimberly-Clark Common Stock as of the Kimberly-Clark Record Date (including 36,000 shares issuable upon the exercise of stock options that will be exercisable in 60 days).

     Sidley & Austin, counsel to Kimberly-Clark, and Skadden, Arps, Slate, Meagher & Flom, counsel to Scott, have delivered opinions concerning certain federal income tax consequences of the Merger. H. Blair White is of counsel to Sidley & Austin and served as a director of Kimberly-Clark when the Merger Agreement was approved by the Kimberly-Clark Board. Mr. White retired as a director of Kimberly-Clark on August 2, 1995. William O. Fifield, a partner in Sidley & Austin, has been a director of Kimberly-Clark since August 3, 1995. Messrs. White and Fifield owned 14,000 and 1,000 shares of Kimberly-Clark Common Stock, respectively, as of the Kimberly-Clark Record Date, and neither held any options to purchase shares of Kimberly-Clark Common Stock on such date. See "OTHER TERMS OF THE MERGER AGREEMENT -- Conditions Precedent to the Merger" and "THE MERGER -- Certain Federal Income Tax Consequences."

                   ANNEXES TO THE PROXY STATEMENT/PROSPECTUS

ANNEX I     MERGER AGREEMENT
ANNEX II    OPINION OF DILLON, READ & CO. INC.
ANNEX III   OPINION OF SALOMON BROTHERS INC

                                                          ANNEX I CONFORMED COPY

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                           KIMBERLY-CLARK CORPORATION

                                RIFLE MERGER CO.

                                      AND

                              SCOTT PAPER COMPANY

                           DATED AS OF JULY 16, 1995

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
                                           ARTICLE I
                                          THE MERGER
Section 1.1   The Merger.................................................................  I-1
Section 1.2   Effective Time.............................................................  I-2
Section 1.3   Effects of the Merger......................................................  I-2
Section 1.4   Articles of Incorporation and By-laws; Officers and Directors..............  I-2
Section 1.5   Conversion of Securities...................................................  I-2
Section 1.6   Parent to Make Stock Certificates Available................................  I-3
Section 1.7   Dividends; Transfer Taxes; Withholding.....................................  I-3
Section 1.8   No Fractional Shares.......................................................  I-4
Section 1.9   Return of Exchange Fund....................................................  I-4
Section 1.10  Adjustment of Conversion Number............................................  I-4
Section 1.11  No Further Ownership Rights in Company Common Shares.......................  I-4
Section 1.12  Closing of Company Transfer Books..........................................  I-4
Section 1.13  Further Assurances.........................................................  I-5
Section 1.14  Closing....................................................................  I-5
                                          ARTICLE II
                       REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
Section 2.1   Organization, Standing and Power...........................................  I-5
Section 2.2   Capital Structure..........................................................  I-5
Section 2.3   Authority..................................................................  I-6
Section 2.4   Consents and Approvals; No Violation.......................................  I-6
Section 2.5   SEC Documents and Other Reports............................................  I-7
Section 2.6   Registration Statement and Joint Proxy Statement...........................  I-7
Section 2.7   Absence of Certain Changes or Events.......................................  I-8
Section 2.8   No Existing Violation, Default, Etc........................................  I-8
Section 2.9   Licenses and Permits.......................................................  I-9
Section 2.10  Environmental Matters......................................................  I-9
Section 2.11  Tax Matters................................................................  I-9
Section 2.12  Actions and Proceedings....................................................  I-10
Section 2.13  Labor Matters..............................................................  I-10
Section 2.14  Contracts..................................................................  I-10
Section 2.15  ERISA......................................................................  I-10
Section 2.16  Liabilities................................................................  I-11
Section 2.17  Intellectual Properties....................................................  I-11
Section 2.18  Opinion of Financial Advisor...............................................  I-11
Section 2.19  Charter Takeover Provisions................................................  I-12
Section 2.20  Pooling of Interests; Reorganization.......................................  I-12
Section 2.21  Operations of Sub..........................................................  I-12
Section 2.22  Brokers....................................................................  I-12
Section 2.23  Ownership of Company Capital Stock.........................................  I-12
                                          ARTICLE III
                         REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.1   Organization, Standing and Power...........................................  I-12
Section 3.2   Capital Structure..........................................................  I-12
Section 3.3   Authority..................................................................  I-13
Section 3.4   Consents and Approvals; No Violation.......................................  I-13

                                                                                           PAGE
                                                                                           ----
Section 3.5   SEC Documents and Other Reports............................................  I-14
Section 3.6   Registration Statement and Joint Proxy Statement...........................  I-14
Section 3.7   Absence of Certain Changes or Events.......................................  I-15
Section 3.8   No Existing Violation, Default, Etc........................................  I-15
Section 3.9   Licenses and Permits.......................................................  I-16
Section 3.10  Environmental Matters......................................................  I-16
Section 3.11  Tax Matters................................................................  I-16
Section 3.12  Actions and Proceedings....................................................  I-16
Section 3.13  Labor Matters..............................................................  I-17
Section 3.14  Contracts..................................................................  I-17
Section 3.15  ERISA......................................................................  I-17
Section 3.16  Liabilities................................................................  I-18
Section 3.17  Intellectual Properties....................................................  I-18
Section 3.18  Opinion of Financial Advisor...............................................  I-18
Section 3.19  State Takeover Statutes; Company Rights Agreement..........................  I-18
Section 3.20  Pooling of Interests; Reorganization.......................................  I-19
Section 3.21  Brokers....................................................................  I-19
Section 3.22  Ownership of Parent Capital Stock..........................................  I-19
                                          ARTICLE IV
                           COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 4.1   Conduct of Business Pending the Merger.....................................  I-19
Section 4.2   No Solicitation............................................................  I-22
Section 4.3   Third Party Standstill Agreements..........................................  I-22
Section 4.4   Pooling of Interests; Reorganization.......................................  I-23
                                           ARTICLE V
                                     ADDITIONAL AGREEMENTS
Section 5.1   Stockholder Meetings.......................................................  I-23
Section 5.2   Preparation of the Registration Statement and the Joint Proxy Statement....  I-23
Section 5.3   Comfort Letters............................................................  I-23
Section 5.4   Access to Information......................................................  I-24
Section 5.5   Compliance with the Securities Act.........................................  I-24
Section 5.6   Stock Exchange Listings....................................................  I-25
Section 5.7   Fees and Expenses..........................................................  I-25
Section 5.8   Company Stock Options and Restricted Stock.................................  I-26
Section 5.9   Reasonable Best Efforts; Pooling of Interests..............................  I-27
Section 5.10  Public Announcements.......................................................  I-27
Section 5.11  Real Estate Transfer and Gains Tax.........................................  I-28
Section 5.12  State Takeover Laws........................................................  I-28
Section 5.13  Indemnification; Directors and Officers Insurance..........................  I-28
Section 5.14  Notification of Certain Matters............................................  I-29
Section 5.15  Redemption of Company Senior Preferred Shares..............................  I-29
Section 5.16  Board of Directors.........................................................  I-29
Section 5.17  Employee Matters...........................................................  I-29
                                       ARTICLE VI
                              CONDITIONS PRECEDENT TO THE MERGER
Section 6.1   Conditions to Each Party's Obligation to Effect the Merger.................  I-30
Section 6.2   Conditions to Obligation of the Company to Effect the Merger...............  I-31
Section 6.3   Conditions to Obligations of Parent and Sub to Effect the Merger...........  I-34

                                                                                           PAGE
                                                                                           ----
                                          ARTICLE VII
                               TERMINATION; AMENDMENT AND WAIVER
Section 7.1   Termination................................................................  I-37
Section 7.2   Effect of Termination......................................................  I-38
Section 7.3   Amendment..................................................................  I-38
Section 7.4   Waiver.....................................................................  I-38
                                         ARTICLE VIII
                                      GENERAL PROVISIONS
Section 8.1   Non-Survival of Representations and Warranties.............................  I-39
Section 8.2   Notices....................................................................  I-39
Section 8.3   Interpretation.............................................................  I-40
Section 8.4   Counterparts...............................................................  I-40
Section 8.5   Entire Agreement; No Third-Party Beneficiaries.............................  I-40
Section 8.6   Governing Law..............................................................  I-40
Section 8.7   Assignment.................................................................  I-40
Section 8.8   Severability...............................................................  I-40
Section 8.9   Enforcement of this Agreement..............................................  I-40

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of July 16, 1995 (this "Agreement") among KIMBERLY-CLARK CORPORATION, a Delaware corporation ("Parent"), RIFLE MERGER CO., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Sub"), and SCOTT PAPER COMPANY, a Pennsylvania corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions herein set forth, whereby each issued and outstanding Common Share, without par value, of the Company ("Company Common Shares"), not owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, $1.25 par value, of Parent ("Parent Common Stock");

     WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders, and Parent has approved this Agreement and the Merger as the sole stockholder of Sub;

     WHEREAS, in accordance with the understanding of Parent and the Company, concurrently herewith: (i) Albert J. Dunlap, the Company and Parent are entering into a Consulting Agreement, a Noncompetition Agreement, a Stock Option Exchange Agreement and a Mutual Release Agreement each dated as of the date hereof, (ii) the Company and Parent are entering into a Noncompetition Agreement, a Severance Agreement and Release, a Stock Option Exchange Agreement and a General Release, each dated as of the date hereof, with each of Basil L. Anderson, Russell A. Kersh, John P. Murtagh, Richard R. Nicolosi and P. Newton White (the "Executives"), (iii) the Company and Parent are entering into a Restricted Stock Exchange Agreement with each of Mr. Anderson and Mr. White, and (iv) the Company is entering into a Rescission Agreement, dated as of the date hereof, with Albert J. Dunlap and with each of the Executives, each of the foregoing agreements to become operative at the Effective Time (as hereinafter defined); and the Company and Parent will be entering into Stock Option Exchange Agreements and Restricted Stock Exchange Agreements with certain other employees and directors of the Company;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions herein set forth, and in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the PBCL. Notwithstanding any provision of this Agreement to the contrary, at the election of Parent, any direct wholly-owned corporate Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger, in which case Parent shall cause such Subsidiary to be bound by the terms and conditions of and to make the representations and warranties contained in this Agreement. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

     Section 1.2 Effective Time. The Merger shall become effective when Articles of Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the PBCL, are filed with the Department of State of the Commonwealth of Pennsylvania; provided, however, that, upon the mutual consent of the Constituent Corporations, the Articles of Merger may provide for a later date of effectiveness of the Merger, but not to exceed 30 days after the date that the Articles of Merger are filed. When used in this Agreement, the term "Effective Time" means the later of the date and time at which the Articles of Merger are filed or such later date and time as is established by the Articles of Merger. The filing of the Articles of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger herein set forth.

     Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 1929 of the PBCL.

     Section 1.4 Articles of Incorporation and By-laws; Officers and Directors. (a) At the Effective Time, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended so that Article FIFTH thereof shall read in its entirety as follows: "The authorized capital stock of the Corporation shall be 100 Common Shares, without par value"; Articles SIXTH and SEVENTH thereof shall be deleted in their entirety; and Articles EIGHTH through ELEVENTH thereof shall be redesignated as Articles SIXTH through NINTH, respectively. As so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Articles of Incorporation of the Surviving Corporation or as provided by applicable law.

     Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of either of the Constituent Corporations:

          (a) Each issued and outstanding common share, $.01 par value, of Sub shall be converted into one Common Share of the Surviving Corporation.

          (b) All Company Common Shares that are held in the treasury of the Company or by any wholly-owned Subsidiary of the Company and any Company Common Shares owned by Parent or by any wholly-owned Subsidiary of Parent shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

          (c) Subject to the provisions of Sections 1.8 and 1.10, each Company Common Share issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(b)) shall be converted into 0.780 (if the record date for the Specialty Products Business Spinoff (as defined in Section 1.10) shall be a date prior to the Effective Time) or 0.765 (if there shall have been no such record date prior to the Effective Time) (such applicable number being hereinafter referred to as the "Conversion Number") of a validly issued, fully paid and nonassessable share of Parent Common Stock, including the corresponding percentage of a right (such rights being hereinafter referred to collectively as the "Parent Rights") to purchase shares of Series A Junior Participating Preferred Stock of Parent (the "Parent Series A Preferred Stock") pursuant to the Rights Agreement dated as of June 21, 1988, as amended and restated as of June 8, 1995 (as so amended and restated, the "Parent Rights Agreement") between Parent and The First National Bank of Boston, as Rights Agent. All references in this Agreement to Parent Common Stock to be received in accordance with the Merger shall be deemed, from and after the Effective Time, to include the associated Parent Rights. All such Company Common Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired; and each holder of a certificate representing prior to the Effective Time any such Company Common Shares shall cease to have any rights with respect thereto, except the right to receive (i) certificates representing the shares of Parent Common Stock into which such Company Common

     Shares have been converted, (ii) any dividends and other distributions in accordance with Section 1.7 and (iii) any cash, without interest, to be paid in lieu of any fractional share of Parent Common Stock in accordance with Section 1.8.

     Section 1.6 Parent to Make Stock Certificates Available. (a) Exchange of Certificates. Parent shall authorize a commercial bank having capital of not less than $5 billion (or such other person or persons as shall be acceptable to Parent and the Company) to act as exchange agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of certificates (the "Company Certificates") which immediately prior to the Effective Time represented Company Common Shares converted in the Merger, certificates (the "Parent Certificates") representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto in accordance with Section 1.7, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.5(c) in exchange for the outstanding Company Common Shares. The Exchange Fund shall not be used for any other purpose.

     (b) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of a Company Certificate a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Company Certificates in exchange for the property described in the next sentence). Upon surrender for cancellation to the Exchange Agent of Company Certificate(s) held by any record holder of a Company Certificate, together with such letter of transmittal duly executed, such holder shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock into which the Company Common Shares represented by the surrendered Company Certificate(s) shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional share of Parent Common Stock in accordance with
Section 1.8 and certain dividends and other distributions in accordance with
Section 1.7; and the Company Certificate(s) so surrendered shall forthwith be cancelled.

     (c) Status of Company Certificates. Subject to the provisions of Sections
1.7 and 1.8, each Company Certificate which immediately prior to the Effective Time represented Company Common Shares to be converted in the Merger shall, from and after the Effective Time until surrendered in exchange for Parent Certificate(s) in accordance with this Section 1.6, be deemed for all purposes to represent the number of shares of Parent Common Stock into which such Company Common Shares shall have been so converted.

     Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof who became such on or after the Effective Time, shall be paid to any person entitled by reason of the Merger to receive Parent Certificates representing Parent Common Stock, and no cash payment in lieu of any fractional share of Parent Common Stock shall be paid to any such person pursuant to Section 1.8, until such person shall have surrendered its Company Certificate(s) as provided in Section 1.6. Subject to applicable law, there shall be paid to each person receiving a Parent Certificate representing such shares of Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such Parent Certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or Parent Certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Company Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such Parent Certificate and the distribution of such cash payment in a name other than that of the registered holder of the Company Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

     Section 1.8 No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Certificates pursuant to this Article I; no dividend or other distribution by Parent and no stock split, combination or reclassification shall relate to any such fractional share; and no such fractional share shall entitle the record or beneficial owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share, each holder of Company Common Shares who would otherwise have been entitled thereto upon the surrender of Company Certificate(s) for exchange pursuant to this Article I will be paid an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Parent Common Stock (as reported in the NYSE Composite Transactions) on the date on which the Effective Time shall occur (or, if the Parent Common Stock shall not trade on the NYSE on such date, the first day of trading in Parent Common Stock on the NYSE thereafter) by (ii) the fractional share to which such holder would otherwise be entitled. Parent shall make available to the Exchange Agent the cash necessary for this purpose.

     Section 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of Company Common Shares for one year after the Effective Time shall be delivered to Parent, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Company Certificate(s) in compliance with this Article I shall thereafter look only to Parent for payment of their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to such shares of Parent Common Stock. Neither Parent nor the Company shall be liable to any former holder of Company Common Shares for any such shares of Parent Common Stock held in the Exchange Fund (and any cash, dividends and distributions payable in respect thereof) which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.10 Adjustment of Conversion Number. In the event of any stock split, combination, reclassification or stock dividend with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities or any other dividend or distribution with respect to Parent Common Stock (other than quarterly cash dividends permitted by Section 4.1(a)(i)(A) and any distribution by Parent, on terms substantially the same as previously announced, of shares of capital stock of any Subsidiary (as hereinafter defined) then conducting, directly or indirectly, Parent's specialty products business (the "Specialty Products Business Spinoff")), or if a record date with respect to any of the foregoing should occur, prior to the Effective Time, appropriate and proportionate adjustments shall be made to the Conversion Number, and thereafter all references in this Agreement to the Conversion Number shall be deemed to be to the Conversion Number as so adjusted.

     Section 1.11 No Further Ownership Rights in Company Common Shares. All certificates representing shares of Parent Common Stock delivered upon the surrender for exchange of any Company Certificate in accordance with the terms hereof (including any cash paid pursuant to Section 1.7 or 1.8) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Common Shares previously represented by such Company Certificate.

     Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Company Common Shares shall thereafter be made. Subject to the last sentence of Section 1.9, if, after the Effective Time, Company Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this
Article I.

     Section 1.13 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     Section 1.14 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois at 10:00 A.M., local time, on the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived, or at such other time and place as Parent and the Company may agree.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant, jointly and severally, to the Company as follows:

     Section 2.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; Sub is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and all of its outstanding shares of capital stock are owned directly by Parent; and each of Parent and Sub has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. For purposes of this Agreement: (i) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is or would reasonably be expected (so far as can be foreseen at the time) to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), results of operations or prospects of Parent and its Subsidiaries taken as a whole, or the Company and its Subsidiaries taken as a whole, as the case may be; and (ii) "Subsidiary" means any corporation, partnership, joint venture or other legal entity which is consolidated with Parent's or the Company's financial statements, as the case may be, and of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

     Section 2.2 Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of: 300,000,000 shares of Parent Common Stock; and 20,000,000 shares of Preferred Stock, without par value (the "Parent Preferred Stock"), of which 2,000,000 shares have been designated as "Series A Junior Participating Preferred Stock" (the "Parent Series A Preferred Stock"). At the close of business on July 11, 1995, 160,354,340 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, are fully paid and nonassessable and are free of preemptive rights. No shares of Parent Preferred Stock have been issued. All of the shares of Parent Common Stock issuable in exchange for Company Common Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized,

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validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for this Agreement, except as provided in Parent's Restated Certificate of Incorporation, except for the Parent Rights and except for stock options covering not in excess of 4,843,765 shares of Parent Common Stock (collectively, the "Parent Stock Options"), there are no options, warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any such Subsidiary or obligating Parent or any such Subsidiary to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Parent SEC Documents or the Parent Letter (as such terms are hereinafter defined), each such share is beneficially owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. As of the date of its filing, Exhibit 21 to Parent's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the Securities and Exchange Commission (the "SEC") (the "Parent Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

     Section 2.3 Authority. The Board of Directors of Parent has declared as advisable and fair to and in the best interests of the stockholders of Parent the Merger, an amendment to the Restated Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock to 600,000,000 (the "Charter Amendment") and the issuance (the "Parent Share Issuance") of shares of Parent Common Stock in accordance with the Merger and as contemplated by certain of the agreements referenced in the third recital clause hereof and has approved this Agreement. The Board of Directors of Sub has declared the Merger advisable and approved this Agreement. Parent has all requisite power and authority to enter into this Agreement and (subject to approval of the Parent Share Issuance by a majority of the votes cast at the Parent Stockholder Meeting (as hereinafter defined) by the holders of the shares of Parent Common Stock, provided that the total number of votes cast on the Parent Share Issuance represents more than 50% of the shares of Parent Common Stock entitled to vote thereon at the Parent Stockholder Meeting) to consummate the transactions contemplated hereby. Sub has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to approval of the Parent Share Issuance by a majority of the votes cast at the Parent Stockholder Meeting by the holders of the shares of Parent Common Stock, provided that the total number of votes cast on the Parent Share Issuance represents more than 50% of the shares of Parent Common Stock entitled to vote thereon at the Parent Stockholder Meeting. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery hereof by the Company and the validity and binding effect hereof on the Company) constitutes the valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms. The Parent Share Issuance and the preparation of a registration statement on Form S-4 to be filed with the SEC by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement"), including the Joint Proxy Statement (as hereinafter defined), have been duly authorized by Parent's Board of Directors.

     Section 2.4 Consents and Approvals; No Violation. Except as set forth in the letter dated and delivered to the Company on the date hereof (the "Parent Letter"), which relates to this Agreement and is designated therein as being the Parent Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under: (i) any provision of the Restated Certificate of Incorporation or By-

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laws of Parent or the comparable charter or organization documents or by-laws of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and would not materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign (including provincial) or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except: (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) for the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) for such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) for such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (v) for such filings as may be required in connection with the taxes described in Section 5.11, (vi) for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which Parent or the Company or any of their respective Subsidiaries conducts any business or owns any property or assets and (vii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and would not materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 2.5 SEC Documents and Other Reports. Parent has filed all documents required to be filed by it with the SEC since January 1, 1990 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Since December 31, 1994, Parent has not made any change in the accounting practices or policies applied in the preparation of its financial statements.

     Section 2.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein relating to the Stockholder Meetings (as defined in Section 5.1) (together with any amendments or supplements thereto, the "Joint Proxy Statement") will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements

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

therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing thereof, at the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its directors and officers or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Parent. The Registration Statement will comply (with respect to information relating to Parent and Sub) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to information relating to Parent and Sub) as to form in all material respects with the provisions of the Exchange Act.

     Section 2.7 Absence of Certain Changes or Events. Except as set forth in the Parent SEC Documents or the Parent Letter, since December 31, 1994: (i) Parent and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect on Parent; (ii) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect on Parent;
(iii) there has been no material change in the indebtedness of Parent and its Subsidiaries, no change in the outstanding shares of capital stock of Parent except for the issuance of shares of Parent Common Stock pursuant to the Parent Stock Options and no dividend or distribution of any kind declared, paid or made by Parent on any class of its capital stock except for regular quarterly dividends of not more than $.45 per share on Parent Common Stock and (iv) there has been no event causing a Material Adverse Effect on Parent, nor any development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent; and except as set forth in the Parent Letter, during the period from December 31, 1994 through the date of this Agreement, neither Parent nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(a).

     Section 2.8 No Existing Violation, Default, Etc. Neither Parent nor any of its Subsidiaries is in violation of (i) its charter or other organization documents or by-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. The properties, assets and operations of Parent and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past or current events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, reasonably be expected to have a Material Adverse Effect on Parent. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws.

     Except as may be set forth in the Parent SEC Documents or the Parent
Letter: (i) there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of

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default under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money; and (ii) there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any lease, other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary or any of their respective properties, assets or business is bound which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     Section 2.9 Licenses and Permits. Parent and its Subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "Parent Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Parent SEC Documents and as currently owned or leased and conducted, and all such Parent Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent and its Subsidiaries are in compliance in all material respects with their respective obligations under the Parent Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination of any material Parent License.

     Section 2.10 Environmental Matters. Except as set forth in the Parent SEC Documents or the Parent Letter, neither Parent nor any of its Subsidiaries is the subject of any federal, state, local, foreign or provincial investigation, and neither Parent nor any of its Subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other person, relating to any material liability or remedial action or potential material liability or remedial action under any Environmental Laws; and there are no pending, reasonably anticipated or, to the knowledge of Parent, threatened actions, suits or proceedings against Parent, any of its Subsidiaries or any of their respective properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

     Section 2.11  Tax Matters. Except as otherwise set forth in the Parent
Letter: (i) Parent and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns (as hereinafter defined) required to have been filed on or prior to the date hereof, or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to be correct and complete would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been duly obtained, or such Taxes are being timely and properly contested, and Parent and each of its Subsidiaries have complied with all rules and regulations relating to the withholding of Taxes, except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent; (iii) neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (iv) any such Tax Returns relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of such Tax Returns are currently pending; and (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested. The charges, accruals and reserves on the books of Parent and its Subsidiaries in respect of Taxes have been established and maintained in accordance with generally accepted accounting principles. To the knowledge of Parent, the representations set forth in the Parent Tax Certificate attached to the Parent Letter, if made on the date hereof (assuming the Merger were consummated on the date hereof and based on reasonable estimates in the case of certain information not available on the date hereof), would be true and correct in all material respects. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added

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minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity; and
(ii) "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 2.12 Actions and Proceedings. Except as set forth in the Parent SEC Documents or the Parent Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against Parent or any of its Subsidiaries, any of its or their properties, assets or business, any Parent Plan (as defined in Section 2.15) or, to the knowledge of Parent, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Documents or the Parent Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, any of its or their properties, assets or business, any Parent Plan or, to the knowledge of Parent, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Documents or the Parent Letter, as of the date hereof, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations or labor disputes pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, any of its or their properties, assets or business, any Parent Plan or, to the knowledge of Parent, any of its or their current or former directors or officers, as such, relating to the transactions contemplated by this Agreement.

     Section 2.13 Labor Matters. Except as disclosed in the Parent SEC Documents or the Parent Letter, neither Parent nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for Parent or any of its Subsidiaries (the "Parent Business Personnel") or any representative of any Parent Business Personnel. Except as set forth in the Parent SEC Documents or the Parent Letter, neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to Parent Business Personnel, and there is no unfair labor practice complaint pending against Parent or any of its Subsidiaries with respect to Parent Business Personnel which, in either such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Documents or the Parent Letter, there is no material labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has experienced any material primary work stoppage or other material labor difficulty involving its employees during the last three years.

     Section 2.14 Contracts. All of the material contracts of Parent and its Subsidiaries that are required to be described in the Parent SEC Documents or to be filed as exhibits thereto have been described or filed as required. Neither Parent or any of its Subsidiaries nor, to the knowledge of Parent, any other party is in breach of or default under any such contracts which are currently in effect, except for such breaches and defaults which are described in the Parent Letter or which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Documents or the Parent Letter, neither Parent nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, Parent or any such Subsidiary is entitled to conduct all or any material portion of the business of Parent and its Subsidiaries taken as whole.

     Section 2.15 ERISA. Each Parent Plan complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable laws and administrative or governmental rules and regulations. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan for which the 30-day notice requirement has not been waived (other than with respect to the transactions contemplated by this Agreement), and no condition exists which would subject Parent or any ERISA Affiliate (as hereinafter defined) to any fine under Section 4071 of ERISA; except as disclosed in the Parent Letter, neither Parent nor

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any of its ERISA Affiliates has withdrawn from any Parent Plan or Parent
Multiemployer Plan (as hereinafter defined) or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, to terminate any Parent Plan subject to Title IV of ERISA. No Parent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. To the knowledge of Parent, there are no actions, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Parent Plan which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither Parent nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any material liability under or pursuant to Title IV of ERISA. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred which would reasonably be expected to result in material liability to Parent or its Subsidiaries. Except as set forth in the Parent Letter, all Parent Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification. Parent is not aware of any reason why any Parent Plan is not so qualified in operation. Neither Parent nor any of its ERISA Affiliates has been notified by any Parent Multiemployer Plan that such Parent Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Parent Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. As used herein: (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA, other than a Parent Multiemployer Plan) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by Parent or any of its ERISA Affiliates or to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability; (ii) "Parent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability; and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated thereunder or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

     Section 2.16 Liabilities. Except as fully reflected or reserved against in the consolidated financial statements included in the Parent Annual Report, or disclosed in the footnotes thereto, or set forth in the Parent SEC Documents or the Parent Letter, Parent and its Subsidiaries had no liabilities (including, without limitation, Tax liabilities) at the date of such consolidated financial statements, absolute or contingent, of a nature required by generally accepted accounting principles to be reflected in such consolidated financial statements or disclosed in the footnotes thereto, or required to be disclosed in the Parent SEC Documents by Item 103 of Regulation S-K under the Securities Act, that were material, either individually or in the aggregate, to Parent and its Subsidiaries taken as a whole. Except as so reflected, reserved or disclosed, Parent and its Subsidiaries have no commitments which are reasonably expected to be materially adverse, either individually or in the aggregate, to Parent and its Subsidiaries taken as a whole.

     Section 2.17 Intellectual Properties. Except as set forth in the Parent Letter, Parent and its Subsidiaries own or have a valid license to use all inventions, patents, trademarks, service marks, trade names, copyrights, trade secrets, software, mailing lists and other intellectual property rights (collectively, the "Parent Intellectual Property") necessary to carry on their respective businesses as currently conducted; and neither Parent nor any such Subsidiary has received any notice of infringement of or conflict with, and, to Parent's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Parent Intellectual Property that, in either such case, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or result in material adverse publicity for Parent.

     Section 2.18 Opinion of Financial Advisor. Parent has received the opinion of Dillon, Read & Co. Inc., dated the date hereof, to the effect that, as of the date hereof, the Merger is fair to Parent from a financial point of view, a copy of which opinion has been delivered to the Company.

     Section 2.19 Charter Takeover Provisions. The transactions contemplated by this Agreement have been approved by the affirmative vote of a majority of the Continuing Directors pursuant to Article X of the Restated Certificate of Incorporation of Parent. No State Takeover Laws are applicable to Parent or Sub as a result of the Merger, this Agreement or the transactions contemplated hereby. As a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, a Distribution Date (as defined in the Parent Rights Agreement) shall not be deemed to occur, the Parent Rights shall not separate from the shares of Parent Common Stock and the Company shall not become an Acquiring Person (as defined in the Parent Rights Agreement). The current holders of the Parent Rights will have no additional rights under the Parent Rights Agreement as a result of the Merger or any other transaction contemplated by this Agreement.

     Section 2.20 Pooling of Interests; Reorganization. To the knowledge of Parent after due investigation, neither Parent nor any of its Subsidiaries has
(i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     Section 2.21 Operations of Sub. Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     Section 2.22 Brokers. No broker, investment banker or other person, other than Dillon, Read & Co. Inc., the fees and expenses of which will be paid by Parent (as reflected in an agreement between Dillon, Read & Co. Inc. and Parent, a copy of which has been furnished to the Company), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     Section 2.23 Ownership of Company Capital Stock. None of Parent, Sub or any of Parent's other Subsidiaries owns any shares of the capital stock of the Company.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     Section 3.2 Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of: 200,000,000 Company Common Shares; 70,640 Cumulative Senior Preferred Shares, without par value ("Company Senior Preferred Shares"), of which 46,205 shares have been designated as "$3.40 Cumulative Senior Preferred Shares" ("Company $3.40 Preferred Shares") and 24,435 shares have been designated as "$4.00 Cumulative Senior Preferred Shares" ("Company $4.00 Preferred Shares"); and 10,000,000 Series Preferred Shares, without par value, of which 800,000 shares have been designated as "Series B Junior Participating Preferred Shares" ("Company Series B Junior Preferred Shares"). At the close of business on July 12, 1995: (i) 151,576,194 Company Common Shares were issued and outstanding, all of which were validly issued, are fully paid and nonassessable and are free of preemptive rights; (ii) 46,205 Company

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

$3.40 Preferred Shares were issued and outstanding, all of which were validly issued, are fully paid and nonassessable and are free of preemptive rights; and
(iii) 24,435 Company $4.00 Preferred Shares were issued and outstanding, all of which were validly issued, are fully paid and nonassessable and are free of preemptive rights. No Company Series B Junior Preferred Shares have been issued. As of the date of this Agreement, except as provided in the Company's Articles of Incorporation, except for the rights (the "Company Rights") to purchase Company Series B Junior Preferred Shares issued pursuant to the Rights Agreement dated as of July 15, 1986, as amended as of May 17, 1988 and October 18, 1988 (as so amended, the "Company Rights Agreement"), between the Company and Morgan Guaranty Trust Company of New York, as Rights Agent, and except for stock options covering not in excess of 10,558,718 Company Common Shares (collectively, the "Company Stock Options"), there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any such Subsidiary or obligating the Company or any such Subsidiary to grant, extend or enter into any such option, warrant, call, right or agreement. The Compensation Committee of the Board of Directors of the Company has taken action pursuant to the Company Stock Plans (as hereinafter defined) to provide for the creation of the Substitute Options (as hereinafter defined) in the manner contemplated by
Section 5.8. Schedule A to the Company Letter (as hereinafter defined) sets forth: (a) with respect to each of Albert J. Dunlap and the Executives, (i) the name of such holder, (ii) the number of Company Common Shares subject to such Company Stock Option, (iii) the date of grant of such Company Stock Option, (iv) the date of all amendments effective within the past two years to such Company Stock Option, (v) the vesting schedule for each such Company Stock Option, including whether it is to become vested upon a change in control of the Company and (vi) the exercise price of such Company Stock Option; and (b) with respect to each executive specified in clause (a) above holding outstanding restricted Company Common Shares, (i) the name of such holder, (ii) the number of restricted Company Common Shares held by such holder, (iii) the date of grant of such restricted Company Common Shares, (iv) the date of all amendments to such grants and (v) the vesting schedule of each such grant, including whether such restricted Company Common Shares are to become vested upon a change in control of the Company. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Company SEC Documents or the Company Letter (as such terms are hereinafter defined), each such share is beneficially owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. As of the date of its filing, Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

     Section 3.3 Authority. The Board of Directors of the Company has declared as advisable and fair to and in the best interests of the shareholders of the Company the Merger and approved this Agreement, and the Company has all requisite power and authority to enter into this Agreement and (subject to approval of the Merger by a majority of the votes cast by the shareholders of the Company entitled to vote thereon) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of the Merger by a majority of the votes cast by the shareholders of the Company entitled to vote thereon. As a consequence of the actions required to be taken under Section 5.15, the holders of the Company Senior Preferred Shares will not be entitled to vote on the Merger. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery hereof by Parent and Sub and the validity and binding effect hereof on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The preparation of the Joint Proxy Statement to be filed with the SEC has been duly authorized by the Company's Board of Directors.

     Section 3.4 Consents and Approvals; No Violation. Except as set forth in the letter dated and delivered to Parent on the date hereof (the "Company Letter"), which relates to this Agreement and is designated therein as being the Company Letter, the execution and delivery of this Agreement do not, and the

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

consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under: (i) any provision of the Articles of Incorporation or By-Laws of the Company or the comparable charter or organization documents or by-laws of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and would not materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except: (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) for the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) for such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) for such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (v) for such filings as may be required in connection with the taxes described in Section 5.11, (vi) for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which Parent or the Company or any of their respective Subsidiaries conducts any business or owns any property or assets and (vii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and would not materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 3.5 SEC Documents and Other Reports. The Company has filed all documents required to be filed by it with the SEC since January 1, 1990 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Since December 31, 1994, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements.

     Section 3.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any

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

untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing thereof, at the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its directors and officers or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company. The Joint Proxy Statement will comply (with respect to information relating to the Company) as to form in all material respects with the provisions of the Exchange Act.

     Section 3.7 Absence of Certain Changes or Events. Except as set forth in the Company SEC Documents or the Company Letter, since December 31, 1994: (i) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect on the Company; (ii) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect on the Company; (iii) there has been no material change in the indebtedness of the Company and its Subsidiaries, no change in the outstanding shares of capital stock of the Company except for the issuance of Company Common Shares pursuant to the Company Stock Options and no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock except for regular quarterly dividends of not more than $.85 per Company $3.40 Preferred Share, of not more than $1.00 per Company $4.00 Preferred Share and of not more than $.10 per Company Common Share; and (iv) there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company; and except as set forth in the Company Letter, during the period from December 31, 1994 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(b).

     Section 3.8 No Existing Violation, Default, Etc. Neither the Company nor any of its Subsidiaries is in violation of (i) its charter or other organization documents or by-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past or current events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, reasonably be expected to have a Material Adverse Effect on the Company.

     Except as may be set forth in the Company SEC Documents or the Company
Letter: (i) there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money; and (ii) there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any material lease, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such

Subsidiary or any of their respective properties, assets or business is bound which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     Section 3.9 Licenses and Permits. The Company and its Subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "Company Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Company SEC Documents and as currently owned or leased and conducted, and all such Company Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance in all material respects with their respective obligations under the Company Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination of any material Company License.

     Section 3.10 Environmental Matters. Except as set forth in the Company SEC Documents or the Company Letter, neither the Company nor any of its Subsidiaries is the subject of any federal, state, local, foreign or provincial investigation, and neither the Company nor any of its Subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other person, relating to any material liability or remedial action or potential material liability or remedial action under any Environmental Laws; and there are no pending, reasonably anticipated or, to the knowledge of the Company, threatened actions, suits or proceedings against the Company, any of its Subsidiaries or any of their respective properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

     Section 3.11  Tax Matters. Except as otherwise set forth in the Company
Letter: (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed on or prior to the date hereof, or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to be correct and complete would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested, and the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any failure to comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; (iii) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (iv) any such Tax Returns relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of such Tax Returns are currently pending; and (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes have been established and maintained in accordance with generally accepted accounting principles. To the knowledge of the Company, the representations set forth in the Company Tax Certificate attached to the Company Letter, if made on the date hereof (assuming the Merger were consummated on the date hereof and based on reasonable estimates in the case of certain information not available on the date hereof), would be true and correct in all material respects.

     Section 3.12 Actions and Proceedings. Except as set forth in the Company SEC Documents or the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or any of its Subsidiaries, any of its or their properties, assets or business, any Company Plan (as defined in Section 3.15) or, to the knowledge of the Company, any of its or

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their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company SEC Documents or the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of its or their properties, assets or business, any Company Plan or, to the knowledge of the Company, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company SEC Documents or the Company Letter, as of the date hereof, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations or labor disputes pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of its or their properties, assets or business, any Company Plan or, to the knowledge of the Company, any of its or their current or former directors or officers, as such, relating to the transactions contemplated by this Agreement.

     Section 3.13 Labor Matters. Except as disclosed in the Company SEC Documents or the Company Letter, neither the Company nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel") or any representative of any Company Business Personnel. Except as set forth in the Company SEC Documents or the Company Letter, neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to Company Business Personnel, and there is no unfair labor practice complaint pending against the Company or any or its Subsidiaries with respect to Company Business Personnel which, in either such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company SEC Documents or the Company Letter, there is no material labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced any material primary work stoppage or other material labor difficulty involving its employees during the last three years.

     Section 3.14 Contracts. All of the material contracts of the Company and its Subsidiaries that are required to be described in the Company SEC Documents or to be filed as exhibits thereto have been described or filed as required. Neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or default under any such contracts which are currently in effect, except for such breaches and defaults which are described in the Company Letter or which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company SEC Documents or the Company Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the Company or any such Subsidiary is entitled to conduct all or any material portion of the business of the Company and its Subsidiaries taken as a whole.

     Section 3.15 ERISA. Schedule B to the Company Letter sets forth the name of each Company Plan and of each employment, severance, termination, consulting or retirement plan or agreement which contains any special provision becoming effective upon the occurrence of a change in control of the Company, true copies of which have heretofore been delivered to Parent. Each Company Plan complies in all material respects with ERISA, the Code and all other applicable laws and administrative or governmental rules and regulations. Except as set forth in the Company Letter, no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived (other than with respect to the transactions contemplated by this Agreement), and no condition exists which would subject the Company or any ERISA Affiliate to any fine under Section 4071 of ERISA; except as disclosed in the Company Letter, neither the Company nor any of its ERISA Affiliates has withdrawn from any Company Plan or Company Multiemployer Plan (as hereinafter defined) or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company

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Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. To the knowledge of the Company, there are no actions, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Company Plan which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any material liability under or pursuant to Title IV of ERISA. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred which would reasonably be expected to result in material liability to the Company or its Subsidiaries. Except as set forth in the Company Letter, all Company Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification. The Company is not aware of any reason why any Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of
Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. As used herein:
(i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA, other than a Company Multiemployer Plan) or a "welfare plan" (as defined in
Section 3(1) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability; and (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

     Section 3.16 Liabilities. Except as fully reflected or reserved against in the consolidated financial statements included in the Company Annual Report, or disclosed in the footnotes thereto, or set forth in the Company SEC Documents or the Company Letter, the Company and its Subsidiaries had no liabilities (including, without limitation, Tax liabilities) at the date of such consolidated financial statements, absolute or contingent, of a nature required by generally accepted accounting principles to be reflected in such consolidated financial statements or disclosed in the footnotes thereto or required to be disclosed in the Company SEC Documents by Item 103 of Regulation S-K under the Securities Act, that were material, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole. Except as so reflected, reserved or disclosed, the Company and its Subsidiaries have no commitments which are reasonably expected to be materially adverse, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole.

     Section 3.17 Intellectual Properties. Except as set forth in the Company Letter, the Company and its Subsidiaries own or have a valid license to use all inventions, patents, trademarks, service marks, trade names, copyrights, trade secrets, software, mailing lists and other intellectual property rights (collectively, the "Company Intellectual Property") necessary to carry on their respective businesses as currently conducted; and neither the Company nor any such Subsidiary has received any notice of infringement of or conflict with, and, to the Company's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Company Intellectual Property that, in either such case, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or result in material adverse publicity for the Company.

     Section 3.18 Opinion of Financial Advisor. The Company has received the opinion of Salomon Brothers Inc, dated the date hereof, to the effect that, as of the date hereof, the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, a copy of which opinion has been delivered to Parent.

     Section 3.19 State Takeover Statutes; Company Rights Agreement. Valid and irrevocable exemptions from Subchapters G, H, I and J of Chapter 25 of the PBCL exist and are applicable to all of the transactions contemplated by this Agreement. No other State Takeover laws are applicable to the Merger, this Agreement or the transactions contemplated hereby. The Board of Directors of the Company has amended the Company Rights Agreement to provide that: (i) the Distribution Date (as defined in the Company Rights Agreement)

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

shall not be deemed to occur, the Company Rights shall not separate from the Company Common Shares and neither Parent nor Sub shall become an Acquiring Person (as defined in the Company Rights Agreement) as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated thereby; and (ii) pursuant to the express terms of
Section 7(a) of the Company Rights Agreement, the Company Rights shall cease to be exercisable immediately prior to the Effective Time. No other action is required to prevent the holders of the Company Rights from having any right under the Company Rights Agreement as a result of the Merger or any other transaction contemplated by this Agreement.

     Section 3.20 Pooling of Interests; Reorganization. To the knowledge of the Company after due investigation, neither the Company nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     Section 3.21 Brokers. No broker, investment banker or other person, other than Salomon Brothers Inc, the fees and expenses of which will be paid by the Company (as reflected in an agreement between Salomon Brothers Inc and the Company, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 3.22 Ownership of Parent Capital Stock. Neither the Company nor any of its Subsidiaries owns any shares of the capital stock of Parent.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1  Conduct of Business Pending the Merger.

     (a) Actions by Parent. During the period from the date of this Agreement through the Effective Time, except as otherwise expressly required by this Agreement or as set forth in the Parent Letter, Parent shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in, and not enter into any material transaction other than in accordance with, the ordinary course of its business as currently conducted and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, all to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Parent Letter, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

          (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than regular quarterly dividends of not more than $.45 per share on Parent Common Stock, the Specialty Products Business Spinoff and dividends paid by Subsidiaries of Parent in the ordinary course of business and consistent with past practice); (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or those of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities (other than the issuance of shares of Parent Common Stock and Parent Rights upon the exercise of Parent

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

     Stock Options and the issuance of stock options to employees of Parent or any of its Subsidiaries in the ordinary course of business and consistent with past practice);

          (iii) amend its charter or organization documents or by-laws;

          (iv) acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than (A) transactions that are in the ordinary course of business and consistent with past practice and not material to Parent and its Subsidiaries taken as a whole and (B) acquisitions for an aggregate consideration paid or payable by Parent and its Subsidiaries (valuing any non-cash consideration at its fair market value and any contingent payments at the maximum amount payable and treating any liabilities assumed as consideration paid) in an amount not to exceed $15,000,000;

          (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (A) transactions that are in the ordinary course of business and consistent with past practice and not material to Parent and its Subsidiaries taken as a whole and (B) dispositions for an aggregate consideration paid or payable to Parent and its Subsidiaries (valuing any non-cash consideration, contingent payments and liabilities assumed as provided in clause (iv) above) in an amount not to exceed $15,000,000;

          (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) borrowings or guarantees incurred in the ordinary course of business and consistent with past practice and (B) any loans, advances or capital contributions to, or other investments in, Parent or any majority-owned Subsidiary of Parent;

          (vii) enter into or adopt any Parent Plan, or amend any existing Parent Plan, other than as required by law;

          (viii) violate or fail to perform any material obligation or duty imposed upon Parent or any Subsidiary by any applicable federal, state, local, foreign or provincial law, rule, regulation, guideline or ordinance;

          (ix) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures;

          (x) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

          (xi) acquire any shares of capital stock of the Company.

     Parent shall promptly advise the Company orally and in writing of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect on Parent.

     (b) Actions by the Company. During the period from the date of this Agreement through the Effective Time, except as otherwise expressly required by this Agreement or as set forth in the Company Letter, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in, and not enter into any material transaction other than in accordance with, the ordinary course of its business as currently conducted and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, all to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

          (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in

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

     their capacity as such (other than regular quarterly dividends of not more than $.85 per Company $3.40 Preferred Share, of not more than $1.00 per Company $4.00 Preferred Share and of not more than $.10 per Company Common Share (it being the express understanding of Parent and the Company that the shareholders of the Company shall be entitled to either a dividend on Company Common Shares or shares of Parent Common Stock, but not both, for the calendar quarter in which the Closing shall occur, and the Board of Directors of the Company shall not declare any dividend or fix any record date therefor which would have such effect) and dividends paid by Subsidiaries of the Company in the ordinary course of business and consistent with past practice); (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or those of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities (other than the issuance of Company Common Shares and Company Rights upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms);

          (iii) amend its charter or organization documents or by-laws;

          (iv) acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than (A) transactions that are in the ordinary course of business and consistent with past practice and not material to the Company and its Subsidiaries taken as a whole and (B) acquisitions for an aggregate consideration paid or payable by the Company and its Subsidiaries (valuing any non-cash consideration at its fair market value and any contingent payments at the maximum amount payable and treating any liabilities assumed as consideration paid) in an amount not to exceed $15,000,000;

          (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (A) transactions that are in the ordinary course of business and consistent with past practice and not material to the Company and its Subsidiaries taken as a whole and
     (B) dispositions for an aggregate consideration paid or payable to the Company and its Subsidiaries (valuing any non-cash consideration, contingent payments and liabilities assumed as provided in clause (iv) above) in an amount not to exceed $15,000,000; provided, however, that there shall be no sale, lease or other disposition of pulp production assets, forest products assets or timberlands other than in the ordinary course of business;

          (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness, or make any loans, advances or capital contributions to, or other investments in, any other person, or retire any outstanding indebtedness for borrowed money, other than (A) borrowings or guarantees incurred in the ordinary course of business and consistent with past practice and (B) any loans, advances or capital contributions to, or other investments in, the Company or any majority-owned Subsidiary of the Company;

          (vii) enter into or adopt any Company Plan, or amend any existing Company Plan, other than as required by law;

          (viii) increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business and consistent with past practice, or grant any severance or termination pay to, or enter into, or amend or modify, any employment, severance or consulting agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement,

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

     deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (ix) violate or fail to perform any material obligation or duty imposed upon the Company or any Subsidiary by any applicable federal, state, local, foreign or provincial law, rule, regulation, guideline or ordinance;

          (x) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures;

          (xi) amend the Company Rights Agreement or redeem the Company Rights other than as contemplated herein;

          (xii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

          (xiii) acquire any shares of capital stock of Parent.

     The Company shall promptly advise Parent orally and in writing of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect on the Company.

     Section 4.2 No Solicitation. From and after the date hereof, the Company shall not, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any Takeover Proposal (as hereinafter defined) from any person, or engage in or continue discussions or negotiations relating to any Takeover Proposal and shall use its reasonable best efforts to prevent any of its directors, officers, attorneys, financial advisors and other authorized representatives from, directly or indirectly, taking any such action; provided, however, that the Company may engage in discussions or negotiations with, or furnish information concerning the Company and its properties, assets and business to, any person which makes, or indicates in writing an intention to make, a Superior Proposal (as hereinafter defined) if the Board of Directors of the Company shall conclude in good faith on the basis of the advice of its outside counsel that the failure to take such action would violate the fiduciary obligations of such Board of Directors under applicable law. The Company shall promptly notify Parent of any Takeover Proposal, including the material terms and conditions thereof and the identity of the person (or group) making such Takeover Proposal, and the name of all persons to whom the Company has furnished any information and the nature of such information. As used in this Agreement:
(i) "Takeover Proposal" means, with respect to the Company, any proposal or offer for, or any expression of interest (by public announcement or otherwise) by any person (other than a proposal or offer by Parent or any of its Subsidiaries) in, any tender or exchange offer for 20% or more of the equity of the Company, any merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries, any acquisition in any manner of 20% or more of the equity of, or 20% or more of the assets of, the Company or any of its Significant Subsidiaries or any inquiry by any person with respect to the Company's willingness to receive or discuss any of the foregoing;
(ii) "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any person (or group) (other than Parent or any of its Subsidiaries) to acquire the Company pursuant to any Takeover Proposal on terms which a majority of the members of the Board of Directors of the Company determines in good faith, and in the exercise of reasonable judgment (based on the advice of independent financial advisors), to be more favorable to the Company and its shareholders than the transactions contemplated hereby and for which any required financing is committed or which, in the good faith and reasonable judgment of a majority of such members (based on the advice of independent financial advisors), is reasonably capable of being financed by such person; and (iii) "Significant Subsidiary" shall have the meaning specified in Rule 1-02 of Regulation S-X of the SEC. A Takeover Proposal, with respect to Parent, shall have the meaning specified in the prior sentence, except that each reference to "Parent" shall be changed to "the Company" and each reference to the "the Company" shall be changed to "Parent."

     Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, neither the Company nor Parent shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party (other than any involving Parent or its Subsidiaries or the Company or its Subsidiaries, as the case may be). During

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

such period, the Company or Parent shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

     Section 4.4 Pooling of Interests; Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other parties hereto shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall (i) knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) knowingly take or fail to take any action which action or failure would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or would cause any of the representations and warranties set forth in the Company Tax Certificate attached to the Company Letter or the Parent Tax Certificate attached to the Parent Letter to be untrue or incorrect in any material respect.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.1 Stockholder Meetings. The Company and Parent shall each call a meeting of its stockholders (respectively, the "Company Stockholder Meeting" and the "Parent Stockholder Meeting" and, collectively, the "Stockholder Meetings") to be held as promptly as practicable for the purpose of voting upon the Merger (in the case of the Company) and the Parent Share Issuance and the Charter Amendment (in the case of Parent). The Company and Parent shall, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters and shall not withdraw such recommendation; provided, however, that neither such Board of Directors shall be required to make, and shall be entitled to withdraw, such recommendation if such Board of Directors concludes in good faith on the basis of the advice of its outside counsel that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of such Board of Directors under applicable law. The respective Boards of Directors of the Company, Parent and Sub shall not rescind their respective declarations that the Merger is advisable unless, in any such case, any such Board of Directors concludes in good faith on the basis of the advice of its outside counsel that the failure to rescind such determination would violate the fiduciary obligations of such Board of Directors under applicable law. The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.

     Section 5.2 Preparation of the Registration Statement and the Joint Proxy Statement. The Company and Parent shall promptly prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in connection with the Merger and upon any exercise of the Substitute Options (as defined in Section 5.8). The Company shall furnish all information concerning the Company and the holders of Company Common Shares as may be reasonably requested by Parent in connection with any such action.

     Section 5.3 Comfort Letters. (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent "comfort" letters of Coopers & Lybrand L.L.P., the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the date of the Parent Stockholder Meeting, and addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

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

     (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Deloitte & Touche LLP, Parent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the date of the Company Stockholder Meeting, and addressed to the Company and Parent, in form and substance reasonably satisfactory to the Company and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     Section 5.4 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Parent (which Parent represents and warrants do not require it to withhold information which is material and adverse to Parent and its Subsidiaries taken as a whole) or to the Company (which the Company represents and warrants do not require it to withhold information which is material and adverse to the Company and its Subsidiaries taken as a whole), Parent and the Company shall, and shall cause each of its respective Subsidiaries to, afford, during normal business hours during the period from the date of this Agreement through the Effective Time, to the accountants, counsel, financial advisors, officers and other representatives of the other reasonable access to, and permit them to make such inspections as may reasonably be requested of, its properties, books, contracts, commitments and records (including, without limitation, the work papers of independent public accountants), and also permit such interviews with its officers and employees as may be reasonably requested; and, during such period, Parent and the Company shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its properties, assets, business and personnel as the other may reasonably request. As soon as practicable after the date hereof, the Company shall provide to Parent the information specified on Schedule A to the Company Letter in respect of each holder of a Company Stock Option or restricted Company Common Shares other than the six holders referenced in Section 3.2. From the date of this Agreement through the Effective Time, Parent and the Company shall consult with each other regarding any inquiries made by antitrust regulatory authorities, including as to any issues raised by such authorities and the possible resolutions thereof. No investigation pursuant to this Section 5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent or the Company pursuant to this Section 5.4 shall be kept confidential in accordance with the Confidentiality Agreements dated January 24, 1995 and May 11, 1995, respectively, as the same have been amended to date, between Parent and the Company.

     Section 5.5 Compliance with the Securities Act. (a) Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying each person who, at the time of the Company Stockholder Meeting, may be deemed to be an "affiliate" of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Company Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as a Company Rule 145 Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Company Rule 145 Affiliate will not (i) sell, pledge, transfer or otherwise dispose of, or in any other way reduce such Company Rule 145 Affiliate's risk relative to, any Company Common Shares or any shares of Parent Common Stock issued to such Company Rule 145 Affiliate in connection with the Merger, except pursuant to an effective registration statement or in compliance with such Rule 145 or another exemption from the registration requirements of the Securities Act or (ii) sell or in any other way reduce such Company Rule 145 Affiliate's risk relative to any Company Common Shares or any shares of Parent Common Stock received in the Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1) during the period commencing 30 days prior to the Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

     (b) Prior to the Effective Time, Parent shall cause to be prepared and delivered to the Company a list (reasonably satisfactory to counsel for the Company) identifying each person who, at the time of the Parent Stockholder Meeting, may be deemed to be an "affiliate" of Parent, as such term is used in paragraphs

(c) and (d) of Rule 145 under the Securities Act (the "Parent Rule 145 Affiliates"). Parent shall use its reasonable best efforts to cause each person who is identified as a Parent Rule 145 Affiliate in such list to deliver to the Company on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Parent Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of, or in any other way reduce such Parent Rule 145 Affiliate's risk relative to, any shares of Parent Common Stock or any Company Common Shares during the period commencing 30 days prior to the Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC. As soon as reasonably practicable, but in no event later than 30 days after the end of the first full fiscal quarter of Parent which includes results covering at least 30 days of post-Merger combined operations of Parent and the Company, Parent shall publish its results of operations for such fiscal quarter.

     Section 5.6 Stock Exchange Listings. Parent shall use its reasonable best efforts to list on the NYSE and on the Chicago and Pacific Stock Exchanges, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger, upon any exercise of the Substitute Options and as contemplated by certain of the agreements referenced in the third recital clause hereof.

     Section 5.7  Fees and Expenses. (a) Except as otherwise provided in this
Section 5.7 and in Section 5.11, whether or not the Merger shall be consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel, financial advisors, accountants, actuaries and consultants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and filing fees shall be divided equally between Parent and the Company.

     (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement shall be terminated by the Company pursuant to Section 7.1(f), the Company shall immediately pay to Parent an amount in cash equal to $100 million.

     (c) Notwithstanding any provision in this Agreement to the contrary, if there shall be a Takeover Proposal with respect to the Company and if this Agreement shall be terminated by Parent pursuant to Section 7.1(g), the Company shall immediately pay to Parent an amount in cash equal to $100 million.

     (d) Notwithstanding any provision in this Agreement to the contrary, if (i) prior to the Company Stockholder Meeting (x) there shall be a Takeover Proposal with respect to the Company or the Company shall receive an indication of a possible Takeover Proposal with respect to the Company by any person other than Parent and its Subsidiaries, (y) any person other than Parent shall file a Statement on Schedule 13D under the Exchange Act with respect to Company Common Shares or (z) the Company shall engage in discussions or negotiations or furnish information to any person pursuant to the proviso of the first sentence of
Section 4.2; and (ii) the shareholders of the Company shall not approve the Merger at the Company Stockholder Meeting or any adjournment thereof; and (iii) within seven months after the Company Stockholder Meeting or the last adjournment thereof the Company shall enter into any agreement in respect of a Takeover Proposal with respect to the Company with any person contemplated by subclauses (x),(y) or (z) of clause (i) above or such person shall commence any tender or exchange offer for more than 20% of the Company Common Shares; and
(iv) at any time thereafter such person shall consummate a Takeover Proposal contemplated by such agreement or shall consummate such tender or exchange offer; the Company shall immediately pay to Parent an amount in cash equal to $100 million.

     (e) Notwithstanding any provision in this Agreement to the contrary, if this Agreement shall be terminated by Parent pursuant to Section 7.1(i), the Company shall immediately pay to Parent an amount in cash equal to $50 million.

     (f) Notwithstanding any provision in this Agreement to the contrary, if there shall be a Takeover Proposal with respect to Parent and if this Agreement shall be terminated by the Company pursuant to Section 7.1(h), Parent shall immediately pay to the Company an amount in cash equal to $100 million.

     (g) Notwithstanding any provision in this Agreement to the contrary, if (i) prior to the Parent Stockholder Meeting (x) there shall be a Takeover Proposal with respect to Parent or Parent shall receive an indication of a possible Takeover Proposal with respect to Parent by any person other than the Company and its Subsidiaries, (y) any person shall file a Statement on Schedule 13D under the Exchange Act with respect to shares of Parent Common Stock or (z) Parent shall engage in discussions or negotiations or furnish information to any person with respect to an acquisition of all or substantially all of the equity or assets of Parent by merger, tender offer or otherwise; and (ii) the stockholders of Parent shall not approve the Parent Share Issuance at the Parent Stockholder Meeting or any adjournment thereof; and (iii) within seven months after the Parent Stockholder Meeting or the last adjournment thereof Parent shall enter into any agreement in respect of a Takeover Proposal with respect to Parent with any person contemplated by subclauses (x), (y) or (z) of clause (i) above or such person shall commence any tender or exchange offer for more than 20% of the shares of Parent Common Stock; and (iv) at any time thereafter such person shall consummate a Takeover Proposal contemplated by such agreement or shall consummate such tender or exchange offer; Parent shall immediately pay to the Company an amount in cash equal to $100 million.

     (h) Nothing contained in this Section 5.7 shall relieve any party hereto from any liability for any breach of this Agreement.

     Section 5.8  Company Stock Options and Restricted Stock.

     (a) Exercisable Stock Options. Not later than the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time pursuant to any stock option plan (other than any "stock purchase plan" within the meaning of Section 423 of the Code) or long-term incentive plan of the Company in effect on the date hereof (the "Company Stock Plans") and which shall be fully exercisable at the Effective Time shall become and represent a fully exercisable option to purchase the number of shares of Parent Common Stock (a "Substitute Option"), decreased to the nearest whole share, determined by multiplying (i) the number of Company Common Shares subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Conversion Number, at an exercise price per share of Parent Common Stock (increased to the nearest whole cent) equal to the exercise price per Company Common Share immediately prior to the Effective Time divided by the Conversion Number. Parent shall pay cash to the holders of Substitute Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise thereof unless, in the reasonable judgment of Parent based upon the advice of its independent public accountants, such payment would adversely affect the ability to account for the Merger as a pooling of interests in accordance with generally accepted accounting principles. After the Effective Time, except as provided above in this Section 5.8(a), each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time. The Company shall not grant any stock appreciation rights or limited stock appreciation rights and shall not permit cash payments to holders of Company Stock Options in lieu of the substitution therefor of Substitute Options as provided in this Section 5.8(a). Parent shall register under the Securities Act on Form S-8 or another appropriate form (and use its reasonable best efforts to maintain the effectiveness thereof) all Substitute Options and all shares of Parent Common Stock issuable pursuant to all Substitute Options.

     (b) Unexercisable Stock Options. The Company shall use its reasonable best efforts to cause each holder of a Company Stock Option outstanding immediately prior to the Effective Time pursuant to any Company Stock Plan which shall not be exercisable at the Effective Time (an "Unexercisable Option") to enter into a stock option exchange agreement ("Stock Option Exchange Agreement"), pursuant to which such Unexercisable Option shall be cancelled in exchange for the number of shares of Parent Common Stock, decreased to the nearest whole share, having an aggregate market value at the Effective Time equal to the value of such Unexercisable Option, as determined pursuant to the terms of such Stock Option Exchange Agreement. Parent shall pay cash to the holders of Unexercisable Options in lieu of issuing fractional shares of Parent Common Stock unless, in the reasonable judgment of Parent based upon the advice of its independent public accountants, such payment would adversely affect the ability to account for the Merger as a pooling of interests in accordance with generally accepted accounting principles. Parent shall register under the Securities Act on an appropriate form all shares of Parent Common Stock issuable pursuant to the Stock Option Exchange Agreements.

     (c) Unvested Restricted Stock. The Company shall use its reasonable best efforts to cause each holder of shares of restricted Company Common Shares ("Restricted Stock") which are outstanding immediately prior to the Effective Time pursuant to any Company Stock Plan which shall not be or shall not become vested at the Effective Time ("Unvested Restricted Stock") to enter into a restricted stock exchange agreement ("Restricted Stock Exchange Agreement"), pursuant to which such Unvested Restricted Stock shall be cancelled in exchange for the number of shares of Parent Common Stock, decreased to the nearest whole share, having an aggregate market value at the Effective Time equal to the value of such Unvested Restricted Stock, as determined pursuant to the terms of such Restricted Stock Exchange Agreement. Parent shall pay cash to the holders of Unvested Restricted Stock in lieu of issuing fractional shares of Parent Common Stock unless, in the reasonable judgment of Parent based upon the advice of its independent public accountants, such payment would adversely affect the ability to account for the Merger as a pooling of interests in accordance with generally accepted accounting principles. Parent shall register under the Securities Act on an appropriate form all shares of Parent Common Stock issuable pursuant to the Restricted Stock Exchange Agreements.

     Section 5.9 Reasonable Best Efforts; Pooling of Interests. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings with, and the taking of all other reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and the State Takeover Approvals); (ii) the obtaining of all necessary consents, approvals or waivers from persons other than Governmental Entities; (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

     (b) Each of Parent and the Company shall cooperate and work together, with its respective accountants, with the objective that the Merger will qualify as a pooling of interests under generally accepted accounting principles.

     (c) Each party hereto shall use its reasonable best efforts not to take any action, or to enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or to result in a breach of any of its covenants in this Agreement.

     (d) Notwithstanding any provision in this Agreement to the contrary: (i) neither Parent nor the Company shall be obligated to use its reasonable best efforts or to take any action (or omit to take any action) pursuant to this Agreement if the Board of Directors of Parent or the Company, as the case may be, shall conclude in good faith on the basis of the advice of its outside counsel that such action would violate the fiduciary obligations of such Board of Directors under applicable law; and (ii) in connection with any filing or submission or other action required to be made or taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and, except as may be set forth in the Parent Letter, neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any material portions thereof or any of the business, product lines, properties or assets of Parent or any of its Affiliates.

     Section 5.10 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement

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

prior to such consultation and without the written approval (which shall not unreasonably be withheld) of the other, except as may be required by applicable law or by existing obligations pursuant to any listing agreement with any national securities exchange.

     Section 5.11 Real Estate Transfer and Gains Tax. Either the Company or the Surviving Corporation shall pay all state or local taxes, if any (collectively, the "Gains Taxes"), attributable to the transfer of the beneficial ownership of the Company's and its Subsidiaries' real properties, and any penalties or interest with respect thereto, payable in connection with the consummation of the Merger. The Company shall cooperate with Parent in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such properties that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real properties of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion. The shareholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.11 in the preparation of any return with respect to the Gains Taxes.

     Section 5.12 State Takeover Laws. If any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

     Section 5.13 Indemnification; Directors and Officers Insurance. (a) For six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee or agent (an "Indemnified Person") of the Company or any of its Subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of: (i) the fact that such Indemnified Person is or was a director, officer, employee or agent of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii) this Agreement or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the PBCL, the Company's Articles of Incorporation or By-laws or any indemnification agreement in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any such Claim; provided, however, that neither Parent nor the Surviving Corporation shall be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) involving any Claim initiated by such Indemnified Person unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of Parent or unless such proceeding is brought by an Indemnified Person to enforce rights under this Section 5.13. Without limiting the generality of the preceding sentence, in the event any Indemnified Person becomes involved in any Claim, after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

     (b) Parent and the Company agree that all rights to indemnification or liabilities, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the Company's Articles of Incorporation or By-laws and any indemnification agreement in effect at the date hereof, shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time to the extent such rights, liabilities and limitations are consistent with the PBCL;

provided, however, that in the event any Claim is asserted or made within such six-year period, all such rights, liabilities and limitations in respect of any such Claim shall continue until disposition thereof; provided further that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the PBCL, the Company's Articles of Incorporation or By-laws or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Parent; and provided further that nothing in this Section 5.13 shall impair any rights or obligations of any current or former director or officer of the Company.

     (c) Parent or the Surviving Corporation shall maintain the Company's existing directors' and officers' liability insurance policy ("D&O Insurance") for a period of not less than six years after the Effective Date; provided, however, that Parent may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided further that if the existing D&O Insurance expires or is cancelled during such period, Parent or the Surviving Corporation shall use their best efforts to obtain substantially similar D&O Insurance; and provided further that neither Parent nor the Surviving Corporation shall be required to pay an annual premium for D&O Insurance in excess of 150% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

     (d) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

     Section 5.14 Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of:
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.15 Redemption of Company Senior Preferred Shares. Prior to the mailing of the Joint Proxy Statement, the Company shall redeem all outstanding Company Senior Preferred Shares at the then applicable redemption prices thereof.

     Section 5.16 Board of Directors. Parent shall select from among the current members of the Board of Directors of the Company three individuals for nomination as directors of Parent. If an individual so selected consents to serve as a director, such individual shall be elected as a director of Parent, effective as of the Effective Time, for a term expiring at Parent's 1996 annual meeting of stockholders, subject to being renominated as a director at the discretion of the nominating committee of Parent's Board of Directors.

     Section 5.17 Employee Matters. (a) Parent agrees that the Company shall honor in accordance with their respective terms (including, subject to Sections 4.1(b)(vii) and (viii), any right to terminate or amend in accordance with the express terms thereof) and, on and after the Effective Time, Parent shall cause the Surviving Corporation to honor, without offset, deduction, counterclaim, interruption or deferment, all Company Plans and all other written employment, severance, termination, consulting and retirement agreements to which the Company is a party as of the Effective Time, including all compensation plans for non-employee directors of the Company, except to the extent that any such Company Plan or any such employment, severance, termination, consulting or retirement agreement or compensation plan was established, entered into or amended in contravention of Section 4.1(b). Parent acknowledges that, for the purposes of certain of such Company Plans and certain of such other employment, severance, termination, consulting and retirement agreements to which the Company is currently a party, the consummation of the Merger will constitute a "change in control" of the Company (as such term is defined in such plans and agreements); provided, however, that the Company shall amend (or cause to be amended), effective immediately prior to the Effective Time, each Company Plan that is a defined benefit pension plan qualified under Section 401(a) of the Code to delete therefrom any special provisions otherwise effective upon the occurrence of a change in control. Parent agrees to cause the Surviving Corporation, after consummation of the Merger, to pay all amounts provided under such Company Plans and agreements as a result of a change in control of the Company in accordance with their respective terms and to honor, and to cause the Surviving Corporation to honor, all rights, privileges and modifications to or with respect to any such Company Plans or agreements which become effective as a result of such change in control. The Company shall, prior to the Effective Time, amend its Termination Pay Plan for Salaried Employees to reduce the number of years that such Plan will be required to remain in effect following a change in control from six years to two years.

     (b) Parent agrees that, for one year after the Effective Time, it shall, or shall cause the Surviving Corporation to, provide employee pension and welfare plans for the benefit of employees and former employees of the Company, which, in the aggregate, are not materially less favorable than the Company Plans in effect immediately prior to the Effective Time. To the extent any Parent Plan (or any plan of the Surviving Corporation) shall be made applicable to any employee or former employee of the Company, Parent shall, or shall cause the Surviving Corporation to, grant to employees and former employees of the Company credit for service with the Company prior to the Effective Time for the purposes of determining eligibility to participate and the employee's nonforfeitable interest in benefits thereunder but not for the purpose of calculating benefits (including benefits the amount or level of which is determined by reference to an employees' vesting service) thereunder. Nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation to amend or terminate any Company Plan or any other employee benefit plan, program, agreement or policy or as requiring the Surviving Corporation or Parent to offer to continue (other than as required by its terms) any written employment contract.

     (c) Parent agrees that the following principles shall apply for purposes of determining bonuses for 1995 under the Company's Performance Plan: (1) all employees of the Company and its Subsidiaries at the Effective Time who, at such time, are covered by such Plan (other than employees whose employment is terminated for any reason prior to the Effective Time or for cause on or prior to December 31, 1995) shall be eligible to receive a pro rata portion of such bonuses; (2) whether any bonuses are payable under such Plan and, if so, the amounts thereof shall be determined as if the Merger had not occurred and the Company had remained an independent, publicly-owned company through 1995, taking into account, to the extent reasonably applicable, action that could have been taken but for the limitations imposed by Section 4.1(b); and (3) any bonuses payable pursuant to clause (2) above shall be paid as soon as practicable after December 31, 1995. The pro rata portion of an employee's bonus shall be the amount determined pursuant to the preceding sentence multiplied by a fraction, the numerator of which shall be the number of days during 1995 for which such employee was employed by the Company or its Subsidiaries or Parent or its Subsidiaries and the denominator of which shall be 365. Prior to the Effective Time, the Compensation Committee of the Company's Board of Directors may, with Parent's approval, amend such Plan and take other actions thereunder to effectuate the foregoing principles. After the Effective Time, all determinations with respect to such Plan shall be made by a special committee of Parent's Board of Directors consisting of Parent's Chief Executive Officer and the three former directors of the Company elected to Parent's Board of Directors. This paragraph (c) shall not apply to any annual bonus payable pursuant to a written employment or termination agreement in effect on the date hereof.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) Stockholder Approval. The Merger shall have been duly approved by a majority of the votes cast by the shareholders of the Company entitled to vote thereon in accordance with applicable law and the Articles of Incorporation and By-laws of the Company, and the Parent Share Issuance shall have been duly approved by a majority of the votes cast at the Parent Stockholder Meeting by the holders of the shares of Parent Common

Stock, provided that the total number of votes cast on the Parent Share Issuance represents more than 50% of the shares of Parent Common Stock entitled to vote thereon at the Parent Stockholder Meeting.

     (b) Stock Exchange Listings. The shares of Parent Common Stock issuable in accordance with the Merger, upon exercise of the Substitute Options and as contemplated by certain of the agreements referenced in the third recital clause hereof shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     (c) HSR and Other Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation), assuming the Merger had taken place, shall have been obtained, shall have been made or shall have occurred.

     (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC. All necessary state securities authorizations (including State Takeover Approvals) shall have been received.

     (e) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

     Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Performance of Obligations; Representations and Warranties. Parent shall have performed in all respects its covenant in Section 5.16 and Parent and Sub shall have performed in all material respects each of its other agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement; and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

     (b) Tax Opinion. The Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

          (i) The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

          (ii) No gain or loss will be recognized by Parent or the Company as a result of the Merger;

          (iii) No gain or loss will be recognized by the shareholders of the Company upon the exchange of their Company Common Shares solely for shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

          (iv) The aggregate tax basis of the shares of Parent Common Stock received solely in exchange for Company Common Shares pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the Company Common Shares exchanged therefor;

          (v) The holding period for shares of Parent Common Stock received in exchange for Company Common Shares pursuant to the Merger will include the holding period of the Company Common Shares exchanged therefor, provided such Company Common Shares were held as capital assets by the shareholder at the Effective Time; and

          (vi) A shareholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such shareholder's tax basis in such fractional share (as described in clause (iv) above) and the amount of cash received.

In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may receive and rely upon representations contained in a certificate of the Company substantially in the form of the Company Tax Certificate attached to the Company Letter, a certificate of Parent substantially in the form of the Parent Tax Certificate attached to the Parent Letter and other appropriate certificates of the Company, Parent and others.

     (c) Opinion of O. George Everbach. The Company shall have received an opinion from O. George Everbach, Senior Vice President -- Law and Government Affairs of Parent, dated the Effective Time, substantially to the effect that:

          (i) The incorporation, existence and good standing in their respective jurisdictions of incorporation of Parent and Sub are as stated in the first sentence of Section 2.1; the authorized shares of capital stock of Parent are as stated in the first sentence of Section 2.2; and all outstanding shares of Parent Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right of stockholders;

          (ii) To the knowledge of such counsel, the execution and performance by Parent and Sub of this Agreement will not violate, result in a breach of or constitute a default under any material indenture, mortgage, evidence of indebtedness, lease, agreement, instrument, law, rule, regulation, judgment, order or decree to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets are bound;

          (iii) To the knowledge of such counsel, no consent, approval, authorization or order of any court or other Governmental Entity which has not been obtained is required on behalf of Parent or any of its Subsidiaries for the consummation of the transactions contemplated by this Agreement; and

          (iv) The shares of Parent Common Stock being issued at the Effective Time pursuant to this Agreement have been duly authorized and validly issued and are fully paid and nonassessable.

     In rendering such opinion, Mr. Everbach may rely as to matters of fact upon the representations contained herein and in certificates of officers of Parent and its Subsidiaries delivered to him and certificates of public officials. Such opinion may state that it is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     (d) Opinion of Sidley & Austin. The Company shall have received an opinion of Sidley & Austin, dated the Effective Time, substantially to the effect that:

          (i) Each of Parent and Sub has full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by Parent and Sub and (assuming its due and valid authorization, execution and delivery by the Company and its validity and binding effect upon the Company) constitutes the valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

          (ii) The execution and performance by Parent and Sub of this Agreement will not violate the Restated Certificate of Incorporation or By-laws of Parent or the Articles of Incorporation or By-laws of Sub;

          (iii) The Registration Statement, as of its effective date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act, except that such counsel (i) need express no opinion as to the financial statements, schedules and other financial and statistical data included or incorporated by reference therein or the Exhibits to the Registration Statement and (ii) need not assume any responsibility (except as otherwise expressly set forth in such opinion) for the accuracy of the statements contained in the Registration Statement; and

          (iv) In the course of the preparation of the Registration Statement and the Joint Proxy Statement, such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Joint Proxy Statement and related matters were discussed; such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Joint Proxy Statement; such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent; however, as a result of such consideration and participation, no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement (other than the financial statements, schedules and other financial and statistical data included or incorporated by reference therein, the Exhibits thereto and information relating to or supplied by the Company, as to which such counsel need express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Joint Proxy Statement (other than the financial statements, schedules and other financial and statistical data included or incorporated by reference therein, and information relating to or supplied by the Company, as to which such counsel need express no belief), at the time the Registration Statement became effective and at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, Sidley & Austin may rely as to matters of fact upon the representations contained herein and in certificates of officers of Parent and its Subsidiaries delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America and that, insofar as the laws of the Commonwealth of Pennsylvania are applicable, such counsel has relied upon the opinion of Dechert Price & Rhoads delivered to the Company pursuant to Section 6.2(e).

     (e) Opinion of Dechert Price & Rhoads. The Company shall have received an opinion from Dechert Price & Rhoads, dated the Effective Time, substantially to the effect that: (i) Sub has full corporate power and authority to execute, deliver and perform this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by Parent and Sub and (assuming its due and valid authorization, execution and delivery by the Company and its validity and binding effect upon the Company) constitutes the valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and (iii) the Merger has been duly consummated and become effective in accordance with the PBCL. In rendering such opinion, Dechert Price & Rhoads may rely as to matters of fact upon the representations contained herein and in certificates of officers of Parent and its Subsidiaries delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the laws of the Commonwealth of Pennsylvania.

     (f) Consents Under Agreements. Parent shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent or upon the consummation of the transactions contemplated hereby.

     (g) Parent Affiliate Agreements. The Company shall have received the written agreements from the Parent Rule 145 Affiliates described in Section 5.5(b).

     (h) Accounting. The Company shall have received an opinion of Coopers & Lybrand L.L.P., in form and substance reasonably satisfactory to the Company, that, based on such procedures as were deemed relevant, the Merger will qualify as a pooling of interests under generally accepted accounting principles.

     (i) Litigation. There shall not have been instituted or be pending, or threatened, any suit, action or proceeding by any Governmental Entity as a result of this Agreement or any of the transactions contemplated hereby which, if such Governmental Entity were to prevail, would reasonably be expected to have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation).

     (j) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to Parent; and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

     Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligation of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement; and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

     (b) Tax Opinion. Parent shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

          (i) The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

          (ii) No gain or loss will be recognized by Parent or the Company as a result of the Merger;

          (iii) No gain or loss will be recognized by the shareholders of the Company upon the exchange of their Company Common Shares solely for shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

          (iv) The aggregate tax basis of the shares of Parent Common Stock received solely in exchange for Company Common Shares pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the Company Common Shares exchanged therefor;

          (v) The holding period for shares of Parent Common Stock received in exchange for Company Common Shares pursuant to the Merger will include the holding period of the Company Common Shares exchanged therefor, provided such Company Common Shares were held as capital assets by the shareholder at the Effective Time; and

          (vi) A shareholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such shareholder's tax basis in such fractional share (as described in clause (iv) above) and the amount of cash received.

In rendering such opinion, Sidley & Austin may receive and rely upon representations contained in a certificate of Parent substantially in the form of the Parent Tax Certificate attached to the Parent Letter, a certificate of the Company substantially in the form of the Company Tax Certificate attached to the Company Letter and other appropriate certificates of the Company, Parent and others.

     (c) Opinion of John P. Murtagh. Parent shall have received an opinion from John P. Murtagh, Senior Vice President and General Counsel of the Company, dated the Effective Time, substantially to the effect that:

          (i) all outstanding Company Common Shares have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right of shareholders;

          (ii) The Company has full corporate power and authority to execute, deliver and perform this Agreement;

          (iii) The execution and performance by the Company of this Agreement will not violate the charter or organization documents or by-laws of any of its Subsidiaries;

          (iv) To the knowledge of such counsel, the execution and performance by the Company of this Agreement will not violate, result in a breach of or constitute a default under any material indenture, mortgage, evidence of indebtedness, lease, agreement, instrument, law, rule, regulation, judgment, order or decree to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets are bound; and

          (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or other Governmental Entity which has not been obtained is required on behalf of the Company or any of its Subsidiaries for consummation of the transactions contemplated by this Agreement.

     In rendering such opinion, Mr. Murtagh may rely as to matters of fact upon the representations contained herein and in certificates of officers of the Company and its Subsidiaries delivered to him and certificates of public officials. Such opinion may state that is limited to the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America and that, insofar as the laws of the Commonwealth of Pennsylvania are applicable, Mr. Murtagh has relied upon the opinion of Morgan, Lewis & Bockius delivered to Parent pursuant to Section 6.3(e).

     (d) Opinion of Skadden, Arps, Slate, Meagher & Flom. Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, dated the Effective Time, substantially to the effect that:

          (i) This Agreement has been duly authorized, executed and delivered by the Company and (assuming its due and valid authorization, execution and delivery by each of Parent and Sub and its validity and binding effect upon each of Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

          (ii) The Registration Statement, as of its effective date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act, except that such counsel (i) need express no opinion as to the financial statements, schedules and other financial and statistical data included or incorporated by reference therein or the Exhibits to the Registration Statement and (ii) need not assume any responsibility (except as otherwise expressly set forth in such opinion) for the accuracy of the statements contained in the Registration Statement; and

          (iii) In the course of the preparation of the Registration Statement and the Joint Proxy Statement, such counsel has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Joint Proxy Statement and related matters were discussed; such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Joint Proxy Statement; such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent; however, as a result of such consideration and participation, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement (other than the financial statements, schedules and other financial and statistical data included therein, the Exhibits thereto and information relating to or supplied by Parent, as to which such counsel need express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Joint Proxy Statement (other than the financial statements, schedules and other financial and statistical data included or incorporated by reference therein, and information relating to or supplied by Parent, as to which such counsel need express no belief), at the time the Registration Statement became effective and at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may rely as to matters of fact upon the representations contained herein and in certificates of officers of the Company and its Subsidiaries delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America and that, insofar as the laws of the Commonwealth of Pennsylvania are applicable, such counsel has relied upon the opinion of Morgan, Lewis & Bockius delivered to Parent pursuant to Section 6.3(e).

     (e) Opinion of Morgan, Lewis & Bockius. Parent shall have received an opinion from Morgan, Lewis & Bockius, dated the Effective Time, substantially to the effect that: (i) the incorporation, existence and good standing in its jurisdiction of incorporation of the Company are as stated in the first sentence of Section 3.1; and the authorized shares of capital stock of the Company are as stated in the first sentence of Section 3.2; (ii) the Company has full corporate power and authority to execute, deliver and perform this Agreement; (iii) the execution and performance by the Company of this Agreement will not violate the Articles of Incorporation or By-laws of the Company; (iv) this Agreement has been duly authorized, executed and delivered by the Company and (assuming its due and valid authorization, execution and delivery by each of Parent and Sub and its validity and binding effect upon each of Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and (v) the Merger has been duly consummated and become effective in accordance with the PBCL. In rendering such opinion, Morgan, Lewis & Bockius may rely as to matters of fact upon the representations contained herein and in certificates of officers of the Company and its Subsidiaries delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the laws of the Commonwealth of Pennsylvania.

     (f) Consents Under Agreements. The Company shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or Parent or upon the consummation of the transactions contemplated hereby.

     (g) Company Affiliate Agreements. Parent shall have received the written agreements from the Company Rule 145 Affiliates described in Section 5.5(a).

     (h) Redemption. The Company shall have redeemed the Company Senior Preferred Shares.

     (i) Litigation. There shall not have been instituted or be pending, or threatened, any suit, action or proceeding by any Governmental Entity as a result of this Agreement or any of the transactions contemplated hereby which, if such Governmental Entity were to prevail, would reasonably be expected to have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation).

     (i) Certain Agreements. Parent shall have been satisfied, in its sole and absolute discretion, that the agreements identified in Section 3.14 of the Company Letter will not impair its ability to conduct its businesses following the Effective Time.

     (j) Accounting. Parent shall have received an opinion of Deloitte & Touche LLP, in form and substance reasonably satisfactory to Parent, that, based on such procedures as were deemed relevant, the Merger will qualify as a pooling of interests under generally accepted accounting principles.

     (k) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to the Company; and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                                  ARTICLE VII

                       TERMINATION; AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval by the stockholders of Parent or the Company of the matters presented in connection with the Merger:

          (a) by mutual written consent of Parent and the Company;

          (b) by Parent if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five business days after receipt by the Company of notice of such failure to comply, (ii) the shareholders of the Company shall not approve the Merger at the Company Stockholder Meeting or any adjournment thereof or (iii) the stockholders of Parent shall not approve the Parent Share Issuance at the Parent Stockholder Meeting or any adjournment thereof;

          (c) by the Company if (i) Parent or Sub shall have failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five business days after receipt by Parent of notice of such failure to comply,
     (ii) the shareholders of the Company shall not approve the Merger at the Company Stockholder Meeting or any adjournment thereof or (iii) the stockholders of Parent shall not approve the Parent Share Issuance at the Parent Stockholder Meeting or any adjournment thereof;

          (d) by either Parent or the Company if there has been (i) a material breach by the other (or Sub if the Company is the terminating party) of any representation or warranty that is not qualified as to materiality or (ii) a breach by the other (or Sub if the Company is the terminating party) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days after receipt by the breaching party of notice of the breach;

          (e) by either Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on March 31, 1996; provided, however, that the right to terminate this Agreement pursuant to this clause
     (e) shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to such date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (f) by either Parent or the Company if the Board of Directors of the Company shall reasonably determine that a Takeover Proposal constitutes a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this clause (f) unless (i) 10 business days shall have elapsed after delivery to Parent of a written notice of such determination by such Board of Directors and during such 10 business-day period the Company shall have fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of such Takeover Proposal and the identity of the person or group making such Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, and (ii) at the end of such 10 business-day period such Board of Directors shall continue reasonably to believe that such Takeover Proposal constitutes a Superior Proposal and promptly thereafter the Company shall enter into a definitive acquisition, merger or similar agreement to effect such Superior Proposal;

          (g) by Parent if the Board of Directors of the Company shall not have recommended the Merger to the Company's shareholders, or shall have resolved not to make such recommendation, or shall have modified or rescinded its recommendation of the Merger to the Company's shareholders as being advisable and fair to and in the best interests of the Company and its shareholders, or shall have modified or rescinded its approval of this Agreement, or shall have resolved to do any of the foregoing;

          (h) by the Company if the Board of Directors of Parent shall not have recommended the Parent Share Issuance to Parent's stockholders, or shall have resolved not to make such recommendation, or shall have modified or rescinded its recommendation of the Parent Share Issuance to Parent's stockholders as being advisable and fair to and in the best interests of Parent and its stockholders, or shall have modified or rescinded its approval of this Agreement, or shall have resolved to do any of the foregoing; or

          (i) by Parent if the Company shall breach any of its covenants or agreements in Section 4.2.

     The right of Parent or the Company to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such party, whether prior to or after the execution of this Agreement.

     Section 7.2 Effect of Termination. In the event of the termination of this Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void without any liability hereunder on the part of the Company, Parent, Sub or their respective directors or officers, except for the last sentence of Section 5.4 and the entirety of Section 5.7, which shall survive any such termination; provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any breach of this Agreement.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by the stockholders of Parent and the Company of the matters presented to them in connection with the Merger; provided, however, that after any such approval, no amendment shall be made if applicable law would require further approval by such stockholders, unless such further approval shall be obtained. This Agreement shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any instrument delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time.

     Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the other parties hereto at the following addresses (or at such other address for any party as shall be specified by like notice):

     (a) if to Parent or Sub, to

        Kimberly-Clark Corporation
        351 Phelps Drive
        Irving, Texas 75038
        Attention: O. George Everbach,
                   Senior Vice President --
                   Law and Government Affairs

     with a copy to:

        Sidley & Austin
        One First National Plaza
        Chicago, Illinois 60603
        Attention: Thomas A. Cole and
                   Joseph S. Ehrman

     (b) if to the Company, to

        Scott Paper Company
        Scott Center
        2650 North Military Trail
        Suite 300
        Boca Raton, Florida 33431
        Attention: John P. Murtagh,
                   Senior Vice President and
                   General Counsel

     with a copy to:

        Skadden, Arps, Slate, Meagher & Flom
        919 Third Avenue
        New York, New York 10022-3987
        Attention: Blaine V. Fogg

     Section 8.3 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 8.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each of the parties hereto and delivered to the other parties.

     Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, except as provided in the last sentence of Section 5.4, constitute the entire agreement of the parties hereto and supersede all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.6 Governing Law. Except to the extent that the laws of the Commonwealth of Pennsylvania are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of such state.

     Section 8.7 Assignment. Except as provided in the last sentence of Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     Section 8.8 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon any determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of such parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the terms or provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States of America or any state having jurisdiction, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be executed and attested by their respective officers thereunto duly authorized, all as of the date first written above.

                                            KIMBERLY-CLARK CORPORATION

                                            By:  /s/    WAYNE R. SANDERS
                                                 -------------------------------------
                                                 Name:  Wayne R. Sanders
                                                 Title: Chairman of the Board
                                                        and Chief Executive Officer

(Corporate Seal)

Attest:

/s/    DONALD M. CROOK
--------------------------------------------
Name:  Donald M. Crook
Title: Secretary

                                            RIFLE MERGER CO.

                                            By:  /s/    JOHN W. DONEHOWER
                                                 -------------------------------------
                                                 Name:  John W. Donehower
                                                 Title: Vice President

(Corporate Seal)

Attest:   /s/    O. GEORGE EVERBACH
          ------------------------------------
          Name:  O. George Everbach
          Title: Secretary

                                            SCOTT PAPER COMPANY

                                            By:  /s/    ALBERT J. DUNLAP
                                                 -------------------------------------
                                                 Name:  Albert J. Dunlap
                                                 Title: Chairman and Chief Executive
                                                        Officer

(Corporate Seal)

Attest:   /s/    JOHN P. MURTAGH
          ------------------------------------
          Name:  John P. Murtagh
          Title: Senior Vice President and
                 General Counsel

                                                                        ANNEX II

LOGO
                                                                            LOGO

                                                                   July 14, 1995
Board of Directors
Kimberly-Clark Corporation
351 Phelps Drive
Irving, TX 75038

Ladies and Gentlemen:

     We understand that Kimberly-Clark Corporation (the "Company") is undertaking a transaction whereby a wholly owned subsidiary of the Company will be merged with and into Scott Paper Company, a Pennsylvania corporation ("Scott"), pursuant to the terms of an Agreement and Plan of Merger, dated as of July 16, 1995 (the "Merger Agreement"), such that Scott becomes a wholly owned subsidiary of the Company (the "Transaction"). Pursuant to the Transaction, each outstanding share of Scott's Common Stock, without par value, shall be converted into 0.765 (subject to adjustment to 0.780 as provided for in the Merger Agreement) shares of the Company's Common Stock, par value $1.25 per share (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

     You have requested our opinion as to whether the Consideration to be paid by the Company in the Transaction is fair to the Company, from a financial point of view.

     Dillon, Read & Co. Inc. ("Dillon Read") has acted as financial advisor to the Company in connection with the Transaction and will receive a fee for its services, a significant portion of which is contingent upon the consummation of the Transaction. Dillon Read has provided investment banking services to Scott unrelated to the Transaction and has received customary fees for the rendering of such services.

     In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company and Scott, (ii) reviewed certain financial information and other data provided to us by the Company that is not publicly available relating to the business and prospects of the Company, including financial projections prepared by the management of the Company, (iii) reviewed certain financial information and other data provided to us by Scott that is not publicly available relating to the business and prospects of Scott, including financial projections prepared by the management of Scott, (iv) conducted discussions with members of the senior managements of the Company and Scott, (v) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company and Scott, (vi) considered the pro forma effects of the Transaction on the Company's financial statements and reviewed certain estimates of synergies prepared by the managements of the Company and Scott, (vii) reviewed the historical market prices and trading volumes of the common stocks of the Company and Scott, (viii) compared the financial terms of the Transaction with the financial terms of certain other transactions which we believe to be generally comparable to the Transaction, (ix) reviewed the Merger Agreement in the form provided to us, and (x) conducted such other financial studies, analyses and investigations, and considered such other information as we deemed necessary or appropriate.

     In connection with our review, we have not independently verified any of the foregoing information and have, with your consent, relied on its being complete and accurate in all material respects. In addition, we have not made any evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the

Company or Scott, nor have we been furnished with any such evaluation or appraisal. With respect to the financial projections referred to above, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and Scott's management as to the future financial performance of each company. Further, our opinion is based on economic, monetary and market conditions existing on the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company in the Transaction is fair to the Company from a financial point of view.

                                            Very Truly Yours,

                                            DILLON, READ & CO. INC.

                                                                       ANNEX III

          LOGO

                                                         LOGO

          November 8, 1995

          Board of Directors
          Scott Paper Company

          Member of the Board:

               You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of Scott Paper Company (the "Company") of the consideration to be received by such stockholders in connection with the proposed merger (the "Merger") of the Company with a subsidiary of Kimberly-Clark Corporation ("Kimberly-Clark") pursuant to the Agreement and Plan of Merger dated as of July 16, 1995, among Kimberly-Clark, Rifle Merger Co., a subsidiary of Kimberly-Clark, and the Company (the "Merger Agreement"). Pursuant to the Merger Agreement, each issued and outstanding common share, without par value, of the Company not owned directly or indirectly by Kimberly-Clark or the Company will be converted into .78 (the "Conversion Number") of a share of common stock, par value $1.25 per share, of Kimberly-Clark. We understand that the Merger is intended to qualify as a tax-free reorganization for federal income tax purposes and to be accounted for as a pooling of interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16.
               In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Merger Agreement, including the exhibits and the disclosure schedules thereto and the documents referred to therein; (ii) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company and Kimberly-Clark for each of the years in the five-year period ended December 31, 1994, the Quarterly Report on Form 10-Q of Kimberly-Clark for the quarter ended June 30, 1995 and the Quarterly Report on Form 10-Q of the Company for the quarter ended July 1, 1995; (iii) certain financial forecasts concerning the businesses and operations of the Company and Kimberly-Clark that were prepared by management of the Company and Kimberly-Clark, respectively; and (iv) certain publicly available information with respect to certain other companies that we believe to be comparable in certain respects to the Company and Kimberly-Clark and the trading markets for such other companies' securities. We have also met with certain officers and employees of the Company and Kimberly-Clark to discuss the foregoing, including the past and current business operations, financial condition and prospects of the Company and Kimberly-Clark, respectively, as well as other matters we believe relevant to our inquiry.

               In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of such information. With respect to the Company's and Kimberly-Clark's financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's or Kimberly-Clark's, as the case may be, management as to the future financial performance of the Company or Kimberly-Clark, as the case may be. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of
LOGO      the Company or Kimberly-Clark.

          SALOMON BROTHERS INC

          Scott Paper Company
          November 8, 1995
          Page 2
                                                         LOGO

               In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of the Company and Kimberly-Clark;
          (ii) the historical and current market for the equity securities of the Company, Kimberly-Clark and certain other companies that we believe to be comparable in certain respects to the Company or Kimberly-Clark; (iii) the nature and terms of certain other acquisition transactions that we believe to be relevant; and (iv) the current and historical relationships between the trading levels of the Company's common stock and Kimberly-Clark's common stock. We have also taken into account our assessment of general economic, market and financial conditions and our knowledge of the consumer products industry and the paper and forest products industry, as well as our experience in connection with similar transactions and securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion does not address the Company's underlying business decision to effect the Merger or constitute a recommendation to any holder of common stock of the Company as to how such holder should vote with respect to the Merger. Our opinion as expressed below does not imply any conclusion as to the likely trading range for the common stock of Kimberly-Clark following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

               As you are aware, we have acted as the financial advisor to the Company in connection with the Merger and will receive fees from the Company for our services, such fees are contingent upon consummation of the Merger. Additionally, we have previously rendered certain investment banking and financial advisory services to the Company, including acting as financial advisor to the Company in connection with the sale by the Company of the outstanding capital stock of S.D. Warren Company, acting as dealer manager in connection with a tender offer made by the Company for certain of its debt securities in January 1995, acting on behalf of the Company in connection with a stock repurchase program initiated in March 1995 and acting as advisor to the Company in connection with the sale by the Company of an energy facility in December 1994. We are also currently engaged by Kimberly-Clark with respect to various other matters for which we will receive compensation. In addition, in the ordinary course of our business, we may actively trade the securities of the Company and Kimberly-Clark for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

               This letter, and our opinion expressed herein, is not to be quoted, summarized or referred to, in whole or in part, without our prior written consent. Notwithstanding the foregoing, this opinion may be included or referred to in any registration statement or proxy statement sent to the shareholders of the Company and Kimberly-Clark with respect to the Merger.

               Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the stockholders of the Company in connection with the Merger is fair to such stockholders (other than Kimberly-Clark or any of its affiliates who own shares of common stock of the Company) from a financial point of view.

                                            Very truly yours,

                                            SALOMON BROTHERS INC

                                      III-2

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Kimberly-Clark By-Laws provide, among other things, that Kimberly-Clark shall (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Kimberly-Clark) by reason of the fact that he is or was a Director or officer of Kimberly-Clark, or is or was serving at the request of Kimberly-Clark as a Director or officer of another corporation, or in the case of an officer or Director of Kimberly-Clark is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Kimberly-Clark, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Kimberly-Clark to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of Kimberly-Clark, or is or was serving at the request of Kimberly-Clark as a Director or officer of another corporation, or in the case of an officer or Director of Kimberly-Clark is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Kimberly-Clark and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Kimberly-Clark unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, Kimberly-Clark is not required to indemnify any Director or officer of Kimberly-Clark in connection with a proceeding (or portion thereof) initiated by such Director or officer against Kimberly-Clark or any Directors, officers or employees thereof unless (i) the initiation of such proceeding (or portion thereof) was authorized by the Kimberly-Clark Board or (ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits. The Kimberly-Clark By-Laws further provide that the indemnification provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

     Section 145 of the DGCL authorizes indemnification by Kimberly-Clark of Directors and officers under the circumstances provided in the provisions of the Kimberly-Clark By-Laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a Director or officer is successful in the defense of any action, or any claim, issue or matter therein.

     Kimberly-Clark has purchased insurance which purports to insure Kimberly-Clark against certain costs of indemnification which may be incurred by it pursuant to the Kimberly-Clark By-Laws and to insure the officers and Directors of Kimberly-Clark, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following is a list of Exhibits included as part of this Registration Statement. Kimberly-Clark agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request. Items marked with an asterisk are filed herewith.

  2.1   Agreement and Plan of Merger dated as of July 16, 1995 among Kimberly-Clark
        Corporation, Rifle Merger Co. and Scott Paper Company (included as Annex I to the
        Joint Proxy Statement/Prospectus).
  4.1   Restated Certificate of Incorporation of Kimberly-Clark Corporation, dated April 16,
        1987, is hereby incorporated by reference to Exhibit No. (4)e to the Registration
        Statement on Form S-8 of Kimberly-Clark Corporation filed with the SEC on February
        16, 1993 (Registration No. 33-58402).
  4.2   By-Laws of Kimberly-Clark Corporation, as amended April 22, 1993, are hereby incorporated by reference to Exhibit No. (3) of Kimberly-Clark's Quarterly Report on
        Form 10-Q for the quarter ended June 30, 1995.
  4.3   The instruments defining the rights of holders of long-term debt securities of
        Kimberly-Clark and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii)(A) of
        Regulation S-K. Kimberly-Clark hereby agrees to furnish copies of these instruments to the SEC upon request.
 *5.1   Opinion of O. George Everbach, Senior Vice President -- Law and Government Affairs of
        Kimberly-Clark, as to the legality of the securities being registered.
 *8.1   Opinion of Sidley & Austin, as to certain United States federal income tax consequences of the Merger.
 *8.2   Opinion of Skadden, Arps, Slate, Meagher & Flom, as to certain United States federal income tax consequences of the Merger.
*23.1   Consent of Deloitte & Touche LLP.
*23.2   Consent of Coopers & Lybrand L.L.P.
*23.3   Consent of Price Waterhouse LLP.
 23.4   Consent of O. George Everbach (included in Exhibit 5.1 to this Registration
        Statement).
 23.5   Consent of Sidley & Austin (included in Exhibit 8.1 to this Registration Statement).
 23.6   Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 8.2 to this
        Registration Statement).
*24.1   Powers of Attorney.
*99.1   Form of proxy card to be mailed to holders of Kimberly-Clark Common Stock.
*99.2   Form of proxy card to be mailed to holders of Scott Common Shares.

     (b) Not applicable.

     (c) The opinion of Dillon, Read & Co. Inc. is included as Annex II to the Joint Proxy Statement/ Prospectus. The opinion of Salomon Brothers Inc is included as Annex III to the Joint Proxy Statement/ Prospectus.

ITEM 22.  UNDERTAKING.

     (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on November 8, 1995.

                                          Kimberly-Clark Corporation

                                          By:          WAYNE R. SANDERS
                                            ------------------------------------
                                                      Wayne R. Sanders
                                                 Chairman of the Board and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                              CAPACITY                   DATE
---------------------------------------------   ---------------------------   -----------------
              WAYNE R. SANDERS                  Chairman of the Board and      November 8, 1995
---------------------------------------------     Chief Executive Officer
              Wayne R. Sanders                    and Director (principal
                                                  executive officer)

              JOHN W. DONEHOWER                 Senior Vice President and      November 8, 1995
---------------------------------------------     Chief Financial Officer
              John W. Donehower                   (principal financial
                                                  officer)

                RANDY J. VEST                   Vice President and             November 8, 1995
---------------------------------------------     Controller (principal
                Randy J. Vest                     accounting officer)

                                   DIRECTORS

                  SIGNATURE                                       SIGNATURE
                  ---------                                       ---------
                      *                                               *
---------------------------------------------   ---------------------------------------------
              John F. Bergstrom                           Pastora San Juan Cafferty

                      *                                               *
---------------------------------------------   ---------------------------------------------
               Paul J. Collins                               William O. Fifield

                      *                                               *
---------------------------------------------   ---------------------------------------------
             Claudio X. Gonzalez                             James G. Grosklaus

                      *                                               *
---------------------------------------------   ---------------------------------------------
                Louis E. Levy                                Frank A. McPherson

                      *                                               *
---------------------------------------------   ---------------------------------------------
             Linda Johnson Rice                              Wolfgang R. Schmitt

                      *
---------------------------------------------
              Randall L. Tobias

November 8, 1995

*By:          O. GEORGE EVERBACH
    -----------------------------------------
             O. George Everbach
              Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                                   SEQUENTIALLY
  EXHIBIT                                                                           NUMBERED
    NO.                                  DESCRIPTION                                  PAGE
----------------------------------------------------------------------------------------------
      2.1  Agreement and Plan of Merger dated as of July 16, 1995 among
           Kimberly-Clark Corporation, Rifle Merger Co. and Scott Paper Company
           (included as Annex I to the Joint Proxy Statement/Prospectus).
      4.1  Restated Certificate of Incorporation of Kimberly-Clark Corporation,
           dated April 16, 1987, is hereby incorporated by reference to Exhibit No.
           (4)e to the Registration Statement on Form S-8 of Kimberly-Clark
           Corporation filed with the SEC on February 16, 1993 (Registration No.
           33-58402).
      4.2  By-Laws of Kimberly-Clark Corporation, as amended April 22, 1993, are hereby incorporated by reference to Exhibit No. (3) of Kimberly-Clark's
           Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.
      4.3  The instruments defining the rights of holders of long-term debt securities of Kimberly-Clark and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K. Kimberly-Clark hereby agrees to furnish copies of these instruments to the SEC upon request.
     *5.1  Opinion of O. George Everbach, Senior Vice President -- Law and
           Government Affairs of Kimberly-Clark, as to the legality of the securities being registered.
     *8.1  Opinion of Sidley & Austin, as to certain United States federal income tax consequences of the Merger.
     *8.2  Opinion of Skadden, Arps, Slate, Meagher & Flom, as to certain United
           States federal income tax consequences of the Merger.
    *23.1  Consent of Deloitte & Touche LLP.
    *23.2  Consent of Coopers & Lybrand L.L.P.
    *23.3  Consent of Price Waterhouse LLP.
     23.4  Consent of O. George Everbach (included in Exhibit 5.1 to this
           Registration Statement).
     23.5  Consent of Sidley & Austin (included in Exhibit 8.1 to this Registration
           Statement).
     23.6  Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 8.2 to this Registration Statement).
    *24.1  Powers of Attorney.
    *99.1  Form of proxy card to be mailed to holders of Kimberly-Clark Common
           Stock.
    *99.2  Form of proxy card to be mailed to holders of Scott Common Shares.